                                                                  EXECUTION COPY

                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                    Depositor

                                       and

                          MIDLAND LOAN SERVICES, INC.,
                                 Master Servicer

                                       and

                          MIDLAND LOAN SERVICES, INC.,
                                Special Servicer

                                       and

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 11, 2004

                                   ----------

                                 $1,234,613,151

                    LB-UBS Commercial Mortgage Trust 2004-C2

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C2

                                TABLE OF CONTENTS

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                                    ARTICLE I

    DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN ADJUSTMENTS TO THE
                  PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

SECTION 1.01.    Defined Terms..................................................................................8
SECTION 1.02.    General Interpretive Principles...............................................................99
SECTION 1.03.    Certain Adjustments to the Principal Distributions on the Certificates.......................100

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Creation of Trust; Conveyance of Trust Mortgage Loans........................................102
SECTION 2.02.    Acceptance of Trust Fund by Trustee..........................................................105
SECTION 2.03.    Repurchase of Trust Mortgage Loans for Document Defects and Breaches of
                   Representations and Warranties.............................................................107
SECTION 2.04.    Representations, Warranties and Covenants of the Depositor...................................111
SECTION 2.05.    Acceptance of Grantor Trusts by Trustee; Issuance of the Class V Certificates................131
SECTION 2.06.    Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I
                   Regular Interests..........................................................................131
SECTION 2.07.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee...................131
SECTION 2.08.    Execution, Authentication and Delivery of Class R-II Certificates; Creation of REMIC
                   II Regular Interests.......................................................................132
SECTION 2.09.    Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.................132
SECTION 2.10.    Execution, Authentication and Delivery of REMIC III Certificates.............................132

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans.........................................................133
SECTION 3.02.    Collection of Mortgage Loan Payments.........................................................137
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                   Accounts...................................................................................140
SECTION 3.04.    Pool Custodial Account, Defeasance Deposit Account, Collection Account, Interest
                   Reserve Account and Excess Liquidation Proceeds Account....................................142
SECTION 3.04A.   666 Fifth Avenue Custodial Account...........................................................147
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SECTION 3.04B.   Somerset Collection Custodial Account........................................................149
SECTION 3.04C.   Kimberly Place Custodial Account.............................................................152
SECTION 3.04D.   Cumberland Place Custodial Account...........................................................154
SECTION 3.05.    Permitted Withdrawals From the Pool Custodial Account, the Collection Account, the
                   Interest Reserve Account and the Excess Liquidation Proceeds Account.......................157
SECTION 3.05A.   Permitted Withdrawals From the 666 Fifth Avenue Custodial Account............................163
SECTION 3.05B.   Permitted Withdrawals From the Somerset Collection Custodial Account.........................169
SECTION 3.05C.   Permitted Withdrawals From the Kimberly Place Custodial Account..............................177
SECTION 3.05D.   Permitted Withdrawals From the Cumberland Place Custodial Account............................181
SECTION 3.06.    Investment of Funds in the Collection Account, the Servicing Accounts, the Reserve
                   Accounts, the Defeasance Deposit Account, the Custodial Accounts, the REO Accounts,
                   the Interest Reserve Account and the Excess Liquidation Proceeds Account...................186
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage;
                   Environmental Insurance....................................................................189
SECTION 3.08.    Enforcement of Alienation Clauses............................................................193
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required Appraisals; Appraisal Reduction
                   Calculation................................................................................197
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage Files................................202
SECTION 3.11.    Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing
                   Advances...................................................................................203
SECTION 3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain Reports........212
SECTION 3.12A.   Delivery of Certain Reports to the Serviced Non-Trust Mortgage Loan Noteholders..............215
SECTION 3.12B.   Statements to the Serviced Non-Trust Mortgage Loan Noteholders...............................216
SECTION 3.13.    Annual Statement as to Compliance............................................................216
SECTION 3.14.    Reports by Independent Public Accountants....................................................217
SECTION 3.15.    Access to Certain Information................................................................218
SECTION 3.16.    Title to REO Property; REO Accounts..........................................................219
SECTION 3.17.    Management of REO Property...................................................................222
SECTION 3.18.    Sale of Trust Mortgage Loans and Administered REO Properties.................................225
SECTION 3.19.    Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors
                   and Hospitality Franchisors; the Special Servicer's Right to Request the Master
                   Servicer to Make Servicing Advances........................................................230
SECTION 3.20.    Modifications, Waivers, Amendments and Consents; Defeasance..................................232
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping...........238
SECTION 3.22.    Sub-Servicing Agreements.....................................................................240
SECTION 3.23.    Representations and Warranties of the Master Servicer........................................242
SECTION 3.24.    Representations and Warranties of the Special Servicer.......................................244
SECTION 3.25.    Certain Matters Regarding the Purchase of the 666 Fifth Avenue Trust Mortgage Loan,
                   the GIC Office Trust Mortgage Loan, the Somerset
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                 Collection Trust Mortgage Loan, the Kimberly Place Trust Mortgage Loan and the Cumberland
                   Place Trust Mortgage Loan..................................................................245
SECTION 3.26.    Application of Default Charges...............................................................247

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions................................................................................252
SECTION 4.02.    Statements to Certificateholders; CMSA Loan Periodic Update File.............................264
SECTION 4.03.    P&I Advances With Respect to the Mortgage Pool...............................................272
SECTION 4.04.    Allocations of Realized Losses and Additional Trust Fund Expenses............................278
SECTION 4.05.    Various Reinstatement Amounts................................................................279
SECTION 4.06.    Calculations.................................................................................280
SECTION 4.07.    Use of Agents................................................................................281

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.    The Certificates.............................................................................282
SECTION 5.02.    Registration of Transfer and Exchange of Certificates........................................282
SECTION 5.03.    Book-Entry Certificates......................................................................290
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates............................................291
SECTION 5.05.    Persons Deemed Owners........................................................................292

                                   ARTICLE VI

             THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special Servicer.................................293
SECTION 6.02.    Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or
                   Conversion of Depositor, Master Servicer or Special Servicer...............................293
SECTION 6.03.    Limitation on Liability of Depositor, Master Servicer and Special Servicer...................294
SECTION 6.04.    Resignation of Master Servicer and the Special Servicer......................................295
SECTION 6.05.    Rights of Depositor, Trustee and Serviced Non-Trust Mortgage Loan Noteholders in
                   Respect of the Master Servicer and the Special Servicer....................................296
SECTION 6.06.    Depositor, Master Servicer and Special Servicer to Cooperate with Trustee....................296
SECTION 6.07.    Depositor, Special Servicer and Trustee to Cooperate with Master Servicer....................296
SECTION 6.08.    Depositor, Master Servicer and Trustee to Cooperate with Special Servicer....................297
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SECTION 6.09.    Designation of Special Servicer and Controlling Class Representative by the
                   Controlling Class..........................................................................297
SECTION 6.10.    Master Servicer or Special Servicer as Owner of a Certificate................................299
SECTION 6.11.    Certain Powers of the Controlling Class Representative.......................................299
SECTION 6.12.    Certain Matters Regarding the 666 Fifth Avenue Loan Combination..............................302
SECTION 6.13.    Certain Matters Regarding the Somerset Collection Loan Combination...........................305
SECTION 6.14.    Certain Matters Regarding the Kimberly Place Loan Combination................................310
SECTION 6.15.    Certain Matters Regarding the Cumberland Place Loan Combination..............................315

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.    Events of Default and GIC Office Events of Default...........................................319
SECTION 7.02.    Trustee to Act; Appointment of Successor.....................................................325
SECTION 7.03.    Notification to Certificateholders...........................................................326
SECTION 7.04.    Waiver of Events of Default and GIC Office Events of Default.................................327
SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default or a GIC Office Event of Default........327

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee............................................................................328
SECTION 8.02.    Certain Matters Affecting Trustee............................................................329
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or
                   Mortgage Loans.............................................................................330
SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates................................................330
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of and by Trustee..............................331
SECTION 8.06.    Eligibility Requirements for Trustee.........................................................332
SECTION 8.07.    Resignation and Removal of Trustee...........................................................332
SECTION 8.08.    Successor Trustee............................................................................333
SECTION 8.09.    Merger or Consolidation of Trustee and Fiscal Agent..........................................334
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee................................................334
SECTION 8.11.    Appointment of Custodians....................................................................335
SECTION 8.12.    Appointment of Authenticating Agents.........................................................336
SECTION 8.13.    Appointment of Tax Administrators............................................................337
SECTION 8.14.    Access to Certain Information................................................................337
SECTION 8.15.    Reports to the Securities and Exchange Commission and Related Reports........................339
SECTION 8.16.    Representations and Warranties of Trustee....................................................344
SECTION 8.17.    Appointment of Fiscal Agent..................................................................346
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                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans.......................348
SECTION 9.02.    Additional Termination Requirements..........................................................356
SECTION 9.03.    GIC Office REO Property......................................................................357

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration.........................................................................358
SECTION 10.02.   Grantor Trust Administration.................................................................361

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.   Amendment....................................................................................363
SECTION 11.02.   Recordation of Agreement; Counterparts.......................................................365
SECTION 11.03.   Limitation on Rights of Certificateholders...................................................365
SECTION 11.04.   Governing Law; Consent to Jurisdiction.......................................................366
SECTION 11.05.   Notices......................................................................................366
SECTION 11.06.   Severability of Provisions...................................................................367
SECTION 11.07.   Grant of a Security Interest.................................................................367
SECTION 11.08.   Streit Act...................................................................................367
SECTION 11.09.   Successors and Assigns; Beneficiaries........................................................368
SECTION 11.10.   Article and Section Headings.................................................................368
SECTION 11.11.   Notices to Rating Agencies...................................................................368
SECTION 11.12.   Complete Agreement...........................................................................370
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                                       -v-

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------

      I        Trust Mortgage Loan Schedule
     II        Exceptions to the Representations and Warranties of the Depositor
     III       Schedule of Environmentally Insured Mortgage Loans
     IV        Reference Rate Schedule

Exhibit No.    Exhibit Description
-----------    -------------------

    A-1        Form of Class [A-1] [A-2] [A-3] [A-4] Certificate
    A-2        Form of Class [X-CL] [X-CP] Certificate
    A-3        Form of Class [B] [C] [D] [E] [F] Certificate
    A-4        Form of Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
                  Certificate
    A-5        Form of Class [R-I] [R-II] [R-III] Certificate
    A-6        Form of Class V Certificate
     B         Form of Distribution Date Statement
     C         Form of Custodial Certification
    D-1        Form of Master Servicer Request for Release
    D-2        Form of Special Servicer Request for Release
     E         Form of Loan Payoff Notification Report
    F-1        Form of Transferor Certificate for Transfers of Definitive
                  Non-Registered Certificates
    F-2A       Form I of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates
    F-2B       Form II of Transferee Certificate for Transfers of Definitive
                  Non-Registered  Certificates
    F-2C       Form of Transferee Certificate for Transfers of Interests in Rule
                  144A Global Certificates
    F-2D       Form of Transferee Certificate for Transfers of Interests in
                  Regulation S Global Certificates
    G-1        Form I of Transferee Certificate in Connection with ERISA
                  (Definitive Non-Registered Certificates)
    G-2        Form II of Transferee Certificate in Connection with ERISA
                  (Book-Entry Non-Registered Certificates)
    H-1        Form of Transfer Affidavit and Agreement regarding Residual
                  Interest Certificates
    H-2        Form of Transferor Certificate regarding Residual Interest
                  Certificates
    I-1        Form of Notice and Acknowledgment
    I-2        Form of Acknowledgment of Proposed Special Servicer
     J         Form of UCC-1 Financing Statement Schedule
     K         Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
    L-1        Form of Information Request/Investor Certification for Website
                  Access from Certificate [Holder] [Owner]
    L-2        Form of Information Request/Investor Certification for Website
                  Access from Prospective Investor
     M         Form of Defeasance Certification
     N         Form of Seller/Depositor Notification
     O         Form of Controlling Class Representative Confidentiality
                  Agreement
     P         Form of Trustee Backup Certification
     Q         Form of Master Servicer Backup Certification
     R         Form of Special Servicer Backup Certification

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of March 11, 2004, among STRUCTURED ASSET SECURITIES CORPORATION II, as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer and as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of any collections that constitutes part of the Excess Servicing Strip or collections of Additional Interest on the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. A separate REMIC I Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each Trust Mortgage Loan in REMIC I. Each REMIC I Regular Interest issued with respect to, and relating to, a Trust Mortgage Loan, shall also relate to any successor REO Trust Mortgage Loan with respect to such Trust Mortgage Loan. Each REMIC I Regular Interest shall (i) bear a numeric designation that is the same as the loan number for the related Trust Mortgage Loan set forth on the Trust Mortgage Loan Schedule, (ii) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate" and
(iii) have an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Trust Mortgage Loan. The Legal Final Distribution Date of each of the REMIC I Regular Interests is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Trust Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Legal Final Distribution Date for each REMIC II Regular Interest is the latest Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.

                  REMIC II      Initial Uncertificated
Designation   Remittance Rate     Principal Balance
-----------   ---------------   ----------------------
   A-1-1        Variable (1)         $ 30,710,000
   A-1-2        Variable (1)         $ 35,999,000
   A-1-3        Variable (1)         $ 33,291,000
   A-2-1        Variable (1)         $ 17,436,000
   A-2-2        Variable (1)         $ 53,198,000
   A-2-3        Variable (1)         $ 77,617,000
   A-2-4        Variable (1)         $118,749,000
   A-3-1        Variable (1)         $138,082,000
   A-3-2        Variable (1)         $  5,918,000
   A-4-1        Variable (1)         $ 73,396,000
   A-4-2        Variable (1)         $485,087,000
     B          Variable (1)         $ 15,433,000
     C          Variable (1)         $ 13,889,000
     D          Variable (1)         $ 12,346,000
    E-1         Variable (1)         $  6,288,000
    E-2         Variable (1)         $ 10,688,000
    F-1         Variable (1)         $  8,229,000
    F-2         Variable (1)         $  5,661,000
    G-1         Variable (1)         $ 11,257,000
    G-2         Variable (1)         $ 10,348,000
    H-1         Variable (1)         $ 11,588,000
    H-2         Variable (1)         $    759,000
     J          Variable (1)         $ 10,802,000
     K          Variable (1)         $ 12,347,000
     L          Variable (1)         $  4,629,000
     M          Variable (1)         $  4,630,000
     N          Variable (1)         $  3,087,000
     P          Variable (1)         $  3,086,000
     Q          Variable (1)         $  3,087,000
     S          Variable (1)         $  3,086,000
     T          Variable (1)         $ 13,890,151

----------
(1) The REMIC II Remittance Rate in effect for any REMIC II Regular Interest during any Interest Accrual Period shall equal the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal Balance for each Class of the Regular Interest Certificates. For federal income tax purposes, each Class of the Regular Interest Certificates (exclusive of the Class X-CL and Class X-CP Certificates), each of the 31 REMIC III Components of the Class X-CL Certificates and each of the 22 REMIC III Components of the Class X-CP Certificates will be designated as a separate "regular interest" in REMIC
III. The Legal Final Distribution Date for each Class of Regular Interest Certificates (exclusive of the Class X-CL and Class X-CP Certificates), for each of the 31 REMIC III Components of the Class X-CL Certificates and for each of the 22 REMIC III Components of the Class X-CP Certificates is the latest Rated Final Distribution Date.

   Class                            Original Class
Designation   Pass-Through Rate   Principal Balance
-----------   -----------------   -----------------
 Class A-1     2.946% per annum      $100,000,000
 Class A-2     3.246% per annum      $267,000,000
 Class A-3     3.973% per annum      $144,000,000
 Class A-4     4.367% per annum      $558,483,000
  Class B      4.427% per annum      $ 15,433,000
  Class C      4.437% per annum      $ 13,889,000
  Class D      4.457% per annum      $ 12,346,000
  Class E      4.487% per annum      $ 16,976,000
  Class F        Variable (1)        $ 13,890,000
  Class G        Variable (1)        $ 21,605,000
  Class H        Variable (1)        $ 12,347,000
  Class J        Variable (1)        $ 10,802,000
  Class K        Variable (1)        $ 12,347,000
  Class L        Variable (1)        $  4,629,000
  Class M        Variable (1)        $  4,630,000
  Class N        Variable (1)        $  3,087,000
  Class P        Variable (1)        $  3,086,000
  Class Q        Variable (1)        $  3,087,000
  Class S        Variable (1)        $  3,086,000
  Class T        Variable (1)        $ 13,890,151
 Class X-CL      Variable (1)             (2)
 Class X-CP      Variable (1)             (3)

----------
(1) The respective Pass-Through Rates for the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class X-CL and Class X-CP Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

(2) The Class X-CL Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-CL Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CL REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CL Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X-CL REMIC III Components from time to time.

(3) The Class X-CP Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-CP Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CP REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CP Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X-CP REMIC III Components from time to time.

          As provided herein, the Trustee shall take all actions necessary to ensure that those portions of the Trust Fund consisting of the Excess Servicing Strip and any collections of Additional Interest, respectively, each maintains its status as a Grantor Trust under the Code.

          The Initial Pool Balance will be $1,234,613,151.

          There exists one Trust Mortgage Loan (the "666 Fifth Avenue Trust Mortgage Loan"), with a Cut-off Date Balance of $187,500,000, evidenced by a Mortgage Note designated as Note A-1, that is part of a loan pair comprised of the 666 Fifth Avenue Trust Mortgage Loan and another mortgage loan (such other mortgage loan, the "666 Fifth Avenue Non-Trust Mortgage Loan"), both of which are together secured by the same Mortgage encumbering the property identified on the Trust Mortgage Loan Schedule as 666 Fifth Avenue. The 666 Fifth Avenue Non-Trust Mortgage Loan, which is not included in the Trust Fund, has an unpaid principal balance as of the Cut-off Date of $187,500,000, is evidenced by a Mortgage Note designated as Note A-2 and is, as of the Closing Date, held by Lehman Brothers Holdings Inc. The 666 Fifth Avenue Trust Mortgage Loan and the 666 Fifth Avenue Non-Trust Mortgage Loan together constitute the "666 Fifth Avenue Loan Pair". The relative rights of the holder of the 666 Fifth Avenue Trust Mortgage Loan and the holder of the 666 Fifth Avenue Non-Trust Mortgage Loan are set forth in a co-lender agreement dated as of April 7, 2004 (the "666 Fifth Avenue Co-Lender Agreement"), between the holder of the Mortgage Note for the 666 Fifth Avenue Trust Mortgage Loan and the holder of the Mortgage Note for the 666 Fifth Avenue Non-Trust Mortgage Loan. From and after the Closing Date, the entire 666 Fifth Avenue Loan Pair is to be serviced and administered in accordance with this Agreement.

          There exists one Trust Mortgage Loan (the "GIC Office Trust Mortgage Loan"), with a Cut-off Date Balance of $150,000,000, evidenced by a Mortgage Note designated as Note A-1B, that is part of a loan group comprised of the GIC Office Trust Mortgage Loan and six other mortgage loans (such six other mortgage loans, the "GIC Office Non-Trust Mortgage Loans"), all of which are together secured by the same Mortgage(s) encumbering the office properties identified on the Trust Mortgage Loan Schedule as GIC Office Portfolio (the "GIC Office Mortgaged Properties"). The GIC Office Non-Trust Mortgage Loans, none of which are included in the Trust Fund, consist of: (i) one mortgage loan (the "GIC Office Note A-1A Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $200,000,000, is evidenced by a Mortgage Note designated as Note A-1A and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization (the "GIC Office 2004-C1 Securitization") involving the issuance of the LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "GIC Office 2004-C1 Certificates"); (ii) one mortgage loan (the "GIC Office Note A-2A Non-Trust Mortgage Loan" that has an unpaid principal balance as of the Cut-off Date of $90,000,000, is evidenced by a Mortgage Note designated as Note A-2A and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Trust 2004-TOP13, Commercial Mortgage Pass-Through Certificates, Series 2004-TOP13; (iii) one mortgage loan (the "GIC Office Note A-2B Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $110,000,000, is evidenced by a Mortgage Note designated as Note A-2B and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Trust 2004-HQ3, Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3;
(iv) one mortgage loan (the "GIC Office Note A-2C Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $85,000,000, is evidenced by a Mortgage Note designated as Note A-2C and is, as of the Closing Date, held by Morgan Stanley Mortgage Capital Inc.;
(v) one mortgage loan (the "GIC Office Note A-2D Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $65,000,000, is evidenced by a Mortgage Note designated as Note A-2D and is, as of the Closing Date, held by Morgan Stanley Mortgage Capital Inc.; and (vi) one mortgage loan (the "GIC Office Subordinate Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $125,000,000, is evidenced by a Mortgage Note designated as Note B and is, as of the Closing Date, held by Teachers Insurance and Annuity Association of America. The GIC Office Note A-1A Non-Trust Mortgage Loan, the GIC Office Note A-2A Non-Trust Mortgage Loan, the GIC Office Note A-2B Non-Trust Mortgage Loan, the GIC Office Note A-2C Non-Trust Mortgage Loan and the GIC Office Note A-2D Non-Trust Mortgage Loan collectively constitute the "GIC Office Pari Passu Non-Trust Mortgage Loans". The GIC Office Pari Passu Non-Trust Mortgage Loans, the GIC Office Subordinate Non-Trust Mortgage Loan and the GIC Office Trust Mortgage Loan collectively constitute the "GIC Office Loan Group".

          The relative rights of the holder of the GIC Office Trust Mortgage Loan and the respective holders of the GIC Office Non-Trust Mortgage Loans are set forth in a co-lender agreement dated as of December 10, 2003 (the "GIC Office Co-Lender Agreement"), between the holder of the Mortgage Note for the GIC Office Trust Mortgage Loan and each holder of a Mortgage Note for the GIC Office Non-Trust Mortgage Loans. As of the Closing Date, the entire GIC Office Loan Group is to be serviced and administered in accordance with the pooling and servicing agreement, dated as of January 12, 2004 (together with any successor servicing agreement provided for under the GIC Office Co-Lender Agreement, the "GIC Office Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer (the "GIC Office Master Servicer"), Lennar Partners, Inc., as special servicer (the "GIC Office Special Servicer"), LaSalle Bank National Association, as trustee (in such capacity, the "GIC Office Trustee"), and ABN AMRO Bank N.V., as Fiscal Agent.

          There exists another Trust Mortgage Loan (the "Somerset Collection Trust Mortgage Loan"), with a Cut-off Date Balance of $125,500,000, evidenced by a Mortgage Note designated as Note A-1, that is part of a loan group comprised of the Somerset Collection Trust Mortgage Loan and two other mortgage loans (such two other mortgage loans, the "Somerset Collection Non-Trust Mortgage Loans"), all of which are together secured by the same Mortgage(s) encumbering the property identified on the Trust Mortgage Loan Schedule as the Somerset Collection. The Somerset Collection Non-Trust Mortgage Loans, none of which are included in the Trust Fund, consist of: (i) one mortgage loan (the "Somerset Collection Pari Passu Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $125,500,000, is evidenced by a Mortgage Note designated as Note A-2 and is, as of the Closing Date, held by ABN AMRO Bank N.V., Chicago Branch; and (ii) one mortgage loan (the "Somerset Collection Subordinate Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $49,000,000, is evidenced by a Mortgage Note designated as Note B and is, as of the Closing Date, held by Teachers Insurance and Annuity Association of America. The Somerset Collection Mortgage Loan, the Somerset Collection Pari Passu Non-Trust Mortgage Loan and the Somerset Collection Subordinate Non-Trust Mortgage Loan collectively constitute the "Somerset Collection Loan Group". The relative rights of the holder of the Somerset Collection Trust Mortgage Loan and the respective holders of the Somerset Collection Non-Trust Mortgage Loans are set forth in a co-lender agreement dated as of February 9, 2004 (the "Somerset Collection Co-Lender Agreement"), between the holder of the Mortgage Note for the Somerset Collection Trust Mortgage

Loan and each holder of a Mortgage Note for the Somerset Collection Non-Trust Mortgage Loans. From and after the Closing Date, the entire Somerset Collection Loan Group is to be serviced and administered in accordance with this Agreement.

          There exists another Trust Mortgage Loan (the "Kimberly Place Trust Mortgage Loan"), with a Cut-off Date Balance of $20,500,000, evidenced by a Mortgage Note designated as Note A, that is part of a loan pair comprised of the Kimberly Place Trust Mortgage Loan and one other mortgage loan (such other mortgage loan, the "Kimberly Place Non-Trust Mortgage Loan"), both of which are secured by the same Mortgage encumbering the property identified on the Trust Mortgage Loan Schedule as Kimberly Place Apartments. The Kimberly Place Non-Trust Mortgage Loan, which is not included in the Trust Fund, has an original principal balance of $2,500,000, is evidenced by a Mortgage Note designated as Note B and is, as of the Closing Date, held by GDW Capital Partners, LLC. The Kimberly Place Trust Mortgage Loan and the Kimberly Place Non-Trust Mortgage Loan collectively constitute the "Kimberly Place Loan Pair". The relative rights of the holder of the Kimberly Place Trust Mortgage Loan and the holder of the Kimberly Place Non-Trust Mortgage Loan are set forth in an intercreditor and servicing agreement dated as of February 26, 2004 (the "Kimberly Place Intercreditor Agreement"), between the holder of the Mortgage Note for the Kimberly Place Trust Mortgage Loan and the holder of the Mortgage Note for the Kimberly Place Non-Trust Mortgage Loan. From and after the Closing Date, the entire Kimberly Place Loan Pair is to be serviced and administered in accordance with this Agreement.

          There exists another Trust Mortgage Loan (the "Cumberland Place Trust Mortgage Loan"), with a Cut-off Date Balance of $5,107,290, evidenced by a Mortgage Note designated as Note A, that is part of a loan pair comprised of the Cumberland Place Trust Mortgage Loan and one other mortgage loan (such other mortgage loan, the "Cumberland Place Non-Trust Mortgage Loan"), both of which are secured by the same Mortgage encumbering the property identified on the Trust Mortgage Loan Schedule as Shops at Cumberland Place. The Cumberland Place Non-Trust Mortgage Loan, which is not included in the Trust Fund, has an unpaid principal balance as of the Cut-off Date of $195,000, is evidenced by a Mortgage Note designated as Note B and is, as of the Closing Date, held by Anthracite Capital, Inc. The Cumberland Place Mortgage Loan and the Cumberland Place Non-Trust Mortgage Loan collectively constitute the "Cumberland Place Loan Pair". The relative rights of the holder of the Cumberland Place Trust Mortgage Loan and the holder of the Cumberland Place Non-Trust Mortgage Loan are set forth in a co-lender agreement dated as of April 7, 2004, 2004 (the "Cumberland Place Co-Lender Agreement"), between the holder of the Mortgage Note for the Cumberland Place Trust Mortgage Loan and the holder of a Mortgage Note for the Cumberland Place Non-Trust Mortgage Loan. From and after the Closing Date, the entire Cumberland Place Loan Pair is to be serviced and administered in accordance with this Agreement.

          Accordingly, as and to the extent provided herein, (i) the 666 Fifth Avenue Non-Trust Mortgage Loan, the Somerset Collection Non-Trust Mortgage Loans, the Kimberly Place Non-Trust Mortgage Loan and the Cumberland Place Non-Trust Mortgage Loan, although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement, by the Master Servicer and Special Servicer hereunder, and (ii) the GIC Office Trust Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the GIC Office Servicing Agreement, by the GIC Office Master Servicer and the GIC Office Special Servicer.

          Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee hereby agree, in each case, as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
     CERTAIN ADJUSTMENTS TO THE PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES


          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

          "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "666 Fifth Avenue Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "666 Fifth Avenue Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the 666 Fifth Avenue Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF 666 FIFTH AVENUE NOTEHOLDERS], as their interests may appear".

          "666 Fifth Avenue Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Mortgage Loans with respect to the 666 Fifth Avenue Mortgage Loans).

          "666 Fifth Avenue Master Servicer Remittance Date" shall mean the "Remittance Date" under the 666 Fifth Avenue Co-Lender Agreement.

          "666 Fifth Avenue Mortgage Loan" shall mean the 666 Fifth Avenue Trust Mortgage Loan or the 666 Fifth Avenue Non-Trust Mortgage Loan, as applicable.

          "666 Fifth Avenue Mortgaged Property" shall mean the property identified on the Trust Mortgage Loan Schedule as 666 Fifth Avenue.

          "666 Fifth Avenue Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "666 Fifth Avenue Non-Trust Mortgage Loan Noteholder" shall mean the holder of the 666 Fifth Avenue Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto).

          "666 Fifth Avenue Non-Trust Mortgage Loan Securities" shall mean any securities evidencing an interest in, or secured by, the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement" shall mean any agreement governing the securitization of the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "666 Fifth Avenue Non-Trust Mortgage Loan Securitization Trust" shall mean any commercial mortgage securitization trust similar to the commercial mortgage securitization trust contemplated by this Agreement, that from time to time holds the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "666 Fifth Avenue Noteholders" shall mean, collectively, the holder of the Mortgage Note for the 666 Fifth Avenue Trust Mortgage Loan, together with the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder.

          "666 Fifth Avenue REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the 666 Fifth Avenue Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF 666 FIFTH AVENUE NOTEHOLDERS], as their interests may appear".

          "666 Fifth Avenue REO Mortgage Loan" shall mean any REO Mortgage Loan relating to a 666 Fifth Avenue Mortgage Loan.

          "666 Fifth Avenue REO Property" shall mean the 666 Fifth Avenue Mortgaged Property, at such time that it becomes an REO Property hereunder.

          "666 Fifth Avenue REO Trust Mortgage Loan" shall mean any REO Trust Mortgage Loan relating to the 666 Fifth Avenue Trust Mortgage Loan.

          "666 Fifth Avenue Specially Designated Servicing Actions" shall mean, with respect to the 666 Fifth Avenue Loan Pair or any related REO Property, any of the actions specified in clauses (i) through (xiv) of Section 3.02(a) of the 666 Fifth Avenue Co-Lender Agreement.

          "666 Fifth Avenue Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Trust Mortgage Loan Schedule by loan number 1 and is, together with the 666 Fifth Avenue Non-Trust Mortgage Loan, secured by the same Mortgage on the 666 Fifth Avenue Mortgaged Property.

          "Acceptable Insurance Default" shall mean, with respect to any Serviced Mortgage Loan, any default under the related loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and
(b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment after due inquiry (subject to Section 6.11, Section 6.12, Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against at the time for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located, or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations under and in accordance with subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to reasonably rely on the opinion of an insurance consultant.

          "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (b) in the case of either Class of Interest-Only Certificates for any Interest Accrual Period, the aggregate amount of Accrued Component Interest for all of such Class' REMIC III Components for such Interest Accrual Period. The Regular Interest Certificates shall accrue interest on a 30/360 Basis.

          "Accrued Component Interest" shall mean the interest accrued from time to time with respect to any REMIC III Component of the Class X-CL or Class X-CP Certificates, the amount of which interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date. Each REMIC III Component of the Class X-CL or Class X-CP Certificates shall accrue interest on a 30/360 Basis.

          "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property or any interest therein is considered to be acquired by (or, in the case of the GIC Office Mortgaged Properties, acquired for the benefit of) the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property or an interest therein for federal income tax purposes.

          "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

          "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

          "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

          "Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate and, if so provided in the related loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the related ARD Mortgage Loan in accordance with the related loan documents).

          "Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

          "Additional Trust Fund Expense" shall mean any expense that: (i) is incurred with respect to the Trust Fund; (ii) is not otherwise included in the calculation of a Realized Loss in respect of any particular Trust Mortgage Loan or REO Trust Mortgage Loan; and (iii) would result or has resulted, as the case may be, in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

          "Adjusted Actual/360 Accrued Interest Amount" shall mean, with respect to any REMIC I Regular Interest that relates to an Interest Reserve Mortgage Loan or an Interest Reserve REO Mortgage Loan, for any Interest Accrual Period, an amount of interest equal to the product of (a) the Mortgage Rate in effect for the related Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of the related Trust Mortgage Loan subsequent to the Closing Date and, solely in the case of the GIC Office Trust Mortgage Loan, reduced by the product of (i) 0.015% and (ii) a fraction, expressed as a percentage, the numerator of which is 30, and the denominator of which is the number of days in such Interest Accrual Period), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by
(c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject Interest Accrual Period ends during (x) January of 2005 or any year thereafter that is not a leap year or (y) February of 2005 or any year thereafter, then the amount of interest calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.04(c)) from the Collection Account to the Interest Reserve Account in the calendar month in which such Interest Accrual Period ends; and provided, further, that, if the subject Interest Accrual Period ends during March of 2005 or any year thereafter, then the amount calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any, with respect to the related Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.05(c)) from the Interest Reserve Account to the Collection Account in the calendar month in which such Interest Accrual Period ends.

          "Adjusted Principal Distribution Amount" shall mean, for any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date, plus all amounts added to such Principal Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus all amounts subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

          "Adjusted REMIC II Remittance Rate" shall mean:

          (a) with respect to REMIC II Regular Interest A-1-1, for any Interest Accrual Period, 2.946% per annum;

          (b) with respect to REMIC II Regular Interest A-1-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2005, an annual rate equal to the

     Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2005, 2.946% per annum;

          (c) with respect to REMIC II Regular Interest A-1-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2006, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2006, 2.946% per annum;

          (d) with respect to REMIC II Regular Interest A-2-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2006, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2006, 3.246% per annum;

          (e) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2007, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2007, 3.246% per annum;

          (f) with respect to REMIC II Regular Interest A-2-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2008, 3.246% per annum;

          (g) with respect to REMIC II Regular Interest A-2-4, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in October 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in October 2008, 3.246% per annum;

          (h) with respect to REMIC II Regular Interest A-3-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in October 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in October 2008, 3.973% per annum;

          (i) with respect to REMIC II Regular Interest A-3-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2010, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2010, 3.973% per annum;

          (j) with respect to REMIC II Regular Interest A-4-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2010, an annual rate equal to the

     Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2010, 4.367% per annum;

          (k) with respect to REMIC II Regular Interest A-4-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2011, 4.367% per annum;

          (l) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2011, 4.427% per annum;

          (m) with respect to REMIC II Regular Interest C, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2011, 4.437% per annum;

          (n) with respect to REMIC II Regular Interest D, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2011, 4.457% per annum;

          (o) with respect to REMIC II Regular Interest E-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2010, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2010, 4.487% per annum;

          (p) with respect to REMIC II Regular Interest E-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2011, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2011, 4.487% per annum;

          (q) with respect to REMIC II Regular Interest F-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in October 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in October 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.506% per annum;

          (r) with respect to REMIC II Regular Interest F-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2010, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2010, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.506% per annum;

          (s) with respect to REMIC II Regular Interest G-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.595% per annum;

          (t) with respect to REMIC II Regular Interest G-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in October 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in October 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.595% per annum;

          (u) with respect to REMIC II Regular Interest H-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2007, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2007, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.743% per annum;

          (v) with respect to REMIC II Regular Interest H-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2008, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.743% per annum;

          (w) with respect to REMIC II Regular Interest J, (i) for any Interest Accrual Period from and including the Interest Accrual Period ending in April 2004 through and including the Interest Accrual Period ending in March 2007, an annual rate equal to the Reference Rate for the subject Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in March 2007, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 4.841% per annum;

          (x) with respect to REMIC II Regular Interest K, for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period, minus 0.192%; and

          (y) with respect to each of REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest P, REMIC II Regular Interest Q, REMIC II Regular Interest S and REMIC II Regular Interest T, for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for the subject Interest Accrual Period, and (ii) 4.716% per annum.

          "Administered REO Property" shall mean any REO Property other than, if applicable, any GIC Office REO Property.

          "Administrative Cost Rate" shall mean, with respect to (a) the GIC Office Trust Mortgage Loan (or any GIC Office REO Trust Mortgage Loan), the sum of (i) 0.015% per annum, (ii) the Trustee Fee Rate, and (iii) the Master Servicing Fee Rate; and (b) each other Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Trust Mortgage Loan Schedule, which, for each such Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is equal to the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

          "Advance" shall mean any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event" shall mean any endangerment to the status of Grantor Trust V as a grantor trust under the Grantor Trust Provisions or any imposition of a tax on Grantor Trust V or any of its assets or transactions.

          "Adverse Rating Event" shall mean: (i) with respect to any Class of Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by either Rating Agency; and (ii) with respect to any class of Pari Passu Non-Trust Mortgage Loan Securities, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such securities by any nationally recognized statistical rating organization then rating such securities.

          "Adverse REMIC Event" shall mean, with respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on prohibited contributions set forth in Section 860G(d) of the Code and/or the tax on "net income from foreclosure property" as defined in Section 860G(c) of the
Code).

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

          "Alternative Adjusted REMIC II Remittance Rate" shall mean, with respect to any REMIC II Regular Interest, for any Interest Accrual Period, an annual rate equal to the Pass-Through Rate in effect during such Interest Accrual Period for the Class of Principal Balance Certificates as to which such REMIC II Regular Interest is the sole Corresponding REMIC II Regular Interest or is one of the Corresponding REMIC II Regular Interests, as applicable.

          "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14

          "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

          "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Mortgage Loan will increase as specified in the related Mortgage Note.

          "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated initially as of the applicable Determination Date immediately following the later of the date on which the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as applicable, became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained and thereafter as of each subsequent applicable Determination Date during the period that the subject Serviced Trust Mortgage Loan, REO Trust Mortgage Loan or Serviced Loan Combination, as applicable, remains a Required Appraisal Loan) equal to the excess, if any, of:
(a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer and/or any other party hereto with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items), and (vii) if applicable, (A) in the case of the 666 Fifth Avenue Loan Pair, to the extent known to the Special Servicer, any and all interest accrued on delinquency advances comparable to P&I Advances made in respect of the 666 Fifth Avenue Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that is payable under any 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement and (B) in the case of the Somerset Collection Loan Group, to the extent known to the Special Servicer, any and all interest accrued on delinquency advances comparable to P&I Advances made in respect of the Somerset Collection Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that is payable under any Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement; over (b) the Required Appraisal Value. Notwithstanding the foregoing, if (i) any Serviced Trust Mortgage Loan or Serviced Loan Combination becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with
Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Serviced Trust Mortgage Loan or Serviced Loan Combination, as the case may be, became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with
Section 3.09(a), within 60 days after such Serviced Trust Mortgage Loan or Serviced Loan Combination, as the case may be, became a Required Appraisal Loan, then (x) until such new Required Appraisal or update is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

          Each Appraisal Reduction Amount shall be reduced to zero as of the date the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as applicable, ceases to be a Required Appraisal Loan, and no Appraisal Reduction Amount shall exist as to any Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) or any Serviced Loan Combination after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          Any Appraisal Reduction Amount with respect to a Serviced Loan Combination shall be calculated, and allocated among the respective mortgage loans comprising the subject Serviced Loan Combination, by the Master Servicer pursuant to this Agreement and consistent with the related Co-Lender Agreement; and the related Serviced Non-Trust Mortgage Loan Noteholder(s) shall be entitled to rely on such calculations, and the allocations to the subject Non-Trust Mortgage Loan(s) or any successor REO Trust Mortgage Loan(s) with respect thereto, as reported to it or them by the Master Servicer.

          Notwithstanding the foregoing, any "Appraisal Reduction Amount" (as defined under the GIC Office Servicing Agreement) with respect to the GIC Office Loan Group shall be calculated, and allocated among the respective mortgage loans comprising the GIC Office Loan Group, by the applicable GIC Office Servicer pursuant to the GIC Office Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the GIC Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as reported to them by the applicable GIC Office Servicer.

          "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Trust Mortgage Loan or relating to an REO Trust Mortgage Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File.

          "ARD Mortgage Loan" shall mean any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan (or successor REO Mortgage Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

          "ARD Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is an ARD Mortgage Loan.

          "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

          "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Serviced Non-Trust Mortgage Loan, if applicable, as of which such Non-Trust Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund) (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property (or any interest therein) (or, in the case of any GIC Office REO Trust Mortgage Loan, any interest in the related REO Property)remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

          "ASTM" shall mean the American Society for Testing and Materials.

          "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

          "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to:

          (a) the sum, without duplication, of (i) the aggregate amount of all payments and other collections on or with respect to the Trust Mortgage Loans and any REO Properties that (A) were Received by the Trust as of the end of the related Collection Period and (B) are on deposit in the Collection Account as of 12:00 noon (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee and/or any Fiscal Agent with respect to the Mortgage Pool for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls on the Mortgage Pool, (iv) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Collection Account pursuant to Section 3.05(d) in respect of such Distribution Date, and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March of 2005 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Collection Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of

          (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the calendar month in which such Distribution Date occurs, (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses
     (ii) through (v) and (viii) of Section 3.05(b), (iii) Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, (iv) if such Distribution Date occurs during January of 2005 or any year thereafter that is not a leap year or during February of 2005 or any year thereafter, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Collection Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Collection Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall consist of all amounts on deposit in the Collection Account as of the time distributions are to be made to Certificateholders on the Final Distribution Date, exclusive of any portion of such amounts that are payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v) of Section 3.05(b), and further exclusive of any portion of such amounts deposited in the Collection Account in error.

          "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

          "Balloon Payment" shall mean, with respect to any Balloon Mortgage Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

          "Balloon Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Balloon Mortgage Loan.

          "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

          "Book-Entry Subordinate Certificate" shall mean any Subordinate Certificate that constitutes a Book-Entry Certificate.

          "Breach" shall have the meaning assigned thereto in Section 2.03(a).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer or the Primary Servicing Office of the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate" shall mean any one of the LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

          "Certificate Notional Amount" shall mean, with respect to any Interest-Only Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Interest-Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" shall mean the register maintained pursuant to
Section 5.02.

          "Certificate Registrar" shall mean the registrar appointed pursuant to
Section 5.02.

          "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff Notification Report, the CMSA Investor Reporting Package and any reports comparable to the foregoing with respect to the GIC Office Trust Mortgage Loan or a GIC Office REO Property that are deliverable under the GIC Office Servicing Agreement to the Master Servicer on behalf of the Trustee as holder of the Mortgage Note for the GIC Office Trust Mortgage Loan..

          "Certifying Officer" shall have the meaning assigned thereto in
Section 8.15(d).

          "Certifying Party" shall have the meaning assigned thereto in Section 8.15(d).

          "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

          "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of the commencement of business on which (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates has been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

          "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which a Class of Interest-Only Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Interest-Only Certificates shall equal the then aggregate of the Component Notional Amounts of all the REMIC III Components of such Class of Interest-Only Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class X-CP Certificates shall be calculated in accordance with the Prospectus Supplement.

          "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further permanently reduced (subject to Section 4.05) by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be increased by the related Class Principal Reinstatement Amount, if any, for such Distribution Date.

          "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

          "Class Q Certificate" shall mean any of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

          "Class R-III Certificate" shall mean any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

          "Class S Certificate" shall mean any of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class T Certificate" shall mean any of the Certificates with a "Class T" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class V Certificate" shall mean any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a pro rata undivided interest in Grantor Trust V.

          "Class V Sub-Account" shall mean a sub-account of the Collection Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust V, but not an asset of any REMIC Pool.

          "Class X-CL Certificate" shall mean any one of the Certificates with a "Class X-CL" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of 31 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CL REMIC III Component" shall mean any of the REMIC III Components with respect to the Class X-CL Certificates.

          "Class X-CP Certificate" shall mean any one of the Certificates with a "Class X-CP" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of 22 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CP REMIC III Component" shall mean any of the REMIC III Components with respect to the Class X-CP Certificates.

          "Clearstream" shall mean Clearstream Banking, Luxembourg or any successor.

          "Closing Date" shall mean April 7, 2004.

          "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

          "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File;

          (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA Loan Level Reserve/LOC Report and (ix) CMSA NOI Adjustment Worksheet; and

          (c) such other reports as the CMSA may approve from time to time as being part of the CMSA Investor Reporting Package for commercial mortgage securitization trusts generally and as are reasonably acceptable to the Master Servicer.

          "CMSA Loan Level Reserve/LOC Report" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Performing Serviced Mortgage Loans, and by the Special Servicer with respect to Specially Serviced Mortgage Loans and, if they relate to Administered REO Properties, REO Mortgage Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

          "Co-Lender Agreement" shall mean the 666 Fifth Avenue Co-Lender Agreement, the GIC Office Co-Lender Agreement, the Somerset Collection Co-Lender Agreement, the Kimberly Place Intercreditor Agreement or the Cumberland Place Co-Lender Agreement, as applicable.

          "Collection Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A. [OR NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2".

          "Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the Somerset Collection Collection Period with respect to the Somerset Collection Loan Group and all related matters and
(ii) the Trust Collection Period with respect to the Mortgage Pool (exclusive of the Somerset Collection Trust Mortgage Loan and any Somerset Collection REO Trust Mortgage Loan) and all related matters.

          "Commission" shall mean the Securities and Exchange Commission or any successor agency.

          "Component Notional Amount" shall mean the notional amount on which any Class X-CL REMIC III Component or Class X-CP REMIC III Component accrues interest, which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of such REMIC III Component's Corresponding REMIC II Regular Interest.

          "Condemnation Proceeds" shall mean all cash amounts Received by the Trust in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

          "Controlling Class" shall mean, as of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetic Class designation and (b) has a Class Principal Balance that is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance that is not less than 25% of its Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining, and exercising the rights of, the Controlling Class, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall be deemed a single Class of Certificates.

          "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

          "Controlling Class Representative" shall have the meaning assigned thereto in Section 6.09(b).

          "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at: (i) in the case of the Trustee in its capacity as Certificate Registrar, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-LB-UBS Commercial Mortgage Trust 2004-C2; and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services--LB-UBS Commercial Mortgage Trust 2004-C2.

          "Corrected Mortgage Loan" shall mean any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Serviced Mortgage Loan or the related Mortgaged Property's becoming an REO Property). None of the Mortgage Loans comprising the GIC Office Loan Group shall constitute a Corrected Mortgage Loan under this Agreement.

          "Corrected Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes a Corrected Mortgage Loan.

          "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates (provided that each of REMIC II Regular

Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1 Certificates; each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3 and REMIC II Regular Interest A-2-4 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates; each of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-3 Certificates; each of REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-4 Certificates; each of REMIC II Regular Interest E-1 and REMIC II Regular Interest E-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class E Certificates; each of REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class F Certificates; each of REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class G Certificates; and each of REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class H Certificates); (b) with respect to any Class X-CL REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CL REMIC III Component; and (c) with respect to any Class X-CP REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CP REMIC III Component.

          "Covered Costs" shall mean, with respect to any Trust Mortgage Loan and any related costs and expenses that the Depositor or the UBS Mortgage Loan Seller, as applicable, are otherwise required to pay pursuant to Section 2.03(e), (i) if such Trust Mortgage Loan has an original principal balance equal to or less than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $10,000 and (ii) if such Trust Mortgage Loan has an original principal balance greater than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $25,000. In the case of each of clauses (i) and (ii) above in this definition, in the event the subject costs and expenses do not exceed the required threshold stated in the subject clause, the "Covered Costs" shall be $0.

          "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgage Loans; provided that no Loan Combination shall constitute a Cross-Collateralized Group.

          "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan; provided that none of the Mortgage Loans in a Loan Combination shall constitute a Cross-Collateralized Mortgage Loan.

          "Cumberland Place Change of Control Event" shall mean the event that occurs when: (a) the principal amount of the Cumberland Place Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (net of any existing Appraisal Reduction Amount with respect to the Cumberland Place Loan
Pair) is less than (b) 75.0% of the original principal balance of the Cumberland Place Non-Trust Mortgage Loan.

          "Cumberland Place Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Cumberland Place Controlling Party" shall mean the Cumberland Place Directing Lender or any representative appointed thereby, consistent with
Section 3.03(d) of the Cumberland Place Co-Lender Agreement, to exercise the rights and powers of the Cumberland Place Directing Lender under the Cumberland Place Co-Lender Agreement or this Agreement.

          "Cumberland Place Cure Rights" shall mean the cure rights on the part of the Cumberland Place Non-Trust Mortgage Loan Noteholder provided for in
Article V of the Cumberland Place Co-Lender Agreement.

          "Cumberland Place Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04D on behalf of the Cumberland Place Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF CUMBERLAND PLACE NOTEHOLDERS], as their interests may appear".

          "Cumberland Place Directing Lender" shall mean, as of any date of determination, the "Directing Lender" under the Cumberland Place Co-Lender Agreement.

          "Cumberland Place Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Mortgage Loans with respect to the Cumberland Place Mortgage Loans).

          "Cumberland Place Mortgage Loan" shall mean the Cumberland Place Trust Mortgage Loan or the Cumberland Place Non-Trust Mortgage Loan, as applicable.

          "Cumberland Place Mortgaged Property" shall mean the mortgaged property identified on the Trust Mortgage Loan Schedule as Shops at Cumberland Place.

          "Cumberland Place Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Cumberland Place Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Cumberland Place Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto).

          "Cumberland Place Noteholders" shall mean, collectively, the holder of the Mortgage Note for the Cumberland Place Trust Mortgage Loan, together with the Cumberland Place Non-Trust Mortgage Loan Noteholder.

          "Cumberland Place REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Cumberland Place Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF CUMBERLAND PLACE NOTEHOLDERS], as their interests may appear".

          "Cumberland Place REO Mortgage Loan" shall mean any REO Mortgage Loan relating to a Cumberland Place Mortgage Loan.

          "Cumberland Place REO Property" shall mean the Cumberland Place Mortgaged Property, at such time that it becomes an REO Property hereunder.

          "Cumberland Place REO Trust Mortgage Loan" shall mean any REO Trust Mortgage Loan relating to the Cumberland Place Trust Mortgage Loan.

          "Cumberland Place Specially Designated Servicing Actions" shall mean, with respect to the Cumberland Place Loan Pair or any related REO Property, any of the actions specified in clauses (i) through (x) of Section 3.03(a) of the Cumberland Place Co-Lender Agreement.

          "Cumberland Place Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Trust Mortgage Loan Schedule by loan number 41 and is, together with the Cumberland Place Non-Trust Mortgage Loans, secured by the same Mortgage(s) on the Cumberland Place Mortgaged Property.

          "Cure Rights" shall mean the Somerset Collection Cure Rights, the Kimberly Place Cure Rights, and the Cumberland Place Cure Rights, as applicable.

          "Custodial Account" shall mean the Pool Custodial Account, the 666 Fifth Avenue Custodial Account, the Somerset Collection Custodial Account, the Kimberly Place Custodial Account or the Cumberland Place Custodial Account, as applicable.

          "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for some or all of the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date" shall mean March 11, 2004.

          "Cut-off Date Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

          "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust (or, if applicable, a Serviced Non-Trust Mortgage Loan Noteholder) in respect of any Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Default Interest" shall mean: (a) with respect to any Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), at the related Mortgage Rate (net of any applicable Additional Interest Rate included as part of such Mortgage Rate), and (ii) in the case of an ARD Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after the related Anticipated Repayment Date, any Additional Interest; and (b) with respect to the GIC Trust Mortgage Loan or any GIC REO Trust Mortgage Loan, any amounts Received by the Trust thereon that represent "Default Interest" as defined under the GIC Co-Lender Agreement.

          "Defaulted Trust Mortgage Loan" shall mean a Specially Serviced Trust Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. In no event shall the GIC Office Trust Mortgage Loan constitute a Defaulted Trust Mortgage Loan hereunder.

          "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

          "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.20(k).

          "Defeasance Collateral" shall mean, with respect to any Defeasance Mortgage Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

          "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

          "Defeasance Mortgage Loan" shall mean any Mortgage Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in connection with obtaining the release of all or any portion of the related Mortgaged Property (or permits the holder of such Mortgage Loan to require the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment).

          "Defeasance Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Defeasance Mortgage Loan.

          "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

          "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

          "Definitive Subordinate Certificate" shall mean any Subordinate Certificate that has been issued as a Definitive Certificate.

          "Depositor" shall mean SASCO II.

          "Depositor Backup Certification" shall have the meaning assigned thereto in Section 8.15(j).

          "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial

Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the Somerset Collection Determination Date with respect to the Somerset Collection Loan Group and all related matters, and
(ii) the Trust Determination Date with respect to the Mortgage Pool (exclusive of the Somerset Collection Trust Mortgage Loan and any Somerset Collection REO Trust Mortgage Loan) and all related matters.

          "Directly Operate" shall mean, with respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such Administered REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such Administered REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

          "Discount Rate" shall mean, with respect to any prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge Received by the Trust with respect thereto among the respective Classes of the YM Principal Balance Certificates, a rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.

          "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

          "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or
(iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

          "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to (a) the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (b) that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. For purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that is allocable to each Class of Regular Interest Certificates shall equal the lesser of (A) the amount of Accrued Certificate Interest with respect to the subject Class of Regular Interest Certificates for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Net Aggregate Prepayment Interest Shortfall, multiplied by (2) a fraction, the numerator of which is equal to the amount of Accrued Certificate Interest with respect to the subject Class of Regular Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate amount of Accrued Certificate Interest with respect to all the Classes of Regular Interest Certificates for the related Interest Accrual Period.

          "Distributable Component Interest" shall mean, with respect to any REMIC III Component of either Class of Interest-Only Certificates for any Distribution Date, subject to Section 4.05(b), an amount of interest equal to
(a) the amount of Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, reduced (to not less than zero) by (b) the product of (i) the entire portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that was allocated to such Class of Interest-Only Certificates in accordance with the definition of "Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, and the denominator of which is the amount of the Accrued Certificate Interest in respect of such Class of Interest-Only Certificates for the related Interest Accrual Period.

          "Distribution Date" shall mean the date each month, commencing in April 2004, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the fourth Business Day following the Trust Determination Date in such calendar month.

          "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

          "Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

          "Due Date" shall mean: (i) with respect to any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) with respect to any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

          "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

          "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A-") by S&P (or, in the case of either Rating Agency (and, if applicable, Fitch), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating Agency (or, in the case of an account that relates solely to a Serviced Loan Combination, with respect to any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (or, if applicable, Fitch)), as evidenced in writing by such Rating Agency (and, if applicable, Fitch)) at any time funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "P-1" by Moody's and at least "A-1" by S&P (or, in the case of either Rating Agency (and, if applicable, Fitch), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating Agency (or, in the case of an account that relates solely to a Serviced Loan Combination, with respect to any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (or, if applicable, Fitch)), as evidenced in writing by such Rating Agency (and, if applicable, Fitch)) at any time funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b); (iii) an account or accounts maintained with PNC so long as PNC shall have (A) a long-term unsecured debt rating of at least "A1" from Moody's and a short-term unsecured debt rating of at least "P-1" from Moody's and (B) a long-term unsecured debt rating of at least "A" from S&P and a short-term unsecured debt rating of at least "A-1" by S & P; or (iv) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates that is rated by either Rating Agency (or, in the case of an account that relates solely to a Serviced Loan Combination, with respect to any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities that is rated by either Rating Agency (or, if applicable, Fitch)), as evidenced in writing by such Rating Agency (and, if applicable, Fitch).

          "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

          "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

          "Environmentally Insured Mortgage Loans" shall mean the Serviced Mortgage Loans identified on Schedule III hereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

          "Euroclear" shall mean The Euroclear System or any successor.

          "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

          "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Trust Mortgage Loan or Administered REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances, (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, and (iv) in the case of a Trust Mortgage Loan that is part of, or an REO Property that relates to, a Serviced Loan Combination, the portion of such Net Liquidation Proceeds payable to the related Non-Trust Mortgage Loan Noteholder(s), over (b) the amount needed to pay off the subject Trust Mortgage Loan or the related REO Trust Mortgage Loan, as applicable, in full.

          "Excess Liquidation Proceeds Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A. [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2".

          "Excess Servicing Strip" shall mean, with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, the portion of the related Master Servicing Fee that accrues at the related Excess Servicing Strip Rate in effect from time to time, subject to reduction by the Trustee in accordance with
Section 3.11(a).

          "Excess Servicing Strip Rate" shall mean, with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, a rate per annum, subject to reduction by the Trustee in accordance with Section 3.11(a), equal to the excess of the related Master Servicing Fee Rate over 0.01% per annum.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

          "Exemption-Favored Party" shall mean any of (i) Lehman Brothers, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and
(iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

          "FASB 140" shall mean the Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", issued in September 2002.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

          "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

          "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

          "Final Recovery Determination" shall mean a determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan or Administered REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term "Final Recovery Determination" shall not apply to: (i) a Specially Serviced Mortgage Loan that was paid in full; or (ii) a Specially Serviced Trust Mortgage Loan or Administered REO Property that was transferred in connection with the exchange by all the Certificateholders of their Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to
Section 9.01; or (iii) a Specially Serviced Trust Mortgage Loan or Administered REO Property, as the case may be, that was purchased (A) by the Depositor pursuant to Section 2.03, (B) by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (C) by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (D) by the holder of a related mezzanine loan in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement, or (E) in the case of a Trust Mortgage Loan or a Serviced Pari Passu Non-Trust Mortgage Loan that, in either such case, is part of a Loan Combination, by a related (or, if applicable, another related) Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender Agreement; or (iv) a Defaulted Trust Mortgage Loan that was purchased by the Majority Controlling Class Certificateholder(s), an assignee thereof or the Special Servicer in accordance with Section 3.18(b); and provided, further, that the term "Final Recovery Determination" shall include any comparable determination made by the GIC Office Special Servicer under the GIC Office Servicing Agreement with respect to the GIC Office Trust Mortgage Loan or a GIC Office REO Property.

          "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.17 to act as fiscal agent hereunder.

          "Fiscal Agent Agreement" shall have the meaning assigned thereto in
Section 8.17.

          "Fitch" shall mean Fitch, Inc. or its successor in interest, but only to the extent it is then rating any class of Pari Passu Non-Trust Mortgage Loan Securities.

          "Five-Year Mortgage Loan" shall mean any Mortgage Loan that has a Stated Maturity Date that extends not more than five years from the first Due Date of such Mortgage Loan.

          "GAAP" shall mean generally accepted accounting principles in the United States of America.

          "General Special Servicer" shall have the meaning assigned thereto in
Section 7.01(c).

          "GIC Office 2004-C1 Certificates" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office 2004-C1 Securitization" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the applicable "Collection Period" or other comparable one-month period in respect of the GIC Office Loan Group under the GIC Office Servicing Agreement ending in the calendar month in which such Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "GIC Office Event of Default" shall mean an "Event of Default" under, and within the meaning of, the GIC Office Servicing Agreement that materially and adversely affects the Trustee, in its capacity as holder of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, or the interests of the Certificateholders.

          "GIC Office Loan Group" shall have the meaning assigned thereto in the Preliminary Statement, and shall be deemed to refer to the GIC Office Trust Mortgage Loans and the GIC Office Non-Trust Mortgage Loans (each of which shall be deemed to remain outstanding) notwithstanding that a GIC Office Mortgaged Property becomes an REO Property.

          "GIC Office Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement, and shall include any successor master servicer appointed pursuant to the GIC Office Servicing Agreement and/or the GIC Office Co-Lender Agreement to service the GIC Office Loan Group.

          "GIC Office Mortgaged Properties" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Non-Trust Mortgage Loan Noteholders" shall mean, collectively, the GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders and the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder.

          "GIC Office Note A-1A Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Note A-2A Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Note A-2B Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Note A-2C Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Note A-2D Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Noteholders" shall mean, collectively, the holder of the Mortgage Note for the GIC Office Trust Mortgage Loan, together with the GIC Office Non-Trust Mortgage Loan Noteholders.

          "GIC Office Pari Passu Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Pari Passu Non-Trust Mortgage Loan Noteholders" shall mean the respective holders of the Mortgage Notes for the GIC Office Pari Passu Non-Trust Mortgage Loans.

          "GIC Office REO Property" shall mean any of the GIC Office Mortgaged Properties at such time that it becomes an "REO Property" under, and within the meaning of, the GIC Office Servicing Agreement.

          "GIC Office REO Trust Mortgage Loan" shall mean any REO Trust Mortgage Loan relating to the GIC Office Trust Mortgage Loan.

          "GIC Office Servicer" shall mean either the GIC Office Master Servicer or the GIC Office Special Servicer, as applicable.

          "GIC Office Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement, and shall include any successor servicing agreement in accordance with the GIC Office Co-Lender Agreement.

          "GIC Office Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement, and shall include any successor special servicer appointed pursuant to the GIC Office Servicing Agreement and/or the GIC Office Co-Lender Agreement to specially service the GIC Office Loan Group or any GIC Office REO Property.

          "GIC Office Subordinate Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "GIC Office Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for the GIC Office Subordinate Non-Trust Mortgage Loan.

          "GIC Office Trustee" shall have the meaning assigned thereto in the Preliminary Statement, and shall include any successor trustee appointed pursuant to the GIC Office Servicing Agreement.

          "GIC Office Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Trust Mortgage Loan Schedule as mortgage loan number 2 and is, together with the GIC Office Non-Trust Mortgage Loans, secured by the same Mortgage(s) on the GIC Office Mortgaged Properties.

          "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

          "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance Collateral.

          "Grantor Trust" shall mean a "grantor trust" within the meaning of the Grantor Trust Provisions.

          "Grantor Trust Assets" shall mean: (a) the Excess Servicing Strip; and
(b) any collections of Additional Interest Received by the Trust with respect to the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Grantor Trust V" shall mean the Grantor Trust designated as such in
Section 2.05(a).

          "Grantor Trust Provisions" shall mean Subpart E of Part 1 of Subchapter J of the Code, including Treasury regulations section
301.7701-4(c)(2).

          "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder" shall mean a Certificateholder.

          "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

          "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Non-Trust Mortgage Loan Noteholder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Non-Trust Mortgage Loan Noteholder, or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Non-Trust Mortgage Loan Noteholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, a Mortgage Loan Seller, the Master Servicer, the Special Servicer, a Controlling Class Certificateholder, a Non-Trust Mortgage Loan Noteholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Non-Trust Mortgage Loan Noteholder or any Affiliate thereof, as the case may be; provided that such ownership constitutes less than 1% of the total assets owned by such Person.

          "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

          "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if a Serviced Loan Combination is involved, to the related Serviced Non-Trust Mortgage Loan Noteholder(s)), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if a Serviced Loan Combination is involved, by the related Serviced Non-Trust Mortgage Loan Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such Administered REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

          "Initial Pool Balance" shall mean the aggregate of the Cut-off Date Balances of the Trust Mortgage Loans.

          "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(a).

          "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy" shall mean, with respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

          "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any REO Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest-Only Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

          "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest-Only Certificates, for any Distribution Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such Distribution Date occurs and ending on the 10th calendar day of the month in which such Distribution Date occurs.

          "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, any Certificateholder, or any Affiliate of any such Person.

          "Interest-Only Certificates" shall mean, collectively, the Class X-CL and Class X-CP Certificates.

          "Interest Reserve Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "Wells Fargo Bank, N.A. [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2".

          "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs during February of 2005 or February of any year thereafter or during January of 2005 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate (net of the related Additional Interest Rate in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto after the related Anticipated Repayment Date, and net of 0.015%, in the case of the GIC Office Mortgage Loan or any GIC Office REO Trust Mortgage Loan ) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is Received by the Trust in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

          "Interest Reserve Mortgage Loan" shall mean any Trust Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Interest Reserve REO Mortgage Loan" shall mean any REO Trust Mortgage Loan as to which the predecessor Trust Mortgage Loan was an Interest Reserve Mortgage Loan.

          "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period" shall mean: (a) with respect to any investment of funds in any Investment Account maintained by the Master Servicer or the Special Servicer, the period that ends at the close of business (New York City time) on each Determination Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date) or, in the case of an Investment Account maintained by the Master Servicer or the Special Servicer that relates solely to the Somerset Collection Loan Group, the period that ends at the close of business (New York City time) on each Somerset Collection Determination Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); (b) with respect to any investment of funds in any Investment Account maintained by the Trustee, for which a Person other than the depository institution maintaining such Investment Account is the obligor on such investment, the period that ends at the close of business (New York City time) on each Trust Master Servicer Remittance Date (or, in the case of the Excess Liquidation Proceeds Account and the Interest Reserve Account, the Business Day prior to each Trust Master Servicer Remittance Date) and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); and (c) with respect to any investment of funds in any Investment Account maintained by the Trustee, but only if and to the extent that the depository institution maintaining such Investment Account is the obligor on such investment, the period that ends at the close of business (New York City time) on each Distribution Date (prior to distributions on the Certificates being made on such Distribution Date) (or, in the case of the Excess Liquidation Proceeds Account and the Interest Reserve Account, each Trust Master Servicer Remittance Date) and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date).

          "IRS" shall mean the Internal Revenue Service or any successor agency.

          "Kimberly Place Asset Status Report" shall mean an "Asset Status Report" as defined in, and meeting the requirements (including the information requirements) set forth in Section 4(e) of, the Kimberly Place Intercreditor Agreement.

          "Kimberly Place Cure Rights" shall mean the cure rights on the part of the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder provided for in
Section 8 of the Kimberly Place Intercreditor Agreement.

          "Kimberly Place Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04C on behalf of the Kimberly Place Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF KIMBERLY PLACE NOTEHOLDERS], as their interests may appear".

          "Kimberly Place Intercreditor Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Kimberly Place Lead Lender" shall mean, as of any date of determination, the "Lead Lender" under the Kimberly Place Intercreditor Agreement.

          "Kimberly Place Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Mortgage Loans with respect to the Kimberly Place Mortgage Loans).

          "Kimberly Place Mortgage Loan" shall mean the Kimberly Place Trust Mortgage Loan or the Kimberly Place Non-Trust Mortgage Loan, as applicable.

          "Kimberly Place Mortgaged Property" shall mean the mortgaged property identified on the Trust Mortgage Loan Schedule as Kimberly Place Apartments.

          "Kimberly Place Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Kimberly Place Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, collectively, if applicable, the holders) of the Kimberly Place Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) and the "Co-Lender" under the Kimberly Place Intercreditor Agreement.

          "Kimberly Place Non-Trust Mortgage Loan Majority Noteholder" shall mean the "Majority Co-Lender" under the Kimberly Place Intercreditor Agreement.

          "Kimberly Place Noteholders" shall mean the holder of the Mortgage Note for the Kimberly Place Trust Mortgage Loan, together with the Kimberly Place Non-Trust Mortgage Loan Noteholder.

          "Kimberly Place REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Kimberly Place Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF KIMBERLY PLACE NOTEHOLDERS], as their interests may appear".

          "Kimberly Place REO Mortgage Loan" shall mean any REO Mortgage Loan relating to a Kimberly Place Mortgage Loan.

          "Kimberly Place REO Property" shall mean the Kimberly Place Mortgaged Property, at such time that it becomes an REO Property hereunder.

          "Kimberly Place REO Trust Mortgage Loan" shall mean any REO Trust Mortgage Loan relating to the Kimberly Place Trust Mortgage Loan.

          "Kimberly Place Specially Designated Servicing Action" shall mean a Specially Designated Servicing Action with respect to the Kimberly Place Loan Pair (as if it was a single Serviced Mortgage Loan), the Kimberly Place Trust Mortgage Loan or any related REO Property.

          "Kimberly Place Threshold Event" shall mean a "Threshold Event" under the Kimberly Place Intercreditor Agreement.

          "Kimberly Place Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Trust Mortgage Loan Schedule by loan number 12 and is, together with the Kimberly Place Non-Trust Mortgage Loans, secured by the same Mortgage(s) on the Kimberly Place Mortgaged Property.

          "Late Collections" shall mean: (a) with respect to any Trust Mortgage Loan, all amounts Received by the Trust in connection therewith during any related Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Trust Mortgage Loan due or deemed due on a Due Date in a previous related Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Trust Mortgage Loan, all amounts Received by the Trust in connection with the related REO Property during any related Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Trust Mortgage Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Trust Mortgage Loan, due or deemed due on a Due Date in a previous related Collection Period and not previously recovered.

          "LBHI" shall mean Lehman Brothers Holdings Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings Inc., or its successor in interest.

          "LBHI/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of March 23, 2004, between the LBHI Mortgage Loan Seller and the Depositor.

          "LBHI Mortgage Loan Seller" shall mean LBHI.

          "LBHI Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the LBHI Mortgage Loan Seller to the Depositor, pursuant to the LBHI/Depositor Mortgage Loan Purchase Agreement.

          "Legal Final Distribution Date" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest-Only Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

          "Lehman Brothers" shall mean Lehman Brothers Inc. or its successor in interest.

          "Lehman Mortgage Loan Seller" shall mean the LBHI Mortgage Loan Seller or the LUBS Mortgage Loan Seller.

          "Lehman Trust Mortgage Loan" shall mean any LBHI Trust Mortgage Loan or any LUBS Trust Mortgage Loan.

          "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) in the case of a Serviced Trust Mortgage Loan, such Mortgage Loan is (A) repurchased by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (B) transferred in connection with the exchange by all the Certificateholders of their Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01, (C) purchased by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01 or (D) purchased by the Majority Controlling Class Certificateholder(s), an assignee thereof or the Special Servicer or is otherwise sold pursuant to Section 3.18,
(iv) such Mortgage Loan is purchased by the holder of a related mezzanine loan in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement, (v) in the case of a Serviced Combination Trust Mortgage Loan or a Serviced Pari Passu Non-Trust Mortgage Loan, such Mortgage Loan is purchased by a related (or, if applicable, another related) Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender Agreement, or (vi) in the case of the GIC Office Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by a purchase option holder in accordance with Section 3.18 of the GIC Office Servicing Agreement as currently in effect (or any comparable section of any successor GIC Office Servicing Agreement); and
(b) with respect to any REO Property (and the related REO Mortgage Loan(s)), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, or (iii) such REO Property is purchased by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer, or such REO Property is acquired in exchange for all of the Certificates, in any event pursuant to Section 9.01.

          "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan pursuant to Sections 3.09 or in connection with the sale of a Defaulted Trust Mortgage Loan or Administered REO Property in accordance with Section 3.18, or in connection with the final payoff of a Corrected Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Mortgage Loan or an Administered REO Property pursuant to, Section 3.11(c).

          "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Trust Mortgage Loan or Administered REO Property as to which a Liquidation Fee is payable, 1.0%.

          "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) Received by the Trust (or, in the case of the Serviced Loan Combination or any related Administered REO Property, collected on behalf of the Trust and the related Serviced Non-Trust Mortgage Loan Noteholder(s)) in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Trust Mortgage Loan by the Majority Controlling Class Certificateholder(s), an assignee thereof or the Special Servicer, or other sale thereof, pursuant to Section 3.18; (iv) the repurchase of a Trust Mortgage Loan or REO Property by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement; (v) the purchase of a Trust Mortgage Loan or REO Property by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer, or the acquisition thereof in exchange for all the Certificates, in any event pursuant to Section 9.01; (vi) the purchase of a Trust Mortgage Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Trust Mortgage Loan default, as set forth in the related intercreditor agreement; (vii) in the case of a Serviced Combination Trust Mortgage Loan or a Serviced Pari Passu Non-Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by a related Subordinate Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender Agreement; or (viii) in the case of the GIC Office Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by a purchase option holder in accordance with Section 3.18 of the GIC Office Servicing Agreement as currently in effect (or any comparable section of any successor GIC Office Servicing Agreement).

          "Loan Combination" shall mean either the 666 Fifth Avenue Loan Pair, the GIC Office Loan Group, the Somerset Collection Loan Group, the Kimberly Place Loan Pair or the Cumberland Place Loan Pair, as applicable.

          "Loan Combination Custodial Account" shall mean the 666 Fifth Avenue Custodial Account, the Somerset Collection Custodial Account, the Kimberly Place Custodial Account or the Cumberland Place Custodial Account, as applicable.

          "Loan Combination REO Account" shall mean the 666 Fifth Avenue REO Account, the Somerset Collection REO Account, the Kimberly Place REO Account or the Cumberland Place REO Account, as applicable.

          "Loan Combination Servicing Reports" shall mean, with respect to each Serviced Loan Combination, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Loan Level Reserve/LOC Reserve, CMSA Historical Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic

Update File, CMSA Property File, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that only the related Mortgaged Property or Properties or any related REO Property or Properties, as the case may be, shall be the subject of such report.

          "Loan Combination-Specific Special Servicer" shall have the meaning assigned thereto in Section 7.01(c).

          "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Mortgage Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the related Determination Date preceding the delivery of such report, among other things, the loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

          "Lockout Period" shall mean, with respect to any Mortgage Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

          "Loss Reimbursement Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest, for any Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution Dates, if any, pursuant to Section 4.04(c), over (ii) the total amount reimbursed to REMIC II with respect to any Loss Reimbursement Amount for such REMIC I Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(k);

          (b) with respect to any REMIC II Regular Interest, for any Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution Dates, if any, pursuant to Section 4.04(b), over (ii) the sum of (A) the total amount reimbursed to REMIC III with respect to any Loss Reimbursement Amount for such REMIC II Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(j), plus (B) the total amount reinstated to the Uncertificated Principal Balance of such REMIC II Regular Interest on all prior Distribution Dates, if any, pursuant to
     Section 4.05(c); and

          (c) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of (i) all reductions, if any, made in the related Class Principal Balance (without any corresponding distribution of principal) on all prior Distribution Dates, if any, pursuant to Section 4.04(a), over (ii) the sum of (A) the total amount of such reductions reimbursed to the Holders of such Class of Certificates with respect to any related Loss Reimbursement Amount on all prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable, plus (B) the total amount of such reductions reinstated to the Class Principal Balance of such Class of Certificates on all prior Distribution Dates, if any, pursuant to Section 4.05(a).

          "LUBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of March 23, 2004, between LBHI, LUBS Inc. as mortgage loan seller and the Depositor.

          "LUBS Mortgage Loan Seller" shall mean LUBS, Inc. or its successor in interest.

          "LUBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the LUBS Mortgage Loan Seller to the Depositor, pursuant to the LUBS/Depositor Mortgage Loan Purchase Agreement.

          "Majority Controlling Class Certificateholder(s)" shall mean any single Holder or group of Holders (or any single Certificate Owner or group of Certificate Owners) of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class.

          "Master Servicer" shall mean Midland, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

          "Master Servicer Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Master Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(h).

          "Master Servicer Remittance Amount" shall mean, with respect to any Trust Master Servicer Remittance Date, an amount equal to: (a) the sum of the aggregate amount of all payments and other collections on or with respect to the Trust Mortgage Loans and any related REO Properties that (i) were Received by the Trust as of the close of business on the immediately preceding applicable Determination Date and (ii) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Trust Master Servicer Remittance Date, including any such payments and other collections transferred or required to be transferred to the Pool Custodial Account from the Pool REO Account (if established) and/or a Loan Combination Custodial Account, net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date in a calendar month subsequent to the calendar month in which such Trust Master Servicer Remittance Date occurs,
(ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

          "Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the 666 Fifth Avenue Master Servicer Remittance Date with respect to the 666 Fifth Avenue Loan Pair and all related matters, (ii) the Somerset Collection Master Servicer Remittance Date with respect to the Somerset Collection Loan Group and all related matters, and
(iii) the Trust Master Servicer Remittance Date with respect to the Mortgage Pool (exclusive of the 666 Fifth Avenue Trust Mortgage Loan and any 666 Fifth Avenue REO Trust Mortgage Loan and, further, exclusive of the Somerset Collection Trust Mortgage Loan and any Somerset Collection REO Trust Mortgage
Loan) and all related matters.

          "Master Servicing Fee" shall mean, with respect to each Serviced Mortgage Loan (and any successor REO Mortgage Loan with respect thereto) and the GIC Office Trust Mortgage Loan and any GIC Office REO Trust Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate" shall mean: (a) with respect to each Serviced Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), a rate per annum equal to the related Administrative Cost Rate minus the Trustee Fee Rate; (b) with respect to the GIC Office Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), 0.015% per annum; and (c) with respect to each Serviced Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), 0.015% per annum;

          "Material Breach" shall have the meaning assigned thereto in Section 2.03(a).

          "Material Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

          "Midland" shall mean Midland Loan Services, Inc. or its successor in interest.

          "Modified Loan" shall mean any Serviced Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Payment" shall mean, with respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the GIC Office Trust Mortgage Loan, by the applicable GIC Office Servicer pursuant to the GIC Office Servicing Agreement), including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest;

and provided, further, that if the related loan documents for any Serviced Loan Combination provide for a single monthly debt service payment for the entire such Loan Combination, then the Monthly Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Co-Lender Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of the subject Mortgage Loan comprising such Loan Combination.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, any Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage" shall mean, with respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

          "Mortgage File" shall mean:

          (a) with respect to any Serviced Trust Mortgage Loan and, in the case of each Serviced Loan Combination, also with respect to each Serviced Non-Trust Mortgage Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each Serviced Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire such Loan Combination):

          (i) (A) the original executed Mortgage Note for such Trust Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "Wells Fargo Bank, N.A., as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of each Serviced Loan Combination, a copy of the executed Mortgage Note for each Serviced Non-Trust Mortgage Loan in such Loan Combination;

          (ii) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2" (or, in the case of a Serviced Loan Combination, in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

          (v) an original or a copy of the assignment of all unrecorded documents relating to such Trust Mortgage Loan, in favor of "Wells Fargo Bank, N.A., as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2" (or, in the case of a Serviced Loan Combination, in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (vi) originals or copies of final written modification agreements in those instances where the terms or provisions of the Mortgage Note for such Trust Mortgage Loan (and/or, if applicable, the Mortgage Note for a related Serviced Non-Trust Mortgage Loan) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

          (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

          (viii) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Trust Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
               Date) and an original assignment thereof, as appropriate, in form suitable for filing, in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2" (or, in the case of a Serviced Loan Combination, in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (ix) an original or copy of the Ground Lease relating to such Trust Mortgage Loan, if any;

          (x) an original or copy of the loan agreement for such Trust Mortgage Loan, if any;

          (xi) an original of the related guaranty of payment under, or a copy of the original letter of credit in connection with, such Trust Mortgage Loan, if any;

          (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Trust Mortgage Loan, if any;

          (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

          (xiv) an original or copy of the related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

          (xv) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (a)(iv) or clause (a)(v) of this definition), in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2" (or, in the case of a Serviced Loan Combination, in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (xvi) if such Trust Mortgage Loan is a Serviced Combination Trust Mortgage Loan, a copy of the related Co-Lender Agreement;

          (xvii) in the case of any Trust Mortgage Loan as to which there exists a related mezzanine loan, the related intercreditor agreement;

          (xviii) an original or copy of any related Environmental Insurance
               Policy; and

          (xix) with respect to hospitality properties, a signed copy of the franchise agreement (if any) and franchisor comfort letter (if any);

          (b) with respect to the GIC Office Trust Mortgage Loan, the following documents collectively:

               (i) the original executed Mortgage Note for such Trust Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "Wells Fargo Bank, N.A., as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

               (ii) a copy of the executed GIC Office Co-Lender Agreement; and

               (iii) a copy of the GIC Office Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vi) and (a)(ix) through (a)(xix) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence

          "Mortgage Loan" shall mean any Trust Mortgage Loan or Non-Trust Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any affected Non-Trust Mortgage Loan Noteholder(s), as applicable, including, in the case of the GIC Office Loan Group, any such documents held by or on behalf of the GIC Office Non-Trust Mortgage Loan Noteholders.

          "Mortgage Loan Origination Documents" shall mean, with respect to any Serviced Trust Mortgage Loan, any of the following documents (other than any document that constitutes part of the Mortgage File for such Serviced Trust Mortgage Loan), if applicable with respect to such Serviced Trust Mortgage Loan: final appraisal, final survey, final engineering report, final environmental report, final seismic report, rent roll, property operating statement, financial statements (if obtained), cash management agreement, property management agreement, major tenant leases representing more than 25% of annual mortgaged property income, borrower organizational documents, escrow and reserve agreements, final loan documents required to be executed and delivered by the borrower at the closing of such Serviced Trust Mortgage Loan and any final legal opinions required to be delivered by the borrower's counsel at the closing of such Serviced Trust Mortgage Loan that, in all of the foregoing cases: (a) were in fact delivered in connection with the origination of such Serviced Trust

Mortgage Loan and (b) are in the possession or under the control of the Depositor (in the case of the Lehman Trust Mortgage Loans) or the UBS Mortgage Loan Seller (in the case of the UBS Trust Mortgage Loans).

          "Mortgage Loan Purchase Agreements" shall mean the LBHI/Depositor Mortgage Loan Purchase Agreement, the LUBS/Depositor Mortgage Loan Purchase Agreement and the UBS/Depositor Mortgage Loan Purchase Agreement.

          "Mortgage Loan Seller" shall mean the LBHI Mortgage Loan Seller, the LUBS Mortgage Loan Seller or the UBS Mortgage Loan Seller, as applicable.

          "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool" shall mean all of the Trust Mortgage Loans and any REO Trust Mortgage Loans, collectively.

          "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Trust Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Trust Mortgage Loans set forth on Annexes A-1 through A-4 to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

          "Mortgage Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section
3.20 (or, in the case of the GIC Office Trust Mortgage Loan, by the applicable GIC Office Servicer in accordance with the GIC Office Servicing Agreement) or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of each ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date.

          "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

          "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related

Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, but excluding guarantors.

          "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool in connection with Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received by the Trust on the Trust Mortgage Loans (including Specially Serviced Trust Mortgage Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

          "Net Default Charges" shall have, with respect to any Serviced Trust Mortgage Loan or REO Trust Mortgage Loan, the meaning assigned thereto in
Section 3.26(a).

          "Net Investment Earnings" shall mean, with respect to any Investment Account for any related Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

          "Net Investment Loss" shall mean, with respect to any Investment Account for any related Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

          "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or Administered REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

          "Net Prepayment Consideration" shall mean the Prepayment Consideration Received by the Trust (or, if applicable, on behalf of a Serviced Non-Trust Mortgage Loan Noteholder) with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

          "New Lease" shall mean any lease of an Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s).

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance" shall mean:

          (1) any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan by the Master Servicer, the Trustee or any Fiscal Agent, which P&I Advance such party has determined in its reasonable, good faith judgment (or, with respect to any P&I Advances proposed to be made on a Performing Trust Mortgage Loan, the Special Servicer has determined, in accordance with the Servicing Standard and with the consent of the Controlling Class Representative), will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; provided that, if any of the GIC Office Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer receives written notice in accordance with the GIC Office Co-Lender Agreement that a party (with respect to such other commercial mortgage securitization) responsible for making delinquency advances similar to P&I Advances hereunder on any such mortgage loan has determined, in accordance with the requirements of the related securitization agreement, that any such delinquency advance made or to be made with respect to such securitized GIC Office Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) would be nonrecoverable out of collections on such Mortgage Loan (or such REO Mortgage Loan), then (for so long as the Master Servicer has actual knowledge that delinquency advances are not being made with respect to such securitized GIC Office Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) in connection with such other commercial mortgage securitization by reason of such nonrecoverability determination) any P&I Advance that is required to be made hereunder with respect to the GIC Office Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) shall be deemed to be a Nonrecoverable P&I Advance (unless any such P&I Advances required to be made hereunder with respect to the GIC Office Trust Mortgage Loan are again deemed to be recoverable, including based on the Master Servicer having received written notice to such effect in accordance with the GIC Office Co-Lender Agreement); and

          (2) any P&I Advance previously made or proposed to be made in respect of any Specially Serviced Trust Mortgage Loan or any REO Trust Mortgage Loan that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be.

          "Nonrecoverable Servicing Advance" shall mean:

          (1) any Servicing Advance previously made or proposed to be made in respect of any Serviced Mortgage Loan or Administered REO Property by the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment (or, with respect to Servicing Advances proposed to be made on a Performing Serviced Mortgage Loan by the Master Servicer, the Trustee or any Fiscal Agent, the Special Servicer has determined, in accordance with the Servicing Standard and with the consent of the Controlling Class Representative), will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Serviced Loan Combination, on or in respect of such Loan Combination) or such REO Property, as the case may be; and

          (2) any Servicing Advance previously made or proposed to be made in respect of any Specially Serviced Mortgage Loan or any Administered REO Property, that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Mortgage Loan (or, if such Mortgage Loan is part of a Serviced Loan Combination, on or in respect of such Loan Combination) or such Administered REO Property, as the case may be.

          "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class X-CL, Class X-CP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R-I, Class R-II, Class R-III and Class V Certificates are Non-Registered Certificates.

          "Non-Trust Mortgage Loan" shall mean the 666 Fifth Avenue Non-Trust Mortgage Loan, any GIC Office Non-Trust Mortgage Loan, any Somerset Collection Non-Trust Mortgage Loan, the Kimberly Place Non-Trust Mortgage Loan or the Cumberland Place Non-Trust Mortgage Loan, as applicable.

          "Non-Trust Mortgage Loan Noteholders" shall mean the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder, any GIC Office Non-Trust Mortgage Loan Noteholder, any Somerset Collection Non-Trust Mortgage Loan Noteholder, the Kimberly Place Non-Trust Mortgage Loan Noteholder or the Cumberland Place Non-Trust Mortgage Loan Noteholder, as applicable.

          "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

          "Offering Memorandum" shall mean the Offering Memorandum dated March 23, 2004, relating to the Class X-CL, Class X-CP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates.

          "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or REMIC III as a REMIC,
(b) compliance with the REMIC Provisions, (c) qualification of Grantor Trust V as a Grantor Trust, (d) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust Event, as may be applicable, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

          "Original Class Notional Amount" shall mean, with respect to any Class of Interest-Only Certificates, the initial Class Notional Amount thereof as of the Closing Date, which shall equal $1,234,613,151, in the case of the Class X-CL Certificates, and $1,156,061,000, in the case of the Class X-CP Certificates.

          "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, as to any Trust Mortgage Loan or REO Trust Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

          "Pari Passu Mortgage Loans" shall mean the 666 Fifth Avenue Mortgage Loans, the GIC Office Pari Passu Mortgage Loans and the Somerset Collection Pari Passu Mortgage Loans, as applicable.

          "Pari Passu Non-Trust Mortgage Loans" shall mean the 666 Fifth Avenue Non-Trust Mortgage Loan, the GIC Office Pari Passu Non-Trust Mortgage Loans and the Somerset Collection Pari Passu Non-Trust Mortgage Loan.

          "Pari Passu Non-Trust Mortgage Loan Securities" shall mean any 666 Fifth Avenue Non-Trust Mortgage Loan Securities and any Somerset Collection Pari Passu Non-Trust Mortgage Loan Securities.

          "Pass-Through Rate" shall mean:

          (a) with respect to the Class A-1 Certificates for any Interest Accrual Period, 2.946% per annum;

          (b) with respect to the Class A-2 Certificates for any Interest Accrual Period, 3.246% per annum;

          (c) with respect to the Class A-3 Certificates for any Interest Accrual Period, 3.973% per annum;

          (d) with respect to the Class A-4 Certificates for any Interest Accrual Period, 4.367% per annum;

          (e) with respect to the Class B Certificates for any Interest Accrual Period, 4.427% per annum;

          (f) with respect to the Class C Certificates for any Interest Accrual Period, 4.437% per annum;

          (g) with respect to the Class D Certificates for any Interest Accrual Period, 4.457% per annum;

          (h) with respect to the Class E Certificates for any Interest Accrual Period, 4.487% per annum;

          (i) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.506% per annum;

          (j) with respect to the Class G Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.595% per annum;

          (k) with respect to the Class H Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.743% per annum;

          (l) with respect to the Class J Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.841% per annum;

          (m) with respect to the Class K Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, minus 0.192%;

          (n) with respect to the Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.716% per annum;

          (o) with respect to any Class X-CL REMIC III Component for any Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period, over
(ii) the greater of the Adjusted REMIC II Remittance Rate and the Alternative Adjusted REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period;

          (p) with respect to the Class X-CL Certificates for any Interest Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Pass-Through Rates applicable to the Class X-CL REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Class X-CL REMIC III Components outstanding immediately prior to the related Distribution Date;

          (q) with respect to any Class X-CP REMIC III Component for any Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the lesser of the REMIC II Remittance Rate and the Adjusted REMIC II Remittance Rate with respect to such Class X-CP REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period, over (ii) the Alternative Adjusted REMIC II Remittance Rate with respect to such Class X-CP REMIC III Component's Corresponding REMIC II Regular Interest for such Interest Accrual Period; and

          (r) with respect to the Class X-CP Certificates for any Interest Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Pass-Through Rates applicable to the Class X-CP REMIC III Components for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Class X-CP REMIC III Components outstanding immediately prior to the related Distribution Date; provided that, for reporting purposes, the Pass-Through Rate of the Class X-CP Certificates for each Interest Accrual Period shall be calculated in accordance with the Prospectus Supplement.

          The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular Interest.

          "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class; and
(b) with respect to a Class V or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performing Five-Year Mortgage Loan" shall mean any Five-Year Mortgage Loan that is a Corrected Mortgage Loan or as to which a Servicing Transfer Event has never occurred.

          "Performing Serviced Mortgage Loan" shall mean any Corrected Mortgage Loan and any Serviced Mortgage Loan as to which a Servicing Transfer Event has never occurred.

          "Performing Serviced Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Performing Serviced Mortgage Loan.

          "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

          "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee (in its individual capacity) if otherwise qualifying hereunder):

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency (and, if applicable, Fitch), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (or, if applicable, Fitch), as evidenced in writing by such Rating Agency (and, if applicable, Fitch)). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency (and, if applicable, Fitch), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (or, if applicable, Fitch), as evidenced in writing by such Rating Agency (and, if applicable, Fitch)). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's and S&P (or, in the case of either Rating Agency (and, if applicable, Fitch), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (or, if applicable, Fitch), as evidenced in writing by such Rating Agency (and, if applicable, Fitch)). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v) units of money market funds rated in the highest applicable rating category of each of Moody's and S&P (or, in the case of either Rating Agency (and, if applicable, Fitch), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (or, if applicable, Fitch), as evidenced in writing by such Rating Agency (and, if applicable, Fitch)) and which seeks to maintain a constant net asset value; and

          (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be (1) in the case of either Rating Agency (and, if applicable, Fitch), evidenced in a writing by such Rating Agency (and, if applicable, Fitch) to the effect that such obligation or security will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (or, if applicable, Fitch), or (2) otherwise evidenced in a writing by each Rating Agency (and, if applicable, Fitch) to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

          "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the

Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall have the meaning assigned thereto in Section 5.02(c).

          "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Interest Certificates.

          "PNC" shall mean PNC Bank, National Association.

          "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc. [OR THE NAME OF ANY SUCCESSOR MASTER SERVICER], as Master Servicer, on behalf of Wells Fargo Bank, N.A. [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Pool Custodial Account".

          "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc. [OR THE NAME OF ANY SUCCESSOR SPECIAL SERVICER], as Special Servicer, on behalf of Wells Fargo Bank, N.A. [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Pool REO Account".

          "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity, except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Consideration" shall mean any Prepayment Premium and/or Yield Maintenance Charge.

          "Prepayment Consideration Entitlement" shall mean, with respect to (1) any Distribution Date on which any Net Prepayment Consideration Received by the Trust on any Trust Mortgage Loan or REO Trust Mortgage Loan is distributable and
(2) any Class of YM Principal Balance Certificates that is entitled to distributions of principal on such Distribution Date, for purposes of determining the portion of such Net Prepayment Consideration distributable with respect to such Class of YM Principal Balance

Certificates, an amount equal to the product of (x) the amount of such Net Prepayment Consideration, multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of YM Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the subject Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, over the relevant Discount Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM Principal Balance Certificates on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and the denominator of which is equal to the Adjusted Principal Distribution Amount for such Distribution Date.

          "Prepayment Interest Excess" shall mean: (a) with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any applicable Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, further exclusive of any Additional Interest); and (b) with respect to the GIC Office Trust Mortgage Loan, a "Prepayment Interest Excess" in respect thereof under, and within the meaning of, the GIC Office Servicing Agreement (net of related Master Servicing Fees).

          "Prepayment Interest Shortfall" shall mean: (a) with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced by the related Master Servicing Fee Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date; and (b) with respect to the GIC Office Trust Mortgage Loan, a "Prepayment Interest Shortfall" in respect thereof under, and within the meaning of, the GIC Office Servicing Agreement (reduced by the related Master Servicing Fees).

          "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan.

          "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225 (for communications by United States mail),
Attention: President, and the Primary Servicing Office of the Special Servicer is located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225 (for communications by United States mail), Attention: President.

          "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify any Fiscal Agent, the Master Servicer, the Special Servicer and each Serviced Non-Trust Mortgage Loan Noteholder in writing of its selection.

          "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than an Interest-Only Certificate).

          "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

          (a) the aggregate of all payments of principal (other than Principal Prepayments) Received by the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

          (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received by the Trust prior to the related Collection Period;

          (c) the aggregate of all Principal Prepayments Received by the Trust on the Trust Mortgage Loans during the related Collection Period;

          (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Trust Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Trust Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

          (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received by the Trust with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Trust Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date; and

          (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Trust Mortgage Loans and any REO Trust Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) through (f) of this definition shall represent amounts received, due or advanced on or in respect of any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Principal Prepayment" shall mean any voluntary payment of principal made by or on behalf of the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date, that by the Trust and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Prohibited Transaction Exemption" shall mean Prohibited Transaction Exemption 91-14 granted to a predecessor of Lehman Brothers by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

          "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a)(iii).

          "Prospectus" shall mean the prospectus dated March 23, 2004, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

          "Prospectus Supplement" shall mean the prospectus supplement dated March 23, 2004, relating to the Registered Certificates.

          "Purchase Price" shall mean, with respect to any Trust Mortgage Loan (or REO Property or, in the case of any REO Property that relates to a Loan Combination, the Trust's interest therein), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Trust Mortgage Loan (or the related REO Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan (or the related REO Trust Mortgage
Loan) to, but not including, the Due Date in the applicable Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances with respect to such Trust Mortgage Loan (or REO Property), if any, together with the amount of any Servicing Advance (and accrued interest thereon in accordance with Section 3.11(g)) with respect to such Trust Mortgage Loan (or REO Property) that has been previously reimbursed as a Nonrecoverable Advance out of general collections of principal on the Mortgage Pool (but only to the extent such amounts have not been reimbursed to the Trust), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g) and/or Section 4.03(d), and (e) in the case of a repurchase by the Depositor pursuant to Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other Additional Trust Fund Expenses with respect to such Trust Mortgage Loan (or REO Property), including any Liquidation Fee that may be payable because the subject repurchase occurred subsequent to the expiration of the Initial Resolution Period plus the applicable Resolution Extension Period for the Material Document Defect or Material Breach, as applicable, that gave rise to the repurchase, and
(ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan; provided that, in the case of a Trust Mortgage Loan that is part of a Loan Combination, the Purchase Price calculated above may be reduced (subject to the provisions of the related Co-Lender Agreement) by any related unpaid Master Servicing Fees, unreimbursed Advances and/or, to the extent included therein pursuant to clause (d) above, unpaid interest on Advances which, following the subject purchase, will continue to be payable or reimbursable under the related co-lender agreement and/or any successor servicing agreement to the Master Servicer and/or the Special Servicer in respect of such Trust Mortgage Loan (which amounts shall no longer be payable hereunder); and provided, further, that, in the case of an REO Property that relates to a Serviced Loan Combination, for purposes of Section 3.18 and the definition of "Specially Designated Servicing Action", the Purchase Price for such REO Property shall instead equal the aggregate of the amounts described in clauses (a), (b), (c) and (d) above with respect to all of the REO Mortgage Loans comprising such Loan Combination.

          "Qualified Bidder" shall have the meaning assigned thereto in Section 7.01(c).

          "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Rated Final Distribution Date" shall mean: (a) with respect to the Class A-1, Class A-2 and Class A-3 Certificates, the Distribution Date in March 2029; and (b) with respect to the other Classes of Principal Balance Certificates (exclusive of the Class T Certificates), the Distribution Date in March 2036.

          "Rating Agency" shall mean each of Moody's and S&P.

          "Realized Loss" shall mean:

          (1) with respect to each Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the applicable Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Mortgage Loan, as the case may be, to but not including the Due Date in the applicable Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto after its Anticipated Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, received in respect of such Mortgage Loan or, to the extent allocable to such REO Mortgage Loan, the related REO Property, as the case may be, during the applicable Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest and Additional Interest) on or principal of such Mortgage Loan or REO Mortgage Loan; provided that, in the case of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, references to "Collection Period" in this clause (1) shall mean the "GIC Office Collection Period";

          (2) with respect to each Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to
     Section 3.20 (or, in the case of the GIC Office Trust Mortgage Loan, by the applicable GIC Office Servicer pursuant to the GIC Office Servicing Agreement), the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest) so canceled;

          (3) with respect to each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to
     Section 3.20 (or, in the case of the GIC Office Trust Mortgage Loan, by the applicable GIC Office Servicer pursuant to the GIC Office Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); and

          (4) with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, to the extent not otherwise taken into account as part of a Realized Loss determined pursuant to any of clauses (1), (2) and (3) of this definition, the amount of any related Advance that is reimbursed as a Nonrecoverable Advance out of general collections on the Mortgage Pool (net of any Recovered Amount in connection with the item for which such Nonrecoverable Advance was made).

          To the extent relevant for reporting purposes, "Realized Losses" in respect of the Serviced Non-Trust Mortgage Loans shall be calculated in substantially the same manner as set forth above for a Trust Mortgage Loan.

          "Received by the Trust" shall mean: (a) in the case of the GIC Office Trust Mortgage Loan or any GIC Office REO Property, received by the Trustee (or the Master Servicer on behalf of the Trustee), as holder of the Mortgage Note for the GIC Office Trust Mortgage Loan, on behalf of the Trust; and (b) in the case of any other Trust Mortgage Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

          "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; provided that the "Record Date" for the initial Distribution Date shall be the Closing Date.

          "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

          "Recovered Amount" shall have the meaning assigned thereto in Section 1.03(c).

          "Reference Rate" shall mean, with respect to any Interest Accrual Period, the applicable rate per annum set forth on the Reference Rate Schedule.

          "Reference Rate Schedule" shall mean the list of Reference Rates set forth on the schedule attached hereto as Schedule IV.

          "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates are Registered Certificates.

          "Regular Interest Certificate" shall mean any REMIC III Certificate other than a Class R-III Certificate.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Regulation S Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

          "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the applicable Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

          "Regulation S Release Date" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days after the later of
(a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

          "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans Received by the Trust after the Closing Date (other than any such payments and/or proceeds that represent (A) scheduled payments of interest and principal due in respect of the Trust Mortgage Loans on or before the Cut-off Date, (B) amounts that constitute part of the Excess Servicing Strip, or (C) Additional Interest Received by the Trust in respect of the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files; (ii) any Administered REO Properties as from time to time are subject to this Agreement (or, in the case of any REO Property that relates to a Serviced Loan Combination, the Trust's interest therein, or, in the case of the GIC Office Trust Mortgage Loan, the rights of the holder thereof with respect to any GIC Office REO Property under the GIC Office

Servicing Agreement) and all income and proceeds therefrom; (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, the Collection Account, the Interest Reserve Account and, if established, the Pool REO Account, exclusive of any funds or assets that constitute part of the Excess Servicing Strip or represent Additional Interest Received by the Trust in respect of the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates; and (iv) the rights of the Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement; provided that REMIC I shall not include the Non-Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on such Non-Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto.

          "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

          "REMIC I Remittance Rate" shall mean: (a) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust Mortgage Loan subsequent to the Closing Date), minus (ii) the Administrative Cost Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); (b) with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Serviced Trust Mortgage Loan that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto); and (c) with respect to the REMIC I Regular Interest that, as of the Closing Date, corresponds to the GIC Office Trust Mortgage Loan, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the sum of the related Master Servicing Fee Rate plus the Trustee Fee Rate.

          "REMIC II" shall mean the segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates, pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

          "REMIC II Regular Interest" shall mean any of the 31 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at its REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

          "REMIC II Remittance Rate" shall mean, with respect to each REMIC II Regular Interest for any Interest Accrual Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

          "REMIC III" shall mean the segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates, pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

          "REMIC III Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-4, Class X-CL, Class X-CP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T or Class R-III Certificate.

          "REMIC III Component" shall mean:

          (a) with respect to the Class X-CL Certificates, any of the following 31 components of the Class X-CL Certificates: REMIC III Component X-CL-A-1-1; REMIC III Component X-CL-A-1-2; REMIC III Component X-CL-A-1-3; REMIC III Component X-CL-A-2-1; REMIC III Component X-CL-A-2-2; REMIC III Component X-CL-A-2-3; REMIC III Component X-CL-A-2-4; REMIC III Component X-CL-A-3-1; REMIC III Component X-CL-A-3-2; REMIC III Component X-CL-A-4-1; REMIC III Component X-CL-A-4-2; REMIC III Component X-CL-B; REMIC III Component X-CL-C; REMIC III Component X-CL-D; REMIC III Component X-CL-E-1; REMIC III Component X-CL-E-2; REMIC III Component X-CL-F-1; REMIC III Component X-CL-F-2; REMIC III Component X-CL-G-1; REMIC III Component X-CL-G-2; REMIC III Component X-CL-H-1; REMIC III Component X-CL-H-2; REMIC III Component X-CL-J; REMIC III Component X-CL-K; REMIC III Component X-CL-L; REMIC III Component X-CL-M; REMIC III Component X-CL-N; REMIC III Component X-CL-P; REMIC III Component X-CL-Q; REMIC III Component X-CL-S; and REMIC III Component X-CL-T; each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions, (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component Notional Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time; and

          (b) with respect to the Class X-CP Certificates, any of the following 22 components of the Class X-CP Certificates: REMIC III Component X-CP-A-1-2; REMIC III Component X-CP-A-1-3; REMIC III Component X-CP-A-2-1; REMIC III Component X-CP-A-2-2; REMIC III Component X-CP-A-2-3; REMIC III Component X-CP-A-2-4; REMIC III Component X-CP-A-3-1; REMIC III Component X-CP-A-3-2; REMIC III Component X-CP-A-4-1; REMIC III Component X-CP-A-4-2; REMIC III Component X-CP-B; REMIC III Component X-CP-C; REMIC III Component X-CP-D; REMIC III Component X-CP-E-1; REMIC III Component X-CP-E-2; REMIC III Component X-CP-F-1; REMIC III Component X-CP-F-2; REMIC III Component X-CP-G-1; REMIC III Component X-CP-G-2; REMIC III Component X-CP-H-1; REMIC III Component X-CP-H-2; and REMIC III Component X-CP-J; each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions, (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component Notional

     Amount equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest outstanding from time to time.

          "REMIC Pool" shall mean any of REMIC I, REMIC II and REMIC III.

          "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean the Pool REO Account, the 666 Fifth Avenue REO Account, the Somerset Collection REO Account, the Kimberly Place REO Account or the Cumberland Place REO Account, as applicable.

          "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09 (or, in the case of any GIC Office REO Property, pursuant to the GIC Office Servicing Agreement).

          "REO Disposition" shall mean the sale or other disposition of any Administered REO Property pursuant to Section 3.18 (or, in the case of any GIC Office REO Property, pursuant to the GIC Office Servicing Agreement).

          "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

          "REO Mortgage Loan" shall mean the mortgage loan (or, if a Serviced Loan Combination is involved, one of the two or more mortgage loans comprising such Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to relate to and succeed the Mortgage Loan (or, in the case of any REO Property that relates to a Serviced Loan Combination, one of the two or more Mortgage Loans) relating to the subject REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any REO Property that relates to a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and, if applicable hereunder, an initial Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. Amounts Received by the Trust (or, if applicable, received on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder) with respect to each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special

Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property (other than in the case of a GIC Office REO Property) or for the reimbursement of the Master Servicer or the Special Servicer for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate (net of related "Master Servicing Fees" payable under the GIC Office Servicing Agreement) to but not including the Due Date in the Collection Period of receipt (exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); second, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts (or, in the case of any GIC Office REO Trust Mortgage Loan, any Yield Maintenance Charge) due and owing in respect of such REO Mortgage Loan (exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); and fourth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such REO Mortgage Loan; provided that, in any GIC Office Trust Mortgage Loan, if an allocation in accordance with this sentence would conflict with remittance reports from the applicable GIC Office Servicer, the Master Servicer shall, in the absence of actual knowledge of an error, rely on the allocation in such remittance reports; and provided, further, that, if one or more Advances previously made in respect of an REO Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such REO Trust Mortgage Loan available for application pursuant to clauses first through fourth of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such REO Trust Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such REO Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with any interest on such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses first through fourth of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso); and provided, further, that if the Mortgage Loans comprising the 666 Fifth Avenue Loan Pair become REO Mortgage Loans, amounts received with respect to the 666 Fifth Avenue REO Mortgage Loans shall be allocated between those two REO Mortgage Loans as provided in the 666 Fifth Avenue Co-Lender Agreement and such payments and other collections so allocated to each such 666 Fifth Avenue REO Mortgage Loan shall be applied to amounts due and owing under such REO Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the foregoing provisions of this definition of "REO Mortgage Loan" (provided that references to the recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances above in this definition, with respect to each 666 Fifth Avenue REO Mortgage Loan, shall be deemed to refer to that 666 Fifth Avenue REO Mortgage Loan's allocable share of the related servicing expense and/or Servicing Advance, as applicable, allocated thereto in accordance with the 666 Fifth Avenue Co-Lender Agreement; provided, further, that if the Mortgage Loans comprising any other Serviced Loan Combination become REO Mortgage Loans, amounts received with respect to such REO Mortgage Loans shall be applied to amounts due and owing in respect of such REO Mortgage Loans as provided in the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master

Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.11(g) and 4.03(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

          "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property related to a Serviced Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (or a Loan Combination); provided that a GIC Office Mortgaged Property shall constitute an REO Property if acquired under the GIC Office Servicing Agreement for the benefit of the GIC Office Non-Trust Mortgage Loan Noteholders and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the GIC Office Loan Group.

          "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

          "REO Trust Mortgage Loan" shall mean the successor REO Mortgage Loan with respect to any Trust Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

          "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

          "Required Appraisal Loan" shall mean any Serviced Mortgage Loan (other than a Kimberly Place Mortgage Loan):

          (i) that becomes a Modified Loan;

          (ii) that is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment;

          (iii) that is delinquent in respect of its Balloon Payment, if any,
     (A) for one day beyond the related maturity date (in the event that neither clause (B) nor clause (C) below is applicable), or (B) for 30 days beyond the related maturity date (with the consent of the Somerset Collection Controlling Party (in the case of a Somerset Collection Mortgage Loan), the Cumberland Place Controlling Party (in the case of a Cumberland Place Mortgage Loan) or the Controlling Class Representative (in the case of any other Serviced Mortgage Loan except a Kimberly Place Mortgage Loan), as applicable, for such 30-day forbearance in deeming such Mortgage Loan a "Required Appraisal Loan" under clause (A) above), or (C) if clause (B) above otherwise applies and, before the end of the 30-day period provided for in clause (B) above, the related Mortgagor has delivered a refinancing commitment satisfactory to the Master Servicer and the Somerset Collection Controlling Party (in the case of a Somerset Collection Mortgage Loan), the Cumberland Place Controlling Party (in the case of a Cumberland Place Mortgage Loan) or the Controlling Class Representative (in the case of any other Serviced Mortgage Loan except a Kimberly Place Mortgage Loan), as applicable, and if such Mortgagor continues timely to make monthly payments equivalent to the related Assumed Monthly Payments, for a period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

          (iv) with respect to which the related Mortgaged Property has become an REO Property;

          (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property;

          (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof; or

          (vii) that remains outstanding five years following any extension of its maturity date pursuant to Section 3.20;

provided that all of the Mortgage Loans comprising a Serviced Loan Combination shall, upon the occurrence of any of the events described in clauses (i) through
(vii) of this definition in respect of any such Mortgage Loan, be deemed to be a single "Required Appraisal Loan"; and provided, further, that the Kimberly Place Loan Pair shall constitute a Required Appraisal Loan upon the occurrence of any of the events contemplated by the first sentence of Section 33 of the Kimberly Place Intercreditor Agreement. Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Mortgage Loan (except if such Required Appraisal Loan had not become a Specially Serviced Mortgage Loan at the time the applicable event(s) described in any of clauses
(i) through (vii) above (or, in the case of the Kimberly Place Loan Pair, referred to in the second proviso of the preceding sentence) ceased to exist), it has remained current for at least three consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above (or, in the case of the Kimberly Place Loan Pair, referred to in the second proviso of the preceding sentence) has occurred with respect thereto during the preceding three-month period. The term "Required Appraisal Loan" shall include any successor REO Mortgage Loan(s) in respect of a Serviced Trust Mortgage Loan or Serviced Loan Combination. In no event shall the GIC Office Trust Mortgage Loan, any GIC Office REO Trust Mortgage Loan or the GIC Office Loan Group constitutes a Required Appraisal Loan hereunder.

          "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as such Appraised Value may be reduced by the Special Servicer, in its good faith and reasonable judgment, acting in accordance with the Servicing Standard, based upon the Special Servicer's review of the subject Required Appraisal and such other information that the Special Servicer, in its good faith and reasonable judgment, deems relevant (provided that the Special Servicer shall not be obligated to make any such reduction)), over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held for purposes of paying any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be drawn upon for purposes of paying down the principal balance of such Required Appraisal Loan.

          "Reserve Account" shall have the meaning assigned thereto in Section 3.03(d).

          "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan.

          "Residual Interest Certificate" shall mean a Class R-I, Class R-II or Class R-III Certificate.

          "Resolution Extension Period" shall mean:

          (a) for purposes of remediating a Material Breach with respect to any Trust Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

          (b) for purposes of remediating a Material Document Defect with respect to any Trust Mortgage Loan that is a Performing Trust Mortgage Loan at the commencement of, and that does not become a Specially Serviced Trust Mortgage Loan during, the applicable Initial Resolution Period, the 90-day period following the end of the applicable Initial Resolution Period;

          (c) for purposes of remediating a Material Document Defect with respect to any Trust Mortgage Loan that is a Performing Trust Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the later of (i) the 45th day following the end of such Initial Resolution Period and (ii) the 90th day following the receipt by the Depositor, in the case of a Lehman Trust Mortgage Loan, or by the UBS Mortgage Loan Seller, in the case of a UBS Trust Mortgage Loan, of a Seller/Depositor Notification regarding the occurrence of the relevant Servicing Transfer Event; provided that, if the Depositor, in the case of a Lehman Trust Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Trust Mortgage Loan, did not receive a Seller/Depositor Notification regarding the occurrence of the relevant Servicing Transfer Event during the applicable Initial Resolution Period, then clause (b) of this definition will be deemed to apply; and

          (d) for purposes of remediating a Material Document Defect with respect to any Trust Mortgage Loan that is a Specially Serviced Trust Mortgage Loan as of the commencement of the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 45th day following the end of such Initial Resolution Period, provided that, if the Depositor, in the case of a Lehman Trust Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Trust Mortgage Loan, did not receive a Seller/Depositor Notification regarding the occurrence of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then (i) if such Seller/Depositor Notification is received during the applicable Initial Resolution Period, such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply, and (ii) if such Seller/Depositor Notification is not received during the applicable Initial Resolution Period, then clause (b) of this definition will be deemed to apply.

          "Responsible Officer" shall mean: (a) when used with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee's Asset-Backed Services Trust Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to any Fiscal Agent, any officer thereof.

          "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

          "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, any Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act" shall have the meaning assigned thereto in
Section 8.15(d).

          "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.15(d).

          "SASCO II" shall mean Structured Asset Securities Corporation II or any successor in interest.

          "Scheduled Payment" shall mean, with respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the Monthly Payment on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the GIC Office Trust Loan, by the applicable GIC Office Servicer pursuant to the GIC Office Servicing Agreement), and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Seller/Depositor Notification" shall mean, with respect to any Trust Mortgage Loan, a written notification executed (in each case promptly upon becoming aware of such event) by a Responsible Officer of the Trustee, or a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, and delivered to the Master Servicer, the Special Servicer and the Trustee (except to the extent any of the foregoing three parties is the party delivering the subject Seller/Depositor Notification) and, as applicable, to either the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) or the Depositor (in the case of a Lehman Trust Mortgage Loan), in each case identifying and describing the circumstances relating to any of the events set forth below, which notification shall be substantially in the form of Exhibit N attached hereto:

          (i) the occurrence of a Material Document Defect or Material Document Breach with respect to the subject Trust Mortgage Loan;

          (ii) the direction to cure the Material Document Defect or Material Breach with respect to the subject Trust Mortgage Loan within the time period and subject to the conditions provided for in Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan) or Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement (in the case of a UBS Trust Mortgage Loan), as applicable;

          (iii) following or simultaneously with the occurrence of a Material Document Defect, the existence or occurrence of a Servicing Transfer Event with respect to the subject Trust Mortgage Loan;

          (iv) following or simultaneously with the occurrence of a Material Document Defect, the existence or occurrence of an assumption or a proposed assumption with respect to the subject Trust Mortgage Loan;

          (v) only (A) under the circumstances contemplated by the last paragraph of Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan) or Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement (in the case of a UBS Trust Mortgage Loan), as applicable, and (B) following the expiration of the applicable Resolution Extension Period and (C) following either the occurrence of a Servicing Transfer Event or an assumption with respect to the subject Trust Mortgage Loan, as applicable, the direction to cure the subject Material Document Defect within 15 days of receipt of such Seller/Depositor Notification;

          (vi) following the expiration of the 15-day period set forth in clause
     (v) above, notification of the election by the Master Servicer or the Special Servicer, as applicable, to perform the cure obligations with respect to the subject Material Document Defect; and/or

          (vii) the expiration of the applicable Resolution Extension Period with respect to such Trust Mortgage Loan and the direction to promptly repurchase such Trust Mortgage Loan.

In addition to the foregoing parties, a copy of each such Seller/Depositor Notification shall be delivered to the Controlling Class Representative by the Trustee (to the extent the Trustee knows the identity of the Controlling Class Representative) and, in the case of an event described in clauses (v) and/or
(vii) of this definition, to internal counsel to the Depositor or counsel to the UBS Mortgage Loan Seller, as applicable (to the extent known to the Trustee).

          "Senior Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-4, Class X-CL or Class X-CP Certificate.

          "Senior Serviced Mortgage Loan" shall mean each of the Somerset Collection Pari Passu Mortgage Loans, the Kimberly Place Trust Mortgage Loan and the Cumberland Place Trust Mortgage Loan.

          "Serviced Combination Trust Mortgage Loan" shall mean each of the 666 Fifth Avenue Trust Mortgage Loan, the Somerset Collection Trust Mortgage Loan, the Kimberly Place Trust Mortgage Loan and the Cumberland Place Trust Mortgage Loan, as applicable.

          "Serviced Loan Combination" shall mean each the 666 Fifth Avenue Loan Pair, the Somerset Collection Loan Group, the Kimberly Place Loan Pair and the Cumberland Place Loan Pair, as applicable.

          "Serviced Mortgage Loan" shall mean each Mortgage Loan (including a Specially Serviced Mortgage Loan), other than the GIC Office Trust Mortgage Loan and the GIC Office Non-Trust Mortgage Loans.

          "Serviced Non-Trust Mortgage Loan" shall mean each Non-Trust Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, none of the GIC Office Non-Trust Mortgage Loans shall in any event constitute a Serviced Non-Trust Mortgage Loan hereunder.

          "Serviced Non-Trust Mortgage Loan Noteholder" shall mean each holder of the Mortgage Note for a Serviced Non-Trust Mortgage Loan. Notwithstanding anything herein to the contrary, no GIC Office Non-Trust Mortgage Loan Noteholder shall in any event constitute a Serviced Non-Trust Mortgage Loan Noteholder hereunder.

          "Serviced Pari Passu Mortgage Loan" shall mean a 666 Fifth Avenue Mortgage Loan or a Somerset Collection Pari Passu Mortgage Loan, as applicable. Notwithstanding anything herein to the contrary, neither the GIC Office Trust Mortgage Loan nor the GIC Office Pari Passu Non-Trust Mortgage Loans shall in any event constitute a Serviced Pari Passu Mortgage Loan hereunder.

          "Serviced Pari Passu Non-Trust Mortgage Loan" shall mean the 666 Fifth Avenue Non-Trust Mortgage Loan and the Somerset Collection Pari Passu Non-Trust Mortgage Loan. Notwithstanding anything herein to the contrary, none of the GIC Office Pari Passu Non-Trust Mortgage Loans shall in any event constitute a Serviced Pari Passu Non-Trust Mortgage Loan hereunder.

          "Serviced Subordinate Non-Trust Mortgage Loan" shall mean each Subordinate Non-Trust Mortgage Loan, other than the GIC Office Subordinate Non-Trust Mortgage Loan.

          "Serviced Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, the GIC Office Trust Mortgage Loan shall in no event constitute a Serviced Trust Mortgage Loan hereunder.

          "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File and the CMSA Collateral Summary File) and the Supplemental Report.

          "Servicing Account" shall have the meaning assigned thereto in Section 3.03(a).

          "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer, any Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any Administered REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, any Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, the GIC Office Servicing Agreement or any Co-Lender Agreement.

          "Servicing Fees" shall mean: (a) with respect to each Serviced Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Master Servicing Fee (if any) and the Special Servicing Fee; and (b) with respect to the GIC Office Trust Mortgage Loan, the Master Servicing Fee.

          "Servicing File" shall mean, collectively, any and all documents (other than documents required to be part of the related Mortgage File, except as specifically provided below in this definition), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Serviced Mortgage Loan, including any original letter of credit (together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related Mortgagor, escrow agreements, property management agreements and, in the case of a Serviced Non-Trust Mortgage Loan, a copy of the related Mortgage Note.

          "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Mortgage Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Mortgage Loans and any applicable co-lender, intercreditor and/or similar agreements; (ii) with a view to: (A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Mortgage Loans or, in the case of any such Serviced Mortgage Loan that is (1) a Specially Serviced Mortgage Loan or (2) a Serviced Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the subject Serviced Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, the maximization of recovery on such Loan Combination to the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)) to be performed at the related Mortgage Rate (or, in the case of a Serviced Loan Combination, at the weighted average of the respective Mortgage Rates for the Mortgage Loans that comprise such Loan Combination); and (iii) without regard to (A) any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Mortgage Loan), that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Pari Passu Non-Trust Mortgage Loan Securities) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

          "Servicing Transfer Event" shall mean, with respect to any Serviced Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

          "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

          "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Mortgage Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Mortgage Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person,
(vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

          "Somerset Collection Available Remittance Amount" shall mean, with respect to any Somerset Collection Remittance Date, the "Available Remittance Amount" under the Somerset Collection Co-Lender Agreement.

          "Somerset Collection Change of Control Event" shall mean the event that occurs when: (a) the principal amount of the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (net of any existing Appraisal Reduction Amount with respect to the Somerset Collection Loan Group) is less than 27.5% of an amount equal to (i) the original principal amount of the Somerset Collection Subordinate Non-Trust Mortgage Loan, less (ii) any principal payments allocated to, and received on, the Mortgage Note for the Somerset Collection Subordinate Non-Trust Mortgage Loan made by the related borrower; and (b) the Somerset Collection

Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto has not been repaid in full.

          "Somerset Collection Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Somerset Collection Collection Period" shall mean, with respect to any Somerset Collection Master Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the Somerset Collection Determination Date in the calendar month preceding the month in which such Somerset Collection Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs and ending on and including the Somerset Collection Determination Date in the calendar month in which such Somerset Collection Master Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

          "Somerset Collection Controlling Party" shall mean the Somerset Collection Directing Lender or any representative appointed thereby, consistent with Section 3.02(d) of the Somerset Collection Co-Lender Agreement, to exercise the rights and powers of the Somerset Collection Directing Lender under the Somerset Collection Co-Lender Agreement or this Agreement.

          "Somerset Collection Cure Rights" shall mean the cure rights on the part of the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder provided for in Article VII of the Somerset Collection Co-Lender Agreement.

          "Somerset Collection Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to
Section 3.04B on behalf of the Somerset Collection Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF SOMERSET COLLECTION NOTEHOLDERS], as their interests may appear".

          "Somerset Collection Determination Date" shall mean the "Determination Date" under the Somerset Collection Co-Lender Agreement.

          "Somerset Collection Directing Lender" shall mean, as of any date of determination, the "Directing Lender" under the Somerset Collection Co-Lender Agreement.

          "Somerset Collection Loan Group" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Mortgage Loans with respect to the Somerset Collection Mortgage Loans).

          "Somerset Collection Master Servicer Remittance Date" shall mean the "Remittance Date" under the Somerset Collection Co-Lender Agreement.

          "Somerset Collection Mortgage Loan" shall mean the Somerset Collection Trust Mortgage Loan or any Somerset Collection Non-Trust Mortgage Loan, as applicable.

          "Somerset Collection Mortgaged Property" shall mean the mortgaged property identified on the Trust Mortgage Loan Schedule as the Somerset Collection.

          "Somerset Collection Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Somerset Collection Non-Trust Mortgage Loan Noteholders" shall mean, together, the Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder and the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder.

          "Somerset Collection Noteholders" shall mean, collectively, the holder of the Mortgage Note for the Somerset Collection Trust Mortgage Loan, together with the Somerset Collection Non-Trust Mortgage Loan Noteholders.

          "Somerset Collection Pari Passu Mortgage Loans" shall mean the Somerset Collection Trust Mortgage Loan and the Somerset Collection Pari Passu Non-Trust Mortgage Loan.

          "Somerset Collection Pari Passu Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Somerset Collection Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto).

          "Somerset Collection Pari Passu Non-Trust Mortgage Loan Securities" shall mean any securities evidencing an interest in, or secured by, the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement" shall mean any agreement governing the securitization of the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Trust" shall mean any commercial mortgage securitization trust similar to the commercial mortgage securitization trust contemplated by this Agreement, that from time to time holds the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Somerset Collection Preliminary Master Servicer Remittance Report" shall mean a preliminary report prepared based on information in the possession of the Master Servicer (including any information received from the Special Servicer) with respect to each Somerset Collection Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), as of the date of such report, delivered by the Master Servicer to each Somerset Collection Non-Trust Mortgage Loan Noteholder, containing (i) such information regarding each Somerset Collection Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) as will permit the related Somerset Collection Non-Trust Mortgage Loan Noteholder (or any applicable servicer, trustee or paying agent on behalf thereof) to calculate the estimated amounts required to be distributed pursuant to any Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement and to furnish related statements pursuant to any Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement, including information, as to each such Somerset Collection Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), as applicable, with respect to scheduled principal balances, scheduled monthly interest payments and unscheduled payments and collections and

(ii) any other material information in the possession of the Master Servicer (including information received from the Special Servicer) concerning any Somerset Collection Non-Trust Mortgage Loan which is in default (or any successor REO Mortgage Loan with respect thereto), the information customarily provided by the Master Servicer concerning any Somerset Collection Non-Trust Mortgage Loan which is not in default, and such additional information as is agreed to from time to time by the Master Servicer.

          "Somerset Collection REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Somerset Collection Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF SOMERSET COLLECTION NOTEHOLDERS], as their interests may appear".

          "Somerset Collection REO Mortgage Loan" shall mean any REO Mortgage Loan relating to a Somerset Collection Mortgage Loan.

          "Somerset Collection REO Property" shall mean the Somerset Collection Mortgaged Property, at such time that it becomes an REO Property hereunder.

          "Somerset Collection REO Trust Mortgage Loan" shall mean any REO Trust Mortgage Loan relating to the Somerset Collection Trust Mortgage Loan.

          "Somerset Collection Specially Designated Servicing Actions" shall mean, with respect to the Somerset Collection Loan Group or any related REO Property, any of the actions specified in clauses (i) through (xv) of the first paragraph of Section 3.02(a) of the Somerset Collection Co-Lender Agreement.

          "Somerset Collection Subordinate Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Somerset Collection Subordinate Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto).

          "Somerset Collection Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the Trust Mortgage Loan Schedule by loan number 3 and is, together with the Somerset Collection Non-Trust Mortgage Loans, secured by the same Mortgage(s) on the Somerset Collection Mortgaged Property.

          "Special Servicer" shall mean, subject to Section 7.01(c), Midland, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(i).

          "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan that relates to an Administered REO Property, the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(c).

          "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Trust Mortgage Loan, the following documents collectively:

          (i) the original executed Mortgage Note for such Trust Mortgage Loan (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

          (ii) an original or copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy, or an irrevocable, binding commitment to issue such title insurance policy);

          (iv) an original or copy of any Ground Lease and Ground Lease estoppels, if any, relating to such Trust Mortgage Loan; and

          (v) with respect to Trust Mortgage Loans secured by hospitality properties only, the related franchise agreement (if any) and franchisor comfort letter (if any).

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; and provided, further, that the only Specially Designated Mortgage Loan Document with respect to the GIC Office Trust Mortgage Loan shall be the document described in clause (i) of this definition.

          "Specially Designated Servicing Action" means, with respect to the Serviced Mortgage Loans and Administered REO Properties, any of the following actions:

               (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an Administered REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Charges) or any material non-monetary term (including any material term relating to insurance) of a Mortgage Loan;

               (iii) any proposed sale of a Defaulted Trust Mortgage Loan or an Administered REO Property (other than in connection with the termination of the Trust Fund) for less than the related Purchase Price;

               (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

               (v) any determination to bring an Administered REO Property, or a Mortgaged Property securing a Serviced Mortgage Loan that is in default, into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Administered REO Property or such Mortgaged Property, as the case may be;

               (vi) any release of collateral for a Serviced Mortgage Loan, other than any release of collateral that (A) is required by the terms of such Mortgage Loan (with no material discretion by the mortgagee), (B) occurs upon satisfaction of such Mortgage Loan, (C) occurs in connection with a defeasance, or (D) is approved by the Master Servicer pursuant to
     Section 3.20(c);

               (vii) any acceptance of substitute or additional collateral for a Serviced Mortgage Loan, other than any acceptance of substitute or additional collateral that (A) is required by the terms of such Mortgage Loan (with no material discretion by the mortgagee), (B) occurs in connection with a defeasance, or (C) is approved by the Master Servicer pursuant to Section 3.20(c);

               (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Serviced Mortgage Loan;

               (ix) any determination by the Special Servicer that a Servicing Transfer Event of the type described in clause (b) of the definition of "Specially Serviced Mortgage Loan" has occurred;

               (x) any determination by the Special Servicer that an Acceptable Insurance Default has occurred;

               (xi) any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan;

               (xii) any acceptance of a change in the property management company (provided that the unpaid principal balance of the related Serviced Mortgage Loan is greater than $5,000,000) or, if applicable, hotel franchise for any Mortgaged Property;

               (xiii) any release of a letter of credit posted in lieu of an earnout reserve with respect to a Mortgaged Property, other than as required by the terms of the related Serviced Mortgage Loan (with no material discretion by the mortgagee); provided that the amount of such letter of credit is at least equal to the lesser of (a) 2% of the unpaid principal balance of the related Serviced Mortgage Loan and (b) $200,000;

               (xiv) any extension of the maturity date of a Serviced Mortgage Loan that results in the remaining term of any related ground lease (together with extensions at the sole option of the mortgagee) being less than 10 years beyond the amortization term of such Mortgage Loan; and

               (xv) any six-month extension by the Master Servicer of the maturity date of a Performing Five-Year Mortgage Loan pursuant to Section 3.20(c).

As used in clauses (vi) and (vii) above, the term "material discretion" shall mean that the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, is in the discretion of the mortgagee, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related loan documents.

          "Specially Serviced Mortgage Loan" shall mean any Serviced Mortgage Loan as to which any of the following events has occurred:

          (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise (including, in the case of a Senior Serviced Mortgage Loan, by the related Subordinate Non-Trust Mortgage Loan Noteholder exercising related Cure Rights) (i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one day (in the event that neither clause (B) nor clause (C) below is applicable), or (B) for 30 days (with the consent of the Somerset Collection Controlling Party (in the case of a Somerset Collection Mortgage Loan), the Cumberland Place Controlling Party (in the case of a Cumberland Place Mortgage Loan) or the Controlling Class Representative (in the case of any other Serviced Mortgage Loan), as applicable, for such 30-day forbearance in deeming such Serviced Mortgage Loan a "Specially Serviced Mortgage Loan" under clause
     (A) above), or (C) if clause (B) above otherwise applies and, before the end of the 30-day period provided for in clause (B) above, the related Mortgagor has delivered a refinancing commitment satisfactory to the Master Servicer and the Somerset Collection Controlling Party (in the case of a Somerset Collection Mortgage Loan), the Cumberland Place Controlling Party (in the case of a Cumberland Place Mortgage Loan) or the Controlling Class Representative (in the case of any other Serviced Mortgage Loan), as applicable, and if such Mortgagor continues timely to make monthly payments equivalent to the related Assumed Monthly Payments, for a period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not be reasonably be expected to occur; or

          (b) the Master Servicer or, subject to Section 6.11, Section 6.12,
     Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable, the Special Servicer shall have determined, in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Serviced Mortgage Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise (including, in the case of a Senior Serviced Mortgage Loan, by the related Subordinate Non-Trust Mortgage Loan Noteholder exercising related Cure Rights) for at least the applicable period contemplated by clause (a) of this definition; provided that, upon the occurrence of a potential default in the making of the Balloon Payment on a Five-Year Mortgage

     Loan, such Serviced Mortgage Loan shall not be deemed to be a "Specially Serviced Mortgage Loan" pursuant to this paragraph (b) if, with respect to such event, the Master Servicer has determined (subject to Section 6.11, Section 6.12, Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable) that the Master Servicer's granting of a six-month extension of the maturity date of the subject Serviced Mortgage Loan (subject to a limit of two such six-month extensions for the subject Five-Year Mortgage Loan) is in accordance with the Servicing Standard, and at such time no other circumstance identified in clauses (a) through (g) of this definition exists that would cause such Serviced Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan; or

          (c) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that (i) materially impairs the value of the related Mortgaged Property as security for such Serviced Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of a Serviced Non-Trust Mortgage Loan, the related Non-Trust Mortgage Loan Noteholder), and (ii) continues unremedied by the related Mortgagor, any related guarantor or otherwise (including, in the case of a Senior Serviced Mortgage Loan, by the related Subordinate Non-Trust Mortgage Loan Noteholder exercising related Cure Rights) for either (A) one Business Day (but only if, pursuant to the related loan documents, the subject default gives rise to immediate acceleration without application of a cure period under such Serviced Mortgage Loan) or (B) otherwise, the greater of (1) the applicable grace period under the terms of such Senior Serviced Mortgage Loan (plus, solely in the case of a Senior Serviced Mortgage Loan, if applicable, the applicable cure period for exercising related Cure Rights under the terms of the related Co-Lender Agreement) and (2) 30 days; and provided, further, that, notwithstanding the immediately preceding proviso, in the case of a default that relates to the failure by the related Mortgagor to maintain either all risk insurance that covers acts of terrorism or a separate insurance policy that covers acts of terrorism and, as to which the failure to maintain such insurance has been determined by the Special Servicer not to constitute an "Acceptable Insurance Default", such default must continue unremedied for a period of at least 30 days beyond such determination by the Special Servicer; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially Serviced Mortgage Loan when a Liquidation Event has occurred with respect to such Serviced Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses
(a) through (g) above exists that would cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

          (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

          (x)  with respect to the circumstances described in clauses (b), (d),
               (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

          (z) with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

          The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan. If any Serviced Combination Trust Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the other Mortgage Loan or each of the other Mortgage Loans, as the case may be, in such Loan Combination shall also become a Specially Serviced Mortgage Loan; provided that if a Subordinate Non-Trust Mortgage Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related Senior Serviced Mortgage Loan(s) through the exercise of related Cure Rights with respect to such Senior Serviced Mortgage Loan(s), then the existence of such Servicing Transfer Event with respect to the subject Subordinate Non-Trust Mortgage Loan (because the subject Cure Rights do not include the cure of defaults under the subject Subordinate Non-Trust Mortgage
Loan) will not, in and of itself, result in any related Senior Serviced Mortgage Loan becoming a Specially Serviced Mortgage Loan unless a separate Servicing Transfer Event has occurred with respect thereto.

          None of the Mortgage Loans comprising the GIC Office Loan Group shall constitute a Specially Serviced Mortgage Loan hereunder.

          "Specially Serviced Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

          "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20 (or, in the case of the GIC Office Trust Mortgage Loan, by a GIC Office Servicer pursuant to the GIC Office Servicing Agreement) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance" shall mean: (a) with respect to any Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the Cut-off Date Balance of such Trust Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto), without giving effect to any adjustments pursuant to Section 1.03 in connection with the calculation of the Adjusted Principal Distribution Amount, and (ii) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto) during the applicable related Collection Period (or, in the case of a forgiveness of principal or a Final Recovery Determination with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, during the related GIC Office Collection Period) (without duplication of any previous reduction to the Stated Principal Balance of such Trust Mortgage Loan under clause (i) above based on an Advance of any amount that constitutes part of such principal portion of such Realized Loss); and (b) with respect to any Serviced Non-Trust Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such Non-Trust Mortgage Loan, as permanently reduced on each related Master Servicer Remittance Date (to not less than zero) by (i) any principal amounts in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) distributed to the related Non-Trust Mortgage Loan Noteholder on such Master Servicer Remittance Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) in connection with a Liquidation Event or the forgiveness of principal during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Serviced Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date (or, in the case of a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the related Master Servicer Remittance Date) in the applicable Collection Period next following the applicable Collection Period in which such Liquidation Event occurred; provided that, in the case of the GIC Office Trust Mortgage Loan or any GIC Office REO

Trust Mortgage Loan, if the subject Liquidation Event is a Final Recovery Determination made by the GIC Office Special Servicer with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, then references to "Collection Period" in this sentence shall be deemed to mean the "GIC Office Collection Period".

          "Subordinate Available Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of the Available Distribution Amount for such Distribution Date, over the aggregate distributions, if any, to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a).

          "Subordinate Certificate" shall mean any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R-I, Class R-II or Class R-III Certificate.

          "Subordinate Non-Trust Mortgage Loan" shall mean the GIC Office Subordinate Non-Trust Mortgage Loan, the Somerset Collection Subordinate Non-Trust Mortgage Loan, the Kimberly Place Non-Trust Mortgage Loan and the Cumberland Place Non-Trust Mortgage Loan, as applicable.

          "Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder, the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder, the Kimberly Place Non-Trust Mortgage Loan Noteholder and the Cumberland Place Non-Trust Mortgage Loan Noteholder, as applicable.

          "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage Loans as provided in Section 3.22.

          "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

          "Supplemental Report" shall mean have the meaning assigned thereto in
Section 4.02(a).

          "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the Trustee).

          "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

          "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trusts created hereunder due to their classification as Grantor Trusts, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

          "Total Principal Reinstatement Amount" shall mean, with respect to any Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the lesser of:
(1) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (after taking into account the distributions made with respect to the Certificates on the subject Distribution Date, but prior to any adjustments to the Class Principal Balances of the respective Classes of Principal Balance Certificates pursuant to Section 4.04 or
Section 4.05); and (2) the amount, if any, by which (a) the aggregate Loss Reimbursement Amount in respect of all the Classes of Principal Balance Certificates for the subject Distribution Date, exceeds (b) the total portion of such aggregate Loss Reimbursement Amount reimbursed in respect of all of the Classes of Principal Balance Certificates for the subject Distribution Date, if any, pursuant to Section 4.01(a) and/or Section 4.01(b).

          "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

          "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

          "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

          "Trust" shall mean the common law trust created hereunder.

          "Trust Collection Period" shall mean, with respect to any Distribution Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the Trust Determination Date in the calendar month preceding the month in which such Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Trust Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Trust Determination Date in the calendar month in which such Distribution Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Trust Determination Date" shall mean the 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in April 2004.

          "Trust Fund" shall mean, collectively, all of the assets of REMIC I, REMIC II and REMIC III, together with the Grantor Trust Assets.

          "Trust Master Servicer Remittance Date" shall mean the date each month, commencing in April 2004, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

          "Trust Mortgage Loan" shall mean each of the mortgage loans listed on the Trust Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Trust Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust.

          "Trust Mortgage Loan Schedule" shall mean the list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

          (v)  the original Mortgage Rate;

          (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

          (vii) in the case of a Balloon Trust Mortgage Loan, the remaining amortization term;

          (viii) the Interest Accrual Basis;

          (ix) the (A) Administrative Cost Rate and (B) primary servicing fee rate;

          (x)  whether such Trust Mortgage Loan is secured by a Ground Lease;

          (xi) the related Mortgage Loan Seller;

          (xii) whether such Trust Mortgage Loan is a Defeasance Mortgage Loan;

          (xiii) whether such Trust Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate; and

          (xiv) whether such Trust Mortgage Loan is a Cross-Collateralized Mortgage Loan and the Cross-Collateralized Group to which it belongs.

          "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee Account" shall have the meaning assigned thereto in Section 3.06(a).

          "Trustee Backup Certification" shall have the meaning assigned thereto in Section 8.15(g).

          "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

          "Trustee Fee Rate" shall mean 0.0019% per annum.

          "Trustee Liability" shall have the meaning assigned thereto in Section 8.05(b).

          "UBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of March 23, 2004, between the UBS Mortgage Loan Seller and the Depositor.

          "UBS Mortgage Loan Seller" shall mean UBS Real Estate Investments Inc. or its successor in interest.

          "UBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement.

          "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

          "Uncertificated Accrued Interest" shall mean the interest accrued from time to time with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the amount of which interest shall equal: (a) in the case of any REMIC I Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the annual REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and (b) in the case of any REMIC II Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the annual REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. Each REMIC I Regular Interest and REMIC II Regular Interest shall accrue interest on a 30/360 Basis.

          "Uncertificated Distributable Interest" shall mean: (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated

Accrued Interest in respect of all the subject REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for the related Interest Accrual Period; and (b) with respect to any REMIC II Regular Interest for any Distribution Date, subject to Section 4.05(d), an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for the related Interest Accrual Period.

          "Uncertificated Principal Balance" shall mean the principal balance of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Trust Mortgage Loan, and the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further permanently reduced (subject to Section 4.05) on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to
Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(k), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c). Notwithstanding the foregoing, on any given Distribution Date, the Uncertificated Principal Balance of any REMIC II Regular Interest shall be subject to increase (and, when appropriate, shall be increased), as and to the extent provided in Section 4.05(c).

          "Underwriters" shall mean Lehman Brothers Inc. and UBS Securities LLC and their respective successors in interest.

          "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a) (30) of the Code.

          "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting

Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the various Classes of Interest-Only Certificates in proportion to the respective Class Notional Amounts of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R-I, Class R-II, Class R-III and/or Class V Certificates.

          "Weighted Average REMIC I Remittance Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective REMIC I Remittance Rates in effect for the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          "Wells Fargo" shall mean Wells Fargo Bank, N.A. or its successor in interest.

          "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Mortgage Loan pursuant to, Section 3.11(c).

          "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

          "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular Serviced Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, that, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the subject Serviced Mortgage Loan or the actual term remaining through the related Stated Maturity Date or Anticipated Repayment Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X

100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          "Yield Maintenance Treasury Rate" shall mean, for purposes of calculating a Discount Rate, the yield calculated by the Master Servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Anticipated Repayment Date) of the relevant prepaid Trust Mortgage Loan or REO Trust Mortgage Loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the Master Servicer shall select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

          "YM Principal Balance Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03. Certain Adjustments to the Principal Distributions on
                        the Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

          first, out of any amounts then on deposit in the Pool Custodial Account that represent payments or other collections of principal Received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

          second, out of any amounts then on deposit in the Pool Custodial Account that represent any other payments or other collections Received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

          third, out of any other amounts then on deposit in the Pool Custodial Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

          (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clause first of Section 1.03(a) to reimburse a Nonrecoverable Advance or to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then: (i) the Adjusted Principal Distribution Amount for such Distribution Date shall exclude such payment or other collection of principal; and (ii) for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution Date, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution Date.

          (c) If and to the extent that (1) any Advance is determined to be a Nonrecoverable Advance, (2) such Advance is reimbursed or interest thereon is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and (3) the particular item for which such Advance was originally made or such interest on such Advance, as the case may be, is subsequently Received by the Trust (in whole or in part) out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan (such item or such interest on such Advance, as the case may be, if and to the extent so collected, a "Recovered Amount"), then: (i) without duplication of any amounts already included therein, the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item or such interest on such Advance, as the case may be, was Received by the Trust shall include such Recovered Amount; (ii) for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was Received by the Trust, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such Distribution Date; and (iii) such Advance or such interest thereon, as the case may be, to the extent of such Recovered Amount, will no longer be considered to have been reimbursed or paid, as the case may be, out of general principal collections on the Mortgage Pool. In addition, if and to the extent that any Advance is determined to be a Nonrecoverable Advance, interest on such Advance is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and such interest on such Advance is subsequently reimbursed to the Trust out of Default Charges collected on the Trust Mortgage Loan or REO Trust Mortgage Loan as to which such Advance was made, then: (i) the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Default Charges were Received by the Trust shall include the portion of such Default Charges that was applied to reimburse the Trust for such interest on such Advance; (ii) for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Default Charges were Received by the Trust, an amount equal to the portion of such Default Charges that was applied to reimburse the Trust for such interest on such Advance shall be added to the Principal Distribution Amount for such Distribution Date; and (iii) such interest on such Advance, to the extent of such Recovered Amount, will no longer be considered to have been paid out of general principal collections on the Mortgage Pool.

          (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Creation of Trust; Conveyance of Trust Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "LB-UBS Commercial Mortgage Trust 2004-C2". Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Trust Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, (iii) the respective Co-Lender Agreements; and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the related Co-Lender Agreement. With respect to each Trust Mortgage Loan that is part of a Loan Combination, the Trustee, on behalf of the Trust, assumes the obligations of the holder of such Trust Mortgage Loan and the related Mortgage Note under, and agrees to be bound by, the related Co-Lender Agreement.

          The parties hereto acknowledge and agree that, notwithstanding Section 11.07, the transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage Loan, deliver to and deposit with, and the UBS Mortgage Loan Seller has (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) agreed, in the case of each UBS Trust Mortgage Loan, to deliver to and deposit with: (i) the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for such Trust Mortgage Loan, with copies of the related Mortgage Note, Mortgage(s) and reserve and cash management agreements for such Trust Mortgage Loan to be delivered (except in the case of the GIC Office Trust Mortgage Loan) to the Master Servicer and the Special Servicer; and (ii) the Master Servicer, on or before the Closing Date, all unapplied Escrow Payments and Reserve Funds in the possession of the Depositor or the UBS Mortgage Loan Seller, as the case may be, that relate to such Trust Mortgage Loan. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this Section 2.01(b).

          After the Depositor's transfer of the Trust Mortgage Loans to the Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

          (c) The Depositor hereby represents and warrants that it has retained or caused to be retained, with respect to each Lehman Trust Mortgage Loan (other than the GIC Office Trust Mortgage Loan), and the UBS Mortgage Loan Seller has covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement that it shall retain with respect to each UBS Trust Mortgage Loan, an Independent Person (each such Person, a "Recording/Filing Agent") for purposes of promptly (and in any event within 45 days following the later of the Closing Date and the date on which all necessary recording or filing (as applicable) information is available to such Recording/Filing Agent) recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and each related assignment of UCC Financing Statement in favor of the Trustee referred to in clause (a)(viii) of the definition of "Mortgage File".

          Notwithstanding the foregoing, the Depositor may, in the case of a Lehman Trust Mortgage Loan (other than the GIC Office Trust Mortgage Loan), and the UBS Mortgage Loan Seller may, in the case of a UBS Trust Mortgage Loan, request the Trustee to record or file, as applicable, any of the assignments of Mortgage, assignments of Assignment of Leases or assignments of UCC Financing Statements referred to above, and in such event, the requesting party shall cause any such unrecorded or unfiled document to be delivered to the Trustee. The Trustee shall promptly undertake to record or file any such document upon its receipt thereof.

          The Depositor shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the Lehman Trust Mortgage Loans (other than the GIC Office Trust Mortgage Loan), and the Depositor represents and warrants that the UBS/Depositor Mortgage Loan Purchase Agreement provides that the UBS Mortgage Loan Seller shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the UBS Trust Mortgage Loans. The Depositor hereby covenants as to each Lehman Trust Mortgage Loan (other than the GIC Office Trust Mortgage Loan), and the UBS Mortgage Loan Seller has covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement as to each UBS Trust Mortgage Loan, that it will cause the applicable Recording/Filing Agent to forward to the Trustee each related assignment of Mortgage, assignment of Assignment of Leases and each assignment of UCC Financing Statement in favor of the Trustee following its return by the applicable public recording or filing office, as the case may be; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, a certified copy of the recorded original shall be forwarded to the Trustee. Each assignment referred to in the prior two paragraphs that is recorded by the Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent or to the applicable Recording/Filing Agent, following recording, and each assignment of UCC Financing Statement referred to in the prior two paragraphs that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. At least every 90 days after the Closing Date (or at additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Serviced Trust Mortgage Loan by the Master Servicer) and at the expense of the Depositor (in the case of a Lehman Trust Mortgage
Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage
Loan), the Trustee shall forward to the Master Servicer a copy of any of the aforementioned assignments that have been received by the Trustee.

          If any of the aforementioned assignments relating to a UBS Trust Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any of the aforementioned assignments relating to a Lehman Trust Mortgage Loan (other than the GIC Office Trust Mortgage Loan) is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt, whether from the UBS Mortgage Loan Seller or the Depositor, cause the same to be duly recorded or filed, as appropriate.

          (d) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage Loan (other than the GIC Office Trust Mortgage Loan), deliver to and deposit with, and the UBS Mortgage Loan Seller has (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) agreed, in the case of each UBS Trust Mortgage Loan, to deliver to and deposit with, the Master Servicer, upon written request of the Master Servicer, such other relevant documents and records (other than any document in that constitutes part of the Mortgage File for such Trust Mortgage Loan, which shall be delivered pursuant to or as contemplated by
Section 2.01(b) above) that: (A) relate to the administration or servicing of such Trust Mortgage Loan, (B) are reasonably necessary for the ongoing administration and/or servicing of such Trust Mortgage Loan by the Master Servicer in connection with its duties under this Agreement, and (C) are in the possession or under the control of the UBS Mortgage Loan Seller or the Depositor, as applicable; provided that, to the extent the Depositor or the UBS Mortgage Loan Seller, as applicable, has not received a written request for any such document or record (other than any document in that constitutes part of the Mortgage File for such Trust Mortgage Loan) prior to the first anniversary of the Closing Date, the Depositor or the UBS Mortgage Loan Seller, as the case may be, shall have no obligation to provide such document; and provided, further, that neither the Depositor nor the UBS Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. The Master Servicer shall, with reasonable specificity, on or as soon as reasonably practicable following the Closing Date, request all such documents and records. The Master Servicer shall hold all such documents and records received by it (as well as any funds received by it pursuant to Section 2.01(b)) on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Serviced Non-Trust Mortgage Loan, on behalf of and for the benefit of the related Serviced Non-Trust Mortgage Loan Noteholder).

          Notwithstanding the foregoing, in connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage Loan (other than the GIC Office Trust Mortgage
Loan), use reasonable efforts deliver to and deposit with, and the UBS Mortgage Loan Seller has (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) agreed, in the case of each UBS Trust Mortgage Loan, to use reasonable efforts to deliver to and deposit with, the Master Servicer, in each case as soon as reasonably practicable following the Closing Date (but in any event not later than 45 days following the Closing Date and without need of a written request within such initial 45-day period (except as provided in the following two provisos)), the Mortgage Loan Origination Documents that relate to such Trust Mortgage Loan; provided that, the Master Servicer shall, promptly following delivery by the Depositor or the UBS Mortgage Loan Seller, as applicable, of the Mortgage Loan Origination Documents that relate to each Trust Mortgage Loan, confirm the delivery and completeness thereof and submit a written request for any such document or record that constitutes a Mortgage Loan Origination Document and has not been delivered as provided above in this paragraph; provided, further, that to the extent the Depositor or the UBS Mortgage Loan Seller, as applicable, has not received a written request for any such document or record that constitutes a Mortgage Loan Origination Document (other than any document in that constitutes part of the Mortgage File for such Trust Mortgage Loan) prior to the first anniversary of the Closing Date, the Depositor or the UBS Mortgage Loan Seller, as the case may be, shall have no obligation to provide such document.

          (e) In connection with the obligations of the Master Servicer under Sections 3.01(i) and 3.19(c), with regard to each Serviced Trust Mortgage Loan that is secured by the interests of the related Mortgagor in a hospitality property and each Serviced Trust Mortgage Loan that has a related letter of credit, the Depositor (with respect to each such Serviced Trust Mortgage Loan that is a Lehman Trust Mortgage Loan) shall, and the UBS Mortgage Loan Seller (with respect to each such Serviced Trust Mortgage Loan that is a UBS Trust Mortgage Loan) will be obligated under the UBS/Depositor Mortgage Loan Purchase Agreement to, deliver to and deposit with the Master Servicer, on or before the Closing Date, any related franchise agreement and franchise comfort letter and the original of such letter of credit.

          (f) It is not intended that this Agreement create a partnership or a joint-stock association.

          SECTION 2.02. Acceptance of Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Trust Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for any Serviced Combination Trust Mortgage Loan relates to a Serviced Non-Trust Mortgage Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Serviced Non-Trust Mortgage Loan Noteholder. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Trust Mortgage Loan, (i) the Specially Designated Mortgage Loan Documents are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Trust Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Trust Mortgage Loan.

          (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Trust Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall (or shall cause a Custodian on its behalf to), subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter (and, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (a)(i) through (a)(v), (a)(vii), (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) and
(a)(ix) of the definition of "Mortgage File" or, in the case of the GIC Office Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf;
(ii) the recordation/filing contemplated by Section 2.01(c) (except in the case of the GIC Office Trust Mortgage Loan) has been completed (based solely on receipt by the Trustee or by a Custodian on its behalf of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall (or shall cause a Custodian on its behalf to) deliver a comparable certification, upon request, to any party hereto, any Serviced Non-Trust Mortgage Loan Noteholder and/or any Underwriter.

          (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), (a)(vii), (a)(viii) and (a)(ix) (or, in the case of the GIC Office Trust Mortgage Loan, clauses (b)(i) through (b)(iii)) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

          SECTION 2.03. Repurchase of Trust Mortgage Loans for Document Defects
                        and Breaches of Representations and Warranties.

          (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Trust Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the UBS Mortgage Loan Seller made pursuant to Section 3(b) of the UBS/Depositor Mortgage Loan Purchase Agreement with respect to any UBS Trust Mortgage Loan (a "Breach"), or discovers or receives notice of a breach of any representation or warranty of the Depositor set forth in Section 2.04(b) with respect to any Lehman Trust Mortgage Loan (also, a "Breach"), such party shall give prompt written notice thereof to each Rating Agency, the related Mortgage Loan Seller, the other parties hereto and the Controlling Class Representative. If any such Document Defect or Breach with respect to any Trust Mortgage Loan materially and adversely affects the interests of the Certificateholders therein (which material and adverse effect shall be determined as of the date of such notice with respect to any Document Defect or Breach for which the Depositor (in the case of a Lehman Trust Mortgage
Loan) or the UBS Mortgage Loan Seller or UBS Principal Finance LLC (in the case of a UBS Trust Mortgage Loan) receives notice more than 24 months from the date hereof), then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach", as the case may be. Notwithstanding anything herein to the contrary, the failure by the Depositor (in the case of a Lehman Trust Mortgage Loan) and/or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) to deliver, to the extent required, any item set forth under clause (a)(viii) of the definition of "Mortgage File", with respect to a Trust Mortgage Loan secured by any property other than a hospitality property, can never constitute a Material Document Defect for any purpose under this Agreement or under the UBS/Depositor Mortgage Loan Purchase Agreement.

          Promptly upon becoming aware of any such Material Document Defect or Material Breach with respect to a UBS Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the UBS Mortgage Loan Seller, the Master Servicer and the Special Servicer and shall require the UBS Mortgage Loan Seller, within the time period and subject to the conditions provided for in the UBS/Depositor Mortgage Loan Purchase Agreement, to cure such Material Document Defect or Material Breach, as the case may be, or repurchase the affected Trust Mortgage Loan or any related REO Property (or, in the case of an REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account. Promptly upon becoming aware of any such Material Document Defect or Material Breach with respect to a Lehman Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the Depositor, the Master Servicer and the Special Servicer, and the Depositor shall, not later than 90 days from the earlier of (i) the date on which the Depositor and the Trustee have agreed upon the existence of such Material Document Defect or Material Breach, as the case may be, and (ii) the 120th day following the Depositor's receipt of such Seller/Depositor Notification regarding such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Lehman Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days following any party discovering such Material Document Defect or Material Breach) (any such 90-day period (with respect to a Lehman Trust Mortgage Loan), and any "Initial Resolution Period", as defined in the UBS/Depositor Mortgage Loan Purchase Agreement (with respect to a UBS Trust Mortgage Loan), as applicable, are each referred to herein as the "Initial Resolution Period"), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within the Initial Resolution Period, repurchase the affected Lehman Trust Mortgage Loan or any related REO Property (or, in the case of an REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Lehman Trust Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Depositor has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the Depositor shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Depositor's receiving such extension of time equal to the applicable Resolution Extension Period, the Depositor shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the Initial Resolution Period and what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Material Document Defect or Material Breach will be cured within the applicable Resolution Extension Period); and provided, further, that, if any such Material Document Defect is still not cured after the Initial Resolution Period and any such Resolution Extension Period solely due to the failure of the Depositor to have received a recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Depositor certifies to the Trustee every six months thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken).

          If, during the period of deferral by the Depositor of its cure and repurchase obligations as contemplated by the last proviso of the preceding paragraph, or during any comparable deferral by the UBS Mortgage Loan Seller of its cure and repurchase obligations as provided in Section 5 of the UBS/Depositor Mortgage Loan Purchase Agreement, as applicable, the Trust Mortgage Loan that is the subject of the Material Document Defect either becomes a Specially Serviced Trust Mortgage Loan or becomes the subject of a proposed or actual assumption of the obligations of the related Mortgagor under such Trust Mortgage Loan, then (i) any party to this Agreement that becomes aware of such event shall deliver a Seller/Depositor Notification to such effect (unless a Seller/Depositor Notification with respect to such event has already been delivered by another party) to the Master Servicer, the Special Servicer, the Trustee, the Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan), and (ii) the Trustee, upon becoming aware of such event, shall deliver a Seller/Depositor Notification to the Master Servicer, the Special Servicer, the Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan), providing notice of such event and directing the Depositor or the UBS Mortgage Loan Seller, as applicable, to cure the subject Material Document Defect within 15 days of receipt of such Seller/Depositor Notification. If, upon the expiration of such 15-day period, the Depositor or the UBS Mortgage Loan Seller, as applicable, has failed to cure the subject Material Document Defect, the Master Servicer or the Special Servicer, as applicable, shall be entitled (but not obligated) to perform the obligations of the Depositor or the UBS Mortgage Loan Seller, as applicable, with respect to curing the subject Material Document Defect; and, upon electing to perform such obligations, the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a Seller/Depositor Notification to such effect. In connection with the preceding sentence, the Depositor will, and the UBS Mortgage Loan Seller will be obligated under the UBS/Depositor Mortgage Loan Purchase Agreement to, pay all reasonable costs and expenses in connection with the applicable servicer's effecting such cure.

          (b) In connection with the events in Section 2.03(a), the Trustee shall prepare and deliver, in each case promptly upon becoming aware of such event, to the Master Servicer, the Special Servicer and either the Depositor (with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in the definition of "Seller/Depositor Notification" (unless, in the case of an event described in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification", a Seller/Depositor Notification with respect to such event has already been delivered by the Master Servicer or the Special Servicer). Further, in connection with the events in Section 2.03(a), the Master Servicer or the Special Servicer, as applicable, shall prepare and deliver, in each case promptly upon becoming aware of such event, to the other such servicer, the Trustee and either the Depositor (with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification" (unless such notification has already been delivered). A copy of each such Seller/Depositor Notification shall also be delivered to the Controlling Class Representative and, in the case of an event described in clauses (v) and/or (vii) of the definition of "Seller/Depositor Notification", to either internal counsel to the Depositor (with respect to a Lehman Trust Mortgage Loan) or counsel to the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, to the extent the Trustee, Master Servicer or Special Servicer, as applicable, knows the identity of such person.

          (c) If one or more (but not all) of the Trust Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Depositor or the UBS Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase, the Depositor or the UBS Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Trust Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Trust Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Trust Mortgage Loan(s) therein, on the other hand, such that those two groups of Trust Mortgage Loans are each secured only by the Mortgaged Properties identified in the Trust Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until (i) the Controlling Class Representative, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Depositor or the UBS Mortgage Loan Seller, as the case may be, within ten (10) Business Days of the Controlling Class Representative's receipt of a written request for such consent) and (ii) the Trustee has received from the Depositor or the UBS Mortgage Loan Seller, as the case may be, (A) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event to occur with respect to Grantor Trust V and (B) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates; and provided, further, that the Depositor, in the case of

Lehman Trust Mortgage Loans, or the UBS Mortgage Loan Seller, in the case of UBS Trust Mortgage Loans, may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Trust Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining the materiality of any Breach or Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Trust Mortgage Loan.

          (d) In the event the Depositor is obligated to repurchase any Lehman Trust Mortgage Loan pursuant to this Section 2.03, and/or the UBS Mortgage Loan Seller is obligated to repurchase any UBS Trust Mortgage Loan pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, such obligation shall extend to any REO Trust Mortgage Loan as to which (i) the subject Material Breach existed as to the subject predecessor Trust Mortgage Loan prior to the date the related Mortgaged Property became an REO Property or within 90 days thereafter, and (ii) the party having the repurchase obligation had received, no later than 90 days following the date on which the related Mortgaged Property became an REO Property, a Seller/Depositor Notification from the Trustee regarding the occurrence of the applicable Material Breach and directing such party to repurchase the subject Trust Mortgage Loan.

          (e) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, Section 2.04(b)(xxvi) or Section 2.04(b)(xlviii), or on the part of the UBS Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xxvi) or paragraph (xlviii) of Exhibit B to the UBS/Depositor Mortgage Loan Purchase Agreement, in each case specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the reasonable costs and expenses associated with the subject matter of such representation or warranty, as set forth in such representation or warranty, then the Master Servicer shall (and the Special Servicer may) direct the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) in writing to wire transfer to the Pool Custodial Account, within 90 days of such party's receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) are due from the Mortgagor, (ii) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (iii) have not been paid by the Mortgagor, (iv) are the basis of such Breach and (v) constitute "Covered Costs". Upon payment of such costs, the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor (in the case of a Lehman Trust Mortgage Loan) nor the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) shall be obligated to otherwise cure such Breach or repurchase the affected Trust Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

          (f) In connection with any repurchase of a Trust Mortgage Loan pursuant to or otherwise as contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the

Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee or by a Custodian on its behalf shall be conditioned upon its receipt from the Master Servicer of a Request for Release accompanied by a certification of a Servicing Officer to the effect that all amounts received or to be received in connection with such repurchase which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a), 3.04A(a), 3.04B(a), 3.04C(a) or 3.04D(a), as applicable, have been deposited. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(f), and such other instruments as may be necessary or appropriate to transfer title to an REO Property or any interest therein in connection with the repurchase of an REO Trust Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

          (g) The UBS/Depositor Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any UBS Trust Mortgage Loan. This Section 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Lehman Trust Mortgage Loan.

          SECTION 2.04. Representations, Warranties and Covenants of the
                        Depositor.

          (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to any Fiscal Agent, the Master Servicer and the Special Servicer, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) The Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

               (viii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust Mortgage Loans to the Trustee pursuant to Section 2.01(a).

               (ix) After giving effect to its transfer of the Trust Mortgage Loans to the Trustee pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (x) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xi) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the Trust Mortgage Loans by the Depositor to the Trustee.

               (xiv) Immediately prior to the transfer of the UBS Trust Mortgage Loans to the Trust pursuant to this Agreement (and assuming that the UBS Mortgage Loan Seller transferred to the Depositor good and marketable title to each UBS Trust Mortgage Loan, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each UBS Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the UBS Trust Mortgage Loans, exclusive of the servicing rights pertaining thereto.

          (b) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, with respect to each Lehman Trust Mortgage Loan only, as of the Closing Date or such other date specified in the particular representation and warranty, subject to the exceptions set forth on Schedule II hereto, as follows (the headings set forth in this Section 2.04(b) with respect to each representation and warranty being for convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof):

               (i) Trust Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Trust Mortgage Loan Schedule was true and correct in all material respects as of its Due Date in March 2004.

               (ii) Legal Compliance. If such Mortgage Loan was originated by a Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by a Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, to the Depositor's actual knowledge, after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

               (iii) Ownership of Lehman Trust Mortgage Loan. The Depositor owns such Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan to the Trustee (except in the case of a Loan Combination, which may, pursuant to the related Co-Lender Agreement, require notice to one or more rating agencies or another lender which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Depositor; and the Depositor has validly conveyed to the Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

               (iv) No Holdback. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of such Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

               (v) Loan Document Status. Each of the related Mortgage Note, Mortgage(s), Assignment(s) of Leases, if separate from the related Mortgage, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by (1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. Such Mortgage Loan is non-recourse to the Mortgagor or any other Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. A natural person as individual guarantor has agreed, in effect, to be jointly and severally liable with the related Mortgagor, for all liabilities, costs, losses, damages or expenses suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any intentional fraud or material intentional misrepresentation by the related Mortgagor, (B) any breach on the part of the related Mortgagor of any environmental representations warranties, covenants or indemnity contained in the related Mortgage Loan documents,
     (C) misapplication or misappropriation of rents (received after an event of default), insurance proceeds or condemnation awards, and (D) the filing of a voluntary bankruptcy or insolvency proceeding by the related Mortgagor; provided that, in the case of any breach described in clause (B) of this paragraph, such entity (or individual) may instead cover through environmental insurance liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related Mortgagor under the related Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

               (vi) No Right of Rescission. Subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, there is no valid offset, defense, counterclaim or right to rescission, abatement or diminution with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan; and, as of the Closing Date, to the actual knowledge of the Depositor, no such claim has been asserted.

               (vii) Assignments. The assignment of the related Mortgage(s) and Assignment(s) of Leases to the Trustee (or, in the case of the GIC Office Trust Mortgage Loan, to the GIC Office Trustee) constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

               (viii) First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (b)(v) above, enforceable first lien on the related Mortgaged Property including all improvements thereon and appurtenances and rights related thereto, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for the following (collectively, the "Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment); (C) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (D) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment); and (E) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; provided that, in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination, such Mortgage also secures the related Non-Trust Mortgage Loan(s). With respect to such Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related Mortgaged Property or the ability of the related Mortgaged Property to generate sufficient cashflow to enable the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note (other than a Balloon Payment, which would require a refinancing). If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest (subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all material personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property as presently operated by the Mortgagor, and that is located on the related Mortgaged Property, which personal property includes, in the case of Mortgaged Properties operated by the related Mortgagor as a nursing facility or hospitality property, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property that are owned by the related Mortgagor and reasonably necessary or material to the operation of the subject Mortgaged Property. In the case of any Lehman Trust Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest, to the extent such security interest can be perfected by the inclusion of such provisions and the filing of a UCC financing statement, in the Mortgagor's right to receive related hotel room revenues with respect to such Mortgaged Property.

               (ix) Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges (which, in all such cases, were directly related to the related Mortgaged Property and could constitute liens on the related Mortgaged Property prior to the lien of the related Mortgage), together with all ground rents, that prior to the related Due Date in March 2004 became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are not yet delinquent, and the Depositor knows of no unpaid tax, assessment, ground rent, water charges or sewer rent, which, in all such cases, were directly related to the subject Mortgaged Property and could constitute liens on the subject Mortgaged Property prior to the lien of the related Mortgage, that prior to the Closing Date became due and delinquent in respect of any related Mortgaged Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

               (x) No Material Damage. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Depositor, as of the Closing Date, there was no pending proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof and such Mortgaged Property is free of material damage. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, the related Mortgage Loan documents provide that any condemnation awards will be applied (or, at the discretion of the mortgagee, will be applied) to either the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan.

               (xi) Title Insurance. Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, in the original principal amount of such Loan Combination) after all advances of principal, subject only to Permitted Encumbrances and, in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination, further subject to the fact that the related Mortgage also secures the related Non-Trust Mortgage Loan(s) (or, if such policy has not yet been issued, such insurance may be evidenced by a binding commitment or binding pro forma marked as binding and signed (either thereon or on a related escrow letter attached thereto) by the title insurer or its authorized agent) from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance policy is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the Trustee (or, in the case of the GIC Office Trust Mortgage Loan, the GIC Office Trustee) as sole insured as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; no claims have been made by the Depositor or any prior holder of such Mortgage Loan under such title insurance policy; and neither the Depositor nor the applicable Lehman Mortgage Loan Seller (or any of its Affiliates) has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures over such exclusion, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road, (B) that there is no material encroachment by any improvements on the related Mortgaged Property either to or from any adjoining property or across any easements on the related Mortgaged Property, and (C) that the land shown on the survey materially conforms to the legal description of the related Mortgaged Property.

               (xii) Property Insurance. As of the date of its origination and, to the Depositor's actual knowledge, as of the Cut-off Date, all insurance required under each related Mortgage (except where a tenant, having an investment grade rating, is permitted to insure or self-insure under a lease) was in full force and effect with respect to each related Mortgaged Property; such insurance included (A) fire and extended perils insurance included within the classification "All Risk of Physical Loss" or the equivalent thereof in an amount (subject to a customary deductible) at least equal to the lesser of (1) 100% of the full insurable replacement cost of the improvements located on such Mortgaged Property without reduction for depreciation (except to the extent not permitted by applicable law) and (2) the initial principal balance of such Mortgage Loan (or the portion thereof allocable to such Mortgaged Property), and if applicable, the related hazard insurance policies contain appropriate endorsements to avoid application of co-insurance, (B) business interruption or rental loss insurance for a period of not less than 12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if (1) such Mortgage Loan is secured by a Mortgaged Property located in the State of California or in "seismic zone" 3 or 4 and (2) a seismic assessment as described below revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, seismic insurance; it is an event of default under such Mortgage Loan if the above-described insurance coverage is not maintained by the related Mortgagor (except where a tenant, having an investment grade rating, is permitted to insure or self-insure under a lease) and the related loan documents provide that any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage may be recovered from the related Mortgagor; the related Evidence of Property Insurance and certificate of liability insurance (which may be in the form of an Acord 27 or an Acord 25, respectively), or forms substantially similar thereto, provide that the related insurance policy may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection) name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor or the applicable Lehman Mortgage Loan Seller or, to the actual knowledge of Depositor, by any prior mortgagee under the subject Lehman Trust Mortgage Loan; all premiums under any such insurance policy have been paid through the Cut-off Date; the insurance policies specified in clauses (A), (B) and
     (C) above are required to be maintained with insurance companies having "financial strength" or "claims paying ability" ratings of at least "A:V" from A.M. Best Company or at least "A-" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria for rating the Certificates); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, and subject to the related exception schedules, the related Mortgage Loan documents provide that any property insurance proceeds will be applied (or, at the discretion of the mortgagee, will be applied) either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan; provided that the related Mortgage Loan


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

     documents may entitle the related Mortgagor to any portion of such proceeds remaining after completion of the repair or restoration of the related Mortgaged Property or payment of amounts due under such Mortgage Loan. If the related Mortgaged Property is located in the State of California or in "seismic zone" 3 or 4, then: (A) either a seismic assessment was conducted with respect to the related Mortgaged Property in connection with the origination of such Mortgage Loan or earthquake insurance was obtained; and
     (B) the probable maximum loss for the related Mortgaged Property as reflected in such seismic assessment, if any, was determined based upon a return period of not less than 475 years, an exposure period of 50 years and a 10% probability of incidence. Schedule II-(xii) attached hereto is true and correct in all material respects.

               (xiii) No Material Defaults. Other than payments due but not yet 30 days or more delinquent, there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note, the related Mortgage or other loan documents relating to such Mortgage Loan, and (B), to the knowledge of the Depositor, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration (A) that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Section 2.04(b) or
     (B) with respect to which: (1) neither the Depositor nor the applicable Lehman Mortgage Loan Seller has any actual knowledge and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date. Neither the Depositor nor any prior holder of the subject Lehman Trust Mortgage Loan has waived, in writing or with knowledge, any material default, breach, violation or event of acceleration under any of such documents. Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

               (xiv) No Payment Delinquency. As of the Closing Date, such Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment.

               (xv) Interest Accrual Basis. Such Mortgage Loan accrues interest on an Actual/360 Basis or a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof (except if such Mortgage Loan is an ARD Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

               (xvi) Subordinate Debt. Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, any related Mortgaged Property or any direct controlling interest in the Mortgagor to secure any other promissory note or debt (other than another Mortgage Loan in the Trust Fund and, if such Mortgage Loan is part of a Loan Combination, the other Mortgage Loan(s) that are part of such Loan Combination, as applicable).

               (xvii) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan. No action that occurs by operation of the terms of such Mortgage Loan would cause such Mortgage Loan to cease to be a "qualified mortgage", and such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution (A) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury regulations section 1.1001-3, (B) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of
     Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof) or (C) would cause a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code. The related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

               (xviii) Prepayment Consideration. Prepayment Premiums and Yield Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulations section 1.860G-1(b)(2).

               (xix) Environmental Conditions. One or more environmental site assessments (or updates thereof) in each instance meeting American Society of Testing and Materials requirements were performed by an environmental consulting firm independent of the Depositor and the Depositor's Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then
     (1) the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation, (3) the responsible party set forth on Schedule II-(xix) (which responsible party has been reasonably determined by the applicable Lehman Mortgage Loan Seller to have the creditworthiness to do
     so) is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was de minimis, or (5) environmental insurance has been obtained.

               The Mortgagor with respect to such Mortgage Loan has represented, warranted and covenanted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the related Mortgaged Property, any Hazardous Materials in any manner which violates applicable federal, state or local laws governing the use, storage, handling, production or disposal of Hazardous Materials at the related Mortgaged Property and (A) the related Mortgagor and a natural person have agreed to indemnify the mortgagee under such Mortgage Loan, and its successor and assigns, against any losses, liabilities, damages, penalties, fines, claims and reasonable out-of-pocket expenses (excluding lost profits, consequential damages and diminution of value of the related Mortgaged Property, provided that no Lehman Trust Mortgage Loan with an original principal balance equal to or greater than $15,000,000 contains an exclusion for "diminution in value" of the related Mortgaged Property) paid, suffered or incurred by such mortgagee resulting from such Mortgagor's material violation of any environmental law or a material breach of the environmental representations and warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan or (B) environmental insurance has been obtained. If such Mortgage Loan is a Mortgage Loan as to which neither a natural person has provided the indemnity set forth above nor environmental insurance has been obtained, such Mortgage Loan is set forth on Schedule II-(xix).

               The Depositor has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Depositor or its successors and assigns in respect of such Mortgage Loan to liability under CERCLA or any other applicable federal, state or local environmental law. The related Mortgage or other loan documents require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

               (xx) Realization Against Real Estate Collateral. The related Mortgage Note, Mortgage(s), Assignment(s) of Leases and other loan documents securing such Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph
     (b)(v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

               (xxi) Bankruptcy. The related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1) neither the Depositor nor the applicable Lehman Mortgage Loan Seller has any actual knowledge and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date.

               (xxii) Loan Security. Such Mortgage Loan is secured by a Mortgage on either a fee simple interest or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

               (xxiii) Amortization. Such Mortgage Loan does not provide for negative amortization unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

               (xxiv) Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related Mortgaged Property.

               (xxv) Due-on-Encumbrance. Each Lehman Trust Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or Rating Agency confirmation that an Adverse Rating Event with respect to any Class of Certificates would not occur, any related Mortgaged Property, any direct interest therein or any direct controlling interest in the Mortgagor is directly encumbered in connection with subordinate financing; and, except in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination (for which such consent has been granted with respect to the related Non-Trust Mortgage Loan(s)), and except for the respective Lehman Trust Mortgage Loans secured by the Mortgaged Properties listed on Schedule II-(xxv) (for which such consent has been granted with respect to mezzanine debt), no such consent has been granted by the applicable Lehman Mortgage Loan Seller. To the Depositor's knowledge, no related Mortgaged Property is encumbered in connection with subordinate financing (except that each Mortgaged Property securing a Lehman Trust Mortgage Loan that is part of a Loan Combination also secures the related Non-Trust Mortgage Loan(s)); however, if the related Mortgaged Property is listed on Schedule II-(xxv), then certain direct controlling equity holders in the related Mortgagor are known to the Depositor to have incurred debt secured by their ownership interest in the related Mortgagor.

               (xxvi) Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related Mortgagor, each Lehman Trust Mortgage Loan contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers (which conditions are consistent with the practices of prudent commercial mortgage lenders). The Mortgage (under either specific or general expense provisions) requires the Mortgagor to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions involving the transfer of interests in such Mortgagor or the related Mortgaged Property requiring such consent or approval under the Mortgage including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues.

               (xxvii) Mortgagor Concentration. Except in the case of the 666 Fifth Avenue Trust Mortgage Loan, the GIC Office Trust Mortgage Loan and the Somerset Collection Trust Mortgage Loan, such Mortgage Loan, together with any other Lehman Trust Mortgage Loan made to the same Mortgagor or to an Affiliate of such Mortgagor, does not represent more than 5% of the Initial Pool Balance.

               (xxviii) Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (A) material terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgagee in any manner, and (B) no portion of a related Mortgaged Property has been released from the lien of the related Mortgage, in the case of (A) and/or (B), to an extent or in a manner that in any such event materially interferes with the security intended to be provided by such document or instrument. Schedule II-(xxviii) identifies each Lehman Trust Mortgage Loan as to which, since the latest date the related due diligence materials were delivered to Anthracite Capital, Inc., there has been given, made or consented to an alteration, modification or assumption of the terms of the related Mortgage Note, Mortgage(s) or any related loan agreement and/or lock-box agreement and/or as to which, since such date, there has been a waiver other than as related to routine operational matters or minor covenants.

               (xxix) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

               (xxx) Property Release. The terms of the related Mortgage Note, Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release from the lien of such Mortgage of any portion of the related Mortgaged Property that is necessary to the operation of such Mortgaged Property or was given material value in the underwriting of such Mortgage Loan at origination, without (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), (C) payment of a release price equal to at least 125% of the amount of such Mortgage Loan allocated to the related Mortgaged Property or (D) the satisfaction of certain underwriting and legal requirements which would be considered reasonable by a prudent institutional commercial mortgage lender.

               (xxxi) Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the related Mortgage Loan documents to maintain the related Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; the Depositor has received no notice of any material violation of, to the extent is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)); to the Depositor's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property

     (unless grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. For purposes of this paragraph, a Mortgaged Property shall be deemed "grandfathered" with respect to any laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related Mortgaged Property, if and to the extent that any of the construction, occupancy, use and operation of such Mortgaged Property: (A) conformed in all material respects with such laws, zoning ordinances, rules, covenants and restrictions affecting the improvements on the related Mortgaged Property at the time the improvements on the related Mortgaged Property were initially constructed or put into operation; and/or (B) was not addressed or otherwise prohibited by any such laws, zoning ordinances, rules, covenants and restrictions affecting the related Mortgaged Property at the time the improvements on the related Mortgaged Property were initially constructed or put into operation.

               (xxxii) Property Financial Statements. The related Mortgagor has covenanted in the related Mortgage Loan documents to deliver to the mortgagee annual operating statements, rent rolls and related information of each related Mortgaged Property and annual financial statements. If such Mortgage Loan had an original principal balance greater than $3 million, then the related Mortgagor has covenanted to provide such operating statements, rent rolls and related information on a quarterly basis. If such Mortgage Loan has an original principal balance equal to or greater than $20 million, the related Mortgagor, if it obtains an audited financial statement, is required to provide a copy thereof to the holder of such Mortgage Loan at the related mortgagee's request.

               (xxxiii) Single Purpose Entity. If such Mortgage Loan has a Cut-off Date Balance in excess of $25 million, then the related Mortgagor is obligated by its organizational documents and the related Mortgage Loan documents to be a Single Purpose Entity for so long as such Mortgage Loan is outstanding; and, if such Mortgage Loan has a Cut-off Date Balance greater than $5 million and less than $25 million, then the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to own the related Mortgaged Property and no other material assets, except such as are incidental to the ownership of such Mortgaged Property for so long as such Mortgage Loan is outstanding. For purposes of this representation, "Single Purpose Entity" means an entity whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such entity: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing such Mortgage Loan, (B) may not engage in any business unrelated to the related Mortgaged Property or Mortgaged Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties and (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents. If such Mortgage Loan has an initial principal balance of $25 million and above and the related Mortgagor is a single member limited liability company, such Mortgagor's organizational documents provide that such Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of its sole member and is organized in a jurisdiction that provides for such continued existence and there was obtained opinion of counsel confirming such continued existence. If such Mortgage Loan has, or is part of a group of Lehman Trust Mortgage Loans with affiliated Mortgagors having, a Cut-off Date Balance equal to or greater than 2% of the Initial Pool Balance, or if such Mortgage Loan has an original principal balance equal to or greater than $25 million, there was obtained an opinion of counsel regarding non-consolidation of such Mortgagor.

               (xxxiv) Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the Depositor, no funds have been received from any Person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

               (xxxv) Legal Proceedings. To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

               (xxxvi) Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related Mortgaged Property is located at all times when it held such Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

               (xxxvii) Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan and any such fees and expenses are the obligation of the Mortgagor under the terms of the Mortgage.

               (xxxviii) Cross-Collateralization. The related Mortgaged Property is not, to the Depositor's knowledge, collateral or security for any mortgage loan that is not in the Trust Fund, and if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund, except that a Lehman Trust Mortgage Loan that is part of a Loan Combination is secured by one or more Mortgaged Properties that also secure the related Non-Trust Mortgage Loan(s). The security interest/lien on each material item of collateral for such Mortgage Loan has been assigned to the Trustee (or, in the case of the GIC Office Trust Mortgage Loan, the GIC Office Trustee).

               (xxxix) Flood Hazard Insurance. None of the improvements on any related Mortgaged Property are located in a flood hazard area as defined by the Federal Insurance Administration or, if any portion of the improvements on the related Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the Mortgagor has obtained and is required to maintain flood insurance.

               (xl) Engineering Assessments. One or more engineering assessments or updates of a previously conducted engineering assessment were performed by an Independent engineering consulting firm with respect to each related Mortgaged Property during the 12-


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

     month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

               (xli) Escrows. All escrow deposits and payments relating to such Mortgage Loan are under control of the Depositor or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The Depositor is transferring to the Trustee (or, in the case of the GIC Office Trust Mortgage Loan, has transferred to the GIC Office Trustee) all of its right, title and interest in and to such amounts.

               (xlii) Licenses, Permits and Authorizations. The related Mortgagor has represented in the related Mortgage Loan documents that, and to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

               (xliii) Origination, Servicing and Collection Practices. The origination, servicing and collection practices used by the Depositor or any prior holder of the related Mortgage Note with respect to such Mortgage Loan have been in all respects legal and have met customary industry standards.

               (xliv) Fee Simple. Unless such Mortgage Loan is covered by the representation and warranty in the immediately following paragraph (xlv), such Mortgage Loan is secured in whole or in material part by a fee simple interest.

               (xlv) Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a Ground Lease but not by the related fee interest, then:

               (A) such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

               (B) upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the Trustee (or, in the case of the GIC Office Trust Mortgage Loan, if applicable, the GIC Office Trustee) without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee (or, in the case of the GIC Office Trust

                    Mortgage Loan, if applicable, the GIC Office Trustee) and its successors without a need to obtain the consent of such lessor (or, if any such consent is required, it has been obtained prior to the Closing Date or may not be unreasonably withheld);

               (C) such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

               (D) unless otherwise set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of such Mortgage Loan;

               (E) such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan and, at the Closing Date, such Ground Lease is in full force and effect; to the actual knowledge of the Seller, except for payments due but not yet 30 days or more delinquent, (1) there is no material default under such Ground Lease, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

               (F) such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

               (G) based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any Permitted Encumbrances;

               (H) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under such Ground Lease (not less than the time provided to the related lessee under such ground lease to cure such default) before the lessor thereunder may terminate or cancel such Ground Lease;

               (I) such Ground Lease has a currently effective term (including any options exercisable by the holder of the related Mortgage) that extends not less


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

                    than 20 years beyond the Stated Maturity Date of the related Mortgage Loan;

               (J) under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor and the related Mortgage Loan documents, taken together, any related insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest thereon;

               (K) such Ground Lease does not impose any restrictions on use or subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

               (L) upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground Lease in a bankruptcy of the related Mortgagor unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor; and

               (M) the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

               (xlvi) Fee Simple and Leasehold Interest. If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage Loan has the right (subject to the limitations and exceptions set forth in paragraph (b)(v) above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

               (xlvii) Tax Lot; Utilities. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy; and each related Mortgaged Property is served by a public or other acceptable water system, a public sewer (or, alternatively, a septic) system, and other customary utility facilities.

               (xlviii) Defeasance. If such Mortgage Loan is a Defeasance Mortgage Loan, the related Mortgage Loan documents require the related Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance or (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the Defeasance Collateral must be government securities within the meaning of Treasury regulations section 1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each ARD Mortgage Loan that it matures on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences) or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage Loan equal to at least 110% of the allocated loan amount of the portion of the Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance Collateral is sufficient to make such payments,
     (4) such Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan (or by the Mortgagor with the approval of such lender), and (5) counsel provide an opinion letter to the effect that the Trustee (or, in the case of the GIC Office Trust Mortgage Loan, the GIC Office Trustee) has a perfected security interest in such Defeasance Collateral prior to any other claim or interest.

               (xlix) Primary Servicing Rights. Except with respect to the servicer(s) under the GIC Office Servicing Agreement (or any successor servicer(s) appointed pursuant thereto or pursuant to the GIC Office Co-Lender Agreement), no Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except (A) as contemplated in this Agreement with respect to primary servicers that are to be sub-servicers of the Master Servicer, (B) as has been conveyed to the Master Servicer, or (C) as has been terminated.

               (l) Mechanics' and Materialmen's Liens. As of origination and, to the Depositor's knowledge, as of the Closing Date, (A) the related Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)). The Depositor has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded, insured against or escrowed for.

               (li) Due Date. The Due Date for such Mortgage Loan is scheduled to be the first day, the eighth day or the eleventh day of each month.

               (lii) Assignment of Leases. Subject only to Permitted Encumbrances, the related Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject only to the exceptions and limitations in paragraph (b)(v) above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property subject to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

               (liii) Mortgagor Formation or Incorporation. To the Depositor's knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

               (liv) No Ownership Interest in Mortgagor. The Depositor has no ownership interest in the related Mortgaged Property or the related Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the Depositor nor any affiliate of the Depositor has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

               (lv) No Undisclosed Common Ownership. To the Depositor's knowledge, except where multiple properties secure an individual Lehman Trust Mortgage Loan, except for properties securing Lehman Trust Mortgage Loans that are cross-defaulted and cross-collateralized, and except as listed on Schedule II-(lv), no two properties securing Lehman Trust Mortgage Loans are directly or indirectly under common ownership.

               (lvi) Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related Mortgaged Property has been released.

               (lvii) Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

               (lviii) ARD Mortgage Loan. If such Mortgage Loan is an ARD Mortgage Loan, then:

               (A) the related Anticipated Repayment Date is not less than five years from the origination date for such Mortgage Loan;

               (B) such Mortgage Loan provides that from the related Anticipated Repayment Date through the maturity date for such Mortgage Loan, all excess cash flow (net of normal monthly debt service on such Mortgage Loan, monthly expenses reasonably related to the operation of the related Mortgaged Property, amounts due for reserves established under such Mortgage Loan, and payments for any other expenses, including capital expenses, related to such Mortgaged Property which are approved by mortgagee) will be applied to repay principal and accrued interest due under such Mortgage Loan;

               (C) no later than the related Anticipated Repayment Date, the related Mortgagor is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account controlled by the mortgagee under such Mortgage Loan; and

               (D) the interest rate of such Mortgage Loan will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date.

               (lix) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

          For purposes of the foregoing representations and warranties in this
Section 2.04(b), the phrases "to the knowledge of the Depositor" or "to the Depositor's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Depositor and the applicable Lehman Mortgage Loan Seller regarding the matters referred to, in each case (i) after having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily (as applicable) mortgage lenders, and in all events as required by the Depositor's and/or the Lehman Mortgage Loan Seller's underwriting practices, at the time of the origination of the particular Lehman Trust Mortgage Loan, with respect to the origination of multifamily or commercial (as applicable) mortgage loans intended for securitization and (ii) subsequent to such origination, utilizing such servicing and monitoring practices as would satisfy the Servicing Standard; and the phrases "to the actual knowledge of the Depositor" or "to the Depositor's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of the Depositor's and the applicable Lehman Mortgage Loan Seller's knowledge without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Depositor and the applicable Lehman Mortgage Loan Seller. Wherever there is a reference to receipt by, or possession of, the Depositor of any information or documents, or to any action taken by the Depositor or not taken by the Depositor or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking or not taking of such action by any of the Depositor, the applicable Lehman Mortgage Loan Seller or any servicer acting on behalf of either.

          Except as expressly provided in Section 2.04(a), the Depositor does not make any representations or warranties regarding the UBS Trust Mortgage Loans.

          (c) The representations, warranties and covenants of the Depositor set forth in Section 2.04(a) and Section 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations,


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

warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05. Acceptance of Grantor Trusts by Trustee; Issuance of the
                        Class V Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest Received by the Trust on or with respect to the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of Grantor Trust V. The rights of Holders of the Class V Certificates, to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) It is the intention of the parties hereto that the segregated pool of assets consisting of the Excess Servicing Strip shall constitute a Grantor Trust for federal income tax purposes and the beneficial ownership interest therein shall not be certificated and shall be subject to the provisions of
Section 3.11(a) hereto.

          SECTION 2.06. Execution, Authentication and Delivery of Class R-I
                        Certificates; Creation of REMIC I Regular Interests.

          The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor,
(a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

          SECTION 2.07. Conveyance of REMIC I Regular Interests; Acceptance of
                        REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and the REMIC III Certificates.

          SECTION 2.08. Execution, Authentication and Delivery of Class R-II
                        Certificates; Creation of REMIC II Regular Interests.

          Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

          SECTION 2.09. Conveyance of REMIC II Regular Interests; Acceptance of
                        REMIC III by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

          SECTION 2.10. Execution, Authentication and Delivery of REMIC III
                        Certificates.

          Concurrently with the assignment to the Trustee of the REMIC II Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) All of the Serviced Mortgage Loans and Administered REO Properties are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Mortgage Loans and Administered REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of a Serviced Loan Combination, for the benefit of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with:
(i) any and all applicable laws; (ii) the express terms of this Agreement; (iii) the express terms of the respective Serviced Mortgage Loans and any and all related intercreditor, co-lender or similar agreements (including with respect to performing the duties of the holders of the respective Trust Mortgage Loans thereunder (to the extent not inconsistent with this Agreement and to the extent consistent with the Servicing Standard)); and (iv) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Serviced Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all of the Performing Serviced Mortgage Loans and shall render such services with respect to the Specially Serviced Mortgage Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and Administered REO Property and shall render such services with respect to the Performing Serviced Mortgage Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Sections 3.01(a), 3.20, 6.11, 6.12, 6.13, 6.14 and
6.15, the Master Servicer and the Special Servicer shall each have full power and authority, acting alone (or, to the extent contemplated by Section 3.22 of this Agreement, through subservicers), to do or cause to be done any and all things in connection with the servicing and administration contemplated by
Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and each Serviced Non-Trust Mortgage Loan Noteholder to execute and deliver, on behalf of the Certificateholders, the Trustee and the Serviced Non-Trust Mortgage Loan Noteholders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Sections 3.01(a), 3.20, 6.11, 6.12, 6.13, 6.14 and 6.15, any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Mortgage Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The parties hereto acknowledge that the 666 Fifth Avenue Loan Pair is subject to the terms and conditions of the 666 Fifth Avenue Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the 666 Fifth Avenue Noteholders under the 666 Fifth Avenue Co-Lender Agreement, including with respect to: (i) the allocation of collections on or in respect of the 666 Fifth Avenue Loan Pair, and the making of payments, to the 666 Fifth Avenue Noteholders in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement; (ii) the allocation of expenses and losses relating to the 666 Fifth Avenue Loan Pair to the 666 Fifth Avenue Noteholders in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement, (iii) the sharing of certain expenses in accordance with Section 4.04 of the 666 Fifth Avenue Co-Lender Agreement and (iv) the purchase of the 666 Fifth Avenue Trust Mortgage Loan by the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder or its designee in accordance with Section 4.02 of the 666 Fifth Avenue Co-Lender Agreement.

          (d) The parties hereto acknowledge that the Somerset Collection Loan Group is subject to the terms and conditions of the Somerset Collection Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Somerset Collection Noteholders under the Somerset Collection Co-Lender Agreement, including with respect to: (i) the allocation of collections on or in respect of the Somerset Collection Loan Group, and the making of payments, to the Somerset Collection Noteholders in accordance with
Section 4.01 of the Somerset Collection Co-Lender Agreement, (ii) the allocation of expenses and losses relating to the Somerset Collection Loan Group to the Somerset Collection Noteholders in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement, (iii) the sharing of certain expenses in accordance with Section 4.05 of the Somerset Collection Co-Lender Agreement,
(iv) the purchase of the Somerset Collection Trust Mortgage Loan (together with the Somerset Collection Pari Passu Non-Trust Mortgage Loan) by the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder or its designee in accordance with Section 4.03 of the Somerset Collection Co-Lender Agreement, and
(v) the right of the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder or a designee thereof to cure certain events of default occurring with respect to the Somerset Collection Pari Passu Mortgage Loans in accordance with Sections 7.01 and 7.02 of the Somerset Collection Co-Lender Agreement.

          (e) The parties hereto acknowledge that the Kimberly Place Loan Pair is subject to the terms and conditions of the Kimberly Place Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the Kimberly Place Noteholders under the Kimberly Place Intercreditor Agreement, including with respect to: (i) the allocation of collections on or in


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respect of the Kimberly Place Loan Pair, and the making of payments, to the
Kimberly Place Noteholders in accordance with Sections 3 and 4(a) of the Kimberly Place Intercreditor Agreement, (ii) the allocation of expenses and losses relating to the Kimberly Place Loan Pair to the Kimberly Place Noteholders in accordance with Section 3 of the Kimberly Place Intercreditor Agreement, (iii) the reduction, on each Due Date, of the principal balance of the Mortgage Note representing the Kimberly Place Non-Trust Mortgage Loan in connection with certain losses and expenses in accordance with Section 4(a) of the Kimberly Place Intercreditor Agreement, (iv) the purchase of the Kimberly Place Trust Mortgage Loan by the Kimberly Place Non-Trust Mortgage Loan Noteholder or its designee in accordance with Section 7 of the Kimberly Place Intercreditor Agreement, and (v) the right of the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder or a designee thereof to cure certain events of default occurring with respect to the Kimberly Place Loan Pair in accordance with Section 8 of the Kimberly Place Intercreditor Agreement.

          (f) The parties hereto acknowledge that the Cumberland Place Loan Pair is subject to the terms and conditions of the Cumberland Place Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Cumberland Place Noteholders under the Cumberland Place Co-Lender Agreement, including with respect to: (i) the allocation of collections on or in respect of the Cumberland Place Loan Pair in accordance with Section 4.01 of the Cumberland Place Co-Lender Agreement, (ii) the making of payments to the Cumberland Place Noteholders in accordance with Section 4.02 of the Cumberland Place Co-Lender Agreement, (iii) the purchase of the Cumberland Place Trust Mortgage Loan by the Cumberland Place Non-Trust Mortgage Loan Noteholder or its designee in accordance with Section 5.01 of the Cumberland Place Co-Lender Agreement, and (v) the right of the Cumberland Place Non-Trust Mortgage Loan Noteholder or a designee thereof to cure certain events of default occurring with respect to the Cumberland Place Trust Mortgage Loan in accordance with Sections 5.02 and 5.03 of the Cumberland Place Co-Lender Agreement.

          (g) With respect to any Serviced Loan Combination, in the event that neither the related Serviced Combination Trust Mortgage Loan nor the related REO Property is an asset of the Trust Fund and the servicing and administration of such Serviced Loan Combination and any related REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (a) with the consent or at the request of the holders of each Mortgage Loan comprising such Serviced Loan Combination or (b) if expressly provided for in the related Co-Lender Agreement) the Master Servicer and, if such Serviced Loan Combination is then being specially serviced hereunder or the related Mortgaged Property has become an REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

          Further, with respect to any Serviced Loan Combination, if at any time neither the related Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Serviced Loan Combination or any related REO Property, as applicable, has not been entered into as contemplated by the related Co-Lender Agreement and the prior


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paragraph (for whatever reason), and notwithstanding that neither the related
Trust Mortgage Loan nor any related REO Property is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Serviced Loan Combination, the Master Servicer and, if applicable, the Special Servicer shall continue to service and administer such Serviced Loan Combination and/or any related REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if such Serviced Loan Combination or any related REO Property were the sole assets subject hereto, with certain references in this Agreement applicable to the Trust, the Trustee, the Certificates, the Certificateholders (or any subgroup thereof) or any representative of any such Certificateholders, all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage Note for the related Trust Mortgage Loan.

          (h) The parties hereto acknowledge that the GIC Office Loan Group is subject to the terms and conditions of the GIC Office Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the GIC Office Noteholders under the GIC Office Co-Lender Agreement, including with respect to: (i) the allocation of collections on or in respect of the GIC Office Loan Group, and the making of payments, to the GIC Office Noteholders in accordance with Section 4.01 of the GIC Office Co-Lender Agreement; (ii) the allocation of expenses and losses relating to the GIC Office Loan Group to the GIC Office Noteholders in accordance with Section 4.02 of the GIC Office Co-Lender Agreement; (iii) the sharing of certain expenses in accordance with
Section 4.05 of the GIC Office Co-Lender Agreement; (iv) the purchase of the GIC Office Trust Mortgage Loan (together with the GIC Office Pari Passu Non-Trust Mortgage Loans) by the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or its designee in accordance with Section 4.03 of the GIC Office Co-Lender Agreement; and (v) the right of the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder or its designee to cure certain events of default occurring with respect to the GIC Office Trust Mortgage Loan (together with the GIC Office Pari Passu Non-Trust Mortgage Loans) in accordance with Sections 7.01 and 7.02 of the GIC Office Co-Lender Agreement. The parties hereto further acknowledge that the GIC Office Loan Group is to be serviced and administered by the GIC Office Servicers in accordance with the GIC Office Servicing Agreement, which term includes any successor agreement contemplated under the GIC Office Co-Lender Agreement, and none of the Master Servicer, the Trustee or any Fiscal Agent have any obligation to make Servicing Advances with respect to the GIC Office Loan Group.

          (i) The Master Servicer shall use efforts consistent with the Servicing Standard to have prepared, executed (with the cooperation of the Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) in obtaining requisite signatures, if applicable) and delivered by the applicable party (and included in the Servicing File), not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchisor comfort letter, guaranty of payment or letter of credit and (ii) the expiration of the period that may be required for such transfer or assignment pursuant to the terms of the applicable franchisor comfort letter, guaranty of payment or letter of credit, if any, (A) with respect to any Serviced Mortgage Loan secured by a hospitality property (and with respect to which a franchise agreement constitutes part of the related Mortgage File on the Closing Date), any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related franchisor comfort letter; and (B) with respect to any Serviced Mortgage Loan that has a related guaranty or letter of credit that constitutes part of the related Mortgage File on the Closing Date, any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related guaranty of payment or letter of credit. In the event, with respect to a Serviced Trust Mortgage Loan with a related


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

letter of credit, it is determined by the Master Servicer that a draw under such letter of credit has become necessary under the terms thereof prior to the assignment under clause (B) of the preceding sentence having been effected, the Master Servicer shall direct (in writing) the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) to make such draw or to cause such draw to be made on behalf of the Trustee, and, the Depositor will, and the UBS Mortgage Loan Seller will be obligated under the UBS/Depositor Mortgage Loan Purchase Agreement to, use its best efforts to cause such draw to be made; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall have any liability in connection with the determination to make, or the making of, such draw (other than to remit the proceeds of such draw to the Master Servicer).

          (j) The relationship of each of the Master Servicer and the Special Servicer to the Trustee, to the Non-Trust Mortgage Loan Noteholders and to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall ensure that, with respect to Specially Serviced Mortgage Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Performing Serviced Mortgage Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Mortgage Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this
Section 3.02 if any Advance has been made as to such delinquent payment.

          (b) All amounts Received by the Trust with respect to any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Trust Mortgage Loans


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

constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except in the case of a Trust Mortgage Loan that is part of a Loan Combination, amounts Received by the Trust in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under such Trust Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, the related Mortgage and/or any related loan agreement and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of such Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Trust Mortgage Loan to but not including the date of receipt; provided that, if one or more Advances previously made in respect of a Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such Trust Mortgage Loan available for application pursuant to clauses second through eleventh of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such Trust Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with, but only if a Liquidation Event has occurred with respect to such Trust Mortgage Loan, any interest on such previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses second through eleventh of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso).


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

          All payments and other collections received with respect to the 666 Fifth Avenue Mortgage Loans shall be allocated between those two Mortgage Loans as provided in the 666 Fifth Avenue Co-Lender Agreement. Such payments and other collections so allocated to each 666 Fifth Avenue Mortgage Loan shall be applied to amounts due and owing under the 666 Fifth Avenue Mortgage Loans (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, the related Mortgage and/or the related loan agreement and, in the absence of any such express provisions or to the extent that such amounts may be applied at the discretion of the lender, in accordance with the provisions of the preceding paragraph (treating the 666 Fifth Avenue Non-Trust Mortgage Loan as a Trust Mortgage Loan solely for such purpose); provided, that references to the recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances in clause first of the preceding paragraph, with respect to each 666 Fifth Avenue Mortgage Loan, shall be deemed to refer to that 666 Fifth Avenue Mortgage Loan's allocable share of the related servicing expense and/or Servicing Advance, as applicable, allocated thereto in accordance with the 666 Fifth Avenue Co-Lender Agreement.

          All amounts received with respect to any Serviced Loan Combination (other than the 666 Fifth Avenue Loan Pair) shall be applied to amounts due and owing under the Mortgage Loans comprising such Loan Combination (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

          All amounts Received by the Trust with respect to the GIC Office Trust Mortgage Loan shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the GIC Office Servicers with respect to the GIC Office Trust Mortgage Loan and, in the absence of any such statement or report, in accordance with Section 4.01 of the GIC Office Co-Lender Agreement.

          (c) Promptly following the Closing Date, the Trustee shall send written notice to the GIC Office Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the GIC Office Trust Mortgage Loan and directing the GIC Office Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the GIC Office Trust Mortgage Loan under the GIC Office Co-Lender Agreement and the GIC Office Servicing Agreement. The Master Servicer shall, within one (1) Business Day of receipt thereof or as otherwise required hereunder, deposit into the Pool Custodial Account all amounts received by it from the GIC Office Master Servicer or any other party under the GIC Office Servicing Agreement with respect to the GIC Office Trust Mortgage Loan, the GIC Office Mortgaged Properties or any GIC Office REO Property. In connection with the foregoing, the Master Servicer shall provide the GIC Office Master Servicer wiring instructions for remittances to the Master Servicer. In the event that, during any calendar month, the Master Servicer fails to so receive any amounts due to the holder of the GIC Office Trust Mortgage Loan under the GIC Office Co-Lender Agreement and the GIC Office Servicing Agreement by the end of the related Collection Period ending in such calendar month, then the Master Servicer shall promptly (i) notify the GIC Office Master Servicer as well as the GIC Office Trustee that such amounts due with respect to the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan have not been received (specifying the amount of such deficiency),
(ii) make inquiry of the GIC Office Master Servicer and the GIC Office Trustee (and, to the extent learned, inform the Trustee) as to the reason that such amounts


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

have not been timely received, (iii) as and to the extent appropriate, request that the GIC Office Master Servicer promptly remedy such failure to make a payment, and (iv) make a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, then the Trustee or, if it fails to do so, any Fiscal Agent, shall make such P&I Advance.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), in which all related Escrow Payments shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Servicing Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Loan Combination. Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (in each case, to the extent of amounts on deposit therein in respect of the related Serviced Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard; (v) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (vi) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in
Section 3.06, if and to the extent not required by law or the terms of the related loan documents to be paid to the Mortgagor; or (vii) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Serviced Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

          (b) The Master Servicer shall, as to each and every Serviced Mortgage Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Mortgage Loan requires the related Mortgagor to escrow


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

for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Serviced Mortgage Loan (or, if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

          (c) The Master Servicer shall, as to each and every Serviced Mortgage Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor (or any related guarantor or party entitled to exercise cure rights) has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related payments by or on behalf of the Mortgagors, and further as provided in Section 3.05(a), Section 3.05A Section 3.05B, Section 3.05C and/or Section 3.05D. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          (d) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all related Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Loan Combination. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below, and (iii) following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard. To the extent permitted in the applicable loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section
3.06. Subject to the related loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must


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be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

          SECTION 3.04. Pool Custodial Account, Defeasance Deposit Account,
                        Collection Account, Interest Reserve Account and Excess Liquidation Proceeds Account.

          (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (x) below (which shall not include any amounts allocable to the Non-Trust Mortgage Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one (1) Business Day of receipt (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts Received by the Trust with respect to the GIC Office Trust Mortgage Loan) or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or any of the following payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Serviced Trust Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related co-lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (ii) all payments on account of interest on the Serviced Trust Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related co-lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Serviced Trust Mortgage Loan;

               (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced Trust Mortgage Loan or, except to the extent such proceeds are to first be deposited in an REO Account, any Administered REO Property;

               (v) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Mortgage Loan Noteholder in accordance with the related Co-Lender Agreement;


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               (vi) all remittances to the Trust under the GIC Office Servicing
     Agreement and/or the GIC Office Co-Lender Agreement with respect to the GIC Office Trust Mortgage Loan or any GIC Office REO Property;

               (vii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

               (viii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mortgage Pool resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (ix) any amounts required to be transferred from the 666 Fifth Avenue Custodial Account pursuant to Section 3.05A, the Somerset Collection Custodial Account pursuant to Section 3.05B, the Kimberly Place Custodial Account pursuant to Section 3.05C, the Cumberland Place Custodial Account pursuant to Section 3.05D or the Pool REO Account pursuant to Section 3.16(c); and

               (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor with respect to a Serviced Trust Mortgage Loan specifically to cover items for which a Servicing Advance has been made;

provided that any amounts described in clauses (i) through (v), (viii) and (x) above that relate to a Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto (other than Liquidation Proceeds derived from the sale of such Trust Mortgage Loan to or through a related Non-Trust Mortgage Loan Noteholder pursuant to the related Co-Lender Agreement, the purchase of such Trust Mortgage Loan or the Trust's interest in any related REO Property by the Depositor in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or, if applicable, the sale of such Trust Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18) shall be deposited in the applicable Loan Combination Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable, together with any other amounts required to be transferred from such Loan Combination Custodial Account to the Pool Custodial Account from time to time pursuant to Section 3.05A, Section 3.05B, Section 3.05C, Section 3.05D, as applicable.

          The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (other than Prepayment Consideration) not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a


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written statement (on which the Master Servicer is entitled to rely) of a
Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv) and (x) of the second preceding paragraph with respect to any Serviced Trust Mortgage Loan (other than a Serviced Combination Trust Mortgage Loan), the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an Administered REO Property (other than an Administered REO Property that relates to a Serviced Loan Combination) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

          If and when any Mortgagor under a Defeasance Mortgage Loan (other than the GIC Office Trust Mortgage Loan) elects to defease all or any part of its Serviced Mortgage Loan and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one (1) Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Trustee and, in the case of a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), to secure payment on the related Defeasance Mortgage Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Mortgage Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Defeasance Mortgage Loan(s).

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Collection Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Trustee shall establish and maintain, on a book-entry basis, the Class V Sub-Account, which sub-account shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. The Master Servicer shall deliver to the Trustee each month on or before the Trust Master Servicer Remittance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to the Master


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Servicer Remittance Amount for such Trust Master Servicer Remittance Date, together with, in the case of the Final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. Immediately upon deposit of the Master Servicer Remittance Amount for any Trust Master Servicer Remittance Date into the Collection Account, any portion thereof that represents Additional Interest shall be deemed to have been deposited into the Class V Sub-Account.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Collection Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls.

          The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by it that are required by the terms of this Agreement to be deposited therein. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in all cases prior to distributions on the Certificates being made on the related Distribution Date) deposit in the Collection Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account.

          In the event that the Master Servicer fails, on any Trust Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Trust Master Servicer Remittance Date, to but not including the related Distribution Date.

          On the Trust Master Servicer Remittance Date in March of each year (commencing in March 2005), the Trustee shall transfer from the Interest Reserve Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

          As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Collection Account.

          (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), to be held in trust for the benefit of the Certificateholders, for purposes of holding the Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Collection Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date; provided that no such transfer of funds shall occur if the subject Distribution Date is the Final Distribution Date. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any distributions on the


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

Certificates and any transfers to the Collection Account on or before the related Distribution Date) deposit in the Interest Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account. Subject to the next paragraph, the Interest Reserve Account may be a sub-account of the Collection Account.

          Notwithstanding that the Interest Reserve Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Interest Reserve Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Excess Liquidation Proceeds. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Trust Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received with respect to the Mortgage Pool during the Collection Period ending in the calendar month in which such Trust Master Servicer Remittance Date occurs. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any transfers to the Collection Account on or before the related Distribution Date) deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account. Subject to the next paragraph, the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account.

          Notwithstanding that the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Excess Liquidation Proceeds Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (e) Funds in the Pool Custodial Account, the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account prior to any change thereof. As of the Closing Date, the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall be located at the Trustee's Corporate Trust Office. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the


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Collection Account, the Interest Reserve Account or the Excess Liquidation
Proceeds Account prior to any change thereof.

          SECTION 3.04A. 666 Fifth Avenue Custodial Account.

          (a) The Master Servicer shall establish and maintain, with respect to the 666 Fifth Avenue Loan Pair, one or more separate accounts (collectively, the "666 Fifth Avenue Custodial Account") in which the amounts described in clauses
(i) through (ix) below shall be deposited and held in trust for the benefit of the 666 Fifth Avenue Noteholders, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04A(a), a 666 Fifth Avenue Custodial Account may be a sub-account of the Pool Custodial Account. The 666 Fifth Avenue Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04A(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the 666 Fifth Avenue Custodial Account, within one (1) Business Day of receipt (in the case of payments or other collections on the 666 Fifth Avenue Loan Pair) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the 666 Fifth Avenue Loan Pair subsequent to the Cut-off Date (other than in respect of principal and interest on the 666 Fifth Avenue Loan Pair due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the 666 Fifth Avenue Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

          (i) all payments on account of principal of the 666 Fifth Avenue Loan Pair, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

          (ii) all payments on account of interest on the 666 Fifth Avenue Loan Pair, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the 666 Fifth Avenue Loan Pair;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the 666 Fifth Avenue Loan Pair (other than Liquidation Proceeds derived from the purchase of the 666 Fifth Avenue Trust Mortgage Loan by or through the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder pursuant to the 666 Fifth Avenue Co-Lender Agreement, the purchase of the 666 Fifth Avenue Trust Mortgage Loan or the Trust's interest in any related REO Property by the Depositor in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or the sale of the 666 Fifth Avenue Trust Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18);

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the 666 Fifth Avenue Custodial Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the 666 Fifth Avenue Loan Pair resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

          (vii) any amounts required to be transferred from the 666 Fifth Avenue REO Account pursuant to Section 3.16(c);

          (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the 666 Fifth Avenue Loan Pair specifically to cover items for which a Servicing Advance has been made; and

          (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder in accordance with the 666 Fifth Avenue Co-Lender Agreement.

          The foregoing requirements for deposit in the 666 Fifth Avenue Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the 666 Fifth Avenue Loan Pair in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the 666 Fifth Avenue Custodial Account. If the Master Servicer shall deposit into the 666 Fifth Avenue Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to the 666 Fifth Avenue Loan Pair, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The 666 Fifth Avenue Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to the 666 Fifth Avenue Loan Pair, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the 666 Fifth Avenue Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received


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

by the Special Servicer with respect to an REO Property that relates to the 666 Fifth Avenue Loan Pair shall initially be deposited by the Special Servicer into the 666 Fifth Avenue REO Account and thereafter remitted to the Master Servicer for deposit into the 666 Fifth Avenue Custodial Account, all in accordance with
Section 3.16(c).

          Notwithstanding that the 666 Fifth Avenue Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, the 666 Fifth Avenue Custodial Account and the Pool Custodial Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (b) If and when the related Mortgagor elects to defease the 666 Fifth Avenue Loan Pair or any portion thereof, the provisions of the last paragraph of
Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) The Master Servicer shall give notice to the Trustee, the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholders and the Special Servicer of the location of the 666 Fifth Avenue Custodial Account when first established and of the new location of the 666 Fifth Avenue Custodial Account prior to any change thereof.

          SECTION 3.04B. Somerset Collection Custodial Account.

          (a) The Master Servicer shall establish and maintain, with respect to the Somerset Collection Loan Group, one or more separate accounts (collectively, the "Somerset Collection Custodial Account") in which the amounts described in clauses (i) through (ix) below shall be deposited and held in trust for the benefit of the Somerset Collection Noteholders, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04B(a), a Somerset Collection Custodial Account may be a sub-account of the Pool Custodial Account. The Somerset Collection Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04B(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Somerset Collection Custodial Account, within one (1) Business Day of receipt (in the case of payments or other collections on the Somerset Collection Loan Group) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the Somerset Collection Loan Group subsequent to the Cut-off Date (other than in respect of principal and interest on the Somerset Collection Loan Group due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the Somerset Collection Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

          (i) all payments on account of principal of the Somerset Collection Loan Group, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the Somerset Collection Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;


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

          (ii) all payments on account of interest on the Somerset Collection Loan Group, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the Somerset Collection Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the Somerset Collection Loan Group;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Somerset Collection Loan Group (other than Liquidation Proceeds derived from the purchase of the Somerset Collection Trust Mortgage Loan by or through the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder pursuant to the Somerset Collection Co-Lender Agreement, the purchase of the Somerset Collection Trust Mortgage Loan or the Trust's interest in any related REO Property by the Depositor in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or the sale of the Somerset Collection Trust Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18);

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Somerset Collection Custodial Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the Somerset Collection Loan Group resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

          (vii) any amounts required to be transferred from the Somerset Collection REO Account pursuant to Section 3.16(c);

          (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the Somerset Collection Loan Group specifically to cover items for which a Servicing Advance has been made; and

          (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any Somerset Collection Non-Trust Mortgage Loan Noteholder in accordance with the Somerset Collection Co-Lender Agreement.

          The foregoing requirements for deposit in the Somerset Collection Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the Somerset Collection Loan Group in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the


                                     -150-

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Master Servicer in the Somerset Collection Custodial Account. If the Master
Servicer shall deposit into the Somerset Collection Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to the Somerset Collection Loan Group, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Somerset Collection Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to the Somerset Collection Loan Group, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Somerset Collection Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to the Somerset Collection Loan Group shall initially be deposited by the Special Servicer into the Somerset Collection REO Account and thereafter remitted to the Master Servicer for deposit into the Somerset Collection Custodial Account, all in accordance with Section 3.16(c).

          Notwithstanding that the Somerset Collection Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, the Somerset Collection Custodial Account and the Pool Custodial Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and the Somerset Collection Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (b) If and when the related Mortgagor elects to defease the Somerset Collection Loan Group or any portion thereof, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) The Master Servicer shall give notice to the Trustee, the Somerset Collection Non-Trust Mortgage Loan Noteholders and the Special Servicer of the location of the Somerset Collection Custodial Account when first established and of the new location of the Somerset Collection Custodial Account prior to any change thereof.


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          SECTION 3.04C. Kimberly Place Custodial Account.

          (a) The Master Servicer shall establish and maintain, with respect to the Kimberly Place Loan Pair, one or more separate accounts (collectively, the "Kimberly Place Custodial Account") in which the amounts described in clauses
(i) through (ix) below shall be deposited and held in trust for the benefit of the Kimberly Place Noteholders, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04C(a), a Kimberly Place Custodial Account may be a sub-account of the Pool Custodial Account. The Kimberly Place Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04C(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Kimberly Place Custodial Account, within one (1) Business Day of receipt (in the case of payments or other collections on the Kimberly Place Loan Pair) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the Kimberly Place Loan Pair subsequent to the Cut-off Date (other than in respect of principal and interest on the Kimberly Place Loan Pair due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the Kimberly Place Intercreditor Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

          (i) all payments on account of principal of the Kimberly Place Loan Pair, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the Kimberly Place Intercreditor Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

          (ii) all payments on account of interest on the Kimberly Place Loan Pair, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the Kimberly Place Intercreditor Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the Kimberly Place Loan Pair;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Kimberly Place Loan Pair (other than Liquidation Proceeds derived from the purchase of the Kimberly Place Trust Mortgage Loan by or through the Kimberly Place Non-Trust Mortgage Loan Noteholder pursuant to the Kimberly Place Intercreditor Agreement, the purchase of the Kimberly Place Trust Mortgage Loan or the Trust's interest in any related REO Property by the Depositor in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or the sale of the Kimberly Place Trust Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18);

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Kimberly Place Custodial Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the Kimberly Place Loan Pair resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

          (vii) any amounts required to be transferred from the Kimberly Place REO Account pursuant to Section 3.16(c);

          (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the Kimberly Place Loan Pair specifically to cover items for which a Servicing Advance has been made; and

          (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any Kimberly Place Non-Trust Mortgage Loan Noteholder in accordance with the Kimberly Place Intercreditor Agreement.

          The foregoing requirements for deposit in the Kimberly Place Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the Kimberly Place Loan Pair in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the Kimberly Place Custodial Account. If the Master Servicer shall deposit into the Kimberly Place Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to the Kimberly Place Loan Pair, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Kimberly Place Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to the Kimberly Place Loan Pair, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Kimberly Place Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to the Kimberly Place Loan Pair shall initially be deposited by the Special Servicer into the Kimberly Place REO Account and thereafter remitted to the Master Servicer for deposit into the Kimberly Place Custodial Account, all in accordance with Section 3.16(c).

          Notwithstanding that the Kimberly Place Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, the Kimberly Place Custodial Account and the Pool Custodial Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and the Kimberly Place Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (b) If and when the related Mortgagor elects to defease the Kimberly Place Loan Pair or any portion thereof, the provisions of the last paragraph of
Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) The Master Servicer shall give notice to the Trustee, the Kimberly Place Non-Trust Mortgage Loan Noteholder and the Special Servicer of the location of the Kimberly Place Custodial Account when first established and of the new location of the Kimberly Place Custodial Account prior to any change thereof.

          SECTION 3.04D. Cumberland Place Custodial Account.

          (a) The Master Servicer shall establish and maintain, with respect to the Cumberland Place Loan Pair, one or more separate accounts (collectively, the "Cumberland Place Custodial Account") in which the amounts described in clauses
(i) through (ix) below shall be deposited and held in trust for the benefit of the holders of the Mortgage Notes for the Cumberland Place Loan Pair, as their interests may appear; provided that, subject to the last paragraph of this
Section 3.04D(a), a Cumberland Place Custodial Account may be a sub-account of the Pool Custodial Account. The Cumberland Place Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04D(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Cumberland Place Custodial Account, within one (1) Business Day of receipt (in the case of payments or other collections on the Cumberland Place Loan Pair) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the Cumberland Place Loan Pair subsequent to the Cut-off Date (other than in respect of principal and interest on the Cumberland Place Loan Pair due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the Cumberland Place Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

          (i) all payments on account of principal of the Cumberland Place Loan Pair, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the Cumberland Place Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;


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

          (ii) all payments on account of interest on the Cumberland Place Loan Pair, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising cure rights under the Cumberland Place Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the Cumberland Place Loan Pair;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Cumberland Place Loan Pair (other than Liquidation Proceeds derived from the purchase of the Cumberland Place Trust Mortgage Loan by or through the Cumberland Place Subordinate Non-Trust Mortgage Loan Noteholder pursuant to the Cumberland Place Co-Lender Agreement, the purchase of the Cumberland Place Trust Mortgage Loan or the Trust's interest in any related REO Property by the Depositor in connection with a Material Breach or a Material Document Defect pursuant to Section 2.03 or the sale of the Cumberland Place Trust Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18);

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Cumberland Place Custodial Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the Cumberland Place Loan Pair resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

          (vii) any amounts required to be transferred from the Cumberland Place REO Account pursuant to Section 3.16(c);

          (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the Cumberland Place Loan Pair specifically to cover items for which a Servicing Advance has been made; and

          (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any Cumberland Place Non-Trust Mortgage Loan Noteholder in accordance with the Cumberland Place Co-Lender Agreement.

          The foregoing requirements for deposit in the Cumberland Place Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the Cumberland Place Loan Pair in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the Cumberland Place Custodial Account. If the Master Servicer shall deposit into the Cumberland

Place Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to the Cumberland Place Loan Pair, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Cumberland Place Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to the Cumberland Place Loan Pair, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Cumberland Place Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to the Cumberland Place Loan Pair shall initially be deposited by the Special Servicer into the Cumberland Place REO Account and thereafter remitted to the Master Servicer for deposit into the Cumberland Place Custodial Account, all in accordance with Section 3.16(c).

          Notwithstanding that the Cumberland Place Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, the Cumberland Place Custodial Account and the Pool Custodial Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and the Cumberland Place Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (b) If and when the related Mortgagor elects to defease the Cumberland Place Loan Pair or any portion thereof, the provisions of the last paragraph of
Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) The Master Servicer shall give notice to the Trustee, the Cumberland Place Non-Trust Mortgage Loan Noteholder and the Special Servicer of the location of the Cumberland Place Custodial Account when first established and of the new location of the Cumberland Place Custodial Account prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Pool Custodial Account,
                        the Collection Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b), and any amounts that may be applied to make P&I Advances with respect to the Mortgage Pool pursuant to Section 4.03(a);

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool (exclusive of any Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), any Fiscal Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of related Master Servicing Fees and any related Workout Fees and/or Liquidation Fees) received in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance was made;

               (iii) to pay to itself and any separate holder of the Excess Servicing Strip (subject to Section 3.11(a)) their respective shares of earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of any Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the respective rights of the Master Servicer and the holder of the Excess Servicing Strip to payment pursuant to this clause (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which such Master Servicing Fees were earned;

               (iv) to pay (A) to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Trust Mortgage Loan and each REO Trust Mortgage Loan that relates to an Administered REO Property and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Serviced Trust Mortgage Loan or REO Trust Mortgage Loan that remains unpaid in accordance with clause (iii) above or Section 3.05A, 3.05B, 3.05C or 3.05D, as applicable, following a Final Recovery Determination made with respect to such Trust Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

               (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan, Corrected Trust Mortgage Loan and/or each REO Trust Mortgage Loan that relates to an Administered REO Property (other than, if applicable, any

     Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), as applicable, in the amounts and from the sources specified in Section 3.11(c);

               (vi) to reimburse any Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Serviced Trust Mortgage Loan or Administered REO Property (other than any Serviced Combination Trust Mortgage Loan or any related Administered REO Property), any Fiscal Agent's, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the particular Serviced Trust Mortgage Loan or Administered REO Property as to which such Servicing Advance was made;

               (vii) to reimburse any Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (provided that such amounts may be withdrawn over time in accordance with Sections 3.11(g) or 4.03(d), as applicable);

               (viii) to pay any Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby under this Agreement, any Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, as to which the subject Advance was made, as and to the extent contemplated by Sections 3.26(a) and
     (b);

               (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (or, in the case of a Servicing Advance, made thereby with respect to a Serviced Loan Combination), but only to the extent that such Advance has been reimbursed or is being reimbursed and the related Default Charges then on deposit in the Pool Custodial Account are not sufficient to make such payment as contemplated by the immediately preceding clause (viii); provided that, if such Advance relates to any Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto (or, in the case of Servicing Advance, relates to any Serviced Loan Combination), such payment pursuant to this clause (ix) is to be made only to the extent that the funds on deposit in the related Loan Combination Custodial Account are not sufficient to make such payment as contemplated by Section 3.05A, 3.05B, 3.05C or 3.05D, as applicable, and such payment cannot be made out of the Pool Custodial Account pursuant to clause (xviii) of this Section 3.05(a);


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

               (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage Loan or REO Trust Mortgage Loan to which the subject expense relates (to the extent such Default Charges are not otherwise applied as contemplated by clause (viii) above), any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout
     Fees) that is incurred with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan and that, if paid from collections on the Mortgage Pool other than Default Charges collected with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.26(a) and (b);

               (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18(d) or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related Administered REO Property pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of a Mortgaged Property that relates to a Serviced Loan Combination, such payment pursuant to this clause (xi) is to be made only to the extent that (X) it would not ultimately be payable out of collections on or in respect of such Loan Combination or (Y) it is in the best interests of the Certificateholders;

               (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), any amounts on deposit in the Pool Custodial Account that represent (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any related Investment Period,
     (B) Prepayment Interest Excesses collected on the Mortgage Pool and (C) Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of a Performing Serviced Trust Mortgage Loan; and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), any amounts on deposit in the Pool Custodial Account that represent Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of a Specially Serviced Trust Mortgage Loan and/or an REO Trust Mortgage Loan that relates to an Administered REO Property;

               (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

               (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a); provided that, in the cases of clauses (xiv)(A) and (xiv)(C), such payment shall be made from the Pool Custodial Account only to the extent that it is not otherwise paid from the related Loan Combination Custodial Account by the Master Servicer Remittance Date following the applicable Collection Period in which the expense is incurred;

               (xv) to pay itself, the Special Servicer, the Depositor, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

               (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (other than servicing expenses that relate solely to a Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto);

               (xvii) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to a Non-Trust Mortgage Loan Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan or REO Trust Mortgage Loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement;

               (xviii) to reimburse any Fiscal Agent, the Trustee, the Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only if and to the extent that such items relate solely to a Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, each such party's respective rights to reimbursement pursuant to this clause (xviii) to be limited to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds derived from (A) the purchase of such Serviced Combination Trust Mortgage Loan or the Trust's interest in any related Administered REO Property by or on behalf of the Depositor or the UBS Mortgage Loan Seller pursuant to or as contemplated by Section 2.03 or (B) the sale of such Serviced Combination Trust Mortgage Loan to or through a related Serviced Non-Trust Mortgage Loan Noteholder, pursuant to the related Co-Lender Agreement, or as a Defaulted Trust Mortgage Loan, pursuant to Section 3.18; provided that, such items may only be reimbursed to any party pursuant to this clause (xviii) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05A, 3.05B, 3.05C or 3.05D, as applicable; and provided, further, that, in the case of a sale of a Serviced Combination Trust Mortgage Loan with respect to which the Purchase Price therefor has been reduced by amounts set forth in the last proviso of the definition of "Purchase Price", the amount of any unpaid Master Servicing Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xviii) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Serviced Combination Trust Mortgage Loan or REO Trust Mortgage

     Loan that have served to so reduce such Purchase Price therefor and which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related co-lender agreement and/or any successor servicing agreement with respect to the related Serviced Loan Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder);

               (xix) on each Trust Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
     Section 3.04(d); and

               (xx) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through
(xix) above.

          The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or any Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or any Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or any Fiscal Agent, as applicable, is entitled (unless such payment to the Special Servicer, the Trustee (for example, the Trustee Fee) or any Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

          In connection with any payments required to be made to a Non-Trust Mortgage Loan Noteholder in accordance with Section 3.05(a)(xvii), the Master Servicer may request a written statement from a servicing officer or responsible officer of such Non-Trust Mortgage Loan Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to a Non-Trust Mortgage Loan Noteholder in accordance with Section 3.05(a)(xvii) upon receipt of such a written statement (other than as permitted under the related Co-Lender Agreement); and provided, further, that to the extent such a written statement from a servicing officer or responsible officer of the subject Non-Trust Mortgage Loan Noteholder is received by the Master Servicer, the Master Servicer may reasonably rely upon such statement as the nature and amount of the item for which reimbursement is sought.

          The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Trust Mortgage Loan and Administered REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Trust Mortgage Loan for which it makes an Advance, each of the Trustee and any Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or payments of interest thereon.

          (b) The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes (in no particular order of priority):

               (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

               (ii) to pay (A) the Trustee, any Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

               (iii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause
     (iv) of the definition of "Disqualified Organization", (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (iv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j) or Section 10.02(f);

               (v) to pay the Tax Administrator, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

               (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Collection Account in error;

               (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c);

               (viii) to pay itself any Net Investment Earnings with respect to the Collection Account for any related Investment Period; and

               (ix) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

          On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (viii) above from the Collection Account prior to making distributions to Certificateholders on such Distribution Date.

          (c) On each Trust Master Servicer Remittance Date in March (commencing in March 2004), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans during January and/or February of the same year in accordance with Section 3.04(c). On each Distribution Date, the Trustee may withdraw from the Interest Reserve Account and pay itself any Net Investment Earnings with respect to the Interest Reserve Account for the then most recently ended related Investment Period.

          (d) On each Trust Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Collection Account); provided that on the Trust Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On each Distribution Date, the Trustee may withdraw from the Excess Liquidation Proceeds Account and pay itself any Net Investment Earnings with respect to the Excess Liquidation Proceeds Account for the then most recently ended related Investment Period.

          SECTION 3.05A. Permitted Withdrawals From the 666 Fifth Avenue
                         Custodial Account.

          The Master Servicer may, from time to time, make withdrawals from the 666 Fifth Avenue Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the 666 Fifth Avenue Co-Lender Agreement):

          (i) to make remittances each month, on the 666 Fifth Avenue Master Servicer Remittance Date therein, to the 666 Fifth Avenue Noteholders, including the Trust (as holder of the 666 Fifth Avenue Trust Mortgage Loan or any 666 Fifth Avenue REO Trust Mortgage Loan, as applicable), all in accordance with the 666 Fifth Avenue Co-Lender Agreement, such remittances to the Trust to be made into the Pool Custodial Account;

          (ii) to reimburse, (A) first, any Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the 666 Fifth Avenue Trust Mortgage Loan or any 666 Fifth Avenue REO Trust Mortgage Loan, and (B) the applicable party under any related 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement for any delinquency advance (comparable to a P&I Advance) made by such party (with its own funds) with respect to the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance or comparable delinquency advance to be made out of amounts on deposit in the 666 Fifth Avenue Custodial

     Account that would otherwise be distributable to the related 666 Fifth Avenue Noteholder as late collections of interest on and/or principal of such 666 Fifth Avenue Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, without regard to such delinquency advance;

          (iii) to reimburse first, any Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the 666 Fifth Avenue Loan Pair or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the 666 Fifth Avenue Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the 666 Fifth Avenue Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the 666 Fifth Avenue Loan Pair or any related REO Property (with a corresponding allocation of such Servicing Advance and the reimbursement thereof between the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with
     Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement);

          (iv) to pay any Fiscal Agent, the Trustee and itself and any comparable parties under a 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement for any unpaid interest accrued and payable hereunder or under a 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement, as applicable, on any P&I Advance made thereby under this Agreement or any delinquency advance comparable to a P&I Advance made thereby under a 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement, with respect to any 666 Fifth Avenue Pari Passu Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such payment (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (iv) out of: first, amounts on deposit in the 666 Fifth Avenue Custodial Account that would otherwise be distributable under the 666 Fifth Avenue Co-Lender Agreement as Default Charges to the Trust, in the case of interest on a P&I Advance with respect to the 666 Fifth Avenue Trust Mortgage Loan or any 666 Fifth Avenue REO Trust Mortgage Loan, or the related 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder, in the case of interest on a delinquency advance (comparable to a P&I Advance) with respect to the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto; and second, amounts on deposit in the 666 Fifth Avenue Custodial Account that would otherwise be distributable under the 666 Fifth Avenue Co-Lender Agreement to the Trust, in the case of interest on a P&I Advance with respect to the 666 Fifth Avenue Trust Mortgage Loan or any 666 Fifth Avenue REO Trust Mortgage Loan, or the related 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder, in the case of interest on a delinquency advance (comparable to a P&I Advance) with respect to the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto; provided that, in the case of subclause second of this clause
     (iv), such payment shall be made only to the extent the related P&I Advance or comparable delinquency advance, as the case may be, has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv);

          (v) to pay any Fiscal Agent, the Trustee, itself and the Special Servicer for any unpaid interest accrued and payable hereunder on any Servicing Advance made thereby under this Agreement with respect to the 666 Fifth Avenue Loan Pair or any related REO Property, any such payment (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (v) out of: first, amounts on deposit in the 666 Fifth Avenue Custodial Account that would otherwise be distributable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders as Default Charges on their respective 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto, all in accordance with Sections 3.26(d) through 3.26(f); and second, any other amounts on deposit in the 666 Fifth Avenue Custodial Account that would otherwise be distributable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders on any 666 Fifth Avenue Master Servicer Remittance Date (with a corresponding allocation of such interest expense and the payment thereof to the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement); provided that, in the case of subclause second of this clause (v), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause (v);

          (vi) (A) to pay to itself and any separate holder of the Excess Servicing Strip (subject to Section 3.11(a)) their respective shares of earned and unpaid Master Servicing Fees with respect to the 666 Fifth Avenue Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, and (B) to pay to itself earned and unpaid Master Servicing Fees with respect to the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, in the case of (A) and (B), the respective rights of the Master Servicer and the holder of the Excess Servicing Strip to payment pursuant to this clause (vi) with respect to either 666 Fifth Avenue Mortgage Loan or any successor REO Mortgage Loan with respect thereto being limited to amounts on deposit in the 666 Fifth Avenue Custodial Account that were received on or in respect of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

          (vii) to reimburse, first, any Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the 666 Fifth Avenue Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that such party has determined are Nonrecoverable Advances, any such reimbursement (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (vii) out of amounts on deposit in the 666 Fifth Avenue Custodial Account that would otherwise be payable under the 666 Fifth Avenue Co-Lender Agreement to the Trust on any 666 Fifth Avenue Master Servicer Remittance Date with respect to the 666 Fifth Avenue Trust Mortgage Loan;

          (viii) to reimburse the applicable party under the related 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement for any delinquency advance (comparable to a P&I Advance) made by such party (with its own funds) with respect to the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that has been determined by such party to be the equivalent of a Nonrecoverable Advance, any such reimbursement (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (viii) out of amounts on deposit in the 666 Fifth Avenue Custodial Account that are otherwise payable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Non-Trust Noteholder on any 666 Fifth Avenue Master Servicer Remittance Date with respect to the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

          (ix) to reimburse, first, any Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order for any unreimbursed Servicing Advance made by any such party with respect to the 666 Fifth Avenue Loan Pair or any related REO Property that such party has determined is a Nonrecoverable Advance, any such reimbursement (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (ix) out of any amounts on deposit in the 666 Fifth Avenue Custodial Account that are otherwise payable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders on any 666 Fifth Avenue Master Servicer Remittance Date (with a corresponding allocation of such Servicing Advance and the reimbursement thereof to the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement);

          (x) to pay to the Special Servicer any earned and unpaid Special Servicing Fees in respect of the 666 Fifth Avenue Loan Pair, any such payment (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (x) out of any amounts on deposit in the 666 Fifth Avenue Custodial Account that are otherwise payable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders on any 666 Fifth Avenue Master Servicer Remittance Date (with a corresponding allocation of such Special Servicing Fees and the payment thereof to the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement);

          (xi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the 666 Fifth Avenue Loan Pair, in the amounts and from the sources specified in Section 3.11(c) out of any amounts on deposit in the 666 Fifth Avenue Custodial Account that are otherwise payable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders on any 666 Fifth Avenue Master Servicer Remittance Date (with a corresponding allocation of such fees and the payment thereof to the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement);

          (xii) to pay for (A) costs and expenses incurred with respect to the 666 Fifth Avenue Mortgaged Property pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the 666 Fifth Avenue Mortgaged Property pursuant to
     Section 3.11(h), 3.18(d) or Section 4.03(c), as applicable, (C) any servicing expenses incurred with respect to the 666 Fifth Avenue Loan Pair or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section 3.11(i), and
     (D) the fees of any Independent Contractor retained with respect to any REO Property related to the 666 Fifth Avenue Loan Pair pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer), any such payment (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause
     (xii) out of any amounts on deposit in the 666 Fifth Avenue Custodial Account that are otherwise payable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders on any 666 Fifth Avenue Master Servicer Remittance Date (with a corresponding allocation of such expenses and the payment thereof to the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with
     Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement);

          (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the 666 Fifth Avenue Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the 666 Fifth Avenue Custodial Account for any related Investment Period;

          (xiv) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the 666 Fifth Avenue Loan Pair, any such payment (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (xiv) out of any amounts on deposit in the 666 Fifth Avenue Custodial Account that are otherwise payable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders on any 666 Fifth Avenue Master Servicer Remittance Date (with a corresponding allocation of such expenses and the payment thereof to the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement);

          (xv) to pay (out of amounts otherwise payable thereto under the 666 Fifth Avenue Co-Lender Agreement on any 666 Fifth Avenue Master Servicer Remittance Date) each 666 Fifth Avenue Noteholder's share of the cost of recording the 666 Fifth Avenue Co-Lender Agreement in accordance with
     Section 6.02(a) of the 666 Fifth Avenue Co-Lender Agreement;

          (xvi) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the 666 Fifth Avenue Noteholders, any such payment (in accordance with the 666 Fifth Avenue Co-Lender Agreement) to be made pursuant to this clause (xvi) out of any amounts on deposit in the 666 Fifth Avenue Custodial Account that are otherwise payable under the 666 Fifth Avenue Co-Lender Agreement to the 666 Fifth Avenue Noteholders on any 666 Fifth Avenue Master Servicer Remittance Date (with a corresponding allocation of such expenses and the payment thereof to the two 666 Fifth Avenue Mortgage Loans or any successor REO Mortgage Loans with respect thereto in accordance with Section 4.01 of the 666 Fifth Avenue Co-Lender Agreement);

          (xvii) to the extent (A) consistent with the 666 Fifth Avenue Co-Lender Agreement and (B) not otherwise included among the payments contemplated by clause (i) of this Section 3.05A, to transfer to the Pool Custodial Account the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the 666 Fifth Avenue Loan Pair, that have been previously paid out of the Pool Custodial Account pursuant to
     Section 3.05(a) and that, if not
     previously paid out of the Pool Custodial Account in accordance with
     Section 3.05(a), would have been otherwise payable from the 666 Fifth Avenue Custodial Account under this Section 3.05A; and

          (xviii) to clear and terminate the 666 Fifth Avenue Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the 666 Fifth Avenue Custodial Account pursuant to clauses (ii) through (xvii) of the preceding paragraph.

          The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee, any Fiscal Agent or the applicable party under the related 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement (entitled to reimbursement as set forth above in this Section 3.05(A)), as applicable, from the 666 Fifth Avenue Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of: (i) a Servicing Officer of the Special Servicer, (ii) a Responsible Officer of the Trustee or any Fiscal Agent, or (iii) a servicing officer or responsible officer of such applicable party under the related 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement, as the case may be, in each case describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee, any Fiscal Agent, or such applicable party, as the case may be, is entitled (unless
(x) such payment to the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, or (y) in the case of amounts due to an applicable party under the related 666 Fifth Avenue Non-Trust Mortgage Loan Securitization Agreement, the Master Servicer has knowledge of the amounts to which such party is entitled and such payment is clearly required pursuant to this Agreement and the 666 Fifth Avenue Co-Lender Agreement, in which case written statements shall not be required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the 666 Fifth Avenue Custodial Account, on a loan-by-loan basis.

          To the extent (i) consistent with the 666 Fifth Avenue Co-Lender Agreement and (ii) not otherwise included as part of the normal monthly remittance, the Master Servicer shall transfer from the 666 Fifth Avenue Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in the 666 Fifth Avenue Custodial Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the 666 Fifth Avenue Loan Pair, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the 666 Fifth Avenue Custodial Account under this Section 3.05A.

          In accordance with Section 4.01(i) of the 666 Fifth Avenue Co-Lender Agreement, the Master Servicer shall, as and when required thereunder, withdraw from the 666 Fifth Avenue Custodial Account and (i) transfer to the Pool Custodial Account all amounts to be remitted to the Trust as holder of the 666 Fifth Avenue Trust Mortgage Loan and/or any successor REO Trust Mortgage Loan with respect thereto and (ii) remit to the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholders the respective amounts due and owing to them. Monthly remittances to the respective 666 Fifth Avenue


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Non-Trust Mortgage Loan Noteholders shall, in each case, be made on the related
666 Fifth Avenue Master Servicer Remittance Date in accordance with the reasonable instructions thereof.

          In the case of the 666 Fifth Avenue Non-Trust Mortgage Loan, in the event that the Master Servicer fails, on any 666 Fifth Avenue Master Servicer Remittance Date, to remit to the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder any amount(s) required to be so remitted to the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder hereunder by such date, the Master Servicer shall pay the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder, for the account of the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder, interest, calculated at the federal funds rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the related distribution date for any securities backed by the 666 Fifth Avenue Non-Trust Mortgage Loan.

          SECTION 3.05B. Permitted Withdrawals From the Somerset Collection
                         Custodial Account.

          The Master Servicer may, from time to time, make withdrawals from the Somerset Collection Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the Somerset Collection Co-Lender Agreement):

          (i) to make remittances each month, on or before the Somerset Collection Master Servicer Remittance Date therein, to the respective Somerset Collection Noteholders, including the Trust (as holder of the Somerset Collection Trust Mortgage Loan or any Somerset Collection REO Trust Mortgage Loan, as applicable), all in accordance with the Somerset Collection Co-Lender Agreement, such remittances to the Trust to be made into the Pool Custodial Account;

          (ii) to reimburse, (A) first, any Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the Somerset Collection Trust Mortgage Loan or any Somerset Collection REO Trust Mortgage Loan, and (B) the applicable party under the related Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement for any delinquency advance (comparable to a P&I Advance) made by such party (with its own funds) with respect to the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance or comparable delinquency advance to be made out of amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable to the related Somerset Collection Noteholder as late collections of interest on and/or principal of the subject Somerset Collection Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, without regard to such P&I Advance or comparable delinquency advance, as the case may be, such reimbursement to be deducted from the amounts so distributable;

          (iii) to reimburse first, any Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the Somerset Collection Loan Group or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the Somerset Collection Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which


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

     such Servicing Advance was made, and to amounts on deposit in the Somerset Collection Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the Somerset Collection Loan Group or any related REO Property (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with
     Section 4.02 of the Somerset Collection Co-Lender Agreement);

          (iv) to pay any Fiscal Agent, the Trustee and itself and any comparable parties under a Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement for any unpaid interest accrued and payable hereunder or under a Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement, as applicable, on any P&I Advance made thereby under this Agreement or any delinquency advance comparable to a P&I Advance made thereby under a Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement, with respect to any Somerset Collection Pari Passu Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such payment (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (iv) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders as Default Charges on their respective Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, all in accordance with Sections 3.26(c) through 3.26(f), with such payment to be deducted from the amounts so distributable; and second, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; and third, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Trust, in the case of interest on a P&I Advance with respect to the Somerset Collection Trust Mortgage Loan or any Somerset Collection REO Trust Mortgage Loan, or the related Somerset Collection Non-Trust Mortgage Loan Noteholder, in the case of interest on a delinquency advance (comparable to a P&I Advance) with respect to the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as late collections of interest on and/or principal of, or any other relevant amounts with respect to, such Somerset Collection Pari Passu Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as applicable, with such payment to be deducted in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; provided that in the case of subclauses second and third of this clause (iv), such payment shall be made only to the extent the related P&I Advance or comparable delinquency advance, as the case may be, has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv);

          (v) to pay any Fiscal Agent, the Trustee, itself and the Special Servicer for any unpaid interest accrued and payable hereunder on any Servicing Advance made thereby under this Agreement with respect to the Somerset Collection Loan Group or any related REO Property, any such payment (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (v) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders as Default Charges on their respective Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, all in accordance with Sections 3.26(c) through 3.26(f), with such payment to be deducted from the amounts so distributable; second, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; and third, any other amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders on any Somerset Collection Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise distributable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement); provided, in the case of subclause second and third of this clause (v), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause (v);

          (vi) (A) to pay to itself and any separate holder of the Excess Servicing Strip (subject to Section 3.11(a)) their respective shares of earned and unpaid Master Servicing Fees with respect to the Somerset Collection Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, and (B) to pay to itself earned and unpaid Master Servicing Fees with respect to each Somerset Collection Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, in the case of (A) and (B), the respective rights of the Master Servicer and the holder of the Excess Servicing Strip to payment pursuant to this clause (vi) with respect to any Somerset Collection Mortgage Loan or any successor REO Mortgage Loans with respect thereto being limited to amounts on deposit in the Somerset Collection Custodial Account that were received on or in respect of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

          (vii) to reimburse, first, any Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the Somerset Collection Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that such party has determined are Nonrecoverable Advances, any such reimbursement (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (vii) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; and second, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be payable under the Somerset Collection Co-Lender Agreement to the Trust on any Somerset Collection Master Servicer Remittance Date with respect to the Somerset Collection Trust Mortgage Loan or any Somerset Collection REO Trust Mortgage Loan, with, if and to the extent applicable, a corresponding deduction in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts otherwise payable thereto;

          (viii) to reimburse the applicable party under the related Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement for any delinquency advance (comparable to a P&I Advance) made by such party (with its own funds) with respect to the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that has been determined by such party to be the equivalent of a Nonrecoverable Advance, any such reimbursement (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause
     (viii) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of, or any other relevant amounts with respect to, the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; and second, amounts on deposit in the Somerset Collection Custodial Account that are otherwise payable under the Somerset Collection Co-Lender Agreement to the related Somerset Collection Pari Passu Non-Trust Noteholder on any Somerset Collection Master Servicer Remittance Date with respect to such Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, with, if and to the extent applicable, a corresponding deduction in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts otherwise payable thereto;

          (ix) to reimburse, first, any Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order for any unreimbursed Servicing Advance made by any such party with respect to the Somerset Collection Loan Group or any related REO Property that such party has determined is a Nonrecoverable Advance, any such reimbursement (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (ix) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such reimbursement to be deducted in accordance with Section
     4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the Somerset Collection Custodial Account that are otherwise payable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders on any Somerset Collection Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such reimbursement to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement);

          (x) to pay to the Special Servicer any earned and unpaid Special Servicing Fees in respect of the Somerset Collection Loan Group, any such payment (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (x) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with
     Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the Somerset Collection Custodial Account that are otherwise payable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders on any Somerset Collection Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement);

          (xi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the Somerset Collection Loan Group, in the amounts and from the sources specified in Section 3.11(c) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted in accordance with
     Section 4.02 of the Somerset Collection Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the Somerset Collection Custodial Account that are otherwise payable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders on any Somerset Collection Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement);

          (xii) to pay for (A) costs and expenses incurred with respect to the Somerset Collection Mortgaged Property pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Somerset Collection Mortgaged Property pursuant to Section 3.11(h), 3.18(d) or Section 4.03(c), as applicable, (C) any servicing expenses incurred with respect to the Somerset Collection Loan Group or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section 3.11(i), and
     (D) the fees of any Independent Contractor retained with respect to any REO Property related to the Somerset Collection Loan Group pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer), any such payment (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (xii) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted from the amounts so distributable in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement; and, second, any other amounts on deposit in the Somerset Collection Custodial Account that are otherwise payable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders on any Somerset Collection Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with Section
     4.02 of the Somerset Collection Co-Lender Agreement);

          (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Somerset Collection Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Somerset Collection Custodial Account for any related Investment Period;

          (xiv) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the Somerset Collection Loan Group, any such payment (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (xiv) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted from the amounts so distributable in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement; and, second, any other amounts on deposit in the Somerset Collection Custodial Account that are otherwise payable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders on any Somerset Collection Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with
     Section 4.02 of the Somerset Collection Co-Lender Agreement);

          (xv) to pay (out of amounts otherwise payable thereto under the Somerset Collection Co-Lender Agreement on any Somerset Collection Master Servicer Remittance Date) each Somerset Collection Noteholder's share of the cost of recording the Somerset Collection Co-Lender Agreement in accordance with Section 6.02(a) of the Somerset Collection Co-Lender Agreement;

          (xvi) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the Somerset Collection Noteholders, any such payment (in accordance with the Somerset Collection Co-Lender Agreement) to be made pursuant to this clause (xvi) out of: first, amounts on deposit in the Somerset Collection Custodial Account that would otherwise be distributable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as collections of interest on and/or principal of the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, with such payment to be deducted from the amounts so distributable in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement; and, second, any other amounts on deposit in the Somerset Collection Custodial Account that are otherwise payable under the Somerset Collection Co-Lender Agreement to the Somerset Collection Noteholders on any Somerset Collection Master Servicer Remittance Date (with, if and to the extent applicable, a corresponding allocation of such payment to one or more of the Somerset Collection Mortgage Loans or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction from the amounts otherwise payable to one or more of the Somerset Collection Noteholders on the relevant Somerset Collection Master Servicer Remittance Date, all in accordance with Section 4.02 of the Somerset Collection Co-Lender Agreement);

          (xvii) to the extent (A) consistent with the Somerset Collection Co-Lender Agreement and (B) not otherwise included among the payments contemplated by clause (i) of this Section 3.05B, to transfer to the Pool Custodial Account the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the Somerset Collection Loan Group, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the Somerset Collection Custodial Account under this
     Section 3.05B;

          (xviii) to reimburse any amounts paid by the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder to cure defaults under the Somerset Collection Pari Passu Mortgage Loans, the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder's right to reimbursement under this clause (xviii) to be limited to amounts on deposit in the Somerset Collection Custodial Account that represent collections on the Somerset Collection Loan Group that are in excess of all amounts (including Monthly Payments and Assumed Monthly Payments) otherwise then due and owing to the Somerset Collection Noteholders, the Master Servicer, the


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     Special Servicer, the Trustee, any Fiscal Agent and/or any party under a
     Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement with respect to the Somerset Collection Loan Group; and

          (xix) to clear and terminate the Somerset Collection Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the Somerset Collection Custodial Account pursuant to clauses (ii) through (xviii) of the preceding paragraph.

          The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee, any Fiscal Agent or the applicable party under the related Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement (entitled to reimbursement as set forth above in this Section 3.05B), as applicable, from the Somerset Collection Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of: (i) a Servicing Officer of the Special Servicer, (ii) a Responsible Officer of the Trustee or any Fiscal Agent, or (iii) a servicing officer or responsible officer of such applicable party under the related Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement, as the case may be, in each case describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee, any Fiscal Agent, or such applicable party, as the case may be, is entitled (unless (x) such payment to the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, or (y) in the case of amounts due to an applicable party under the related Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement, the Master Servicer has knowledge of the amounts to which such party is entitled and such payment is clearly required pursuant to this Agreement and the Somerset Collection Co-Lender Agreement, in which case written statements shall not be required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the Somerset Collection Custodial Account, on a loan-by-loan basis.

          To the extent (i) consistent with the Somerset Collection Co-Lender Agreement and (ii) not otherwise included as part of the normal monthly remittance, the Master Servicer shall transfer from the Somerset Collection Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in the Somerset Collection Custodial Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the Somerset Collection Loan Group, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the Somerset Collection Custodial Account under this Section 3.05B.

          In accordance with Article IV of the Somerset Collection Co-Lender Agreement, the Master Servicer shall, as and when required thereunder, withdraw from the Somerset Collection Custodial Account and (i) transfer to the Pool Custodial Account all amounts to be remitted to the Trust as holder of the Somerset Collection Trust Mortgage Loan and/or any successor REO Trust Mortgage Loan with respect thereto and (ii) remit to the Somerset Collection Non-Trust Mortgage Loan Noteholders the respective amounts due and owing to them. Monthly remittances to the respective


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Somerset Collection Non-Trust Mortgage Loan Noteholders shall, in each case, be made on the related Somerset Collection Master Servicer Remittance Date in accordance with the reasonable instructions thereof.

          In the case of the Somerset Collection Non-Trust Mortgage Loans only, in the event that the Master Servicer fails, on any Somerset Collection Master Servicer Remittance Date, to remit to any Somerset Collection Non-Trust Mortgage Loan Noteholder any amount(s) required to be so remitted to such Somerset Collection Non-Trust Mortgage Loan Noteholder hereunder by such date, the Master Servicer shall pay such Somerset Collection Non-Trust Mortgage Loan Noteholder, for the account of such Somerset Collection Non-Trust Mortgage Loan Noteholder, interest, calculated at the federal funds rate, on such amount(s) not timely remitted, from and including that Somerset Collection Master Servicer Remittance Date, to but not including the related distribution date for any securities backed by the subject Somerset Collection Non-Trust Mortgage Loan.

          SECTION 3.05C. Permitted Withdrawals From the Kimberly Place Custodial
                         Account.

          The Master Servicer may, from time to time, make withdrawals from the Kimberly Place Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the Kimberly Place Intercreditor Agreement):

          (i) to make remittances each month, on or before the Trust Master Servicer Remittance Date therein to the respective Kimberly Place Noteholders, including the Trust (as holder of the Kimberly Place Trust Mortgage Loan or any Kimberly Place REO Trust Mortgage Loan, as applicable), all in accordance with the Kimberly Place Intercreditor Agreement, such remittances to the Trust to be made into the Pool Custodial Account;

          (ii) to reimburse, first, any Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the Kimberly Place Trust Mortgage Loan or any Kimberly Place REO Trust Mortgage Loan, any such reimbursement pursuant to this clause (ii) with respect to any such P&I Advance to be made out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be distributable to the Kimberly Place Noteholders as late collections of interest on and/or principal of the Kimberly Place Loan Pair or any successor REO Mortgage Loans with respect thereto, as the case may be, without regard to such P&I Advance, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (iii) to reimburse first, any Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the Kimberly Place Loan Pair or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the Kimberly Place Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Kimberly Place Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout

     Fee payable therefrom) received in respect of the Kimberly Place Loan Pair or any related REO Property, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement);

          (iv) to pay any Fiscal Agent, the Trustee and itself, in that order, for any unpaid interest accrued and payable hereunder on any P&I Advance made thereby under this Agreement with respect to the Kimberly Place Trust Mortgage Loan or any Kimberly Place REO Trust Mortgage Loan, any such payment (to the extent permitted under the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (iv) out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date; provided, that such payment shall be made only to the extent the related P&I Advance or delinquency advance has been or is contemporaneously being reimbursed;

          (v) to pay any Fiscal Agent, the Trustee, itself and the Special Servicer for any unpaid interest accrued and payable hereunder on any Servicing Advance made thereby under this Agreement with respect to the Kimberly Place Loan Pair or any successor related REO Property, any such payment (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (v) out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date; provided that such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed;

          (vi) (A) to pay to itself and any separate holder of the Excess Servicing Strip (subject to Section 3.11(a)) their respective shares of earned and unpaid Master Servicing Fees with respect to the Kimberly Place Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, and (B) to pay to itself earned and unpaid Master Servicing Fees with respect to the Kimberly Place Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, in the case of (A) and (B), the respective rights of the Master Servicer and the holder of the Excess Servicing Strip to payment pursuant to this clause (vi) with respect to either Kimberly Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto being limited to amounts on deposit in the Kimberly Place Custodial Account that were received on or in respect of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

          (vii) to reimburse, first, any Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the Kimberly Place Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that such party has determined are Nonrecoverable Advances, any such reimbursement (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (vii) out of amounts on deposit in the Kimberly Place Custodial Account that are otherwise payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (viii) to reimburse, first, any Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order for any unreimbursed Servicing Advance made by any such party with respect to the Kimberly Place Loan Pair or any related REO Property that such party has determined is a Nonrecoverable Advance, any such reimbursement (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (viii) out of amounts on deposit in the Kimberly Place Custodial Account that are otherwise payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (ix) to pay to the Special Servicer any earned and unpaid Special Servicing Fees in respect of the Kimberly Place Loan Pair, any such payment (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (ix) out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (x) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the Kimberly Place Loan Pair, any such payment (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (x) out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (xi) to pay for (A) costs and expenses incurred with respect to the Kimberly Place Mortgaged Property pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Kimberly Place Mortgaged Property pursuant to
     Section 3.11(h), 3.18(d) or Section 4.03(c), as applicable, (C) any servicing expenses incurred with respect to the Kimberly Place Loan Pair or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section 3.11(i), and
     (D) the fees of any Independent Contractor retained with respect to any REO Property related to the Kimberly Place Loan Pair pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer), any such payment (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (xi) out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Kimberly Place Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Kimberly Place Custodial Account for any related Investment Period;

          (xiii) to pay itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the Kimberly Place Loan Pair, any such payment (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (xiii) out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (xiv) to pay (out of amounts otherwise payable thereto under the Kimberly Place Intercreditor Agreement on any Trust Master Servicer Remittance Date) each Kimberly Place Noteholder's share of the cost of recording the Kimberly Place Intercreditor Agreement in accordance with
     Section 3 of the Kimberly Place Intercreditor Agreement;

          (xv) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the Kimberly Place Noteholders, any such payment (in accordance with the Kimberly Place Intercreditor Agreement) to be made pursuant to this clause (xv) out of amounts on deposit in the Kimberly Place Custodial Account that would otherwise be payable under the Kimberly Place Intercreditor Agreement to the Kimberly Place Noteholders on any Trust Master Servicer Remittance Date, all in accordance with Section 3 of the Kimberly Place Intercreditor Agreement;

          (xvi) to the extent (A) consistent with the Kimberly Place Intercreditor Agreement and (B) not otherwise included among the payments contemplated by clause (i) of this Section 3.05C, to transfer to the Pool Custodial Account the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the Kimberly Place Loan Pair, that have been previously paid out of the Pool Custodial Account pursuant to
     Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the Kimberly Place Custodial Account under this Section 3.05C; and

          (xvii) to reimburse any amounts paid by the Kimberly Place Non-Trust Mortgage Loan Noteholder to cure defaults under the Kimberly Place Trust Mortgage Loan, the Kimberly Place Non-Trust Mortgage Loan Noteholder's right to reimbursement under this clause (xviii) to be limited to amounts on deposit in the Kimberly Place Custodial Account that represent collections on the Kimberly Place Loan Pair that are in excess of all amounts (including Monthly Payments and Assumed Monthly Payments) otherwise then due and owing to the Kimberly Place Noteholders, the Master Servicer, the Special Servicer, the Trustee and/or any Fiscal Agent with respect to the Kimberly Place Loan Pair; and

          (xviii) to clear and terminate the Kimberly Place Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the Kimberly Place Custodial Account pursuant to clauses (ii) through (xvi) of the second preceding paragraph.

          The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee and any Fiscal Agent, as applicable, from the Kimberly Place Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or any Fiscal Agent, as the case may be, is entitled (unless such payment to the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the Kimberly Place Custodial Account, on a loan-by-loan basis.

          To the extent (i) consistent with the Kimberly Place Intercreditor Agreement and (ii) not otherwise included as part of the normal monthly remittances, the Master Servicer shall transfer from the Kimberly Place Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in the Kimberly Place Custodial Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to the Kimberly Place Loan Pair that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from the Kimberly Place Custodial Account under this Section 3.05C.

          In accordance with Sections 3 and 5 of the Kimberly Place Intercreditor Agreement, and taking into account any required adjustments to the principal balance of the Kimberly Place Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto provided for in Section 4 of the Kimberly Place Intercreditor Agreement, the Master Servicer shall, as and when required thereunder, withdraw from the Kimberly Place Custodial Account and (i) transfer to the Pool Custodial Account all amounts to be remitted to the Trust as holder of the Kimberly Place Trust Mortgage Loan or any Kimberly Place REO Trust Mortgage Loan and (ii) remit to the Kimberly Place Non-Trust Mortgage Loan Noteholder the amount due and owing to it. Monthly remittances to the Kimberly Place Non-Trust Mortgage Loan Noteholder shall be made on the related Trust Master Servicer Remittance Date in accordance with the reasonable instructions thereof.

          SECTION 3.05D. Permitted Withdrawals From the Cumberland Place
                         Custodial Account.

          The Master Servicer may, from time to time, make withdrawals from the Cumberland Place Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the Cumberland Place Co-Lender Agreement):

          (i) to make remittances each month on or before the Trust Master Servicer Remittance Date therein or otherwise from time to time, all as contemplated by Section 4.02 of the Cumberland Place Co-Lender Agreement, to the Cumberland Place Noteholders, including the Trustee (as holder of the Cumberland Place Trust Mortgage Loan or any Cumberland Place REO Trust Mortgage Loan, as applicable), in accordance with the Cumberland Place Co-Lender Agreement and the related loan documents, after taking into account the withdrawals contemplated by clauses (ii) through (xvii) below, such remittances to the Trustee to be made into the Pool Custodial Account;

          (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) hereunder with respect to the Cumberland Place Trust Mortgage Loan or any Cumberland Place REO Trust Mortgage Loan, any such party's rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Cumberland Place Custodial Account that are allocable (pursuant to the related loan documents and/or the Cumberland Place Co-Lender Agreement) as late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the Cumberland Place Trust Mortgage Loan or Cumberland Place REO Trust Mortgage Loan;

          (iii) (A) to pay to itself and any separate holder of the Excess Servicing Strip (subject to Section 3.11(a)) their respective shares of earned and unpaid Master Servicing Fees with respect to the Cumberland Place Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, and (B) to pay to itself earned and unpaid Master Servicing Fees with respect to the Cumberland Place Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, in the case of (A) and (B), the respective rights of the Master Servicer and the holder of the Excess Servicing Strip to payment pursuant to this clause (iii) with respect to either Cumberland Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto being limited to amounts on deposit in the Cumberland Place Custodial Account that were received on or in respect of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

          (iv) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) hereunder with respect to the Cumberland Place Trust Mortgage Loan or Cumberland Place REO Trust Mortgage Loan that such party has determined are Nonrecoverable P&I Advances, such party's rights to reimbursement pursuant to this clause (iv) with respect to any such P&I Advance being limited to any amounts on deposit in the Cumberland Place Custodial Account that are allocable (pursuant to the related loan documents and/or the Cumberland Place Co-Lender Agreement) to the Cumberland Place Trust Mortgage Loan or Cumberland Place REO Trust Mortgage Loan;

          (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees in respect of the Cumberland Place Loan Group, in the amounts and from the sources specified in Section 3.11(c);

          (vi) to pay any real estate taxes, insurance premiums, Liquidation Expenses or other servicing expenses in respect of the Cumberland Place Loan Group and/or any Cumberland Place Mortgaged Property that remain unpaid and as to which specific amounts were (in accordance with the Cumberland Place Co-Lender Agreement) deposited in the Cumberland Place Custodial Account to pay the same, such payments to be made out of the specific amounts allocated thereto;

          (vii) to reimburse any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the Cumberland Place Loan Group and/or any Cumberland Place REO Property, any such party's respective rights to reimbursement pursuant to this clause (vii) with respect to any such Servicing Advance being limited (A) first, to amounts on deposit in the Cumberland Place

     Custodial Account that represent a payment by or on behalf of the related Mortgagor or any other collection specifically allocated (in accordance with the Cumberland Place Co-Lender Agreement) to cover the item for which the subject Servicing Advance was made, and (B) second, to amounts on deposit in the Cumberland Place Custodial Account that represent Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the Cumberland Place Loan Group or any Cumberland Place REO Property (and, further, with respect to the amounts described in this clause (vii)(B), first, consistent with the Cumberland Place Co-Lender Agreement, out of the portion thereof that would otherwise be distributable to the Cumberland Place Non-Trust Mortgage Loan Noteholder, and second, consistent with the Cumberland Place Co-Lender Agreement, out of the portion thereof that would otherwise be distributable to the Trust with respect to the Cumberland Place Trust Mortgage Loan and/or any Cumberland Place REO Trust Mortgage
     Loan);

          (viii) to reimburse any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the Cumberland Place Loan Group and/or the related REO Property, that such party has determined are Nonrecoverable Advances, such party's respective rights to reimbursement pursuant to this clause (viii) with respect to any such Servicing Advance being limited to any amounts on deposit in the Cumberland Place Custodial Account received in respect of the Cumberland Place Loan Group or related REO Property; provided that, consistent with the Cumberland Place Co-Lender Agreement, such amounts shall be reimbursed first, out of the portion thereof that would otherwise be distributable to the Cumberland Place Non-Trust Mortgage Loan Noteholder, and second, out of the portion thereof that would otherwise be distributable to the Trust with respect to the Cumberland Place Trust Mortgage Loan and/or any Cumberland Place REO Trust Mortgage Loan.

          (ix) to pay any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, for any unpaid interest accrued on any Servicing Advance made thereby with respect to the Cumberland Place Loan Group or any Cumberland Place REO Property, any such party's respective rights to payment pursuant to this clause (ix) permitted to be satisfied
     (A) first, out of any amounts on deposit in the Cumberland Place Custodial Account that represent Default Charges collected on or in respect of the Cumberland Place Loan Group, as and to the extent contemplated by Section 3.26(c) and (d), (B) second, consistent with the Cumberland Place Co-Lender Agreement, to the extent that the Default Charges described in the immediately preceding subclause (ix)(A) are insufficient, but only if the subject Servicing Advance is being reimbursed at the same time or if the subject Servicing Advance has been previously reimbursed, out of any amounts on deposit in the Cumberland Place Custodial Account that represent any other collections on or in respect of the Cumberland Place Non-Trust Mortgage Loan or any successor Cumberland Place REO Mortgage Loan with respect thereto, and (C) third, consistent with the Cumberland Place Co-Lender Agreement, to the extent that the amounts set forth in subclauses
     (ix)(A) and (ix)(B) above are insufficient, but only if the subject Servicing Advance is being reimbursed at the same time or if the subject Servicing Advance has been previously reimbursed, out of any amounts on deposit in the Cumberland Place Custodial Account that represent any other collections on or in respect of the Cumberland Place Trust Mortgage Loan or any Cumberland Place REO Trust Mortgage Loan;

          (x) to pay any Fiscal Agent, the Trustee and the Master Servicer, in that order, for any unpaid interest accrued on any P&I Advance made thereby with respect to the Cumberland Place Trust Mortgage Loan or Cumberland Place REO Trust Mortgage Loan, any such party's right to payment pursuant to this clause (x) permitted to be satisfied (A) first, out of any amounts on deposit in the Cumberland Place Custodial Account that represent Default Charges collected on or in respect of the Cumberland Place Loan Group, as and to the extent contemplated by Section 3.26(c) and (d), (B) second, consistent with the Cumberland Place Co-Lender Agreement, to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only if the subject P&I Advance is being reimbursed at the same time or if the subject P&I Advance has been previously reimbursed, out of any amounts on deposit in the Cumberland Place Custodial Account that represent any other collections on or in respect of the Cumberland Place Non-Trust Mortgage Loan or any successor Cumberland Place REO Mortgage Loan with respect thereto, and (C) third, consistent with the Cumberland Place Co-Lender Agreement, to the extent that the amounts set forth in subclauses (x)(A) and (x)(B) above are insufficient, but only if the subject P&I Advance is being reimbursed at the same time or if the subject P&I Advance has been previously reimbursed, out of any amounts on deposit in the Cumberland Place Custodial Account that represent any other collections on or in respect of the Cumberland Place Trust Mortgage Loan or Cumberland Place REO Trust Mortgage Loan;

          (xi) consistent with the Cumberland Place Co-Lender Agreement, to pay (first, out of amounts otherwise payable to the Cumberland Place Non-Trust Mortgage Loan Noteholder, and then out of amounts (exclusive of Default Charges) otherwise payable to the Trust with respect to the Cumberland Place Trust Mortgage Loan) for (A) costs and expenses incurred with respect to any Cumberland Place Mortgaged Property pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of any Cumberland Place Mortgaged Property pursuant to
     Section 3.11(h), 3.18(d) or 4.03A(c), as applicable, (C) any servicing expenses incurred with respect to any Cumberland Place Mortgage Loan, Cumberland Place Mortgaged Property or Cumberland Place REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section 3.11(i), and (D) the fees of any Independent Contractor retained with respect to any Cumberland Place REO Property pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

          (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Cumberland Place Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Cumberland Place Custodial Account for any related Investment Period and (B) Net Default Charges (after application pursuant to Section 3.26(c) and (d)) actually collected that accrued in respect of the Cumberland Place Non-Trust Mortgage Loan during a period that the Cumberland Place Mortgage Loan constituted a Performing Serviced Mortgage Loan, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), Net Default Charges (after application pursuant to Section 3.26(c) and (d)) actually collected that accrued in respect of the Cumberland Place Non-Trust Mortgage Loan during a period that the Cumberland Place Mortgage Loan was a Specially Serviced Mortgage Loan or the Cumberland Place Mortgaged Property was an REO Property;

          (xiii) consistent with the Cumberland Place Co-Lender Agreement, to pay (first, out of amounts otherwise payable to the Cumberland Place Non-Trust Mortgage Loan Noteholder, and then out of amounts (exclusive of Default Charges) otherwise payable to the Trust with respect to the Cumberland Place Trust Mortgage Loan and/or any Cumberland Place REO Trust Mortgage Loan) itself, the Special Servicer, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the Cumberland Place Loan Group;

          (xiv) consistent with the Cumberland Place Co-Lender Agreement, to pay (first, out of amounts otherwise payable to the Cumberland Place Non-Trust Mortgage Loan Noteholder, and then out of amounts (exclusive of Default Charges) otherwise payable to the Trust with respect to the Cumberland Place Trust Mortgage Loan and/or any Cumberland Place REO Trust Mortgage
     Loan) for the cost of recording the Cumberland Place Co-Lender Agreement, if and to the extent that the Special Servicer believes that such recording is in the best interest of the Trust and/or the Cumberland Place Non-Trust Mortgage Loan Noteholder;

          (xv) consistent with the Cumberland Place Co-Lender Agreement, to pay (out of amounts otherwise payable to the Cumberland Place Non-Trust Mortgage Loan Noteholder) for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel contemplated by Section 11.02(a), insofar as such recordation is for the benefit of the Cumberland Place Non-Trust Mortgage Loan Noteholder;

          (xvi) consistent with the Cumberland Place Co-Lender Agreement, and to the extent not otherwise included among the payments contemplated by clause
     (i) above, to transfer to the Pool Custodial Account all amounts representing Default Charges actually collected that accrued in respect of the Cumberland Place Trust Mortgage Loan or any Cumberland Place REO Trust Mortgage Loan, to the extent such Default Charges were not applied to pay interest on advances pursuant to any prior clause of this paragraph (and as provided in Section 3.26(c) and (d));

          (xvii) consistent with the Cumberland Place Co-Lender Agreement, and to the extent not otherwise included among the payments contemplated by clause (i) above, to transfer to the Pool Custodial Account (out of amounts otherwise payable to the Cumberland Place Non-Trust Mortgage Loan Noteholder) all amounts representing Additional Trust Fund Expenses and/or any other amounts that relate to the Cumberland Place Loan Group, that have been previously paid out of the Pool Custodial Account pursuant to Section
     3.05 and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05, would have been otherwise payable from the Cumberland Place Custodial Account under this Section 3.05D; and

          (xviii) to clear and terminate the Cumberland Place Custodial Account at the termination of this Agreement pursuant to Section 9.01;

          The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the Cumberland Place Custodial Account pursuant to clauses (ii) through (xvii) above.

          The Master Servicer shall pay to each of the Special Servicer (or to third-party contractors at the direction of the Special Servicer), the Trustee and any Fiscal Agent, as applicable,


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

from the Cumberland Place Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third-party contractor), the Trustee or any Fiscal Agent, as the case may be, is entitled (unless any such payment to the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the Cumberland Place Custodial Account, on a loan-by-loan basis.

          Consistent with Section 4.01 of the Cumberland Place Co-Lender Agreement, the Master Servicer shall transfer from the Cumberland Place Custodial Account, out of amounts otherwise payable to the Cumberland Place Non-Trust Mortgage Loan Noteholder, promptly upon such amounts becoming available in the Cumberland Place Custodial Account, whether received in respect of the Cumberland Place Non-Trust Mortgage Loan or any successor Cumberland Place REO Mortgage Loan with respect thereto, any amounts representing Additional Trust Fund Expenses and/or any other amounts that relate to the Cumberland Place Loan Group, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05 and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05, would have been otherwise payable from the Cumberland Place Custodial Account out of the current collections on the Cumberland Place Non-Trust Mortgage Loan or any successor Cumberland Place REO Mortgage Loan with respect thereto under this Section 3.05D.

          Consistent with the Cumberland Place Co-Lender Agreement, and in accordance with Sections 4.02(a), 4.02(b) and 4.02(c) of the Cumberland Place Co-Lender Agreement, the Master Servicer shall, as and when required thereunder, withdraw from the Cumberland Place Custodial Account and (i) transfer to the Pool Custodial Account all amounts to be remitted to the Trust as holder of the Cumberland Place Trust Mortgage Loan and/or any Cumberland Place REO Trust Mortgage Loan and (ii) remit to the Cumberland Place Non-Trust Mortgage Loan Noteholder the amounts due and owing to it.

          SECTION 3.06. Investment of Funds in the Collection Account, the
                        Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts, the REO Accounts, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

          (a) (i) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (any of the foregoing accounts listed in this clause (i), a "Master Servicer Account"), (ii) the Special Servicer may direct in writing any depository institution maintaining an REO Account, and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii), a "Trustee Account"; and any of the Master Servicer Accounts, the REO Accounts and Trustee Accounts, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (x) no later than the

Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or (y) solely in the case of a Trustee Account, if and to the extent that the depository institution maintaining such Trustee Account is the obligor on such investment, no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement (but in any event prior to distributions on the Certificates or any transfers to another Trustee Account being made on or before the related Distribution Date); provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law.

          All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s). The Master Servicer (with respect to Permitted Investments of amounts in the Master Servicer Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), or the Trustee in its capacity as such (in the case of any Trustee Account), shall (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security", "uncertificated security" or "deposit account". The Trustee hereby designates the Master Servicer (with respect to Permitted Investments of amounts in the Master Servicer Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), as applicable, as the Person that shall be the "entitlement holder" and maintain "control" as set forth under clauses (i) and (ii) above. For purposes of this
Section 3.06(a), (i) the terms "entitlement holder", "security entitlement", "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised
Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Server Account), the Special Servicer (in the case of the REO Accounts) or the Trustee (in the case of any Trustee Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Master Servicer Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each related Investment Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(d), 3.04(a), 3.04A(b), 3.04B(b), 3.04C(b), 3.04D(b),
3.05(a), 3.05A, 3.05B, 3.05C or 3.05D, as applicable. Whether or not the Special Servicer directs the investment of funds in any of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in any of the Trustee Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.04(c), 3.04(d) or 3.05(b), as the case may be. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and
(ii) the Custodial Accounts), the Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of any Trustee Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the related Investment Period, during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Investment Period. Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

          (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of the Majority Controlling Class Certificateholder(s), shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                        and Fidelity Coverage; Environmental Insurance.

          (a) The Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property that secures a Serviced Mortgage Loan and is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable efforts to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating to a rating of "A3" by Moody's by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer shall cause to be maintained, from Qualified Insurers having a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating to a rating of "A3" by Moody's by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain, but only to the extent that (i) the Trustee (as mortgagee of record on behalf of the Certificateholders or, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)) has an insurable interest, and (ii) either (A) such insurance is available at a commercially reasonable rate, or (B) solely in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, the failure by the Mortgagor to maintain such insurance coverage has not been determined by the Special Servicer to constitute an Acceptable Insurance Default. The Somerset Collection Controlling Party (in the case of the Somerset Collection Mortgaged Property), the Cumberland Place Controlling Party (in the case of the Cumberland Place Mortgaged Property) or the Controlling Class Representative (in the case of any other Mortgaged Property) may request that earthquake insurance be secured for a Mortgaged Property (other than the GIC Office Mortgaged Properties) by the related Mortgagor, to the extent such insurance may be obtained at a commercially reasonable price and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. Subject to Section 3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against for properties similar to the subject Administered REO Property located in or around the region in which such Administered REO Property is located (or,


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

in the case of all-risk insurance or other insurance that covers acts of terrorism, either such insurance is available at a commercially reasonable rate or, based upon due inquiry in accordance with the Servicing Standard, the subject hazards are at the time commonly insured against for properties similar to the subject Administered REO Property located in or around the region in which such Administered REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A2" from Moody's (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Serviced Mortgage Loans, including Specially Serviced Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee.

          Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a), 3.04A(a), 3.04B(a), 3.04C(a) or 3.04D(a), as applicable, in the case of amounts received in respect of a Serviced Mortgage Loan, or in the applicable REO Account in accordance with Section 3.16(b), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of the Somerset Collection Controlling Party, the Cumberland Place Controlling Party or the Controlling Class Representative, as applicable) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage Loan(s) or REO Mortgage Loan(s), notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer or the Special Servicer, as applicable, as a Servicing Advance.

          (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Serviced Mortgage Loans and/or Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then a rating of "A:IX" or better by A.M. Best's Key Rating Guide or an equivalent rating to a rating of "A3" from Moody's by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or subject Administered REO Properties. Such blanket policy or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or subject Administered REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy or master force placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Mortgage Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), claims under any such blanket policy or master force placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or Administered REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "Baa3" from Moody's (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by either Rating Agency (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or Administered REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "Baa3" from Moody's (or, if not rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily


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

mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by either Rating Agency (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer (or its direct corporate parent if such parent is responsible for the obligations of the Master Servicer or Special Servicer, as applicable), as the case may be, are rated at least "A2" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P) and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

          (d) In the event that either of the Master Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan (other than, if applicable, the GIC Office Trust Mortgage Loan) for which the Mortgagor has not filed a claim or in respect of an Administered REO Property, the Master Servicer shall notify the Special Servicer if such Mortgage Loan is a Specially Serviced Mortgage Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a Performing Serviced Mortgage Loan, and the Special Servicer, in the case of a Specially Serviced Mortgage Loan or an Administered REO Property, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan (other than, if applicable, the GIC Office Trust Mortgage Loan), the Master Servicer (in the case of any such Mortgage Loan that is a Performing Serviced Mortgage Loan) and the Special Servicer (in the case of any such Mortgage Loan that is a Specially Serviced Mortgage Loan or in the case of an Administered REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

          The Master Servicer (in the case of Performing Serviced Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans and Administered REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans (other than, if applicable, the GIC Office Trust Mortgage Loan) and take all such actions as may be required to comply


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with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

          In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan (other than, if applicable, the GIC Office Trust Mortgage Loan), then the party receiving such notice shall, within five (5) Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced Mortgage Loan, or the Special Servicer, with respect to a Specially Serviced Mortgage Loan or an Administered REO Property, shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          The Master Servicer (with respect to Performing Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan (other than, if applicable, the GIC Office Trust Mortgage Loan) insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or
(ii) environmental testing or remediation at the related Mortgaged Property.

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) If, with respect to any Performing Serviced Mortgage Loan, the Master Servicer receives a request from a Mortgagor regarding the transfer of the related Mortgaged Property to, and assumption of such Serviced Mortgage Loan by, another Person or transfers of certain interests in such Mortgagor, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, to approve such transfer and/or assumption, then the Master Servicer shall promptly provide to the Special Servicer a copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or grant consent to any such request for such transfer and/or assumption in accordance with the terms of the subject Serviced Mortgage Loan and this Agreement, including, without limitation, the Servicing Standard; provided that any grant of consent on the part of the Special Servicer shall be subject to Section 3.08(d), Section 6.11, Section 6.12, Section 6.13, Section
6.14 and/or Section 6.15, in each case if and as applicable. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Serviced Mortgage Loan by, another Person, the Master Servicer (subject to
Section 3.08(d)) shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from


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

liability under such Serviced Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency, the Controlling Class Representative and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Serviced Trust Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Serviced Mortgage Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

          If any Performing Serviced Mortgage Loan contains express restrictions on transfers of the related Mortgaged Property and/or transfers of interests in the related Mortgagor, and if any such proposed transfer has not been approved pursuant to the preceding paragraph, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case a Mortgaged Property that secures a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)), shall, to the extent permitted by applicable law, enforce such restrictions, unless the Master Servicer has determined, in its reasonable, good faith judgment, that enforcement of such restrictions would be a violation of the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, each Rating Agency, the Controlling Class Representative and, with respect to a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d),
Section 6.11, Section 6.12, Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable.

          (b) If, with respect to a Specially Serviced Mortgage Loan, the Master Servicer receives a request from a Mortgagor for consent to a transfer of the related Mortgaged Property and assumption of such Specially Serviced Mortgage Loan and/or consent to a transfer of interests in the related Mortgagor, the Master Servicer shall immediately notify the Special Servicer of such request and deliver to the Special Servicer any documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Subject to Section 3.08(d), Section 6.11, Section 6.12, Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable, the Special Servicer shall determine whether to grant such consent or to enforce any restrictions on such transfer and/or assumption contained in the related loan documents, in accordance with the Servicing Standard.

          Upon consent by the Special Servicer to any proposed transfer of a Mortgaged Property and assumption by the proposed transferee of the related Serviced Mortgage Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Serviced


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

Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency, the Controlling Class Representative and, with respect to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Serviced Trust Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Serviced Mortgage Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

          (c) If, with respect to a Performing Serviced Mortgage Loan, the Master Servicer receives a request from the related Mortgagor regarding a further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, to approve such further encumbrance, then the Master Servicer shall provide to the Special Servicer a written copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and, further, subject to the Special Servicer obtaining any consent to the extent required pursuant to Section 6.11, Section 6.12, Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable, grant consent to any such request for such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, as applicable, in accordance with the terms of such Serviced Mortgage Loan and this Agreement and subject to the Servicing Standard. If the Special Servicer does not respond within such 15-day period, such party's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, as applicable, the Master Servicer shall process such request of the related Mortgagor. If the Special Servicer does not consent to, and is not deemed to have consented to, such further encumbrance, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, with respect to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of an interest in the related Mortgagor, as applicable, unless the Master Servicer has determined, in its reasonable, good faith judgment, that failure to waive such restrictions would be a violation of the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee and the Special Servicer, each Rating Agency and, with respect to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11, Section 6.12, Section 6.13, Section
6.14 and/or Section 6.15 in each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Master Servicer may charge the related Mortgagor (and retain to the extent permitted


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

under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          With respect to any Specially Serviced Mortgage Loan, the Special Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of interests in the related Mortgagor, as applicable, and shall process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11, Section 6.12,
Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          (d) Notwithstanding anything to the contrary contained in this Section 3.08, but subject to the related loan documents and applicable law, (A) (i) if the then unpaid principal balance of the subject Serviced Trust Mortgage Loan is at least equal to $20,000,000, then neither the Master Servicer nor the Special Servicer shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, and (ii) if (w) the then unpaid principal balance of the subject Serviced Trust Mortgage Loan is at least equal to 2% of the then aggregate principal balance of the Mortgage Pool or (x) the subject Serviced Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the Mortgage Pool or (y) the aggregate loan-to-value ratio of the subject Serviced Trust Mortgage Loan (together with any additional loans that would further encumber the related Mortgaged Property and/or interests in the related Mortgagor) would be equal to or greater than 85% or (z) the aggregate debt service coverage ratio of the related Mortgaged Property (taking into account any additional loans that would further encumber the related Mortgaged Property and/or interests in the related Mortgagor) would be less than 1.20x, then neither the Special Servicer nor the Master Servicer shall waive any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged Property or of interests in the related Mortgagor, unless, in the case of either (i) or (ii) above, the Special Servicer or the Master Servicer, as the case may be, shall have received prior written confirmation from S&P that such action would not result in an Adverse Rating Event with respect to any Class of Certificates or, if a Serviced Loan Combination is involved, any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, and (B) if the subject Serviced Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the Mortgage Pool, then neither the Master Servicer nor the Special Servicer, as applicable, shall waive any restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from Moody's that such action would not result in an Adverse Rating Event with respect to any Class of Certificates or, if a Serviced Loan Combination is involved, any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency. Neither the Master Servicer nor the


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Special Servicer has the authority to perform any of the actions set forth above in this paragraph with respect to the GIC Office Trust Mortgage Loan. In connection with any request for rating confirmation from a Rating Agency pursuant to this Section 3.08(d), the Master Servicer or the Special Servicer, as the case may be, shall deliver a Review Package to such Rating Agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the Master Servicer or the Special Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor (or from the Depositor or the UBS Mortgage Loan Seller pursuant to Section 2.03(e)), any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                        Appraisals; Appraisal Reduction Calculation.

          (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d), 6.11, 6.12, 6.13, 6.14 and 6.15, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. Subject to Section 3.11(h), the Special Servicer shall request that the Master Servicer advance all costs and expenses incurred by it in any such proceedings, and the Master Servicer shall be entitled to reimbursement therefor as provided in
Section 3.05(a), Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the affected Serviced Non-Trust Mortgage Loan Noteholder(s), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18 and the results of any appraisal obtained as provided below in this Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

          If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially


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Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

          If any Serviced Mortgage Loan or Serviced Loan Combination becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days (or, in the case of the Kimberly Place Loan Pair, such shorter time period as may be required under the Kimberly Place Co-Lender Agreement) of such occurrence (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and
(ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such Serviced Loan Combination, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and, upon request, to the Controlling Class Representative. Based on each such Required Appraisal and updated Required Appraisal, the Special Servicer shall (monthly, on each Determination Date, until the subject Required Appraisal Loan ceases to be such) calculate and notify the Trustee, the Master Servicer, the Controlling Class Representative, and, in the case of any Mortgaged Property that secures a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), of any resulting Appraisal Reduction Amount in respect of the subject Required Appraisal Loan. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the Special Servicer. The Master Servicer shall, at the direction of the Special Servicer, advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the related Custodial Account pursuant to
Section 3.05(a), Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Somerset Collection Controlling Party (in the case of the Somerset Collection Loan Group), the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder and, if a Kimberly Place Threshold Event has occurred, the Controlling Class Representative (in the case of the Kimberly Place Loan Pair), the Cumberland Place Controlling Party (in the case of the Cumberland Place Loan Pair) or the Controlling Class Representative (in all other cases), as applicable, may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that is reasonably satisfactory to the Special Servicer and satisfies the requirements of a "Required Appraisal", and upon the written request of the Somerset Collection Controlling Party, the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder, the Cumberland Place Controlling Party or the Controlling Class Representative, as applicable, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such appraisal delivered by such party and shall notify the Trustee, the Master Servicer, the Controlling Class Representative and, as


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appropriate, the Somerset Collection Controlling Party (in the case of a
Somerset Collection Mortgage Loan), the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder (in the case of a Kimberly Place Mortgage Loan) and the Cumberland Place Controlling Party (in the case of a Cumberland Place Mortgage
Loan), of such recalculated Appraisal Reduction Amount.

          (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations section 1.860D-1(b)(3)(i) and
(ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)) from potential liability.

          In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
     Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section 6.11, Section 6.12, Section 6.13, Section 6.14 and/or
Section 6.15, in each case if and as applicable, and the Special Servicer has previously determined (as evidenced by an Officer's Certificate


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to such effect delivered to the Trustee (and, in the case of a Mortgaged
Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Mortgage Loan to the Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Mortgage Loan to the Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05(a),
Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable (or, in the case of a

Mortgaged Property that secures a Serviced Loan Combination, to the extent the funds in the applicable Loan Combination Custodial Account are insufficient, shall be advanced by the Master Servicer, subject to Section 3.11(h)).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s)), subject to Section 6.11, Section 6.12, Section 6.13,
Section 6.14 and/or Section 6.15, in each case if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee and, if a Serviced Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s), monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Specially Serviced Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the affected Serviced Mortgage Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

          (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Mortgaged Property (other than the GIC Office Mortgaged Properties) required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property (other than the GIC Office Mortgaged Properties) and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

          (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or Administered REO Property, it shall promptly notify the Trustee, the Master Servicer and, if a Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s), no later than the seventh Business Day following such Final Recovery Determination.

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                        Files.

          (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee and any related Custodian (and, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a),
Section 3.04A(a), Section 3.04B(a), Section 3.04C(a) or Section 3.04D(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Serviced Non-Trust Mortgage Loan, the original of the Mortgage Note for such Serviced Non-Trust Mortgage Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Serviced Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced Non-Trust Mortgage Loan Noteholder to release the Mortgage Note for such Serviced Non-Trust Mortgage
Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Custodial Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Serviced Non-Trust Mortgage Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of a Serviced Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced Non-Trust Mortgage Loan Noteholder to release the original of the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) to the Trustee or related Custodian (and, if applicable, such original Mortgage Note for such Serviced Non-Trust Mortgage Loan to the related Serviced Non-Trust Mortgage Loan Noteholder), or the delivery to the Trustee (and, if applicable, to the related Serviced Non-Trust Mortgage Loan Noteholder) of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a), Section 3.04A(a), Section 3.04B(a), Section 3.04C(a) or Section 3.04D(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

          (c) Within seven Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of the a Mortgaged Property that secures a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, with respect to any Serviced Mortgage Loan, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or, if applicable, any Serviced Non-Trust Mortgage Loan Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, any affected Serviced Non-Trust Mortgage Loan Noteholder) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, also on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (d) If from time to time, pursuant to the terms of the GIC Office Co-Lender Agreement and the GIC Office Servicing Agreement, and as appropriate for enforcing the terms of the GIC Office Trust Mortgage Loan, any GIC Office Servicer or the appropriate GIC Office Non-Trust Mortgage Loan Noteholder requests delivery to it of the original Mortgage Note for the GIC Office Trust Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for the GIC Office Trust Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by such GIC Office Servicer or such GIC Office Non-Trust Mortgage Loan Noteholder as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11. Servicing Compensation; Payment of Expenses; Certain
                        Matters Regarding Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust Mortgage Loan, each REO Trust Mortgage Loan, each Serviced Non-Trust Mortgage Loan and each successor REO Mortgage Loan with respect to a Serviced Non-Trust Mortgage Loan. As to each such Mortgage Loan and REO Mortgage

Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Mortgage Loan and REO Revenues allocable as interest on each such REO Mortgage Loan. The Master Servicer, on behalf of itself and the holder of the Excess Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any such Mortgage Loan or REO Mortgage Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a), Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable, and in the case of a Trust Mortgage Loan or an REO Trust Mortgage Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. Notwithstanding anything herein to the contrary, no Master Servicing Fee shall be calculated or payable hereunder based upon or with respect to any GIC Office Non-Trust Mortgage Loan or successor REO Mortgage Loan (or comparable deemed mortgage loan) with respect thereto.

          Notwithstanding anything herein to the contrary, Midland (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in whole but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a
Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of Midland, all or any portion of the Excess Servicing Strip may, to protect REMIC I against an associated increase in expenses, be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Sections 6.04 and 7.02 and that requires market rate servicing compensation that, in the case of each Trust Mortgage Loan and REO Trust Mortgage Loan, accrues at a per annum rate greater than the excess of the related Master Servicing Fee Rate over the then related Excess Servicing Fee Rate. Midland and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and Midland hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, the Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators (except to the extent provided under clause (iii) above). From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Trust Mortgage Loan or REO Trust Mortgage Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction pursuant to the first sentence of this paragraph).

          (b) Additional master servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Mortgage Loan (or, in the case of Net Default Charges, any Serviced Trust Mortgage Loan) and accrued during the time that such Serviced Mortgage Loan (or, in the case of Net Default Charges, such Serviced Trust Mortgage Loan) was a Performing Serviced Mortgage Loan (or, in the case of Net Default Charges, a Performing Serviced Trust Mortgage Loan), (ii) 100% of each modification fee, extension fee or other similar fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.20(c) or Section 3.08(c), and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Mortgage Loan as contemplated under Section 3.20, and (iii) 50% of any and all assumption fees and 100% of any and all assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to
Section 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional master servicing compensation is not required to be deposited in any Custodial Account. The Master Servicer shall also be entitled to additional master servicing compensation in the form of (i) Prepayment Interest Excesses Received by the Trust with respect to the Trust Mortgage Loans; (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each related Investment Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each related Investment Period.

          With regard to the GIC Office Trust Mortgage Loan, as and to the extent provided in the GIC Office Servicing Agreement, amounts in the nature of the foregoing are payable to a GIC Office Servicer, with the exception of Prepayment Interest Excesses, which are payable to the Master Servicer, as and to the extent provided in this Agreement.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property. With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees in respect of Specially Serviced Trust Mortgage Loans and, to the extent they relate to Administered REO Properties, REO Trust Mortgage Loans shall be payable monthly out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to the extent permitted by Section 3.05(a). In addition, earned but unpaid Special Servicing Fees in respect of a Serviced Loan Combination consisting of Specially Serviced Mortgage Loans or REO Mortgage Loans shall be payable out of collections on such Loan Combination on deposit in the applicable Loan Combination Custodial Account, to the extent permitted pursuant to Section 3.05A, Section 3.05B, Section 3.05C or
Section 3.05D, as applicable. The GIC Office Special Servicer shall be entitled to the special servicing fee for each Mortgage Loan or REO Mortgage Loan, as applicable, constituting the GIC Office Loan Group as provided in the GIC Office Servicing Agreement.

          As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, subject to the second following paragraph, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest and Additional Interest), Prepayment Premiums and/or Yield Maintenance Charges received on the subject Serviced Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the acquisition of any Mortgage Loan by all the Certificateholders (acting together) in exchange for all the Certificates pursuant to Section 9.01 or the purchase of any Mortgage Loan pursuant to Section 3.18, by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by the Depositor pursuant to Section 2.03, by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, by a Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender Agreement, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement, or out of any Insurance Proceeds or Condemnation Proceeds. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated or removed or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees) that are payable in respect of:

               (i) each Mortgage Loan that became a Corrected Mortgage Loan during the period that the terminated, removed or resigning Special Servicer acted as Special Servicer and was still such at the time of such termination, removal or resignation; and

               (ii) each Mortgage Loan that would have been a "Corrected Mortgage Loan" at the time of such termination, removal or resignation but for the payment (in accordance with clause (w) of the definition of "Specially Serviced Mortgage Loan") by the related Mortgagor of the three consecutive full and timely Monthly Payments under the terms of such Serviced Mortgage Loan (as such terms may have been changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), but only if such three consecutive full and timely Monthly Payments are in fact made within three months of such termination, removal or resignation;

in each case until the Workout Fee for any such Serviced Mortgage Loan ceases to be payable in accordance with the preceding sentence.

          As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each Specially Serviced Mortgage Loan and Administered REO Property as to which it receives Net Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan or Administered REO

Property, subject to the following paragraph, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Net Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest and/or Additional Interest); provided that no Liquidation Fee shall be payable (i) with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the acquisition of any Specially Serviced Mortgage Loan or REO Property by all the Certificateholders (acting together) in exchange for all the Certificates pursuant to Section 9.01, or the purchase of any Specially Serviced Mortgage Loan by the Majority Controlling Class Certificateholder(s) or an assignee thereof or the Special Servicer pursuant to
Section 3.18 (provided that such purchase occurs or derives from a purchase option exercised by any of the foregoing parties prior to the expiration of the option periods described in Section 3.18(b)), by the Depositor, Lehman Brothers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by a Non-Trust Mortgage Loan Noteholder or its designee pursuant to the related Co-Lender Agreement, by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in connection with a Material Document Defect or a Material Breach (in either such case, prior to the expiration of the Initial Resolution Period plus the applicable Resolution Extension Period for the subject Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation) or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement (unless a Liquidation Fee is specifically required to be paid in connection with such purchase and is actually paid pursuant to the subject intercreditor agreement); and provided, further, that, in connection with any purchase by the Depositor pursuant to Section 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in connection with a Material Document Defect or a Material Breach (in either case, subsequent to the expiration of the Initial Resolution Period plus the Resolution Extension Period for the subject Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation), the Liquidation Fee shall equal 1% of the Stated Principal Balance of the repurchased Trust Mortgage Loan (or, if an REO Property is being repurchased, 1% of the Stated Principal Balance of the related REO Trust Mortgage Loan).

          Notwithstanding the foregoing, any Workout Fee and/or Liquidation Fee payable in accordance with the two preceding paragraphs with respect to Mortgage Loans or REO Mortgage Loans that comprise a Serviced Loan Combination shall be paid from collections received on such Loan Combination on deposit in the related Loan Combination Custodial Account, to the extent permitted under
Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable.

          Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees with respect to any Mortgage Loan or REO Mortgage Loan or comparable deemed mortgage loan comprising the GIC Office Loan Group.

          The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          (d) Additional special servicing compensation in the form of (i) Net Default Charges actually collected with respect to any Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that accrued while the subject loan was a Specially Serviced Trust Mortgage Loan or an REO Trust Mortgage Loan, (ii) with respect to any Specially Serviced Mortgage Loan, 100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related Serviced Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to
Section 3.08(b), (iii) with respect to any Performing Serviced Mortgage Loan, 50% of any and all assumption fees actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related Serviced Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), and (iv) any and all modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Mortgage Loans that are not otherwise payable to the Master Servicer as additional master servicing compensation pursuant to Section 3.11(b), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a), Section 3.04A(a), Section 3.04B(a), Section 3.04C(a) or Section 3.04D(a), as applicable. The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each related Investment Period).

          (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy or the standby fee or similar premium for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

          (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be,, give written notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three (3) Business Days after such notice is given to the Master Servicer or the Special Servicer, as the case may be, then (subject to Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) any Fiscal Agent shall make such Servicing Advance within one (1) Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

          (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such Servicing Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such Servicing Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Trust Mortgage Loans and REO Trust Mortgage Loans on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Combination or any related Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05A,
Section 3.05B, Section 3.05C or Section 3.05D, as applicable. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, in accordance with Section 3.03, Section 3.05(a), Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class Representative) and the unreimbursed portion of such Servicing Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer, or a breach of any fiduciary duty owed to the Certificateholders by the Trustee or any Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

          (h) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Master Servicer or the Special Servicer that it has made (or, in the case of the Special Servicer, that the Master Servicer has made (subject to clause (1) of the definition of "Nonrecoverable Servicing Advance")) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, in the case of a Servicing Advance with respect to a

Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.18) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and any Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Servicing Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or any Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.11(f) unless the Trustee or any Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

          (i) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an Administered REO Property is involved) pay directly out of the Pool Custodial Account, the 666 Fifth Avenue Custodial Account, the Somerset Collection Custodial Account, the Kimberly Place Custodial Account or the Cumberland Place Custodial Account, as applicable, in accordance with Sections 3.05(a), 3.05A, 3.05B, 3.05C or 3.05D any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from a Loan Combination Custodial Account, is in the best interests of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), or, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class Representative and any affected Serviced Non-Trust Mortgage Loan Noteholder(s), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property (other than the GIC Office Mortgaged Properties) as soon as practicable after the related Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the related Serviced Mortgage Loan remains a Specially Serviced Mortgage Loan, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the Administered REO Properties at least once per calendar year, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. Beginning in 2004, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Mortgage Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Performing Serviced Mortgage Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee, the related Serviced Non-Trust Mortgage Loan Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan Combination) and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Representative upon request, subject to payment of a reasonable fee.

          The Special Servicer, in the case of each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property, and the Master Servicer, in the case of each Performing Serviced Mortgage Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer, the related Serviced Non-Trust Mortgage Loan Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan Combination) or any Controlling Class Certificateholder, in each case upon request. The Special Servicer shall, promptly following receipt, deliver copies of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholder and any Serviced Non-Trust Mortgage Loan Noteholder, in each case upon request.

          Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property (other than the GIC Office Mortgaged Properties) or Administered REO Property, the Master Servicer with respect to a Performing Serviced Mortgage Loan and the Special Servicer with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan that relates to an Administered REO Property shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or Administered REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

          The Master Servicer with respect to a Performing Serviced Mortgage Loan and the Special Servicer with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan that relates to an Administered REO Property shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property (other than the GIC Office Mortgaged Properties) and Administered REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee automatically (on a monthly basis) during any period in respect of which Exchange Act Reports are being filed as to the Trust with the Commission, and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer and any Controlling Class Certificateholder, in each case upon request.

          (b) Not later than 12:00 p.m. (New York City time) on the Business Day after each Trust Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Trust Mortgage Loans and any Administered REO Properties, providing the required information as of the related Determination Date: (i) a CMSA Property File; and (ii) a CMSA Comparative Financial Status Report. Not later than 2:00 p.m. (New York City time) on the third Business Day prior to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Trust Mortgage Loans and any Administered REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Trust Mortgage Loans, any Corrected Trust Mortgage Loans: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (v) a CMSA REO Status Report.

          (c) Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Setup File (if modified), CMSA Loan Level Reserve/LOC Report, CMSA Delinquent Loan Status

Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to each subject Trust Mortgage Loan. The Master Servicer shall incorporate in the foregoing reports any information and reports received (by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the GIC Office Servicing Agreement) from the applicable GIC Office Servicer with respect to the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          If the Master Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and, with respect to the GIC Office Trust Mortgage Loan, by a GIC Office Servicer pursuant to the GIC Office Servicing Agreement.. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) or by a GIC Office Servicer pursuant to the GIC Office Servicing Agreement and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), so long as the Master Servicer and the party required to provide the subject reports are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received such information or reports from the Special Servicer or the relevant GIC Office Servicer, as applicable, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement or a GIC Office Servicer's failure to provide any report required to be provided to the holder of the GIC Office Trust Mortgage Loan pursuant to the GIC Office Servicing Agreement, as applicable.

          (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

          SECTION 3.12A. Delivery of Certain Reports to the Serviced Non-Trust
                         Mortgage Loan Noteholders.

          (a) The Master Servicer shall promptly deliver to each Serviced Non-Trust Mortgage Loan Noteholder: (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to
Section 3.12 with respect to the Mortgaged Property securing the related Serviced Loan Combination.

          (b) If the Mortgage Loans forming a Serviced Loan Combination constitute Specially Serviced Mortgage Loans, or if a Mortgaged Property securing a Serviced Loan Combination has become an REO Property, then each calendar month, not later than 12:00 p.m. (New York City time) on the Business Day after each applicable Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to such Serviced Loan Combination and/or the related Mortgaged Property, providing the required information as of the related Determination Date: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and
(ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer). If the Mortgage Loans forming a Serviced Loan Combination constitute Specially Serviced Mortgage Loans, or if a Mortgaged Property securing a Serviced Loan Combination has become an REO Property, then each calendar month, not later than 10:00 a.m. (New York City time) on the second Business Day prior to the applicable Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to such Serviced Loan Combination and/or the related Mortgaged Property: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (v) a CMSA REO Status Report.

          (c) Prior to 12:00 noon (New York City time) on each applicable Master Servicer Remittance Date, the Master Servicer shall, with respect to each Serviced Loan Combination, prepare all Loan Combination Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to Section 3.12A(b). The Master Servicer shall also include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to a Serviced Non-Trust Mortgage Loan Noteholder pursuant to Section 3.12B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12A(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by

Section 3.12B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.12A(b) of this Agreement.

          (e) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

          SECTION 3.12B. Statements to the Serviced Non-Trust Mortgage Loan
                         Noteholders.

          (a) Not later than 12:00 noon (New York City time) on the Business Day prior to each applicable Determination Date, the Master Servicer shall forward the related Somerset Collection Preliminary Master Servicer Remittance Report with respect to Somerset Collection Non-Trust Mortgage Loans to the respective Somerset Collection Non-Trust Mortgage Loan Noteholder. Not later than 12:00 noon (New York City time) on each related Master Servicer Remittance Date, the Master Servicer shall forward to the related Non-Trust Mortgage Loan Noteholder(s) all related Loan Combination Servicing Reports prepared with respect to each Serviced Loan Combination, pursuant to Section 3.12A, during the calendar month in which such Master Servicer Remittance Date occurs.

          (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

          Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Serviced Non-Trust Mortgage Loan Noteholder and each other, on or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.13), an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2004, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if


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there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and
(iii) the Master Servicer or the Special Servicer, as- the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or Grantor Trust V as a Grantor Trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2004.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Serviced Non-Trust Mortgage Loan Noteholder and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year shall be delivered on or before March 15 of such following year and shall not contain any restrictions on the filing thereof with the Commission with respect to calendar year 2004; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K (including the foregoing Annual Accountants' Report) with the Commission in respect of the Trust covering calendar year 2004.

          The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting

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requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

          SECTION 3.15. Access to Certain Information.

          (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or any Serviced Non-Trust Mortgage Loan Noteholder, access to any records regarding the Serviced Mortgage Loans and the servicing thereof within its control (which access shall be limited, in the case of any Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority seeking such access in respect of a Serviced Non-Trust Mortgage Loan Noteholder, to records relating to the related Serviced Non-Trust Mortgage Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Serviced Non-Trust Mortgage Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, a Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or a Serviced Non-Trust Mortgage Loan Noteholder, the Master Servicer and the Special Servicer each may require payment from such Certificateholder, a Certificate Owner or a Serviced Non-Trust Mortgage Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          (b) No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions (if and to the extent the Master Servicer or the Special Servicer, as the case may be, is responsible (or, in the case of the Special Servicer, would be responsible upon the occurrence of a Servicing Transfer Event) for the servicing thereof) from the following parties: (i) the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or the REO Properties, (ii) the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder, if and for so long as it constitutes the Somerset Collection Directing Lender, regarding the performance and servicing of the Somerset Collection Loan Group and/or the Somerset Collection REO Property, (iii) from the Kimberly Place Non-Trust Mortgage Loan Noteholder, unless and until a Kimberly Place Threshold Event has occurred, regarding the performance and servicing of the Kimberly Place Loan Pair and/or the Kimberly Place REO Property and (iv) from the Cumberland Place Non-Trust Mortgage Loan Noteholder, if and for so long as it constitutes the Cumberland Place Directing Lender, regarding the performance and servicing of the Cumberland Place Loan Pair and/or the Cumberland Place REO Property. Except as provided in the following sentence, in connection with providing the Controlling Class Representative with the information described in the preceding sentence, the Master Servicer and the Special Servicer shall require (prior to providing such information for the first time to such Controlling Class Representative) a written confirmation executed by the Controlling Class Representative, in the form of Exhibit O attached hereto, generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential (other than with respect to communications with the Controlling Class). In the case of the initial Controlling Class Representative, upon its or an Affiliate's acquisition of the Class T Certificates, such entity shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than the GIC Office Mortgaged Properties) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s). If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more Administered REO Properties pursuant to this Agreement, then (subject to the interests of any affected Serviced Non-Trust Mortgage Loan Noteholder), the deed or certificate of sale with respect to any such Administered REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable Administered REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any Administered REO Property that relates to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), shall sell any Administered REO Property by the end of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than a Mortgaged Property that secures a Loan Combination), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any REO Property that relates to a Loan Combination). If such REO Acquisition occurs with respect to the 666 Fifth Avenue Mortgaged Property, the Somerset Collection Mortgaged Property, the Kimberly Place Mortgaged Property or the Cumberland Place Mortgaged Property, then the Special Servicer shall establish an REO Account solely with respect to such property (the "666 Fifth Avenue REO Account", in the case of the 666 Fifth Avenue Mortgaged Property, the "Somerset Collection REO Account", in the case of the Somerset Collection Mortgaged Property, the "Kimberly Place REO Account", in the case of the Kimberly Place Mortgaged Property and the "Cumberland Place REO Account," in the case of the Cumberland Place Mortgaged Property), to be held for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s). The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Administered REO Property. Funds in an REO Account (other than any such funds representing Additional Interest) may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any related Investment Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Serviced Non-Trust Mortgage Loan Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.


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

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the Business Day following each Trust Determination Date, the Special Servicer shall withdraw from any Pool REO Account and deposit into the Pool Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the Pool Custodial Account) the aggregate of all amounts received in respect of each Administered REO Property (other than any Administered REO Property relating to a Serviced Loan Combination) during the Trust Collection Period ending on such Trust Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence and, further, net of any reserves to be maintained in the Pool REO Account in accordance with the last sentence of this Section 3.16(c). On the Business Day following each Trust Determination Date, the Special Servicer shall withdraw from the related Loan Combination REO Account and deposit into the related Loan Combination Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the related Loan Combination Custodial Account) the aggregate of all amounts received in respect of any Administered REO Property (exclusive of the Somerset Collection Loan Group) during the Trust Collection Period ending on such Trust Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence and, further, net of any reserves to be maintained in the related Loan Combination REO Account in accordance with the last sentence of this Section 3.16(c). On the Business Day following each Somerset Collection Determination Date, the Special Servicer shall withdraw from any Somerset Collection REO Account and deposit into the Somerset Collection Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the Somerset Collection Custodial Account) the aggregate of all amounts received in respect of any Somerset Collection REO Property during the Somerset Collection Collection Period ending on such Somerset Collection Determination Date, net of any withdrawals made out of such amounts pursuant to the third preceding sentence and, further, net of any reserves to be maintained in the Somerset Collection REO Account in accordance with the last sentence of this Section 3.16(c).

          Notwithstanding the foregoing, the Special Servicer may retain in the related REO Account such portion of proceeds and collections in respect of any Administered REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any GIC Office REO Property.

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition by it of title to a Mortgaged Property (other than the GIC Office Mortgaged Properties), the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

          The Special Servicer's decision as to how each Administered REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any 666 Fifth Avenue REO Property, Somerset Collection REO Property, Kimberly Place REO Property or Cumberland Place REO Property, the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received with respect to such property without materially impairing the Special Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

          (b) If title to any Administered REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any 666 Fifth Avenue REO Property, Somerset Collection REO Property, Kimberly Place REO Property or Cumberland Place REO Property, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

          To the extent that amounts on deposit in the related REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, make Servicing Advances in such amounts as are necessary for such purposes unless the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any Administered REO Property:

               (i) enter into, renew or extend any New Lease with respect to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on such Administered REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Serviced Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate such Administered REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance) to the effect that such action would not cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any Administered REO Property; provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund and, in the case of any 666 Fifth Avenue REO Property, Somerset Collection REO Property, Kimberly Place REO Property or Cumberland Place REO Property, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

               (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including those listed in
     Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Administered REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

          (e) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any GIC Office REO Property.

          SECTION 3.18. Sale of Trust Mortgage Loans and Administered REO
                        Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or Administered REO Property only (i) on the terms and subject to the conditions set forth in this Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement and/or the UBS/Depositor Mortgage Loan Purchase Agreement, (iii) in the case of a Trust Mortgage Loan that is part of a Loan Combination, as set forth in the related Co-Lender Agreement, and (iv) in the case of a Trust Mortgage Loan with a related mezzanine loan, in connection with a Mortgage Loan event of default as set forth in the related mezzanine intercreditor agreement.

          (b) If the Special Servicer has determined in good faith that any Defaulted Trust Mortgage Loan will become subject to foreclosure or similar proceedings, the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and, if the subject Defaulted Trust Mortgage Loan is a Serviced Combination Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder(s), whereupon the Trustee shall, within 10 days after receipt of such notice, notify each Controlling Class Certificateholder. In connection therewith:

               (i) the Majority Controlling Class Certificateholder(s) or any assignees of the Majority Controlling Class Certificateholder(s) may, at its or their option, during the 30-Business Day period following receipt of such notice by such Certificateholder(s), purchase any such Defaulted Trust Mortgage Loan from the Trust Fund, at a cash price at least equal to the Purchase Price;

               (ii) if no Majority Controlling Class Certificateholder(s) and no assignee thereof has purchased any Defaulted Trust Mortgage Loan within 30 Business Days of the Majority Controlling Class Certificateholder(s) having received notice in respect thereof pursuant to clause (i) above, then the Special Servicer may, at its option, during the immediately following 15-Business Day period, purchase such Defaulted Trust Mortgage Loan from the Trust Fund, at a cash price at least equal to the Purchase Price; and

               (iii) if the Special Servicer has not purchased any Defaulted Trust Mortgage Loan within the 15-Business Day period referred to in clause
     (ii) above, then the Majority Controlling Class Certificateholder(s) and any assignees of the Majority Controlling Class Certificateholder(s) may, at its or their option, during the 30-Business Day period following the expiration of such 15-Business Day period, purchase any such Defaulted Trust Mortgage Loan from the Trust Fund, at a cash price at least equal to the Purchase Price.


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

          The Purchase Price for any Defaulted Trust Mortgage Loan purchased under this subsection (b) shall be deposited into the Pool Custodial Account; and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchasing Majority Controlling Class Certificateholder(s) (or any purchasing assignee of the Majority Controlling Class Certificateholder(s), if applicable) or the purchasing Special Servicer, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Majority Controlling Class Certificateholder(s) (or any assignee of the Majority Controlling Class Certificateholder(s)) (if it is the purchasing party) or the Special Servicer (if it is the purchasing party), ownership of such Trust Mortgage Loan. In connection with any such purchase, if the Majority Controlling Class Certificateholder(s) (or any assignee of the Majority Controlling Class Certificateholder(s), if applicable) is the purchasing party, the Special Servicer shall deliver the related Servicing File to such Certificateholder(s) (or such assignee). Notwithstanding the foregoing, if a Defaulted Trust Mortgage Loan purchased pursuant to this Section 3.18(b) is a Serviced Combination Trust Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25 hereof.

          (c) The Special Servicer, at any time, may offer to sell any Defaulted Trust Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Subject to Sections 3.18(g), and further subject to Sections 6.11, 6.12, 6.13, 6.14 and/or 6.15, in each case if and as applicable, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Trust Mortgage Loan.

          If the Special Servicer accepts the bid of a prospective purchaser in accordance with this Section 3.18(c), such purchaser shall be required to purchase the subject Defaulted Trust Mortgage Loan within ten (10) Business Days of receipt of notice of such acceptance.

          Notwithstanding the foregoing, if a Defaulted Trust Mortgage Loan purchased pursuant to this Section 3.18(c) is a Serviced Combination Trust Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25 hereof.

          The Special Servicer shall use its best efforts to solicit bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(f), and further subject to Sections 6.11, 6.12, 6.13,
6.14 and/or 6.15, in each case if and as applicable, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such Administered REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any Administered REO Property within the time constraints imposed by Section 3.16(a), then (subject to Section 6.11, 6.12, 6.13, 6.14 or 6.15, as applicable) the Special Servicer shall dispose of such Administered REO Property upon such


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terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

          The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any Defaulted Trust Mortgage Loan or Administered REO Property pursuant to this Section 3.18(c).

          No Interested Person shall be obligated to submit a bid to purchase any such Defaulted Trust Mortgage Loan or Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Trust Mortgage Loan or any Administered REO Property pursuant hereto. An Interested Person (other than the Trustee or any of its Affiliates) shall not be prohibited from bidding on and purchasing a Defaulted Trust Mortgage Loan in accordance with the terms of this Section 3.18.

          (d) Whether any cash bid constitutes a fair price for any Defaulted Trust Mortgage Loan or Administered REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate of the Special Servicer, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate of the Special Servicer represents a fair price for any such Defaulted Trust Mortgage Loan or Administered REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal of the related Mortgaged Property or subject Administered REO Property, as the case may be, in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the related Mortgaged Property or the subject Administered REO Property, as the case may be, since any such appraisal, on a new appraisal to be obtained by the Special Servicer or, if the Special Servicer or an Affiliate thereof is bidding, the Trustee (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Trust Mortgage Loan or Administered REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Trust Mortgage Loan or Administered REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than itself or one of its Affiliates constitutes a fair price for any such Defaulted Trust Mortgage Loan or Administered REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or subject Administered REO Property, as the case may be, the state of the local economy and the obligation to dispose of any Administered REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Defaulted Trust Mortgage Loan or Administered REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Trust Mortgage Loan or Administered REO Property unless


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

such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(d), that such bid constitutes a fair price for the subject Defaulted Trust Mortgage Loan or Administered REO Property, as the case may be. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject Defaulted Trust Mortgage Loan or Administered REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

          (e) Subject to Sections 3.18(a) through 3.18(d) above, and further subject to Section 6.11, 6.12, 6.13, 6.14 and/or 6.15, in each case if and as applicable, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Trust Mortgage Loan or Administered REO Property pursuant to this Section 3.18, including the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids, without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Defaulted Trust Mortgage Loan or an Administered REO Property pursuant to this
Section 3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (f) Any sale of a Defaulted Trust Mortgage Loan or any Administered REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis. The provisions of this Section 3.18 shall in no way limit the obligations of the Special Servicer to proceed with respect to any Specially Serviced Trust Mortgage Loan in accordance with Section 3.09 at the same time that such Trust Mortgage Loan may be offered or eligible for sale in accordance with this Section 3.18.

          (g) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash bid for a Defaulted Mortgage Loan or an Administered REO Property, as the case may be, if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (or, in the case of an Administered REO Property that relates to a Serviced Loan Combination, the best interests of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole. In addition, the Special Servicer may, subject to Section 6.11, 6.12, 6.13, 6.14 or 6.15, as applicable, accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (or, in the case of an Administered REO Property that relates to a Serviced Loan Combination, the best interests of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole (for example, if the prospective buyer


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

making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

          (h) The purchase option for any Defaulted Trust Mortgage Loan pursuant to Section 3.18(b) shall terminate, and shall not be exercisable as set forth in
Section 3.18(b) (or if exercised, but the purchase of such Defaulted Trust Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect), and the Special Servicer may no longer sell a Defaulted Trust Mortgage Loan pursuant to Section 3.18(c), if and when (i) such Defaulted Trust Mortgage Loan has become a Corrected Mortgage Loan or otherwise ceased to satisfy the criteria for a "Defaulted Trust Mortgage Loan", (ii) the related Mortgaged Property has become an Administered REO Property, (iii) a Final Recovery Determination has been made with respect to such Defaulted Trust Mortgage Loan or (iv) the subject Defaulted Trust Mortgage Loan has been removed from the Trust Fund.

          (i) [Reserved.]

          (j) Notwithstanding anything to the contrary herein:

               (i) the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder will be entitled to purchase the 666 Fifth Avenue Trust Mortgage Loan in accordance with the terms and conditions set forth in the 666 Fifth Avenue Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to the purchase option provided for in this Section 3.18. For so long as the 666 Fifth Avenue Trust Mortgage Loan is part of the Trust Fund, the Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid therefor and shall provide such notices to the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder as are required by the 666 Fifth Avenue Co-Lender Agreement with respect to such holder's purchase rights;

               (ii) the GIC Office Subordinate Non-Trust Mortgage Loan Noteholder will be entitled to purchase the GIC Office Trust Mortgage Loan (together with the other GIC Office Pari Passu Non-Trust Mortgage Loans) in accordance with the terms and conditions set forth in, and at the purchase price set forth in, the GIC Office Co-Lender Agreement and the GIC Office Servicing Agreement; further the GIC Office Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the GIC Office Servicing Agreement, will be subject to sale in accordance with terms and provisions of, and at the purchase price set forth in, Section 3.18 of the GIC Office Servicing Agreement in effect as of the date hereof (or any comparable section of any successor GIC Office Servicing Agreement). In connection with any such purchase, the Master Servicer or the Special Servicer, as applicable, shall comply with the terms and provisions thereof in connection with effecting such sale;

               (iii) the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder will be entitled to purchase the Somerset Collection Trust Mortgage Loan (together with the Somerset Collection Pari Passu Non-Trust Mortgage Loan) in accordance with the terms and conditions set forth in the Somerset Collection Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to the purchase option provided for in this
     Section 3.18. For so long as the Somerset Collection Trust Mortgage Loan is part of the Trust Fund, the Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid therefor and shall provide such notices to the Somerset Collection Subordinate Non-Trust

     Mortgage Loan Noteholder as are required by the Somerset Collection Co-Lender Agreement with respect to such holder's purchase rights; and

               (iv) each of the Kimberly Place Non-Trust Mortgage Loan Noteholder and the Shops at Cumberland Non-Trust Mortgage Loan Noteholder will be entitled to purchase the related Trust Mortgage Loan in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after the subject Trust Mortgage Loan has been purchased out of the Trust Fund pursuant to the purchase option provided for in this Section
     3.18. For so long as such related Trust Mortgage Loan is part of the Trust Fund, the Master Servicer or the Special Servicer, as applicable, shall determine the price to be paid therefor and shall provide such notices to the subject Serviced Non-Trust Mortgage Loan Noteholder as are required by the related Co-Lender Agreement with respect to such holder's purchase rights.

          SECTION 3.19. Additional Obligations of the Master Servicer;
                        Obligations to Notify Ground Lessors and
                        Hospitality Franchisors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.

          (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Trust Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments Received by the Trust during the most recently ended applicable Collection Period, with respect to Performing Trust Mortgage Loans and (ii) the sum of (1) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Trust Mortgage Loan and REO Trust Mortgage Loan) and (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire Mortgage Pool during such Collection Period; provided, however, that if any Prepayment Interest Shortfall occurs with respect to any Serviced Trust Mortgage Loan as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced Trust Mortgage Loan without any limitation of the kind set forth in clauses (1) and (2) above.

          (b) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (c) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property, not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Serviced Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer.

          (d) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a), 3.05A, 3.05B, 3.05C, 3.05D and/or 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(d), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination, which shall be made pursuant to Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on such determination. Upon making a determination, pursuant to Section 3.11(h), that any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an Administered REO Property is a Nonrecoverable Servicing Advance (subject to clause (1) of the definition of "Nonrecoverable Servicing Advance"), the Special Servicer shall report to the Master Servicer and the Trustee the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such a determination by the Special Servicer.

          (e) The Master Servicer and the Special Servicer shall each be responsible for providing: (i) to the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder and each Subordinate Non-Trust Mortgage Loan Noteholder such notices regarding defaults and events of default under the related Serviced Loan Combination as are required from the Trust, as holder of the Trust Mortgage Loan that constitutes part of such Serviced Loan Combination; and (iv) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.


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

          SECTION 3.20. Modifications, Waivers, Amendments and Consents;
                        Defeasance.

          (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(l) below, and further subject to Section 6.11, Section 6.12, Section 6.13, Section 6.14 and/or
Section 6.15, in each case if and as applicable, and any related intercreditor, co-lender or similar agreement (including, in the case of a Mortgage Loan that is part of a Serviced Loan Combination, the related Co-Lender Agreement), the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master Servicer) may, on behalf of the Trustee and, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer). Neither the Master Servicer nor the Special Servicer (in its capacity as such) may agree to any modification, extension, waiver or amendment of a Mortgage Loan in the GIC Office Loan Group.

          (b) All modifications, extensions, waivers or amendments of any Serviced Mortgage Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

          (c) In the case of any Performing Serviced Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent or approval of the mortgagee with respect to a modification, extension, waiver or amendment of any term thereof, provided that such consent or approval or such modification, extension, waiver or amendment would not (except as permitted by Sections 3.02(a), 3.03(d), 3.07, 3.08(a) and 3.20(l) and the next paragraph of this Section 3.20(c)) affect the amount or timing of any of the payment terms of such Serviced Mortgage Loan (including payment terms related to late payment charges), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release, addition or substitution of any material collateral for such Serviced Mortgage Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where the thresholds in clauses (i) through (vi) of the next sentence are exceeded, or which involves the situations set forth in the proviso to the previous sentence, the Special Servicer only may take such action. To the extent consistent with the foregoing, but subject to Section 3.20(f), the Master Servicer shall also be responsible for the following with respect to each Performing Serviced Mortgage
Loan:

               (i) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

               (ii) Approving routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 20% of the related Mortgaged Property;

               (iii) Approving a transfer of equity in a Mortgagor from one current equity holder to another, provided that such transfer of equity does not (A) affect (if applicable) the


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

     status of such Mortgagor or such equity holder as a special purpose, bankruptcy-remote entity, (B) result in a change of control of such Mortgagor, (C) cause the transferee to hold more than 49% of the equity in such Mortgagor, (D) relate to a Serviced Trust Mortgage Loan that represents 2% or more of the then aggregate principal balance of the Mortgage Pool or (E) relate to a Serviced Loan Combination;

               (iv) Approving annual budgets for the related Mortgaged Property, provided that no such budget (A) relates to a fiscal year in which an Anticipated Repayment Date occurs, (B) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (C) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (v) Approving easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the subject Performing Serviced Mortgage Loan; and

               (vi) Approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties and (B) the related Serviced Trust Mortgage Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool.

          Subject to Section 6.11, Section 6.12, Section 6.13, Section 6.14 or
Section 6.15, in each case if and as applicable, subject to the Servicing Standard, and further subject to the second sentence of the next paragraph and the second paragraph of Section 3.20(e), the Master Servicer may, upon the occurrence of a potential default in the making of a Balloon Payment on a Performing Five-Year Mortgage Loan, extend the maturity date of such Performing Five-Year Mortgage Loan for up to six months; provided that the Master Servicer may only approve two such six-month extensions of the maturity date of any Performing Five-Year Mortgage Loan.

          Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07,
Section 3.08(a), this Section 3.20(c) and Section 3.20(l), the Master Servicer may not agree to waive, modify or amend any term of any Serviced Mortgage Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to Grantor Trust V.

          (d) Except as provided in Section 3.02(a), Section 3.07, Section 3.08,
Section 3.20(e) or Section 3.20(l), the Special Servicer, on behalf of the Trustee or, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan that would:

               (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but


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     excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge, or effectuate the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

               (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          (e) Notwithstanding Section 3.20(d), but subject to Section 6.11,
Section 6.12, Section 6.13, Section 6.14 and/or Section 6.15, in each case if and as applicable, and the second and third paragraphs of this Section 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest (including Additional Interest) or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other loan document relating to a Specially Serviced Mortgage Loan,
(iv) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period, or (v) extend the maturity of any Specially Serviced Mortgage Loan; provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Mortgage Loan to Certificateholders (as a collective whole) or, if a Serviced Loan Combination is involved, would increase the recovery on such Loan Combination to Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Serviced Loan Combination, to Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), to be performed at the related Mortgage Rate(s)), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to Grantor Trust V; and provided, further, that any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the Trust Mortgage Loan that constitutes part of that Serviced Loan Combination nor any of the related Serviced Non-Trust Mortgage Loan Noteholders shall gain a priority over any other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in such


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

loan documents and such Co-Lender Agreement; and provided, further, that, with respect to any Serviced Loan Combination (other than the 666 Fifth Avenue Loan
Pair), to the extent consistent with the Servicing Standard (taking into account the extent to which the Subordinate Non-Trust Mortgage Loan that is part of such Serviced Loan Combination is junior to the Senior Serviced Mortgage Loan(s) that are part of the same Serviced Loan Combination), (1) no waiver, reduction or deferral of any particular amounts due on any Senior Serviced Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Subordinate Non-Trust Mortgage Loan that is part of such Serviced Loan Combination, and (2) no reduction of the Mortgage Rate on any Senior Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the reduction of the Mortgage Rate on the Subordinate Non-Trust Mortgage Loan that is part of such Serviced Loan Combination, to the fullest extent possible; and provided, further, that any of the actions referred to in subclauses (1) and
(2) of the foregoing proviso shall be effected, as between the 666 Fifth Avenue Mortgage Loans, on a pro rata and pari passu basis (in accordance with the 666 Fifth Avenue Co-Lender Agreement, and as between the Somerset Collection Pari Passu Mortgage Loans, on a pro rata and pari passu basis (in accordance with the Somerset Collection Co-Lender Agreement).

          In no event shall the Special Servicer or the Master Servicer: (i) extend the maturity date of a Serviced Mortgage Loan beyond the date that is two years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Mortgage Loan for more than five years beyond its Stated Maturity Date; or (iii) if the subject Serviced Mortgage Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Serviced Mortgage Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

          The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures (i) the 666 Fifth Avenue Loan Pair, (ii) the Somerset Collection Loan Group or (iii) a Serviced Trust Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan to withhold its consent; or (2) it has received prior written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency.

          Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

          (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

          (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, if a Serviced Non-Trust Mortgage Loan is affected, the related Serviced Non-Trust Mortgage Loan Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer) and, if a Serviced Non-Trust Mortgage Loan is affected, the related Serviced Non-Trust Mortgage Loan Noteholder)), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

          (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

          (k) If, with respect to any Serviced Mortgage Loan (1) under which the lender can require defeasance in lieu of prepayment, or (2) that permits defeasance, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay or defease, as applicable, such Serviced Mortgage Loan in accordance with the terms thereof, then the Master Servicer shall, subject to the next paragraph and the related loan documents, (i) only in the case of a Serviced Mortgage Loan under clause (1) above, promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related

Mortgage Note, and (ii) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer of the intent to defease such Mortgage Loan, and (iii) upon the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral (or, in the case of a Serviced Mortgage Loan under clause (1) above, that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment) will not result in an Adverse Rating Event with respect to any Class of Certificates (or, if the 666 Fifth Avenue Loan Pair or the Somerset Collection Loan Group is involved, any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities) rated by such Rating Agency, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, the affected Serviced Non-Trust Mortgage Loan Noteholder(s)); provided that the written confirmation contemplated by clause (iii) above shall not be required (A) from S&P in the case of a Serviced Trust Mortgage Loan (1) with an unpaid principal balance less than or equal to $20,000,000, (2) that constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool and (3) that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool, provided that, in lieu of obtaining such written confirmation from S&P, the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit M (a "Defeasance Certificate"), or (B) from Moody's in the case of any Serviced Trust Mortgage Loan that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool or that does not then constitute one of the ten largest groups (measured by aggregate unpaid principal balance) of Trust Mortgage Loans with related Mortgagors, provided that, in lieu of obtaining such written confirmation from Moody's, the Master Servicer delivers to Moody's a Defeasance Certificate; and provided, further, that, the written confirmation contemplated by clause (iii) above shall not be required from S&P and/or Moody's (provided the Master Servicer delivers a Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Serviced Trust Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of the subject Serviced Trust Mortgage Loan, the percentage the subject Serviced Trust Mortgage Loan constitutes of the Mortgage Pool or the relative size of the subject Serviced Trust Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the then current applicable threshold for review as set forth by such Rating Agency.

          Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Mortgage Loan (exclusive of the GIC Office Trust Mortgage Loan) if (i) such defeasance would occur within two years of the Startup Day, (ii) the defeasance collateral shall not be Government Securities;
(iii) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or
(iv) unless such confirmation is not required pursuant to the first paragraph of this Section 3.20(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral (in lieu of a full prepayment, if applicable) will not result in an Adverse Rating Event with respect to any Class of Certificates (or, if the 666 Fifth Avenue Loan Pair or the Somerset Collection Loan Group is involved, any Class of Certificates or any class of related Pari Passu Non-Trust Mortgage Loan Securities) rated by such Rating Agency.

          All expenses related to the defeasance of a Defeasance Mortgage Loan that is a Serviced Mortgage Loan shall be charged to the related Mortgagor or other responsible party.

          (l) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, subject to obtaining the Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Mortgage Loan if (i) such ARD Mortgage Loan is a Performing Serviced Mortgage Loan, (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Mortgage Loan in full together with all payments required under such ARD Mortgage Loan in connection with such prepayment (except for all or a portion of such accrued Additional Interest), and (iii) the Master Servicer reasonably believes that it is waiving an amount of Additional Interest in excess of the amount of such interest that the related Mortgagor is likely to pay and has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) than a refusal to waive the right to such Additional Interest. Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan that had otherwise been a Performing Serviced Mortgage Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof (or, if applicable, the Special Servicer shall immediately give notice thereof to the Master Servicer), and the Master Servicer shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or of notice of the occurrence of such Servicing Transfer Event, if applicable); provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination (and the Master Servicer may conclusively rely on the Special Servicer's determination, as applicable) that a Servicing Transfer Event has occurred giving rise to a Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan. The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Mortgage Loan in accordance with the requirements hereof.

          Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five (5) Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Mortgage Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

          Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Serviced Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

          (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (viii) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Administered REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and Administered REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Mortgage Loan and (5) such additional information relating to the Specially Serviced Mortgage Loans and Administered REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and Administered REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), the Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x), (xi) and (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer or the Special Servicer, as the case may be, any Serviced Non-Trust Mortgage Loan Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom;
(iv) permits any purchaser of a Serviced Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Serviced Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such Serviced Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to the related Serviced Non-Trust Mortgage Loan Noteholder, a copy of any Sub-Servicing Agreement in respect of a Serviced Non-Trust Mortgage Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(g) or 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders and, if a Serviced Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s) in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Serviced Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee, the Certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Mortgage Loan Noteholder(s), shall (at no expense to the Trustee, any Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Mortgage Loans.

          (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor Master Servicer shall enter into a new Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing Date, if


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such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or Mortgage Loan Seller as a third party beneficiary under such Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

          The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholder(s) for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Mortgage Loans and/or Administered REO Properties for which it is responsible.

          (f) Notwithstanding the above, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class Representative.

          SECTION 3.23. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

               (i) The Master Servicer is a corporation, duly organized under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not: (A) violate the Master Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Master Servicer, would reasonably be expected to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.


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

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

               (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (ix) The Master Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

          (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.


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

          SECTION 3.24. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

               (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not: (A) violate the Special Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Special Servicer, would reasonably be expected to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.


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

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

               (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

          (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.25. Certain Matters Regarding the Purchase of the 666 Fifth
                        Avenue Trust Mortgage Loan, the GIC Office Trust Mortgage Loan, the Somerset Collection Trust Mortgage Loan, the Kimberly Place Trust Mortgage Loan and the Cumberland Place Trust Mortgage Loan.

          (a) If, pursuant to or as contemplated by Section 2.03, Section 3.18 or Section 9.01, the 666 Fifth Avenue Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the 666 Fifth Avenue Co-Lender Agreement and shall assume the rights and obligations of the "Note A1 Lender" under the 666 Fifth Avenue Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to the 666 Fifth Avenue Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser of the 666 Fifth Avenue Trust Mortgage Loan in its capacity as "Note A1 Lender" (as a result of such purchase or repurchase) under the 666 Fifth Avenue Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the "Note A1 Lender" or a custodian appointed thereby for the benefit of each of the "Lenders" as defined under, and as their interests appear under, the 666 Fifth Avenue Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the 666 Fifth Avenue Loan Pair under, or otherwise in accordance with, any applicable separate servicing agreement for the 666 Fifth Avenue Loan Pair or as otherwise contemplated by the 666 Fifth Avenue Co-Lender Agreement.

          (b) If, pursuant to or as contemplated by Section 2.03, Section 3.18 or Section 9.01, the GIC Office Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the GIC Office Co-Lender Agreement and shall assume the rights and obligations of the holder of such Trust Mortgage Loan under the GIC Office Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser of such Trust Mortgage Loan, and such Mortgage File shall be delivered to such purchaser.

          (c) If, pursuant to or as contemplated by Section 2.03, Section 3.18 or Section 9.01, the Somerset Collection Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the Somerset Collection Co-Lender Agreement and shall assume the rights and obligations of the "Note A1 Lender" under the Somerset Collection Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to the Somerset Collection Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser of the Somerset Collection Trust Mortgage Loan in its capacity as "Note A1 Lender" (as a result of such purchase or repurchase) under the Somerset Collection Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the "Note A1 Lender" or a custodian appointed thereby for the benefit of each of the "Note A Lenders" and the "Note B Lender" (each as defined under, and as their interests appear under, the Somerset Collection Co-Lender Agreement). If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the Somerset Collection Loan Group under, or otherwise in accordance with, any applicable separate servicing agreement for the Somerset Collection Loan Group or as otherwise contemplated by the Somerset Collection Co-Lender Agreement.

          (d) If, pursuant to or as contemplated by Section 2.03, Section 3.18 or Section 9.01, the Kimberly Place Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the Kimberly Place Intercreditor Agreement and shall assume the rights and obligations of the "Lead Lender" under the Kimberly Place Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser of such Trust Mortgage Loan in its capacity as "Lead Lender" (as a result of such purchase or repurchase) under the Kimberly Place Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the "Lead Lender" or a custodian appointed thereby for the benefit of the "Lead Lender" and the "Co-Lender" as their interests appear under such Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the Kimberly Place Loan Pair, under, or otherwise in accordance with, any applicable separate servicing agreement for the Kimberly Place Loan Pair or as otherwise contemplated by the Kimberly Place Intercreditor Agreement.

          (e) If, pursuant to or as contemplated by Section 2.03, Section 3.18 or Section 9.01, the Cumberland Place Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the Cumberland Place Co-Lender Agreement and shall assume the rights and obligations of the "Note A Lender" under the Cumberland Place Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser of such Trust Mortgage Loan in its capacity as "Note A Lender" (as a result of such purchase or repurchase) under the Cumberland Place Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the "Note A Lender" or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under such Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the Cumberland Place Loan Pair, under, or otherwise in accordance with, any applicable separate servicing agreement for the Cumberland Place Loan Pair or as otherwise contemplated by the Cumberland Place Co-Lender Agreement.

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually collected and deposited in the Pool Custodial Account with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan (but, in the case of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, only to the extent of the Default Charges remitted to the Trust in accordance with the GIC Office Servicing Agreement) during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest on such outstanding Advance accrued on or prior to the date on which the subject Default Charges were received;

               second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that, if paid from collections on the Mortgage Pool other than such Default Charges, would constitute an Additional Trust Fund Expense;

               third, to reimburse the Trust for any interest on Advances paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest payment was made from collections on the Mortgage Pool other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan and was not previously reimbursed under this clause third;

               fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) paid since the Closing Date with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which payment was made from collections on the Mortgage Pool other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan and was not previously reimbursed under this clause fourth; and

               fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Serviced Trust Mortgage Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Trust Mortgage Loan or an REO Trust Mortgage Loan, in each case pursuant to
     Section 3.11;

provided that any and all Default Charges that are actually collected with respect to a Serviced Combination Trust Mortgage Loan shall first be applied pursuant to the applicable section of this Agreement related to permitted withdrawals from the related Loan Combination Custodial Account (Section 3.05A, 3.05B, 3.05C or 3.05D, as applicable) and the applicable provisions of the related Co-Lender Agreement; and provided, further, that the total interest on Advances payable pursuant to clause first above shall take into account the application of funds on deposit in the respective Loan Combination Custodial Accounts to pay interest on Advances.

          (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Trust Master Servicer Remittance Date next following the applicable Collection Period during which they were received, for deposit in the Collection Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to pay outstanding interest on Advances in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, to any particular party, pursuant to clause first of subsection (a), shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, pursuant to clause second of subsection (a), shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, in the chronological order in which such interest accrued or such expenses were incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable).

          (c) Any and all amounts otherwise distributable to a Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to a related Serviced Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any related Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and as and to the extent permitted under the related Co-Lender Agreement, prior to being so distributed to such Subordinate Non-Trust Mortgage Loan Noteholder:

               first, to pay to any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer any and all interest on any Servicing Advances made thereby with respect to the subject Serviced Loan Combination or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and
               second, either: (A) in the case of the Cumberland Place Loan Pair or the Kimberly Place Loan Pair, to pay to any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer any and all interest on any P&I Advances made thereby with respect to the subject Serviced Loan Combination (other than the Somerset Collection Loan Group) or any successor REO Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this subclause (A) with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); or (B) in the case of the Somerset Collection Loan Group, to pay any Fiscal Agent, the Trustee, any fiscal agent and/or trustee for a Somerset Collection Pari Passu Securitization Trust, the Master Servicer and any master servicer or comparable party for a Somerset Collection Pari Passu Securitization Trust any and all interest on any P&I Advances or comparable delinquency advances under a Somerset Collection Non-Trust Mortgage Loan Securitization Agreement made by such party with respect to a Somerset Collection Pari Passu Mortgage Loan or any successor REO Mortgage Loan with respect to the foregoing, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this subclause (B) with respect to any such particular party in such manner that the earliest accrued interest shall be paid first).

          Any amounts otherwise distributable to a Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the related Serviced Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are applied pursuant to clause first or subclause (A) of clause second, as applicable, of the preceding paragraph shall be paid to any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, in each case up to the total amount of interest on any Advances payable to such party in accordance with such clause first or second, as applicable.

          Any amounts otherwise distributable to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are applied pursuant to subclause
(B) of clause second of the second preceding paragraph shall be allocated among the Somerset Collection Trust Mortgage Loan and the Somerset Collection Pari Passu Non-Trust Mortgage Loan (or, if applicable, among any successor REO Mortgage Loans with respect to the foregoing) on a pro rata basis in accordance with the respective amounts of interest on P&I Advances and/or comparable delinquency advances contemplated by such subclause (B) of such clause second with respect to such Mortgage Loans (or, if applicable, such REO Mortgage Loans). Any amounts otherwise distributable to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are allocable to pay interest on P&I Advances with respect to the Somerset Collection Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto in accordance with subclause (B) of clause second of the second preceding paragraph and in accordance with the preceding sentence shall be paid to any Fiscal Agent, the Trustee and the Master Servicer, in that order, in each case up to the total amount of interest on P&I Advances payable to such party in accordance with such subclause (B) of such clause second. Any amounts otherwise distributable to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the Somerset Collection Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are allocable to pay interest on advances comparable to P&I Advances with respect to the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto in accordance with subclause (B) of clause second of the second preceding paragraph and in accordance with the second preceding sentence shall be paid to any fiscal agent, trustee or master servicer under the related Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement, in the order provided for in such Somerset Collection Pari Passu Non-Trust Mortgage Loan Securitization Agreement, in each case up to the total amount of interest on delinquency advances comparable to P&I Advances payable to such party in accordance with such subclause (B) of such clause second.

          (d) Any and all amounts otherwise distributable to the Trust as Default Charges with respect to a Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto on any related Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts, prior to being transferred to the Pool Custodial Account and applied in accordance with Section 3.26(a):

               first, to pay to any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, subject to Section 3.26(f) (if applicable), any and all interest on any Servicing Advances made thereby with respect to the subject Serviced Loan Combination and/or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to any related Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any related Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               second, to pay any Fiscal Agent, the Trustee and the Master Servicer, in that order, any and all interest on any P&I Advances made by such party with respect to the subject Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to any related Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any related Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause second with respect to any such particular party in such manner that the earliest accrued interest shall be paid first).

          (e) Any and all amounts otherwise distributable to a Pari Passu Non-Trust Mortgage Loan Noteholder as Default Charges with respect to a related Serviced Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any related Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the related Co-Lender Agreement, prior to being so distributed to the applicable Pari Passu Non-Trust Mortgage Loan Noteholder:

               first, to pay to any Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, subject to Section 3.26(f) (if applicable), any and all interest on any Servicing Advances made thereby with respect to the subject Serviced Loan Combination and/or any related REO Property, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to any related Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any related Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               second, to pay any fiscal agent, trustee and master servicer for any related Pari Passu Securitization Trust, in the order contemplated by the related Pari Passu Non-Trust Mortgage Loan Securitization Agreement, any and all interest on delinquency advances comparable to P&I Advances made by such party with respect to the subject Serviced Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received and which interest is not otherwise payable, pursuant to Section 3.26(c), out of amounts otherwise distributable to any related Subordinate Non-Trust Mortgage Loan Noteholder as Default Charges with respect to any related Subordinate Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto (such amounts to be applied in accordance with this clause second with respect to any such particular party in such manner that the earliest accrued interest shall be paid first).

          (f) In the case of a Serviced Combination Trust Mortgage Loan and any related Serviced Pari Passu Non-Trust Mortgage Loan (or with respect to any successor REO Mortgage Loans with respect thereto), any amounts otherwise distributable on any subject Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement, to the related holders thereof as Default Charges with respect to such Mortgage Loans or any successor REO Mortgage Loan with respect thereto shall be allocated, on a pro rata and pari passu basis. If the total amount otherwise distributable on any subject Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement as Default Charges with respect to a Serviced Combination Trust Mortgage Loan and any related Serviced Pari Passu Non-Trust Mortgage Loan (or with respect to any successor REO Mortgage Loans with respect thereto) exceed the aggregate amount of interest on the Servicing Advances payable pursuant to clause first of
Section 3.26(d) and clause first of Section 3.26(e), then the respective portions of such total amount allocable to such Mortgage Loans (or, if applicable, such REO Mortgage Loans) that are to be applied for such purpose shall be in the same proportions that the respective unpaid principal balances of such Mortgage Loans (or, if applicable, such REO Mortgage Loans) bear to one another.

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based upon information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date, such application to be made for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          first, to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and on a pro rata basis as among such Classes of Certificateholders in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          second, to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, in the following amounts and order of priority:

               (i) to the Holders of the Class A-1 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date;

               (ii) to the Holders of the Class A-2 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to subclause (i) of this clause second);

               (iii) to the Holders of the Class A-3 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 and/or Class A-2 Certificates pursuant to a prior subclause of this clause second); and

               (iv) to the Holders of the Class A-4 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A Certificates pursuant to a prior subclause of this clause second);

     provided, however, that, notwithstanding the immediately preceding clauses
     (i) through (iv), on each Distribution Date coinciding with or following the Class A Principal Distribution Cross-

     Over Date, but prior to the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the respective Classes of the Class A Certificates, on a pro rata basis in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Adjusted Principal Distribution Amount for such Distribution Date;

          third, to reimburse the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, and on a pro rata basis as among such Classes of Certificateholders in accordance with, the Loss Reimbursement Amount with respect to each such Class of Certificates for such Distribution Date; and

          fourth, to make distributions to the Holders of the respective Classes of the Subordinate Certificates as provided in Section 4.01(b).

          All distributions of interest made in respect of either Class of Interest-Only Certificates on any Distribution Date as provided above in this
Section 4.01(a) shall be made, and deemed to have been made, in respect of the various REMIC III Components of such Class of Interest-Only Certificates, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

          (b) On each Distribution Date prior to the Final Distribution Date, after making the distributions in respect of the Senior Certificates provided for in Section 4.01(a), the Trustee shall, based on information provided by the Master Servicer and, if applicable, the Special Servicer, apply the Subordinate Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to Section 4.01(a) above);

               (iii) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (iv) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (v) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (vi) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (vii) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (viii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (ix) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (x) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xi) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xii) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xiii) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

     Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xiv) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xv) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xvi) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xvii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xviii) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xix) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xx) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xxi) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxii) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxiii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xxiv) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxv) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxvi) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xxvii) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxviii) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxix) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xxx) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxxi) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxxii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xxxiii) to reimburse the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxxiv) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxxv) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xxxvi) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxxvii) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxxviii)after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution

     Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this
     Section 4.01(b));

               (xxxix) to reimburse the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xl) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xli) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xlii) to reimburse the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xliii) to make distributions of interest to the Holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xliv) after the Class Principal Balance of the Class Q Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xlv) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xlvi) to make distributions of interest to the Holders of the Class T Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xlvii) after the Class Principal Balance of the Class S Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class T Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this Section 4.01(b));

               (xlviii) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xlix) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to Section 4.01(a) above and/or pursuant to clauses (i) through (xlviii) of this Section 4.01(b);

               (l) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j); and

               (li) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of (A) the Subordinate Available Distribution Amount for such Distribution Date, over
     (B) the aggregate distributions made in respect of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R-III and Class R-II Certificates on such Distribution Date pursuant to clauses (i) through
     (l) of this Section 4.01(b).

          (c) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amount Received by the Trust with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan during the related Collection Period that represents Net Prepayment Consideration and shall distribute such Net Prepayment Consideration: first, to the Holders of the respective Classes of YM Principal Balance Certificates that are entitled to distributions of principal on such Distribution Date, pursuant to Section 4.01(a) or Section 4.01(b), up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date in connection with such Net Prepayment Consideration; and second, to the Holders of the Class X-CL Certificates, up to any remaining portion of such Net Prepayment Consideration.

          Any Net Prepayment Consideration or portion thereof distributed in respect of the Class X-CL Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-CL Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(j).

          (d) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amounts that represent Additional Interest Received by the Trust during the related Collection Period with respect to the ARD Trust Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto) and shall distribute such amounts to the Holders of the Class V Certificates.

          (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any related Loss Reimbursement Amount) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III Certificateholders.

          (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each


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

Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

          (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

          (h) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Loss Reimbursement Amount with respect to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

          (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

          (j) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the Final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section
9.01 shall be deemed to have first been distributed from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates; and all distributions made with respect to each Class of Interest-Only Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(c) or Section 9.01 and allocable to any particular REMIC III Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable, the second following paragraph of this Section 4.01(j)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such REMIC II Regular Interest.

          If a Class of Principal Balance Certificates has two or more Corresponding REMIC II Regular Interests, then:

               (i) deemed distributions of accrued interest made on such Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated Distributable Interest in respect of such Corresponding REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) deemed distributions of principal made on such Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC II Regular Interests, in each case up to an amount equal to the Uncertificated Principal Balance of the subject Corresponding REMIC II Regular Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding REMIC II Regular Interest until the Uncertificated Principal Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full);

               (iii) deemed distributions of additional interest (in the form of Net Prepayment Consideration or any portion thereof) made on such Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of principal deemed distributed in respect of such Corresponding REMIC II Regular Interests on such Distribution Date; and

               (iv) deemed distributions made on such Corresponding REMIC II Regular Interests on any Distribution Date in reimbursement of the Loss Reimbursement Amounts with respect thereto shall be allocated to them in reverse order that deemed distributions of principal made on such Corresponding REMIC II Regular Interests are allocated to them pursuant to subclause (ii) of this paragraph, in each case, up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC II Regular Interest for such Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(j), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as applicable.

          (k) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such Distribution Date shall be deemed to have been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

               (i) as deemed distributions of interest with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) as deemed distributions of principal with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

               (iii) as deemed distributions of reimbursement with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, any Loss Reimbursement Amount with respect to each REMIC I Regular Interest for such Distribution Date (with compounded interest at the related REMIC I Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the Uncertificated Principal Balance of such REMIC I Regular Interest pursuant to Section 4.04(c)).

          Any Net Prepayment Consideration distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in respect of which such Net Prepayment Consideration was received.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates and the Class R-II Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01, as applicable, as well as the deemed distributions made on each Distribution Date in respect of the REMIC II Regular Interests pursuant to Section 4.01(j), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(k), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as applicable.

          SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic
                        Update File.

          (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), together with the CMSA Bond Level File, the CMSA Collateral Summary File and the Mortgage Pool Data Update Report, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of any related Loss Reimbursement Amount for such Distribution Date;

               (v) the Available Distribution Amount for such Distribution Date;

               (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a);

               (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or any Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on such related Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with Section 3.11(g) as of the close of business on such related Determination Date;

               (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date (or, in the case of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as of the end of the related GIC Office Collection Period) and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans (other than REO Trust Mortgage Loans) as of the close of business on the related Determination Date (or, in the case of the GIC Office Trust Mortgage Loan, as of the end of the related GIC Office Collection Period);

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Trust Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days,
     (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

               (xii) with respect to any Trust Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (or, in the case of a Final Recovery Determination with respect to the GIC Office Trust Mortgage Loan, during the related GIC Office Collection Period) (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in connection with such Liquidation Event;

               (xiii) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date (or, in the case of any GIC Office REO Property, as of the end of the related GIC Office Collection Period), the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xiv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period (or, in the case of an REO Acquisition with respect to the GIC Office Mortgaged Properties, during the related GIC Office Collection Period), the loan number of such Trust Mortgage Loan and the Stated Principal Balance of such Trust Mortgage Loan as of the related Acquisition Date;

               (xv) with respect to any REO Property as to which a Final Recovery Determination was made during the related Collection Period (or, in the case of a Final Recovery Determination with respect to any GIC Office REO Property, during the related GIC Office Collection Period), (A) the loan number of the related Trust Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the aggregate amount of any Realized Loss and Additional Trust Fund Expenses in respect of the related REO Trust Mortgage Loan in connection with such Final Recovery Determination and (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvi) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

               (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

               (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

               (xix) the Principal Distribution Amount and the Adjusted Principal Distribution Amount, respectively, for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal Received by the Trust during the related Collection Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xx) the aggregate of (A) all Realized Losses incurred during the related Collection Period (or, in the case of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan during the related GIC Office Collection Period) and, as of the related Determination Date, from the Closing Date and (B) all Additional Trust Fund Expenses

     (with a description thereof) incurred during the related Collection Period and, as of the related Determination Date, from the Closing Date;

               (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

               (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Class Notional Amount of each Class of Interest-Only Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein pursuant to Section 4.04 on such Distribution Date;

               (xxiii) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

               (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Trustee, any Fiscal Agent or any other party hereto during the related Collection Period in accordance with Section 3.11(g) and/or Section 4.03(d);

               (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date (or, in the case of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, if applicable, as of the end of the GIC Office Collection Period) and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date (or, in the case of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, if applicable, as of the end of the GIC Office Collection Period);

               (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Trust Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

               (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

               (xxviii) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

               (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges Received by the Trust (A) during the related Collection Period and (B) during the period from and including the Closing Date to and including the related Determination Date;

               (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, (B) the aggregate amount of servicing compensation in respect of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto (separately identifying the amount of each category of compensation) paid to the GIC Office Master Servicer and the GIC Office Special Servicer during the related GIC Office Collection Period, and (C) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

               (xxxi) the amounts, if any, actually distributed with respect to each Class of Residual Interest Certificates on such Distribution Date.

          In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (viii) through (xv), (xix),
(xx), (xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

          The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Representative, any party hereto, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee or any designee of the Depositor, via the Trustee's internet website, on a restricted basis, with the use of a password provided by the Trustee to such Person upon request and, in the case of a Certificateholder, a Certificate Owner or a prospective transferee of a Certificate or any interest therein, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Pool as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's internet website shall initially be located at www.ctslink.com/cmbs or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

          The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Representative, the Underwriters, the Rating Agencies or any party hereto, the

Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

          The Master Servicer's internet website shall initially be located at "www.midlandls.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require registration, issuance and use of a password and username, execution of an access agreement and acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement. Access to the Master Servicer's internet website shall be coordinated with the Trustee and shall be with the use of a password provided by the Master Servicer, which, in the case of a Certificateholder or a Certificate Owner, shall only be provided upon receipt by the Master Servicer from such Person of a certification substantially in the form of Exhibit L-1. Notwithstanding the foregoing, upon the Depositor's notifying the Master Servicer that the Non-Registered Certificates have been sold by the Underwriters to unaffiliated third parties, the Master Servicer may make the Servicer Reports available on its internet website without a password, provided that for so long as reports are required to be filed with the Commission in respect of the Trust pursuant to Section 15(d) of the Exchange Act, the subject reports shall have been previously filed with the Commission (which shall be confirmed by the Master Servicer by request made to the Trustee).

          If the Master Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then (A) the Master Servicer shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the Trustee and the Master Servicer (the "Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of its reports described in Section 3.12(c); and (B) the Trustee shall include the Supplemental Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by
Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date Statement, on the related Current Report on Form 8-K and/or the related Annual Report on Form 10-K, as applicable, in accordance with
Section 8.15(a).

          During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

          Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

          Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums, Yield Maintenance Charges and Additional Interest) and principal to such Certificateholder during such calendar year (or the applicable portion of such calendar year during which such Person was a Certificateholder) set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) Trepp, LLC (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as Trepp, LLC may designate),
(ii) Intex Solutions, Inc. (at 110 A Street, Needham, Massachusetts 02494, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at Two Oliver Street, 10th Floor, Boston, Massachusetts 02109-4904, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider designated by the Depositor, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

          Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholder or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished


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to any such Person via overnight courier delivery or telecopy from the Trustee;
provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          The information to be furnished by the Trustee to the Certificateholders pursuant to this Section 4.02 shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Trust Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in this Section 4.02, is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three
(3) Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

          (b) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Trust Mortgage Loans and any REO Trust Mortgage Loans as of the related Determination Date (or, in the case of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as of the end of the related GIC Office Collection Period).

          In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely


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within the control of the Special Servicer, the Master Servicer (if other than the Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the respective Mortgage Loan Sellers or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.

          SECTION 4.03. P&I Advances With Respect to the Mortgage Pool.

          (a) On or before 2:00 p.m., New York City time, on each Trust Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool, first, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in the Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding applicable Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Trust Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and any required supporting documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (913) 253-9001 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (913) 253-9000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Trust Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or any Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Trust Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but any Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          No party hereto shall be required to make a P&I Advance with respect to any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or any Fiscal Agent, as the case may be, pursuant to this
Section 4.03 in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master


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Servicing Fees and any related Workout Fees (and, in the case of the GIC Office
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, net of any related similar fees payable to third parties under and allocable to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto pursuant to the GIC Office Servicing Agreement) due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans in the Mortgage Pool on their respective Due Dates during the calendar month in which the subject Distribution Date occurs, in each case to the extent such amount was not Received by the Trust (including as net income from any related REO Property) as of the end of the related Collection Period; provided that if, in the case of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, it is determined by a GIC Office Servicer and reported to the applicable parties hereunder that an Appraisal Reduction Amount exists with respect thereto (or that an Appraisal Reduction Amount exists with respect to the GIC Office Loan Group, and a portion of such Appraisal Reduction Amount is allocable to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 in respect of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of
(i) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, without regard to this proviso, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, reduced (to not less than zero) by the portion of any Appraisal Reduction Amount in respect of the GIC Office Loan Group allocable to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be; and provided, further, that if it is determined that an Appraisal Reduction Amount exists with respect to any Serviced Loan Combination and, further, that a portion of such Appraisal Reduction Amount is allocable to the Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, that is part of such Serviced Loan Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (i) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this
Section 4.03 in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (ii) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by the portion of such Appraisal Reduction Amount that is allocable to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and provided, further, that if it is determined that an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan that is not part of a Loan Combination, then the interest portion of each P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (i) the amount of the interest portion of the


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

subject P&I Advance that would otherwise be required to be made under this
Section 4.03 in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (ii) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by such Appraisal Reduction Amount, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be. The existence of an Appraisal Reduction Amount with respect to, or that is allocable to, any Trust Mortgage Loan or REO Trust Mortgage Loan shall not affect the principal portion of any required P&I Advance with respect thereto.

          For purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to the 666 Fifth Avenue Loan Pair, then it shall be allocated to the two 666 Fifth Avenue Mortgage Loans (or any successor REO Mortgage Loans with respect thereto), on a pro rata basis in accordance with the respective then unpaid principal balances of such two Mortgage Loans (or any successor REO Mortgage Loans with respect thereto). Further, for purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to the Somerset Collection Loan Group, then it shall be allocated: first, to the Somerset Collection Subordinate Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), up to the amount of the then unpaid principal balance of such Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), together with all accrued and unpaid interest thereon (exclusive of any portion of such interest that constitutes Default Interest) to but not including the most recent prior Due Date; and second, to the two Somerset Collection Pari Passu Mortgage Loans (or any successor REO Mortgage Loans with respect thereto), on a pro rata basis in accordance with the respective then unpaid principal balances of such two Mortgage Loans (or any successor REO Mortgage Loans with respect thereto). In addition, for purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to the Kimberly Place Loan Pair, then it shall be allocated: first, to the Kimberly Place Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), up to the amount of the then unpaid principal balance of such Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), together with all accrued and unpaid interest thereon (exclusive of any portion of such interest that constitutes Default Interest) to but not including the most recent prior Due Date; and second, to the Kimberly Place Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto). Moreover, for purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to the Cumberland Place Loan Pair, then it shall be allocated: first, to the Cumberland Place Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), up to the amount of the then unpaid principal balance of such Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), together with all accrued and unpaid interest thereon (exclusive of any portion of such interest that constitutes Default Interest) to but not including the most recent prior Due Date; and second, to the Cumberland Place Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto).

          If the Master Servicer, the Trustee or any Fiscal Agent makes a P&I Advance with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan, then it shall promptly so notify the GIC Office Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon) out of amounts otherwise


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

payable with respect to the GIC Office Loan Group, to the maximum extent permitted by, and out of amounts specified for such purpose under, the GIC Office Co-Lender Agreement.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The Trustee and any Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made pursuant to this Section 4.03, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance pursuant to this Section 4.03 for reasons other than a determination by the Master Servicer that such P&I Advance would be a Nonrecoverable P&I Advance or for the reasons contemplated by the following paragraphs of this Section 4.03(c), the Trustee or any Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or such Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. Upon determining that any P&I Advance previously made or proposed to be made pursuant to this Section 4.03 with respect to a Performing Serviced Trust Mortgage Loan (with the consent of the Controlling Class Representative), a Specially Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto is or would, if made, constitute a Nonrecoverable P&I Advance, the Special Servicer shall report its determination to the Master Servicer, the Trustee and any Fiscal Agent. The Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination by the Special Servicer that a P&I Advance made or proposed to be made pursuant to this Section 4.03 would be a Nonrecoverable P&I Advance. Any determination by the Master Servicer or the Special Servicer that the Master Servicer has made a Nonrecoverable P&I Advance pursuant to this Section 4.03, or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, any Fiscal Agent and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18) or, alternatively, in the case of the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, shall either have been conducted by an Independent Appraiser as provided above or received from a GIC Office Servicer), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or the Special Servicer, as applicable.

          If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. In addition, if in connection with a determination by the Master Servicer as to whether a P&I Advance made or to be made with respect to the GIC Office Trust Mortgage Loan constitutes or would, if made, constitute a Nonrecoverable P&I
Advance: (i) the Master Servicer reasonably believes, in accordance with the Servicing Standard, that a P&I Advance with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto constitutes or may, if made, constitute a Nonrecoverable P&I Advance, and (ii) either (A) the Master


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

Servicer has made a request for an appraisal with respect to the GIC Office Mortgaged Properties from a GIC Office Servicer and has not obtained, (x) within 15 Business Days of such request, a response from the applicable GIC Office Servicer indicating that an appraisal with respect to the GIC Office Mortgaged Properties would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request, and (y) within 60 days of the date of such response, a copy of an appraisal report with respect to the GIC Office Mortgaged Properties, relating to an appraisal that has been performed within the 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request by the Master Servicer, that complies with the requirements for such an appraisal under the terms of the GIC Office Servicing Agreement or this Agreement, or (B) the Master Servicer has made a request for an appraisal with respect to the GIC Office Mortgaged Properties from a GIC Office Servicer and has been advised by the applicable GIC Office Servicer that such an appraisal with respect to the GIC Office Mortgaged Properties will not be performed within the time periods specified in clause
(ii)(A) above, then the Master Servicer may have an appraisal performed with respect to the GIC Office Mortgaged Properties by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal may be withdrawn from general collections on deposit in the Pool Custodial Account.

          If any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances hereunder with respect to such other commercial mortgage securitization has determined, in accordance with the requirements of the related securitization agreement, that any such delinquency advance made or to be made with respect to such securitized Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan or comparable deemed mortgage loan with respect thereto) would not ultimately be recoverable out of collections on such Pari Passu Non-Trust Mortgage Loan (or such REO Mortgage Loan or comparable deemed mortgage loan), then the Master Servicer shall deliver written notice to such effect to the Trustee, any Fiscal Agent and the Depositor. In addition, it shall provide notice to the Trustee, any Fiscal Agent and the Depositor if P&I Advances in respect of the related Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) are no longer deemed Nonrecoverable P&I Advances by virtue of the proviso to the definition of "Nonrecoverable P&I Advance".

          In addition, if the Master Servicer has actual knowledge that any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer determines that any P&I Advance made or to be made with respect to the related Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall, consistent with the related Co-Lender Agreement (if applicable), notify its counterpart under each such other commercial mortgage securitization within one (1) Business Day of such determination. It will, consistent with the related Co-Lender Agreement (if applicable), also notify its counterpart under each such other commercial mortgage securitization (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the related Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) are no longer Nonrecoverable P&I


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Advances. Following a determination of nonrecoverability by the Master Servicer in accordance with this paragraph or by another party responsible for making delinquency advances similar to P&I Advances with respect to a securitized Pari Passu Non-Trust Mortgage Loan (or any successor REO Mortgage Loan or comparable deemed mortgage loan with respect thereto) in accordance with the preceding paragraph, prior to the Master Servicer resuming P&I Advances with respect to the related Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer shall consult with its counterparts under the securitizations of any such Pari Passu Non-Trust Mortgage Loans regarding whether circumstances with respect to the subject mortgage loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I Advance.

          (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section 4.03 has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, Received by the Trust in connection with the late payment of such delinquent Monthly Payment; and provided, further, that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Trust Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this Section
4.03 shall be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which the P&I Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such P&I Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance is being reimbursed or has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account; provided that, in the case of P&I Advances with respect to the GIC Office Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Master Servicer shall, no less often than monthly, notify the GIC Office Master Servicer of the interest accruing on such P&I Advances in accordance with this Section 4.03(d) and, to the maximum extent permitted by the GIC Office Co-Lender Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the Mortgage Pool on deposit in the Pool Custodial Account, shall seek payment for such interest on such P&I Advances from the GIC Office Master Servicer out of amounts otherwise payable with respect to the GIC Office Loan Group, to the maximum extent permitted by, and out of amounts specified for such purpose under, the GIC Office Co-Lender Agreement; and provided, further, that, if such P&I Advance was made with respect to a Serviced Combination Trust Mortgage Loan or any REO Trust Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Serviced Loan Combination Custodial Account in accordance with
Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable. The Master Servicer shall, in accordance with Section 3.05(a), Section 3.05A,
Section 3.05B, Section 3.05C and/or Section 3.05D reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made P&I Advance is a Nonrecoverable P&I Advance, instead of obtaining reimbursement out of general collections on the


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

Mortgage Pool immediately, any of the Master Servicer, the Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class Representative) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee or any Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

          SECTION 4.04. Allocations of Realized Losses and Additional Trust Fund
                        Expenses

          (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class T, Class S, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. Any and all such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates pursuant to this Section 4.04(a) shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (b) If the Class Principal Balance of any Class of Principal Balance Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interest (or, if applicable, the aggregate Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been reduced by the exact same amount. If a Class of Principal Balance Certificates has two or more Corresponding REMIC II Regular Interests, then the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC II Regular Interests pursuant to Section 4.01(j), such that no reduction shall be made in the Uncertificated Principal Balance of any such Corresponding REMIC II Regular Interest pursuant to this
Section 4.04(b) until the Uncertificated Principal Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. Any and all such reductions in the Uncertificated Principal Balances


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of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(k), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced, if and to the extent necessary, to equal the Stated Principal Balance of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05. Various Reinstatement Amounts.

          (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates. If such an excess does exist, then the Trustee shall allocate the Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Class A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Class A Certificates with respect to such Distribution Date (minus any amounts reimbursed in respect of such respective Loss Reimbursement Amounts on the subject Distribution Date pursuant to Section 4.01(a)); and then to the remaining Classes of Principal Balance Certificates, sequentially in alphabetical order based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for such Class of Principal Balance Certificates with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(b)). Any portion of the Total Principal Reinstatement Amount for any Distribution Date that is allocated to a particular Class of Principal Balance Certificates shall be: (i) referred to herein as the "Class Principal Reinstatement Amount" in respect of such Class of Principal Balance Certificates for such Distribution Date; and (ii) added to the Class Principal Balance of such Class of Principal Balance Certificates on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal Balance Certificates on any Distribution Date shall be a result of the collection of Recovered Amounts Received by the Trust during the related Collection Period and the addition of such Recovered Amounts to the Principal Distribution Amount for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution Date.

          (b) In connection with the reinstatement of all or any portion of the Class Principal Balance of any one or more Classes of Principal Balance Certificates on any Distribution Date, pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no reduction to the Class Principal Balance of any Class of Principal Balance Certificates, pursuant to Section 4.04(a), had resulted on a prior Distribution Date from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances (with interest thereon) that relate to the Recovered Amounts associated


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

with such reinstatement of outstanding principal on the subject Distribution Date. Once determined, such lost Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Regular Interest Certificates from prior Distribution Dates. All such reinstated Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of Regular Interest Certificates.

          (c) If the Class Principal Balance of any Class of Principal Balance Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interest (or, if applicable, the aggregate Uncertificated Principal Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been increased by the exact same amount. In circumstances where there are multiple Corresponding REMIC II Regular Interests with respect to a Class of Principal Balance Certificates, the increases in the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such Uncertificated Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC II Regular Interest for such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(j)).

          (d) If any lost Distributable Certificate Interest is reinstated with respect to any Class of Regular Interest Certificates on any Distribution Date pursuant to Section 4.05(b), then a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such Class' Corresponding REMIC II Regular Interest(s) (or, in the case of the Class X-CL or Class X-CP Certificates, insofar as such lost Distributable Certificate Interest corresponds to a particular REMIC III Component of such Class, a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such REMIC III Component's Corresponding REMIC II Regular Interest). In circumstances where there are multiple Corresponding REMIC II Regular Interests with respect to a Class of Principal Balance Certificates, the reinstatement of such lost Uncertificated Distributable Interest with respect to such Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be effected taking into account the respective portions of such lost Uncertificated Distributable Interest attributable to such Corresponding REMIC II Regular Interests. Once reinstated, such lost Uncertificated Distributable Interest in respect of any particular REMIC II Regular Interest shall become due and payable on future Distribution Dates as part of the unpaid Uncertificated Distributable Interest for such REMIC II Regular Interest from prior Distribution Dates. All such reinstated Uncertificated Distributable Interest in respect of any particular REMIC II Regular Interest shall be treated the same as any other unpaid Uncertificated Distributable Interest in respect of such REMIC II Regular Interest.

          SECTION 4.06. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount and the Subordinate


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

Available Distribution Amount for each Distribution Date and shall allocate such respective amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.07. Use of Agents.

          The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.


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

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Regular Interest Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates, $250,000 in the case of the Interest-Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I, Class R-II, Class R-III and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2. The Certificate Registrar


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

may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-


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

2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct. Further, as long as the Class T Certificates are Book-Entry Certificates, any Certificate Owner desiring to effect a transfer of a Class T Certificate or any interest therein may not sell or otherwise transfer that Certificate or any interest therein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate required pursuant to clause (i) above, executed by the proposed transferee).

          Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule


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

144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

          Notwithstanding the preceding paragraph, after the Regulation S Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Residual Interest Certificate or a Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Residual Interest Certificate or a Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the GIC Office Trust Mortgage Loan or any GIC Office REO Property, any Exemption-Favored Party or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the

Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                    Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and

                    Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest Certificate and (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
     Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this
               Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
     Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

               (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event with respect to any Class of Certificates; and

               (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate

Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Interest Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X-CL, Class X-CP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X-CL, Class X-CP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry

Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinate Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
                        Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Continued Qualification and Compliance of Master
                        Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed (at the expense of such successor or surviving Person) in writing by each of the Rating Agencies (and, if applicable, Fitch), such succession will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency (or, if applicable, Fitch), and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.24 (in the case of a successor or surviving Person to the Special Servicer), as applicable. The successor or surviving Person shall be responsible for the cost of obtaining the rating confirmations contemplated by clause (i) of the proviso to the preceding sentence.

          SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                        and Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Serviced Non-Trust Mortgage Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Serviced Non-Trust Mortgage Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or
(iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that if a Serviced Loan Combination is involved, such indemnity shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05A,
Section 3.05B, Section 3.05C or Section 3.05D, as applicable, and, if and to the extent not solely attributable to one or more Serviced Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto), shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account(s) are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to one or more Serviced Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto), the fact that any related legal action was instituted by such Serviced Non-Trust Mortgage Loan Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Serviced Loan Combination is affected, the rights of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05(a); provided, however, that if and to the extent a Serviced Loan Combination and/or a Serviced Non-Trust Mortgage Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable, and, if and to the extent attributable to one or more Trust Mortgage Loans and/or REO Trust Mortgage Loans, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account(s) are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder (unless they are the same Person or Affiliates).

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each Rating Agency (and, if applicable, Fitch) confirms in writing (at the expense of the resigning party) that the resignation and the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency (or, if applicable, Fitch), (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this
Section 6.04(a).

          (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.06 and 7.01(c), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee (except as expressly contemplated by Section 3.11(a)), the Special Servicing Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any Liquidation Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor, Trustee and Serviced Non-Trust
                        Mortgage Loan Noteholders in Respect of the Master Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and each Serviced Non-Trust Mortgage Loan Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and each Serviced Non-Trust Mortgage Loan Noteholder with its most recent publicly available financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                        Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                        with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.


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          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                        Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Special Servicer and Controlling Class
                        Representative by the Controlling Class.

          (a) The Majority Controlling Class Certificateholder(s) may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve (including in connection with a termination pursuant to Section 7.01) as Special Servicer. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, each Serviced Non-Trust Mortgage Loan Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Controlling Class and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency (obtained at the expense of the outgoing Special Servicer, in connection with a resignation or a termination for cause, including pursuant to Section 7.01, and otherwise at the expense of the Controlling Class Certificateholders contemplated by the next paragraph) that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and (3) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the outgoing Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the outgoing Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)) and (iii) the outgoing Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the outgoing Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a


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

Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and Administered REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Special Servicer pursuant to this Section 6.09 and its replacement by a Person designated by the Majority Controlling Class Certificateholder(s), that are not paid by the replacement Special Servicer shall be paid by such Holder or Holders. The rights of the Controlling Class Certificateholders are subject to the consultation rights of the Somerset Collection Non-Trust Mortgage Loan Noteholders set forth in Section 3.02 of the Somerset Collection Co-Lender Agreement, and the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder set forth in Section 3.02 of the 666 Fifth Avenue Co-Lender Agreement, in each case regarding successor special servicers with respect to the Somerset Collection Loan Group.

          (b) The Majority Controlling Class Certificateholder(s) may also select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein, and shall promptly notify the Trustee, the Master Servicer and the Special Servicer of that selection. Notwithstanding the foregoing, until a Controlling Class Representative is so selected in accordance with the preceding sentence, or after receipt of a notice from the Majority Controlling Class Certificateholder(s) that a Controlling Class Representative is no longer designated, the Certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the Controlling Class Certificates will be deemed to be the Controlling Class Representative. The Controlling Class Representative shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, the Controlling Class Representative (except with respect to the initial Controlling Class Representative as provided in the following sentence) shall deliver to the Trustee, the Master Servicer and the Special Servicer a written confirmation to such effect, in the form of Exhibit O attached hereto. Upon its acquisition of all the Class T Certificates, Anthracite Capital, Inc. shall be the initial Controlling Class Representative, and by its acceptance of such designation, shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

          (c) Notwithstanding the foregoing, if the Certificates of the Controlling Class consist of Book-Entry Certificates, then the rights of the Holders of the Certificates of the Controlling Class set forth above in this
Section 6.09 may be exercised directly by the relevant Certificate Owner(s), provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction. If the Certificates of the Controlling Class consist of Book-Entry Certificates, then any costs or expenses incurred in connection with determining the identity of the Controlling Class Representative shall be paid by the Trust or, if paid by the Trustee, reimbursed to the Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the Controlling Class of Certificates).

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                        Certificate.

          The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the related Serviced Non-Trust Mortgage Loan Noteholder(s), if a Serviced Loan Combination is involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

          SECTION 6.11. Certain Powers of the Controlling Class Representative.

          (a) Subject to Section 6.11(b), the Controlling Class Representative will be entitled to advise the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action) or the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) with respect to any and all Specially Designated Servicing Actions of such servicer with respect to the Serviced Mortgage Loans and any Administered REO Properties; and, further subject to Section 6.11(b), neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Specially Designated Servicing Action with respect to any Serviced Mortgage Loan or Administered REO Property unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the Controlling Class Representative will be deemed to have approved the taking of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the Special Servicer and the Master Servicer, as applicable, may take any such action (other than an action contemplated by clause (ix) of the definition of "Specially Designated Servicing Action") without waiting for the Controlling Class Representative's response; and provided, further, that the foregoing rights of the Controlling Class Representative shall not relate to any Serviced Mortgage Loan that is part of, or any Administered REO Property that relates to, a Serviced Loan Combination, regarding which the rights and powers of the specified Persons set forth under Section 6.12, Section 6.13, Section 6.14 or
Section 6.15, as the case may be, are instead applicable.

          In addition, subject to Section 6.11(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or an Administered REO Property as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that the foregoing rights of the Controlling Class Representative shall not relate to any Specially Serviced Mortgage Loan that is part of, or any Administered REO Property that relates to, a Serviced Loan Combination. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b).

          Each of the Master Servicer (with respect to Performing Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the Controlling Class Representative of any release or substitution of collateral for a Serviced Mortgage Loan that is not part of a Loan Combination even if such release or substitution is required by the terms of such Serviced Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative with respect to any Serviced Mortgage Loan or Administered REO Property, as contemplated by Section 6.11(a), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require or cause such servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents (including any applicable co-lender and/or intercreditor agreements) or applicable law (including the REMIC Provisions). Furthermore, the Special Servicer shall not be obligated to seek approval from the Controlling Class Representative, pursuant to Section 6.11(a) for any actions to be taken by the Special Servicer with respect to the workout or liquidation of any particular Specially Serviced Mortgage Loan if:

               (i) the Special Servicer has, as provided in Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such Specially Serviced Mortgage Loan; and

               (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          Also notwithstanding anything herein to the contrary, the provisions of Section 6.11(a), and the rights and powers of the Controlling Class Representative provided for in Section 6.11(a), shall not apply to any Serviced Loan Combination or any related Administered REO Property; provided that this paragraph is not intended to limit any rights or powers that the Controlling Class Representative may have under Section 6.12, Section 6.13, Section 6.14 or
Section 6.15, as applicable.

          (c) Promptly following the initial appointment of a Controlling Class Representative and any subsequent appointment of a successor Controlling Class Representative, the Trustee shall inform the GIC Office Master Servicer, the GIC Office Special Servicer and the GIC Office Non-Trust Mortgage Loan Noteholder that the Controlling Class Representative is entitled to exercise the rights and powers of the Trustee, in its capacity as holder of the Mortgage Note for the GIC Office Trust Mortgage Loan under Section 3.02 of the GIC Office Co-Lender Agreement. The Controlling Class Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage Note for the GIC Office Trust Mortgage Loan. In addition, subject to Section 7.01(d) and each other section hereof that specifically addresses a particular matter with respect to the GIC Office Trust Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for the GIC Office Trust Mortgage Loan, pursuant to the GIC Office Co-Lender Agreement and/or the GIC Office Servicing Agreement, the Trustee will notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative; provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee (i) shall not be required to take any action that relates to directing or approving any servicing related action under the GIC Office Servicing Agreement or the GIC Office Co-Lender Agreement, to the extent that the Controlling Class Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the GIC Office Co-Lender Agreement or the GIC Office Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the Certificateholders (as a collective whole).

          (d) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement (whether pursuant to this Section 6.11 or otherwise), or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties or liability to the

Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class; and (vi) the Controlling Class Representative shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

          SECTION 6.12. Certain Matters Regarding the 666 Fifth Avenue Loan
                        Combination.

          (a) Subject to Section 6.12(b), and further subject to Section 3.02 of the 666 Fifth Avenue Co-Lender Agreement, the Controlling Class Representative will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all 666 Fifth Avenue Specially Designated Servicing Actions with respect to the 666 Fifth Avenue Loan Pair or any related REO Property; and, further subject to
Section 6.12(b) of this Agreement and Section 3.02 of the 666 Fifth Avenue Co-Lender Agreement, neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the 666 Fifth Avenue Specially Designated Servicing Actions with respect to the 666 Fifth Avenue Loan Pair or any related REO Property unless and until (i) it has notified the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder and the Controlling Class Representative in writing and (ii) the Controlling Class Representative has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if no such written objection to the subject action on the part of the Controlling Class Representative has been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the Controlling Class Representative will be deemed to have approved of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative's response.

          In addition, subject to Section 6.12(b), and Section 3.02 of the 666 Fifth Avenue Co-Lender Agreement, the Controlling Class Representative may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to the 666 Fifth Avenue Loan Pair or any related REO Property as the Controlling Class Representative may deem consistent with the 666 Fifth Avenue Co-Lender Agreement or as to which provision is otherwise made in the 666 Fifth Avenue Co-Lender Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the 666 Fifth Avenue Loan Pair, provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to

Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction from the Controlling Class Representative as contemplated by this paragraph, such servicer shall notify the Trustee and the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder.

          The Controlling Class Representative is hereby designated as the Person entitled to exercise the rights and powers of the Trustee, as holder of the 666 Fifth Avenue Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), under Section 3.02 of the 666 Fifth Avenue Co-Lender Agreement, subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, as holder of the 666 Fifth Avenue Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto). The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with
Section 3.02(d) of the 666 Fifth Avenue Co-Lender Agreement, including upon any change in identity of the Controlling Class Representative. It is hereby acknowledged that the Controlling Class Representative's rights and powers under the prior two paragraphs of this Section 6.12(a) are based on such designation.

          Each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder and the Controlling Class Representative of any release or substitution of collateral for the 666 Fifth Avenue Loan Pair even if such release or substitution is required by the terms of the 666 Fifth Avenue Loan Pair.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 6.12(a), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the 666 Fifth Avenue Co-Lender Agreement or this Agreement (exclusive of Section 6.12(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Special Servicer nor the Master Servicer shall be obligated to seek approval from the Controlling Class Representative for any actions to be taken by such servicer with respect to the 666 Fifth Avenue Loan Pair or any related REO Property if: (i) such servicer has, as provided in Section 6.12(a), notified the Controlling Class Representative in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the 666 Fifth Avenue Loan Pair; and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

          Also notwithstanding the foregoing, each of the Master Servicer and the Special Servicer, prior to such servicer's taking (or, in the case of the Special Servicer, if and when appropriate under this Agreement, consenting to the Master Servicer's taking) any of the 666 Fifth Avenue Specially Designated Servicing Actions, and the Special Servicer, prior to such servicer's taking any action at the direction of the Controlling Class Representative pursuant to the second paragraph of Section 6.12(a), shall in each such case notify the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder. The 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder shall, upon receipt of such notice, have ten (10) Business Days to advise and consult with the Master Servicer or the Special Servicer, as applicable, with respect to such actions; provided that the Master Servicer or the Special Servicer, as applicable, shall not be obligated to take any advice from, or follow any direction given by, the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder; and provided, further, that the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder's request to communicate with the Master Servicer or the Special Servicer, as applicable, in accordance with this Section 6.12(b) must be made within eight (8) Business Days of its receipt of notice in accordance with the preceding sentence; and provided, further, that, in the event that the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder (as a collective whole), such servicer may take (or, in the case of the Special Servicer, if and when appropriate under this Agreement, may consent to the Master Servicer's taking) the subject action without consulting with the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder in accordance with this Section 6.12(b). The Master Servicer or the Special Servicer, as applicable, within two (2) Business Days of receiving any request from the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder desiring to exercise its consultation rights under this Section 6.12(b), shall (subject to the three provisos to the immediately preceding sentence): (i) make available to the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder, in person at the Primary Servicing Offices of such servicer or by telephone conference, for a reasonable time period, one or more of such servicer's officers responsible for the servicing and administration of the 666 Fifth Avenue Loan Pair or any related REO Property; (ii) provide such requesting 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder such information regarding the proposed action that is in such servicer's possession or easily obtainable by it, including such servicer's reasons for determining to take or permit a proposed action, as the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder may request; and (iii) communicate with the Controlling Class Representative regarding any advice or other views expressed by the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder regarding the subject servicing actions. Nothing contained in this paragraph shall, or is intended to, limit or alter the Controlling Class Representative's rights under Section 6.12(a).

          The 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder may designate, in writing, a representative to exercise its rights under the prior paragraph (copies of such writing to be delivered to the Trustee, the Master Servicer and the Special Servicer). Such designation shall remain in effect until it is revoked by the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder by a writing delivered to the Trustee, the Master Servicer and the Special Servicer.

          (c) The 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the 666 Fifth Avenue Loan Pair or any related REO Property by any other party hereto. Subject to the 666 Fifth Avenue Co-Lender Agreement, any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.12(c).

          (d) The parties hereto further recognize such other rights of the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholders as are set forth in Section
3.02 of the 666 Fifth Avenue Co-Lender Agreement and are not otherwise addressed herein.

          (e) Notwithstanding anything herein to the contrary, but subject to the next sentence, if the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto is included in a rated commercial mortgage securitization, and if any particular servicing action with respect to the 666 Fifth Avenue Loan Pair or any related REO Property requires confirmation of ratings of the Certificates in connection therewith under any provision of this Agreement, then the Master Servicer or the Special Servicer, as applicable, shall likewise obtain a similar confirmation of ratings from Moody's, S&P and/or Fitch, as applicable, with respect to any rated class of 666 Fifth Avenue Non-Trust Mortgage Loan Securities (regardless of whether or not expressly required under such provision of this Agreement). Also notwithstanding anything to the contrary contained herein, any costs associated with confirmation of the ratings of any rated 666 Fifth Avenue Non-Trust Mortgage Loan Securities (whether pursuant to the prior sentence or otherwise pursuant to this Agreement or the 666 Fifth Avenue Co-Lender Agreement) shall, to the extent not recoverable from the related Mortgagor or other party seeking to take the action that requires such confirmation of ratings or another source besides the Trust, shall be borne by the trust that holds the 666 Fifth Avenue Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, and if such trust is unwilling to cover the cost of obtaining such confirmation of ratings, then no party hereto shall be obligated to obtain such confirmation of ratings (notwithstanding anything herein to the contrary).

          (f) The parties hereto recognize and acknowledge the rights of the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder under the 666 Fifth Avenue Co-Lender Agreement, including the right thereof to purchase the 666 Fifth Avenue Trust Mortgage Loan under the circumstances contemplated by Section 4.02 of the 666 Fifth Avenue Co-Lender Agreement. In connection with the foregoing, the Master Servicer (if the 666 Fifth Avenue Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the 666 Fifth Avenue Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions required on the part of the holder of the 666 Fifth Avenue Trust Mortgage Loan or contemplated to be performed by a servicer, in any case under
Section 4.02 of the 666 Fifth Avenue Co-Lender Agreement, including the delivery of all necessary notices on a timely basis, as well as all other actions necessary and appropriate to effect the transfer of the 666 Fifth Avenue Trust Mortgage Loan to the 666 Fifth Avenue Non-Trust Mortgage Loan Noteholder or its designee.

          (g) The Master Servicer (if the 666 Fifth Avenue Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the 666 Fifth Avenue Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the 666 Fifth Avenue Loan Pair or any related REO Property required to be performed by the holder of the 666 Fifth Avenue Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the 666 Fifth Avenue Co-Lender Agreement and/or any related mezzanine loan intercreditor agreement.

          (h) If there are any conflicts between this Section 6.12 and the 666 Fifth Avenue Co-Lender Agreement, then the 666 Fifth Avenue Co-Lender Agreement shall control.

          SECTION 6.13. Certain Matters Regarding the Somerset Collection Loan
                        Combination.

          (a) Subject to Section 6.13(b), and further subject to Section 3.01(b), Section 3.01(c) and Section 3.02(b) of the Somerset Collection Co-Lender Agreement, the Somerset Collection Controlling Party will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Somerset Collection Specially Designated Servicing Actions with respect to the Somerset Collection Loan Group or any related REO Property; and, further subject to Section 6.13(b) of this Agreement and Section 3.02(b) of the Somerset Collection Co-Lender Agreement, neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the Somerset Collection Specially Designated Servicing Actions with respect to the Somerset Collection Loan Group or any related REO Property unless and until (i) it has notified the Somerset Collection Non-Trust Mortgage Loan Noteholders and the Controlling Class Representative in writing and (ii) the Somerset Collection Controlling Party has not objected in writing within ten
(10) Business Days of the Somerset Collection Controlling Party having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if no such written objection to the subject action on the part of the Somerset Collection Controlling Party has been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the Somerset Collection Controlling Party will be deemed to have approved of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the Somerset Collection Non-Trust Mortgage Loan Noteholders (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the Somerset Collection Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not the Somerset Collection Controlling Party, nothing herein shall be intended to limit the right of the Controlling Class Representative to consult with the Special Servicer or the Master Servicer, as applicable, regarding the Somerset Collection Trust Mortgage Loan, and during the ten (10) Business Day period referred to above, the Special Servicer or the Master Servicer, as applicable, shall consult with the Controlling Class Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling Class Representative) and, upon reasonable request, the Special Servicer or the Master Servicer, as applicable, shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          In addition, subject to Section 6.13(b), and further subject to
Section 3.01(b), 3.01(c) and Section 3.02(b) of the Somerset Collection Co-Lender Agreement, the Somerset Collection Controlling Party may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to the Somerset Collection Loan Group or any related REO Property as the Somerset Collection Controlling Party may deem consistent with the Somerset Collection Co-Lender Agreement or as to which provision is otherwise made in the Somerset Collection Co-Lender Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the Somerset Collection Loan Group, provide the Somerset Collection Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction from the Somerset Collection Controlling Party as contemplated by this paragraph, such servicer shall notify the Trustee, the Controlling Class Representative (if it is not the Somerset Collection Controlling Party) and each Somerset Collection Non-Trust Mortgage Loan Noteholder (other than, if applicable, the Somerset Collection Controlling Party).

          The Somerset Collection Controlling Party will also be entitled to advise the Master Servicer and the Special Servicer with respect to any determination to be made by the lender with respect to the definition of "Permitted Investments" contained in the loan agreement for the Somerset Collection Loan Group, to the extent such determination is within the lender's discretion; provided that no such determination and consequent selection of any investment pursuant thereto shall result in an Adverse Rating Event with respect to any Class of Certificates or any class of Somerset Collection Pari Passu Non-Trust Mortgage Loan Securities. Subject to Section 6.13(b), and further subject to Section 3.02(b) of the Somerset Collection Co-Lender Agreement, neither the Master Servicer nor the Special Servicer may take the foregoing action unless and until (i) it has notified the Controlling Class Representative and each Somerset Collection Controlling Party in writing and (ii) the Somerset Collection Controlling Party has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within such ten (10) Business Day period, then the Somerset Collection Controlling Party's approval will be deemed to have been given).

          Each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the Somerset Collection Non-Trust Mortgage Loan Noteholders, the Controlling Class Representative and any other Person that may be the Somerset Collection Controlling Party of any release or substitution of collateral for the Somerset Collection Loan Group even if such release or substitution is required by the terms of the Somerset Collection Loan Group.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Somerset Collection Controlling Party, as contemplated by Section 6.13(a), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the Somerset Collection Co-Lender Agreement or this Agreement (exclusive of Section 6.13(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Special Servicer nor the Master Servicer shall be obligated to seek approval from the Somerset Collection Controlling Party for any actions to be taken by such servicer with respect to the Somerset Collection Loan Group or any related REO Property if:
(i) such servicer has, as provided in Section 6.13(a), notified the Somerset Collection Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Somerset Collection Loan Group; and (ii) for 60 days following the first such notice, the Somerset Collection Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

          Also notwithstanding the foregoing, each of the Master Servicer and the Special Servicer, prior to such servicer's taking (or, in the case of the Special Servicer, if and when appropriate under this Agreement, consenting to the Master Servicer's taking) any of the Somerset Collection Specially Designated Servicing Actions, and the Special Servicer, prior to such servicer's taking any action at the direction of the Somerset Collection Controlling Party pursuant to the second paragraph of Section 6.13(a), shall in each such case notify the respective Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder. The Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder shall, upon receipt of such notice, have ten (10) Business Days to advise and consult with the Master Servicer or the Special Servicer, as applicable, with respect to such actions; provided that the Master Servicer or the Special Servicer, as applicable, shall not be obligated to take any advice from, or follow any direction given by, the Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder; and provided, further, that the Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder's request to communicate with, or obtain information from, the Master Servicer or the Special Servicer, as applicable, in accordance with this Section 6.13(b) must be made within eight
(8) Business Days of its receipt of notice in accordance with the preceding sentence; and provided, further, that, in the event that the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the Somerset Collection Non-Trust Mortgage Loan Noteholders (as a collective whole), such servicer may take (or, in the case of the Special Servicer, if and when appropriate under this Agreement, may consent to the Master Servicer's taking) the subject action without consulting with the Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder in accordance with this Section 6.13(b). The Master Servicer or the Special Servicer, as applicable, within two (2) Business Days of receiving any request from the Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder with respect to exercising its consultation rights under this Section 6.13(b), shall (subject to the three provisos to the immediately preceding sentence): (i) make available to such requesting Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder, in person at the Primary Servicing Offices of such servicer or by telephone conference, for a reasonable time period, one or more of such servicer's officers responsible for the servicing and administration of the Somerset Collection Loan Group or any related REO Property; (ii) provide such requesting Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder such information regarding the proposed action that is in such servicer's possession or easily obtainable by it, including such servicer's reasons for determining to take or permit a proposed action, as the Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder may request; and (iii) communicate with the Somerset Collection Controlling Party regarding any advice or other views expressed by such requesting Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder regarding the subject servicing actions. Nothing contained in this paragraph shall, or is intended to, limit or alter the Somerset Collection Controlling Party's rights under Section 6.13(a).

          The Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder may designate, in writing, a representative to exercise its rights under the prior paragraph (copies of such writing to be delivered to the Trustee, the Master Servicer and the Special Servicer). Such designation shall remain in effect until it is revoked by the Somerset Collection Pari Passu Non-Trust Mortgage Loan Noteholder by a writing delivered to the Trustee, the Master Servicer and the Special Servicer.

          (c) The Somerset Collection Controlling Party will not have any liability to the Trust or the Certificateholders or any of the other Somerset Collection Non-Trust Mortgage Loan Noteholders, in the case of a Somerset Collection Non-Trust Mortgage Loan Noteholder or its designee acting in such capacity, or to any of the Somerset Collection Non-Trust Mortgage Loan Noteholders, in the case of the Controlling Class Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the Somerset Collection Co-Lender Agreement, or for errors in judgment; provided, however, that the Somerset Collection Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          (d) The Somerset Collection Directing Lender may, in accordance with
Section 3.02(d) of the Somerset Collection Co-Lender Agreement, designate a representative to exercise its rights and powers under Section 3.02 of the Somerset Collection Co-Lender Agreement and this Section 6.13. In that regard, upon the occurrence and continuance of a Somerset Collection Change of Control Event, and for so long as the Trust, as holder of the Somerset Collection Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is the Somerset Collection Directing Lender, the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the Somerset Collection Directing Lender under the Somerset Collection Co-Lender Agreement and (ii) shall be the Somerset Collection Controlling Party hereunder. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.02(d) of the Somerset Collection Co-Lender Agreement. The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Somerset Collection Change of Control Event, promptly upon becoming aware thereof.

          (e) Each Somerset Collection Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the Somerset Collection Loan Group or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.13(e).

          (f) Notwithstanding anything herein to the contrary, any appointment of a successor Special Servicer hereunder, insofar as it affects the Somerset Collection Loan Group or any related REO Property, will be subject to the consultation rights of the Somerset Collection Non-Trust Mortgage Loan Noteholders under Section 3.02 of the Somerset Collection Co-Lender Agreement.

          (g) Notwithstanding anything herein to the contrary, but subject to the next sentence, if the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto is included in a rated commercial mortgage securitization, and if any particular servicing action with respect to the Somerset Collection Loan Group or any related REO Property requires confirmation of ratings of the Certificates in connection therewith under any provision of this Agreement, then the Master Servicer or the Special Servicer, as applicable, shall likewise obtain a similar confirmation of ratings from Moody's, S&P and/or Fitch, as applicable, with respect to any rated class of Somerset Collection Pari Passu Non-Trust Mortgage Loan Securities (regardless of whether or not expressly required under such provision of this Agreement). Also notwithstanding anything to the contrary contained herein, any costs associated with confirmation of the ratings of any rated Somerset Collection Pari Passu Non-Trust Mortgage Loan Securities (whether pursuant to the prior sentence or otherwise pursuant to this Agreement or the Somerset Collection Co-Lender Agreement) shall, to the extent not recoverable from the related Mortgagor or other party seeking to take the action that requires such confirmation of ratings or another source besides the Trust, shall be borne by the trust that holds the Somerset Collection Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, and if such trust is unwilling to cover the cost of obtaining such confirmation of ratings, then no party hereto shall be obligated to obtain such confirmation of ratings (notwithstanding anything herein to the contrary).

          (h) The parties hereto recognize and acknowledge the rights of the Somerset Collection Non-Trust Mortgage Loan Noteholders under the Somerset Collection Co-Lender

Agreement, including the rights of the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder to: (i) purchase the Somerset Collection Trust Mortgage Loan and the Somerset Collation Pari Passu Non-Trust Mortgage Loan under the circumstances contemplated by Section 4.03 of the Somerset Collection Co-Lender Agreement; and (ii) cure defaults with respect to the Somerset Collection Trust Mortgage Loan and the Somerset Collection Pari Passu Non-Trust Mortgage Loan in accordance with Article VII of the Somerset Collection Co-Lender Agreement. In connection with the foregoing, the Master Servicer (if the Somerset Collection Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the Somerset Collection Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions required on the part of the holder of the Somerset Collection Trust Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 4.03 or Article VII, as applicable, of the Somerset Collection Co-Lender Agreement, including the delivery of all necessary notices on a timely basis, as well as all other actions necessary and appropriate to effect the transfer of the Somerset Collection Trust Mortgage Loan and the Somerset Collection Pari Passu Non-Trust Mortgage Loan to the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder or its designee and/or to permit the Somerset Collection Subordinate Non-Trust Mortgage Loan Noteholder to effectuate a cure of the Somerset Collection Trust Mortgage Loan and the Somerset Collection Pari Passu Non-Trust Mortgage Loan.

          (i) The Master Servicer (if the Somerset Collection Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the Somerset Collection Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the Somerset Collection Loan Group or any related REO Property required to be performed by the holder of the Somerset Collection Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the Somerset Collection Co-Lender Agreement and/or any related mezzanine loan intercreditor agreement.

          (j) If there are any conflicts between this Section 6.13 and any of the loan documents relating to the Somerset Collection Loan Group or between this Section 6.13 and the Somerset Collection Co-Lender Agreement, then such loan documents or the Somerset Collection Co-Lender Agreement, as the case may be, shall control.

          SECTION 6.14. Certain Matters Regarding the Kimberly Place Loan
                        Combination.

          (a) If a Servicing Transfer Event occurs with respect to the Kimberly Place Loan Pair, the Special Servicer shall, as if it was the Kimberly Place Lead Lender, prepare a Kimberly Place Asset Status Report for the Kimberly Place Loan Pair not later than 30 days after the servicing of the Kimberly Place Loan Pair is transferred to the Special Servicer and shall promptly deliver, to the extent permitted below, such Kimberly Place Asset Status Report to the Kimberly Place Non-Trust Mortgage Loan Noteholder.

          Provided that the Kimberly Place Non-Trust Mortgage Loan Noteholder, or any interest in the Kimberly Place Non-Trust Mortgage Loan Noteholder, is not held by the related Mortgagor or any "Borrower Related Party" (within the meaning of the Kimberly Place Intercreditor Agreement), the Special Servicer shall promptly provide the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder with copies of the Kimberly Place Asset Status Reports (although, except to the extent provided below and in the Kimberly Place Intercreditor Agreement with respect to certain actions, the

Kimberly Place Non-Trust Mortgage Loan Majority Noteholder will not have any consultation rights or the right to approve or disapprove such reports). For so long as there has not been a Kimberly Place Threshold Event with respect thereto and for so long as the Mortgage Note for the Kimberly Place Non-Trust Mortgage Loan is not held by the Mortgagor or any "Borrower Related Party" (within the meaning of the Kimberly Place Intercreditor Agreement), if the Kimberly Place Asset Status Report recommends any of the following actions:

               (i) any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the Kimberly Place Mortgaged Property;

               (ii) any modification of a monetary term other than an extension of the original maturity date for two years or less of the Kimberly Place Loan Pair, including any acceptance of a discounted payoff;

               (iii) any release of collateral for the Kimberly Place Loan Pair (other than in accordance with the terms of, or upon satisfaction of, the Kimberly Place Loan Pair); or

               (iv) any acceptance of an assumption agreement releasing the Mortgagor from liability under the Kimberly Place Loan Pair.

then, the Special Servicer may not implement the recommended action as outlined in such Kimberly Place Asset Status Report unless the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder has approved such Kimberly Place Asset Status Report in accordance with the following procedure. If the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder affirmatively approves in writing any such Kimberly Place Asset Status Report or if, within 10 Business Days of receiving a Kimberly Place Asset Status Report, the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder does not affirmatively disapprove the report in writing, the Special Servicer shall have the right to implement the recommended action as outlined in that Kimberly Place Asset Status Report (except that the Special Servicer may not take any action that is contrary to applicable law or the terms of the related loan documents, the Kimberly Place Intercreditor Agreement or this Agreement). If the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder disapproves of any such Kimberly Place Asset Status Report within 10 Business Days of its receipt of that report, the Special Servicer shall revise the report and deliver to the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder, among others, a new Kimberly Place Asset Status Report as soon as practicable, but in no event later than 10 days after such disapproval. If the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder affirmatively approves in writing any such revised Kimberly Place Asset Status Report or if, within five Business Days of receiving such revised Kimberly Place Asset Status Report, the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder does not affirmatively disapprove the report in writing, the Special Servicer shall have the right to implement the recommended action as outlined in that Kimberly Place Asset Status Report (except that the Special Servicer may not take any action that is contrary to applicable law or the terms of the related loan documents, the Kimberly Place Intercreditor Agreement or this Agreement). If the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder disapproves of such revised Kimberly Place Asset Status Report within five Business Days of its receipt of that report, the Special Servicer shall again revise the report and deliver to the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder, among others, a new Kimberly Place Asset Status Report as soon as practicable, but in no event later than 10 days after such disapproval. Following delivery of such third revised Kimberly Place Asset Status Report, the Special Servicer shall implement the recommended action as outlined in such Kimberly Place Asset Status Report (except that the Special Servicer may not take any action that is contrary to applicable law or the terms of the related loan documents, the Kimberly Place Intercreditor Agreement or this Agreement).

          Notwithstanding the prior paragraph, the Special Servicer may take any action set forth in a Kimberly Place Asset Status Report before the expiration of the 10-Business Day period during which the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder may reject such report if (A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and (B) it has made a reasonable effort to contact the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder. The Special Servicer is not permitted to take any action inconsistent with an approved Kimberly Place Asset Status Report, unless such action would be required in the Special Servicer's reasonable judgment in order to act in accordance with the Servicing Standard.

          Notwithstanding anything to the contrary contained in this Agreement or the Kimberly Place Intercreditor Agreement (except as provided in Sections 4(d), 4(g), 4(i), 4(k) and 18 of the Kimberly Place Intercreditor Agreement), if the Kimberly Place Asset Status Report recommends one of the following acts with respect to the Kimberly Place Loan Pair, so long as the Kimberly Place Non-Trust Mortgage Loan Noteholder, or any interest in the Kimberly Place Non-Trust Mortgage Loan Noteholder, is not the Mortgagor or a "Borrower Related Party" (within the meaning of the Kimberly Place Intercreditor Agreement), the Special Servicer shall consult with the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder prior to taking such action (although the Special Servicer may reject any advice or direction of the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder):

               (i) any modification of, or waiver with respect to, the Kimberly Place Loan Pair that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Kimberly Place Loan Pair or a modification or waiver of any other monetary term of the Kimberly Place Loan Pair relating to the timing or amount of any payment of principal or interest (other than Default Interest) or any other material sums due and payable under the related loan documents or a modification or waiver of any provision of the Kimberly Place Loan Pair which restricts the Mortgagor or its equity owners from incurring additional indebtedness;

               (ii) any modification of, or waiver with respect to, the Kimberly Place Loan Pair that would result in a discounted payoff of the Kimberly Place Loan Pair;

               (iii) any foreclosure upon or comparable conversion of the ownership of the Kimberly Place Mortgaged Property or any acquisition of the Kimberly Place Mortgaged Property by deed-in-lieu of foreclosure;

               (iv) any proposed sale of any Kimberly Place REO Property (other than in connection with the termination of any Trust pursuant to Section 9.01) for less than the REO Purchase Price (within the meaning of the Kimberly Place Intercreditor Agreement);

               (v) any determination to bring the Kimberly Place Mortgaged Property into compliance with applicable environmental laws;

               (vi) any acceptance of substitute or additional collateral for the Kimberly Place Loan Pair (other than in accordance with the terms thereof); and

               (vii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause.

          Notwithstanding anything contained in the foregoing provisions of this
Section 6.14(a), the Special Servicer shall not comply with any advice, direction, objection or consultation provided by the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder if such advice, direction, objection or consultation would (i) require or cause the Special Servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) require or cause the Special Servicer to violate the provisions of this Agreement or the Kimberly Place Intercreditor Agreement relating to the REMIC Provisions, (iv) require or cause the Special Servicer to violate any other provisions of this Agreement or the Kimberly Place Intercreditor Agreement, (v) require or cause the Special Servicer to violate the terms of the Kimberly Place Loan Pair, (vi) expose any party to this Agreement or its affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of any servicer's responsibilities under this Agreement. Any direction, approval or disapproval of the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder shall be subject to Section 4(g) of the Kimberly Place Intercreditor Agreement.

          (b) The Kimberly Place Non-Trust Mortgage Loan Majority Noteholder will not have any liability to the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent in good faith pursuant to this Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. By its acceptance of a Certificate, each Holder thereof will be deemed to have confirmed its agreement that the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of the Kimberly Place Non-Trust Mortgage Loan Noteholder over the Holders of the Certificates, and that the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder may have special relationships and interests that conflict with the interests of the Holders of the Certificates and, absent willful misfeasance, bad faith or gross negligence on the part of the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder, will be deemed to have agreed to take no action against the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Kimberly Place Non-Trust Mortgage Loan Noteholder.

          (c) Subject to Section 6.14(d), if a Kimberly Place Threshold Event has occurred and is continuing, then the Controlling Class Representative will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Kimberly Place Specially Designated Servicing Actions with respect to the Kimberly Place Loan Pair or any related REO Property; and, further subject to Section 6.14(d), if a Kimberly Place Threshold Event has occurred and is continuing, then neither the Special Servicer nor the Master Servicer will be permitted to take any of the Kimberly Place Specially

Designated Servicing Actions with respect to the Kimberly Place Loan Pair or any related REO Property unless and until (i) it has notified the Controlling Class Representative in writing and (ii) the Controlling Class Representative has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the Controlling Class Representative will be deemed to have approved of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the Kimberly Place Non-Trust Mortgage Loan Noteholder (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative's response.

          In addition, subject to Section 6.14(d), if a Kimberly Place Threshold Event has occurred and is continuing, then the Controlling Class Representative may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to the Kimberly Place Loan Pair or any related REO Property as the Controlling Class Representative may deem consistent with the Kimberly Place Intercreditor Agreement or as to which provision is otherwise made in this Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the Kimberly Place Loan Pair, provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee who shall make it available for review pursuant to Section 8.14(b).

          The Controlling Class Representative will be entitled to receive a copy of each Kimberly Place Asset Status Report and, if no Kimberly Place Threshold Event exists, to consult with the Special Servicer regarding such report to the same extent as the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder.

          Each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the Kimberly Place Non-Trust Mortgage Loan Noteholder and the Controlling Class Representative of any release or substitution of collateral for the Kimberly Place Loan Pair even if such release or substitution is required by the terms of the Kimberly Place Loan Pair.

          (d) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 6.14(c), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the Kimberly Place Intercreditor Agreement or this Agreement (exclusive of
Section 6.14(c)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Master Servicer nor the Special Servicer shall be obligated to seek approval from the Controlling Class Representative for any actions to be taken by such servicer with respect to the Kimberly Place Loan Pair or any related REO Property if: (i) such servicer has, as provided in Section 6.14(c), notified the Controlling Class Representative in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Kimberly Place Loan Pair; and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

          (e) The parties hereto recognize and acknowledge the rights of the Kimberly Place Non-Trust Mortgage Loan Noteholder and/or the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder under the Kimberly Place Intercreditor Agreement, including the right thereof (i) to purchase the Kimberly Place Trust Mortgage Loan under the circumstances contemplated by
Section 7 of the Kimberly Place Intercreditor Agreement and/or (ii) to cure defaults under the Kimberly Place Trust Mortgage Loan under the circumstances contemplated by Section 8 of the Kimberly Place Intercreditor Agreement. In connection with the foregoing, the Master Servicer (if the Kimberly Place Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the Kimberly Place Trust Mortgage Loan is a Specially Serviced Mortgage
Loan), as applicable, shall take all actions required on the part of the Kimberly Place Lead Lender or contemplated to be performed by a servicer, in any case under Section 7 or Section 8, as applicable, of the Kimberly Place Intercreditor Agreement, including the delivery of all necessary notices on a timely basis, as well as all other actions necessary and appropriate to effect the transfer of the Kimberly Place Trust Mortgage Loan to the Kimberly Place Non-Trust Mortgage Loan Noteholder or its designee and/or to permit the Kimberly Place Non-Trust Mortgage Loan Majority Noteholder to effectuate a cure of the Kimberly Place Trust Mortgage Loan.

          (f) The Master Servicer (if the Kimberly Place Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the Kimberly Place Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the Kimberly Place Loan Pair or any related REO Property required to be performed by the Kimberly Place Lead Lender or contemplated to be performed by a servicer, in any case pursuant to the Kimberly Place Intercreditor Agreement and/or any related mezzanine loan intercreditor agreement.

          (g) If there are any conflicts between this Section 6.14 and any of the loan documents relating to the Kimberly Place Loan Pair or between this
Section 6.14 and the Kimberly Place Intercreditor Agreement, then such loan documents or the Kimberly Place Intercreditor Agreement, as the case may be, shall control.

          SECTION 6.15. Certain Matters Regarding the Cumberland Place Loan
                        Combination.

          (a) Subject to Section 6.15(b), and further subject to Section 3.01(b), Section 3.01(c) and Section 3.03(b) of the Cumberland Place Co-Lender Agreement, the Cumberland Place Controlling Party will be entitled to advise the Special Servicer (in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Cumberland Place Specially Designated Servicing Actions with respect to the Cumberland Place Loan Pair or any related REO Property; and, further subject to Section 6.15(b) of this Agreement and
Section 3.03(b) of the Cumberland Place Co-Lender Agreement, neither the Special Servicer nor the Master Servicer will be permitted to take any of the Cumberland Place Specially Designated Servicing Actions with respect to the Cumberland Place Loan Pair or any related REO Property unless and until (i) it has notified the Cumberland Place Non-Trust Mortgage Loan Noteholder and the Controlling Class Representative in writing and (ii) the Cumberland Place Controlling Party has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the Cumberland Place Controlling Party will be deemed to have approved of the subject action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the Cumberland Place Non-Trust Mortgage Loan Noteholder (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the Cumberland Place Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not the Cumberland Place Controlling Party, nothing herein shall be intended to limit the right of the Controlling Class Representative to consult with the Special Servicer or the Master Servicer, as applicable, regarding the Cumberland Place Trust Mortgage Loan or any related REO Property, and during the ten (10) Business Day period referred to above, the Special Servicer or the Master Servicer, as applicable, shall consult with the Controlling Class Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling Class Representative) and, upon reasonable request, the Special Servicer or the Master Servicer, as applicable, shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          In addition, subject to Section 6.15(b), and further subject to
Section 3.01(b), Section 3.01(c) and Section 3.03(b) of the Cumberland Place Co-Lender Agreement, the Cumberland Place Controlling Party may direct the Special Servicer to take, or to refrain from taking, such actions with respect to the Cumberland Place Loan Pair (which such Mortgage Loans are Specially Serviced Mortgage Loans) or any related REO Property as the Cumberland Place Controlling Party may deem consistent with the Cumberland Place Co-Lender Agreement or as to which provision is otherwise made herein or in the Cumberland Place Co-Lender Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the Cumberland Place Loan Pair, provide the Cumberland Place Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction from the Cumberland Place Controlling Party as contemplated by this paragraph, such servicer shall notify the Trustee, the Controlling Class Representative (if it is not the Cumberland Place Controlling Party) and the Cumberland Place Non-Trust Mortgage Loan Noteholder (if neither it nor its designee is the Cumberland Place Controlling Party).

          Each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall notify the Cumberland Place Non-Trust Mortgage Loan Noteholder, the Controlling Class Representative and any other Person that may be the Cumberland Place Controlling Party of any release or substitution of collateral for the Cumberland Place Loan Pair even if such release or substitution is required by the terms of the Cumberland Place Loan Pair.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Cumberland Place Controlling Party, as contemplated by Section 6.15(a), may (and the Special Servicer and the Master Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the Cumberland Place Co-Lender Agreement or this Agreement (exclusive of
Section 6.15(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Master Servicer nor the Special Servicer shall be obligated to seek approval from the Cumberland Place Controlling Party for any actions to be taken by such servicer with respect to the Cumberland Place Loan Pair or any related REO Property if: (i) such servicer has, as provided in Section 6.15(a), notified the Cumberland Place Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Cumberland Place Loan Pair; and (ii) for 60 days following the first such notice, the Cumberland Place Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

          (c) The Cumberland Place Controlling Party will not have any liability to the Trust or the Certificateholders, in the case of the Cumberland Place Non-Trust Mortgage Loan Noteholder or its designee acting in such capacity, or to the Cumberland Place Non-Trust Mortgage Loan Noteholder, in the case of the Controlling Class Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or the Cumberland Place Co-Lender Agreement, or for errors in judgment; provided, however, that the Cumberland Place Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          (d) The Cumberland Place Directing Lender may, in accordance with
Section 3.03(d) of the Cumberland Place Co-Lender Agreement, designate a representative to exercise its rights and powers under Section 3.03 of the Cumberland Place Co-Lender Agreement and this Section 6.15. In that regard, if and for so long as (but only if and for so long as) a Cumberland Place Change of Control Event has occurred and is continuing, and the Trust, as holder of the Cumberland Place Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is the Cumberland Place Directing Lender, the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the Cumberland Place Directing Lender under Sections 3.03(a) and 3.03(b) (and to the extent they relate to the foregoing, Section 3.03(c)) of the Cumberland Place Co-Lender Agreement and (ii) shall be the Cumberland Place Controlling Party hereunder. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.03(d) of the Cumberland Place Co-Lender Agreement. The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Cumberland Place Change of Control Event, promptly upon becoming aware of thereof.

          (e) The Cumberland Place Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the Cumberland Place Loan Pair or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.15(e).

          (f) The parties hereto recognize and acknowledge the rights of the Cumberland Place Non-Trust Mortgage Loan Noteholder under the Cumberland Place Co-Lender Agreement, including the right thereof (i) to purchase the Cumberland Place Trust Mortgage Loan under the circumstances contemplated by Section 5.01 of the Cumberland Place Co-Lender Agreement and/or (ii) to cure defaults under the Cumberland Place Trust Mortgage Loan under the circumstances contemplated by
Section 5.02 of the Cumberland Place Co-Lender Agreement. In connection with the foregoing, the Master Servicer (if the Cumberland Place Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the Cumberland Place Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions required on the part of the holder of the Cumberland Place Trust Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 5.01 or Section 5.02, as applicable, of the Cumberland Place Co-Lender Agreement, including the delivery of all necessary notices on a timely basis, as well as all other actions necessary and appropriate to effect the transfer of the Cumberland Place Trust Mortgage Loan to the Cumberland Place Non-Trust Mortgage Loan Noteholder or its designee and/or to permit the Cumberland Place Non-Trust Mortgage Loan Noteholder to effectuate a cure of the Cumberland Place Trust Mortgage Loan.

          (g) The Master Servicer (if the Cumberland Place Trust Mortgage Loan is a Performing Serviced Mortgage Loan) or the Special Servicer (if the Cumberland Place Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions relating to the servicing and/or administration of, or the preparation and delivery of reports and other information with respect to, the Cumberland Place Loan Pair or any related REO Property required to be performed by the holder of the Cumberland Place Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the Cumberland Place Co-Lender Agreement and/or any related mezzanine loan intercreditor agreement.

          (h) If there are any conflicts between this Section 6.15 and any of the loan documents relating to the Cumberland Place Loan Pair or between this
Section 6.15 and the Cumberland Place Co-Lender Agreement, then such loan documents or the Cumberland Place Co-Lender Agreement, as the case may be, shall control.

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default and GIC Office Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount required to be so deposited by it under this Agreement, which failure continues unremedied for one (1) Business Day following the date on which a deposit was first required to be made; or

               (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one
     (1) Business Day following the date on which a deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount (including any P&I Advances and any amounts to cover Prepayment Interest Shortfalls) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date, or any failure by the Master Servicer to make, on a timely basis, any required payment to any Serviced Non-Trust Mortgage Loan Noteholder, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day next following the date on which such payment was first required to be made; or

               (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto; or

               (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days (15 days in the case of payment of insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day (or, if applicable, 15-day) period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day (or, if applicable, 15-day) period and has provided the Trustee and any affected Serviced Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Serviced Non-Trust Mortgage Loan Noteholder and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee and any affected Serviced Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of the Certificates or one or more classes of any Pari Passu Non-Trust Mortgage Loan Securities or (2) placed one or more Classes of the Certificates or one or more classes of any Pari Passu Non-Trust Mortgage Loan Securities on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date when the Servicing Officer of the Master Servicer or the Special

     Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or

               (xi) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of one or more Classes of the Certificates or one or more classes of any Pari Passu Non-Trust Mortgage Loan Securities by S&P are qualified, downgraded or withdrawn in connection with the removal; or

               (xii) at any time that any Pari Passu Non-Trust Mortgage Loan Securities are rated by Fitch, the Master Servicer ceases to be rated at least CMS3 by Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch, and such rating is not restored within 60 days after the subject downgrade or withdrawal.

          When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

          (b) If any Event of Default described in any of clauses (i) - (xii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Serviced Non-Trust Mortgage Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of any Serviced Non-Trust Mortgage Loan or any interest therein; provided that the Master Servicer may not be terminated solely for an Event of Default that affects only a Serviced Non-Trust Mortgage Loan Noteholder or any class of related Pari Passu Non-Trust Mortgage Loan Securities (except that a Sub-Servicer may be appointed in accordance with Section 7.01(c)); and provided, further, that, except as provided in Section 7.01(c), the Special Servicer may not be terminated solely for an Event of Default that affects only a Serviced Non-Trust Mortgage Loan Noteholder or any class of related Pari Passu Non-Trust Mortgage Loan Securities. From and after the receipt by the Defaulting Party of such written notice of termination, subject to Section 7.01(c), all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate), the Trust Fund, the Serviced Non-Trust Mortgage Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special

Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including
(i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Collection Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property or (ii) if the Special Servicer is the Defaulting Party, the transfer within two
(2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 (and, in the case of the initial Master Servicer, the right to receive the Excess Servicing Strip, subject to reduction thereof in accordance with Section 3.11(a)) notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

          (c) Notwithstanding Section 7.01(b) and Section 7.04, if any Event of Default on the part of the Master Servicer occurs that: (1) affects a Serviced Non-Trust Mortgage Loan Noteholder or any class of related Pari Passu Non-Trust Mortgage Loan Securities, and the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Master Servicer may not be terminated by or at the direction of the related Serviced Non-Trust Mortgage Loan Noteholder, or (2) affects solely a Serviced Non-Trust Mortgage Loan Noteholder or any class of related Pari Passu Non-Trust Mortgage Loan Securities, then the Master Servicer may not be terminated by the Trustee; provided, however, in the case of (1) or (2), at the request of such affected Serviced Non-Trust Mortgage Loan Noteholder, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Serviced Loan Combination is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Serviced Loan Combination. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(c), the Master Servicer shall obtain, at its own expense, written confirmation from each Rating Agency (and, if applicable, Fitch) that such appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or, if the 666 Fifth Avenue Loan Pair or the Somerset Collection Loan Group is involved, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency (or, if applicable, Fitch). The related Sub-Servicing Agreement shall provide that


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any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(c) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the subject Serviced Loan Combination, except that the initial Master Servicer shall be entitled to retain the portion of the related Master Servicing Fee that constitutes part of the Excess Servicing Strip (subject to reduction thereof in accordance with Section 3.11(a)). Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(c) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to any Class of Certificates or, if the 666 Fifth Avenue Loan Pair or the Somerset Collection Loan Group is involved, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by either Rating Agency (or, if applicable, Fitch) (as evidenced in a writing obtained by the Master Servicer, at its own expense, from each Rating Agency (and, if applicable, Fitch)). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(c), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event of Default on the part of the Special Servicer occurs that affects a Serviced Non-Trust Mortgage Loan Noteholder, and the Special Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Serviced Non-Trust Mortgage Loan Noteholder may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the related Serviced Loan Combination only, but as to no other Serviced Mortgage Loan; and, in such event, subject to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan Noteholder under the related Co-Lender Agreement, the Controlling Class Representative shall appoint in accordance with Section 6.09 (or, in the event of the failure of the Controlling Class Representative to so appoint, the Trustee shall appoint in accordance with Section 7.02), within 30 days of such Serviced Non-Trust Mortgage Loan Noteholder's request, a replacement special servicer with respect to the subject Serviced Loan Combination. In connection with the appointment of a replacement special servicer with respect to the subject Serviced Loan Combination at the request of a related Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(c), the Trustee shall obtain written confirmation from each Rating Agency (and, if applicable, Fitch) that such appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or, if the 666 Fifth Avenue Loan Pair or the Somerset Collection Loan Group is involved, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency (or, if applicable, Fitch) (such rating confirmation to be an expense of the terminated Special Servicer or, if not paid thereby, an expense of the requesting Serviced Non-Trust Mortgage Loan Noteholder). Any replacement special servicer appointed at the request of a Serviced Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(c) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to


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

the subject Serviced Loan Combination. Any replacement special servicer appointed at the request of a Serviced Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(c) hereby agrees to become, upon request, the special servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Serviced Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(c) shall at any time resign or be terminated, then (subject to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan Noteholder under the related Co-Lender Agreement) the Controlling Class Representative in accordance with Section 6.09 (or the Trustee in accordance with Section 7.02, if the Controlling Class Representative fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency (and, if applicable, Fitch)) with respect to any Class of Certificates or, if the 666 Fifth Avenue Loan Pair or the Somerset Collection Loan Group is involved, any class of related Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency (or, if applicable, Fitch).

          If a replacement special servicer is appointed with respect to a Serviced Loan Combination at the request of a related Serviced Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(c) (any such replacement special servicer, a "Loan Combination-Specific Special Servicer"), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, insofar as such duties and obligations relate to a Serviced Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Loan Combination-Specific Special Servicer(s) and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Serviced Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Trust Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, if such Defaulted Trust Mortgage Loan is a Serviced Combination Trust Mortgage Loan as to which a Loan Combination-Specific Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only;
(v) when used in the context of the Special Servicer being replaced, pursuant to
Section 6.09, by the Majority Controlling Class Certificateholder(s), the term "Special Servicer" shall mean the General Special Servicer or any Loan Combination-Specific Special Servicer, as applicable (provided that no Loan Combination-Specific Special Servicer can be replaced by a Person that itself had been replaced,


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

pursuant to this Section 7.01(c), as the Special Servicer with respect to the subject Loan Combination); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Loan Combination-Specific Special Servicer(s) and the General Special Servicer; and
(vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer or the General Special Servicer, as applicable. References in this Section 7.01(c) to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of each Serviced Loan Combination as to which a Loan Combination-Specific Special Servicer has been appointed).

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of any Serviced Non-Trust Mortgage Loan Noteholder under this Section 7.01(c).

          (d) Pursuant to the terms of the GIC Office Servicing Agreement, if a GIC Office Event of Default has occurred with respect to the GIC Office Master Servicer or the GIC Office Special Servicer under the GIC Office Servicing Agreement and remains unremedied, then the Trustee may, if materially and adversely affected in its capacity as holder of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, to the fullest extent permitted by the GIC Office Servicing Agreement, either (i) waive such GIC Office Event of Default (but only if directed to do so in accordance with Section 7.04), or (ii) direct the appropriate party under the GIC Office Servicing Agreement to require the appointment of a sub-servicer to perform the duties of the defaulting GIC Office Servicer with respect to the GIC Office Loan Group or any related REO Property or, alternatively, to terminate the defaulting GIC Office Servicer and appoint a successor thereto with respect to the GIC Office Loan Group or any related REO Property. In such event, the Trustee may (and, at the direction of the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights, is required to) exercise the rights set forth in clause (ii) of the preceding sentence as the holder of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide


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

information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (subject to Section 3.11(a) with respect to the Excess Servicing Strip). Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint (subject, in the case of a resigning or terminated Special Servicer, to any applicable non-binding consultation rights of particular Serviced Non-Trust Mortgage Loan Noteholders under the related Co-Lender Agreement), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each Rating Agency, such succession will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Pari Passu Non-Trust Mortgage Loan Securities rated by such Rating Agency, and (ii) such appointee makes the applicable representations and warranties set forth in Section 3.23; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Controlling Class Certificateholder(s) to designate a successor pursuant to
Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may (subject to Section 3.11(a) with respect to the Excess Servicing Strip) make such arrangements for the compensation of such successor out of payments on the Serviced Mortgage Loans and the Administered REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or the related Co-Lender Agreement limiting the use of funds received in respect of a Serviced Loan Combination to matters related to such Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Serviced Non-Trust Mortgage Loan Noteholder.

          (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or GIC Office Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default and GIC Office Events of
                        Default.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder or any GIC Office Event of Default under the GIC Office Servicing Agreement may waive such Event of Default or, to the extent it is permitted to do so under the GIC Office Servicing Agreement, such GIC Office Event of Default, as the case may be; provided, however, that an Event of Default under any of clauses (i), (ii), (iii), (x) and (xi) of Section 7.01(a) or any comparable GIC Office Event of Default may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default or GIC Office Event of Default, such Event of Default or, to the extent it is permitted to do so under the GIC Office Servicing Agreement, such GIC Office Event of Default, as the case may be, shall cease to exist and shall be deemed to have been remedied for every purpose hereunder (except as otherwise provided in Section 7.01(c)). No such waiver shall extend to any subsequent or other Event of Default or GIC Office Event of Default, as the case may be, or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default or GIC Office Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default or
                        a GIC Office Event of Default.

          During the continuance of any Event of Default or GIC Office Event of Default, so long as such Event of Default or GIC Office Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in
Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of any Serviced Non-Trust Mortgage Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or GIC Office Event of Default, as the case may be.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or a GIC Office Event of Default and after the curing or waiver of all Events of Default and GIC Office Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default or a GIC Office Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default or a GIC Office Event of Default, and after the curing of all such Events of Default and or GIC Office Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this

     Agreement and the direction of the Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or, as holder of the GIC Office Trust Mortgage Loan or any GIC Office REO Trust Mortgage Loan, under the GIC Office Co-Lender Agreement or the GIC Office Servicing Agreement; and

               (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default or a GIC Office Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default or a GIC Office Event of Default hereunder and after the curing of all Events of Default and GIC Office Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

               (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                        Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and any Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and any Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and any Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and any Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, any Fiscal Agent or any agent of the Trustee or any Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or such agent, as the case may be.


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          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
                        Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Pool Custodial Account and the Collection Account (and, to the extent that a Serviced Loan Combination or any related REO Property is affected, by the Trust Fund and/or the related Serviced Non-Trust Mortgage Loan Noteholder(s) out of the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

          (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.


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          SECTION 8.06. Eligibility Requirements for Trustee.

          (a) The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least (a) "AA-" from S&P (or "A+" from S&P, if the Trustee's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3" from Moody's, or (b) in the case of either Rating Agency, (i) "A-" from S&P and "A3" from Moody's, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or (ii) such other rating as shall not result in an Adverse Rating Event with respect to any Class of Certificates, as confirmed in writing by such Rating Agency. The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event with respect to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and all Serviced Non-Trust Mortgage Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at


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any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File or other report or statement required by Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders by the successor trustee so appointed.

          (c) The Holders of Certificates entitled to 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Trust Mortgage Loans and the Serviced Non-Trust Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders


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

that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders.

          SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or any Fiscal Agent may be merged or converted, or with which the Trustee or any Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or any Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or such Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related Custodian will be entitled to be indemnified out of the assets of the Trust Fund in connection with losses arising from the performance by such Custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted under Section 8.05(b) with respect to agents of the Trustee. The appointment of one or more Custodians shall not relieve the


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

Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07. Any engagement of a third party to act as Custodian with respect to the Mortgage File or any portion thereof with respect to a Serviced Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent appointed in accordance with this Section
8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any


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Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

          SECTION 8.13. Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

          (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

          SECTION 8.14. Access to Certain Information.

          (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Trust Mortgage Loans within its control that may be required to be provided by this


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

Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Serviced Non-Trust Mortgage Loan Noteholders and their respective designees, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Trust Mortgage Loan or Serviced Non-Trust Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a), Section 6.12(a), Section 6.13(a), Section 6.14(c) or Section 6.15(a); (xi) any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; and (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h); and (xiv) any and all reports, statements and other written or electronic information relating to the GIC Office Trust Mortgage Loan, the GIC Office Mortgaged Properties and/or the borrower under the GIC Office Trust Mortgage Loan, to the extent such items were received by the Master Servicer from the GIC Office Master Servicer or the GIC Office Trustee and delivered to the Trustee since the Closing Date. The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any


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CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets
prepared by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

          In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a Certificateholder or a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.

          (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

          SECTION 8.15. Reports to the Securities  and Exchange  Commission and
                        Related Reports.

          (a) With respect to the Trust's fiscal year 2004 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

               (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements (exclusive of the CMSA Bond Level File and the CMSA Collateral Summary
     File) and, to the extent delivered to the Trustee, such other servicing information identified by the Master Servicer or the Special Servicer, in writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information");

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.11(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) prepare for filing, execute and promptly file with the Commission a Current Report on Form 8-K disclosing any such matter;


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

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Party (as defined in Section 8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

               (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Additional Designated Servicing Information delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

          All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a) (collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y) of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports". The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

          (b) At all times during the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for the occurrence or existence of any of the following matters:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Trust Mortgage Loan or an REO Property (or, in the case of any GIC Office REO Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;


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

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust Mortgage Loans and REO Properties (or, in the case of any GIC Office REO Property, any interest therein)), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

               (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Distribution Date Statements filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

          Further, each other party to this agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this
Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer), a Responsible Officer (in the case of any Fiscal Agent) or a senior officer (in the case of the Depositor) thereof has actual knowledge.

          (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2004), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act.

          (d) As and to the extent required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification as complies in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification, the "Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification with respect to the Trust, a "Certifying Party"; and any officer who is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification, a "Certifying Officer"). Upon request of any Rating Agency, the Trustee shall deliver a copy of such Sarbanes-Oxley Certification to such Rating Agency.

          (e) Any of the Depositor, the Trustee or the Master Servicer may be the Certifying Party with respect to a Sarbanes-Oxley Certification filed as part of an Annual Report on Form 10-K relating to the Trust; provided that no officer of either the Trustee or the Master Servicer shall be responsible for being the sole signatory of any Sarbanes-Oxley Certification to be filed in connection with the Trust. In connection with the filing of any Annual Report on Form 10-K with respect to the Trust as contemplated by Section 8.15(a), the Certifying Party shall, no later than 10 days prior to the date on which the Trustee has indicated its intention to file such report, cause its Certifying Officer to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley Certification that is to be included as part of such Annual Report on Form 10-K.

          (f) No later than five (5) Business Days (or, in the case of an Annual Report on Form 10-K, 20 days) prior to any filing of a Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor and the Special Servicer shall promptly (and in any event within two (2) Business
Days) review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the Depositor, the Master Servicer and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

          (g) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Trustee is to be the Certifying Party, the Trustee shall cause the appropriate officer of the Trustee (i.e., the officer thereof that would have qualified as a Certifying Officer) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Trustee Backup Certification"), which Trustee Backup Certification shall be in the form of Exhibit P attached hereto. The Trustee shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Trustee Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Trustee Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

          (h) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Master Servicer is to be the Certifying Party, the Master Servicer shall cause the appropriate officer of the Master Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Backup Certification"), which Master Servicer Backup Certification shall be in the form of Exhibit Q attached hereto and shall cover all of the Trust Mortgage Loans and REO Properties (including the GIC Office Trust Mortgage Loan or any GIC Office REO Property, to the extent required in accordance with the penultimate paragraph of Exhibit Q). In addition, within the time periods set forth in the preceding sentence, the Master Servicer shall execute and deliver to each depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with the securitization of the 666 Fifth Avenue Non-Trust Mortgage Loan, a master servicer backup certification covering the 666 Fifth Avenue Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which master servicer backup certification will be substantially similar to the Master Servicer Backup Certification. The Master Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Master Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the Master Servicer of its duties hereunder.

          (i) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K (but no earlier than March 20 of the year in which such Annual Report on From 10-K is to be filed) with respect to the Trust, the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Special Servicer Backup Certification"), which Special Servicer Backup Certification shall be in the form of Exhibit R attached hereto and shall cover all of the Specially Serviced Trust Mortgage Loans and Administered REO Properties (together with the GIC Office Trust Mortgage Loan (if then specially serviced under the GIC Office Servicing Agreement) or any GIC Office REO Property if the Special Servicer is, is an Affiliate of, or receives a comparable certification relating thereto from, the GIC Office Special Servicer). In addition, within the time periods set forth in the preceding sentence, the Special Servicer shall execute and deliver to each depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with the securitization of the 666 Fifth Avenue Non-Trust Mortgage Loan, a special servicer backup certification covering the 666 Fifth Avenue Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which special servicer backup certification will be substantially similar to the Special Servicer Backup Certification. The Special Servicer shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Special Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

          (j) No later than 10 days prior to the date on which the Trustee has indicated its intention to file the Annual Report on Form 10-K with respect to the Trust for fiscal year 2004, unless the Depositor is to be the Certifying Party, the Depositor shall cause an officer of the Depositor to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Depositor Backup Certification"), which Depositor Backup Certification shall be in a form mutually acceptable to the Certifying Party and the Depositor. The Depositor shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Depositor Backup Certification for any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying Officer resulting from a breach of any certification made in such Depositor Backup Certification.

          (k) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (l) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, not more than 60 days following the end of such fiscal year, any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K.

          (m) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section
8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

          SECTION 8.16. Representations and Warranties of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.


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

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.


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

               (ix) The Trustee is an "Institutional Lender/Owner" within the meaning of the 666 Fifth Avenue Co-Lender Agreement, the GIC Office Co-Lender Agreement, the Somerset Collection Co-Lender Agreement and the Cumberland Place Co-Lender Agreement.

               (x) The representations and warranties of the Trustee set forth in Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (b) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.17. Appointment of Fiscal Agent.

          (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.17(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by Moody's and "AA-" by S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.17, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 8.16(a)(i) - (viii).


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

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, any Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that any Fiscal Agent (if any) makes an Advance pursuant to this Section 8.17 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

          (d) The obligations of any Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with Section 8.17(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

          (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders in writing of the appointment, resignation or removal of any Fiscal Agent.


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

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
                        Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, Lehman Brothers, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (1) the sum
(x) of the aggregate Purchase Price of all the Trust Mortgage Loans and (y) the aggregate Appraised Values of any REO Properties then included in the Trust Fund, minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer, Section 4.03(d), and any unpaid servicing compensation (including the Excess Servicing Strip) remaining outstanding and payable thereto (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), (B) the exchange by all the Certificateholders of all the Certificates for all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; and (ii) to the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Each of the Depositor, Lehman Brothers, the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class) or the Master Servicer, in that order of priority (with the Depositor having the most senior priority), may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's, Lehman Brothers' or the Depositor's purchase of all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if any REO Property relating to a Serviced Loan Combination is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Combination Custodial Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, on the Trust Master Servicer Remittance Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor (or their respective designees), as applicable; provided that, if any Trust Mortgage Loan purchased pursuant to this Section
9.01 is a Serviced Combination Trust Mortgage Loan, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the 666 Fifth Avenue Trust Mortgage Loan, the GIC Office Trust Mortgage Loan, the Somerset Collection Trust Mortgage Loan, the Kimberly Place Trust Mortgage Loan or the Cumberland Place Trust Mortgage Loan, shall be on a servicing-released basis.

          Following the date on which the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, all the remaining Certificateholders, acting together (each having agreed in writing to so act, a copy of which writing shall be delivered to the Trustee), shall have the right to exchange all of the Certificates for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and the Serviced Non-Trust Mortgage Loan Noteholders no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Serviced Loan Combination. In the event that all the Certificateholders elect (as evidenced by a writing signed by each Certificateholder and delivered to the Trustee) to exchange all of the Certificates for all of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Certificateholders, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall (i) deposit in the applicable Custodial Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the

Trustee and any Fiscal Agent pursuant to Section 3.05(a), Section 3.05A, Section 3.05B, Section 3.05C or Section 3.05D, as applicable, or that may be withdrawn from the Collection Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Custodial Account and (ii) pay to the Trustee an amount, in immediately available funds, equal to $5,000.00. In addition, on the Trust Master Servicer Remittance Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to a designee of all the Certificateholders (each Certificateholder having agreed to such designation in a writing delivered to the Trustee), the Mortgage Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholders as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is a Serviced Combination Trust Mortgage Loan, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the 666 Fifth Avenue Trust Mortgage Loan, the GIC Office Trust Mortgage Loan, the Somerset Collection Trust Mortgage Loan, the Kimberly Place Trust Mortgage Loan or the Cumberland Place Trust Mortgage Loan, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Non-Trust Mortgage Loan Noteholders mailed
(a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, Lehman Brothers' or a Controlling Class Certificateholder's purchase of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

          Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Collection Account as of the Final Distribution Date, up to the Available Distribution Amount for the Final Distribution Date, shall be allocated for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata in accordance with, all

     Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, and pro rata in accordance with, the Class Principal Balance of each such Class of Certificates outstanding immediately prior to such Distribution Date;

               (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and on a pro rata basis in accordance with, the Loss Reimbursement Amount with respect to each such Class of Certificates for the Final Distribution Date;

               (iv) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (v) to make distributions of principal to the Holders of the Class B Certificates, up to an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

               (vi) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class B Certificates for the Final Distribution Date;

               (vii) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (viii) to make distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

               (ix) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class C Certificates for the Final Distribution Date;

               (x) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xi) to make distributions of principal to the Holders of the Class D Certificates, up to an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

               (xii) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class D Certificates for the Final Distribution Date;

               (xiii) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xiv) to make distributions of principal to the Holders of the Class E Certificates, up to an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

               (xv) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class E Certificates for the Final Distribution Date;

               (xvi) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xvii) to make distributions of principal to the Holders of the Class F Certificates, up to an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

               (xviii) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class F Certificates for the Final Distribution Date;

               (xix) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xx) to make distributions of principal to the Holders of the Class G Certificates, up to an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

               (xxi) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class G Certificates for the Final Distribution Date;

               (xxii) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxiii) to make distributions of principal to the Holders of the Class H Certificates, up to an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

               (xxiv) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class H Certificates for the Final Distribution Date;

               (xxv) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxvi) to make distributions of principal to the Holders of the Class J Certificates, up to an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

               (xxvii) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class J Certificates for the Final Distribution Date;

               (xxviii) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxix) to make distributions of principal to the Holders of the Class K Certificates, up to an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

               (xxx) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class K Certificates for the Final Distribution Date;

               (xxxi) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxii) to make distributions of principal to the Holders of the Class L Certificates, up to an amount equal to the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date;

               (xxxiii) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class L Certificates for the Final Distribution Date;

               (xxxiv) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxv) to make distributions of principal to the Holders of the Class M Certificates, up to an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date;

               (xxxvi) to reimburse to the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class M Certificates for the Final Distribution Date;

               (xxxvii) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxviii) to make distributions of principal to the Holders of the Class N Certificates, up to an amount equal to the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date;

               (xxxix) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class N Certificates for the Final Distribution Date;

               (xl) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xli) to make distributions of principal to the Holders of the Class P Certificates, up to an amount equal to the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date;

               (xlii) to reimburse to the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class P Certificates for the Final Distribution Date;

               (x1iii) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (x1iv) to make distributions of principal to the Holders of the Class Q Certificates, up to an amount equal to the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date;

               (xlv) to reimburse to the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class Q Certificates for the Final Distribution Date;

               (xlvi) to make distributions of interest to the Holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xlvii) to make distributions of principal to the Holders of the Class S Certificates, up to an amount equal to the Class Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date;

               (xlviii) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class S Certificates for the Final Distribution Date;

               (xlix) to make distributions of interest to the Holders of the Class T Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class T Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (l) to make distributions of principal to the Holders of the Class T Certificates, up to an amount equal to the Class Principal Balance of the Class T Certificates outstanding immediately prior to such Distribution Date;

               (li) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class T Certificates for the Final Distribution Date;

               (lii) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to clauses (i) through (li) above;

               (liii) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j); and

               (liv) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the balance, if any, of the Available Distribution Amount for the Final Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (liii) above.

          All distributions of interest made in respect of either Class of Interest-Only Certificates on the Final Distribution Date pursuant to clause (i) of the preceding paragraph, shall be deemed to have been made in respect of the respective REMIC III Components of such Class, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to Section 4.01(a), for all prior Distribution Dates.

          Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Collection Account as of the Final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class X-CL, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates in accordance with Section 4.01(c).

          Any amounts representing Additional Interest on deposit in the Collection Account as of the Final Distribution Date shall be distributed to the Holders of the Class V Certificates in accordance with Section 4.01(d).

          Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

          All actual distributions on the respective Classes of REMIC III Certificates on the Final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(k) and then from REMIC II to REMIC III on the various REMIC II Regular Interests in accordance with Section 4.01(j).

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Depositor, Lehman Brothers, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax

Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event:

               (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the Trust Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, Lehman Brothers, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

          SECTION 9.03. GIC Office REO Property.

          References to "REO Property" and "REO Properties" in Sections 9.01 and
9.02 shall be deemed to include the Trust's rights with respect to any GIC Office REO Property and such rights shall be taken into account in calculating the purchase price payable under Section 9.01 for the purchase of assets out of the Trust Fund.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Interest Certificates (or, in the case of the Class X-CL or Class X-CP Certificates, each of the REMIC III Components of such Class) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

          (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

          (e) For purposes of Treasury regulations section 1.860G-1(a)(4)(iii), the related Legal Final Distribution Date has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Interest Certificates (or, in the case of the Class X-CL or Class X-CP Certificates, each REMIC III Component of such Class).

          (f) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund (exclusive of the Grantor Trust Assets), unless otherwise provided in
Section 10.01(i) or 10.01(j)).

          (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Lehman Trust Mortgage Loans did not, at the time of their transfer to REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund (exclusive of the Grantor Trust Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

          (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in any Custodial Account or REO Account for gain; or (iii) the acquisition of any assets for any REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage Loan and other than Permitted Investments acquired in accordance with Section 3.06 in connection with the investment of funds in a Custodial Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The Tax Administrator shall treat the assets of the Grantor Trusts created hereunder, for tax return preparation purposes, as Grantor Trusts under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trusts (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the assets of the Trust Fund included in the applicable Grantor Trust unless otherwise provided in Section 10.02(e) or 10.02(f)).

          (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section

10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (d) The Tax Administrator shall perform on behalf of the Grantor Trusts created hereunder all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

          (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the assets of the Trust Fund included in each of the Grantor Trusts created hereunder as a Grantor Trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trusts created hereunder to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could result in an Adverse Grantor Trust Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trusts created hereunder, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

          (f) If any tax is imposed on either of the Grantor Trusts created hereunder, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the related Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Non-Trust Mortgage Loan Noteholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules promulgated thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either
(A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trusts created hereunder at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trusts created hereunder; (vii) as provided in
Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of
Section 5.02(d)(i), (ii) or (iii); (viii) to amend any provision of Section 8.15 as contemplated by Section 8.15(m); or (ix) to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii),
(iv), (v), (vi), (vii) and (viii) above) shall not adversely affect in any material respect the interests of any Certificateholder or Non-Trust Mortgage Loan Noteholder, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Certificates.

          (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or that are required to be distributed to any Non-Trust Mortgage Loan Noteholder, without the consent of such Serviced Non-Trust Mortgage Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Non-Trust Mortgage Loan Noteholder in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates of such Class or the consent of such Serviced Non-Trust Mortgage Loan Noteholder, as the case may be, (iii) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of all of the Non-Trust Mortgage Loan Noteholders, (iv) modify the provisions of Section 3.20 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of all of the Serviced Non-Trust Mortgage Loan Noteholders, or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent, approve or object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

          (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause either Grantor Trust created hereunder to fail to qualify as a Grantor Trust at any time that any Certificates are outstanding and
(ii) such amendment complies in all material respects with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Non-Trust Mortgage Loan Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Collection Account, in the case of the Trustee, pursuant to Section 3.05(b).

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits them, the Serviced Non-Trust Mortgage Loan Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Serviced Non-Trust Mortgage Loan Noteholders, out of the Loan Combination Custodial Accounts pursuant to Section 3.05A,
Section 3.05B, Section 3.05C and Section 3.05D), to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Serviced Non-Trust Mortgage Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein) shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law; Consent to Jurisdiction.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019,
Attention: David Nass--LB-UBS Commercial Mortgage Trust 2004-C2, facsimile number: (646) 758-5376; (ii) in the case of the Master Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225 (for communications by United States mail), Attention: President, facsimile number:
(913) 253-9001; (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225 (for communications by United States mail), Attention: President, facsimile number:
(913) 253-9001; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., at the address for the Corporate Trust Office, Attention: Corporate Trust Services--LB-UBS Commercial Mortgage Trust 2004-C2, facsimile number: (410) 715-2380; (v) in the case of the Underwriters, (A) Lehman Brothers, Inc., 745 Seventh Avenue, New York, New York 10019, Attention: David Nass--LB-UBS Commercial Mortgage Trust 2004-C2, facsimile number: (646) 758-4203, and (B) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019,
Attention: Ahmed Alali, facsimile number: (212) 713-2099, with a copy to Robert
C. Dinerstein, General Counsel; (vi) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Commercial Mortgage Surveillance, facsimile number: (212) 553-4392, and (B) Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004,
Attention: CMBS Surveillance Department, facsimile number: (212) 438-2662; and
(vii) in the case of the initial Controlling Class Representative, Anthracite Capital, Inc., 40 East 52 Street, New York, New York 10022, Attention: Richard Shea, facsimile number: (212) 754-8758; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a

Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Trust Mortgage Loans, all principal, interest and other amounts received or receivable with respect to the Trust Mortgage Loans after the Closing Date (other than principal and interest payments due and payable prior to the Cut-off Date, and other than any Principal Prepayments received on or prior to the Cut-off Date), all amounts (other than those allocable to the Serviced Non-Trust Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto) held from time to time in the Custodial Accounts, the Collection Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account(s) and the Defeasance Deposit Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Trust Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1, which shall include a Schedule I substantially in the form attached as Exhibit J hereto, in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section

126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said
Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of Lehman Brothers, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. The Non-Trust Mortgage Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Non-Trust Mortgage Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. The GIC Office Master Servicer shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the GIC Office Co-Lender Agreement. This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. This Agreement may not be amended in any manner that would materially and adversely affect the rights of any such third-party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.10. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or GIC Office Event of Default that has not been cured;

               (iii) the resignation or termination of any Fiscal Agent, the Master Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by the Depositor or the UBS Mortgage Loan Seller pursuant to or as contemplated by Section 2.03;

               (v) any change in the location of the Collection Account or the Interest Reserve Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO Property.

          (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of any Custodial Account.

          (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

          (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h) or 4.03(c).

          (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

          (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

          (g) The Master Servicer shall give each of Moody's and S&P at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give Moody's and S&P notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's or S&P contemplated by the immediately preceding sentence.

               (h) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          SECTION 11.12. Complete Agreement.

               This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

               IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                     STRUCTURED ASSET SECURITIES CORPORATION II
                                        Depositor


                                     By: /s/ David Nass
                                         ---------------------------------------
                                     Name:  David Nass
                                     Title: Senior Vice President

                                     MIDLAND LOAN SERVICES, INC.
                                        Master Servicer and Special Servicer


                                     By: /s/ Lawrence D. Ashley
                                         ---------------------------------------
                                     Name:  Lawrence D. Ashley
                                     Title: Senior Vice President

                                     WELLS FARGO BANK, N.A.
                                        Trustee


                                     By: /s/ Deborah D. Daniels
                                         ---------------------------------------
                                     Name:  Deborah D. Daniels
                                     Title: Vice President

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )

          On the 2nd day of April, 2004, before me, a notary public in and for said State, personally appeared David Nass, known to me to be a Senior Vice President of STRUCTURED ASSET SECURITIES CORPORATION II, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Edna Lanahan
                                         ---------------------------------------
                                                     Notary Public

[Notarial Seal]

Edna Lanahan
Notary Public, State of New York
No. 01LA6070349
Qualified in New York County
Commission Expires March 4, 2006

STATE OF KANSAS              )
                             )  ss.:
COUNTY OF JOHNSON            )

          On the 2nd day of April, 2004, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior Vice President of WELLS FARGO BANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Katrina Supakit
                                         ---------------------------------------
                                                     Notary Public

[Notarial Seal]
Katrina Supakit
Notary Public - State of Kansas
My Appt. Exp. 11/25/06

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


          On the 7th day of April, 2004, before me, a notary public in and for said State, personally appeared Deborah D. Daniels, known to me to be a Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Brian Confino
                                         ---------------------------------------
                                                     Notary Public


[Notarial Seal]
Brian Confino
Notary Public, State of New York
No. 01CO6088262
Qualified in Nassau County
Commission Expires 03/03/2007

                                   SCHEDULE I

                          TRUST MORTGAGE LOAN SCHEDULE

                                  SEE ATTACHED

                          TRUST MORTGAGE LOAN SCHEDULE

Mortgage
  Loan
 Number               Property Name                                Address                            City          State   Zip Code
--------  ------------------------------------  ---------------------------------------------  ------------------  -------  --------
    1     666 Fifth Avenue                      666 Fifth Avenue                               New York              NY       10019
    2     GIC Office Portfolio                  Various                                        Various             Various   Various
    3     Somerset Collection                   2800 West Big Beaver Road                      Troy                  MI       48084
    4     Maritime Plaza I & II                 1201 M Street and 1220 12th Street, Southeast  Washington            DC       20003
    5     Inland Center                         500 Inland Center Drive                        San Bernardino        CA       92408
    6     280 Metro Center                      5-121 Colma Boulevard                          Colma                 CA       94014
    7     Farmers Market                        6333 West Third Street                         Los Angeles           CA       90036
    8     Ruppert Yorkville Towers              1601, 1619, 1623 & 1641 Third Avenue           New York              NY       10128
    9     Torrance Town Center                  2731-2795 Pacific Coast Highway & 25343-25435  Torrance              CA       90505
                                                   Crenshaw Boulevard
   10     The Village at Manahawkin Commons     601 Washington Avenue, 693, 701, 715, 733 and  Manahawkin            NJ       08050
                                                   757 Route 72 West
   11     Voice Road Shopping Center            Voice Road & Glen Cove Road                    Carle Place           NY       11514
   12     Kimberly Place Apartments             300 Glenwood Circle                            Monterey              CA       93940
   13     1221 Jones Street                     1221 Jones Street                              San Francisco         CA       94109
   14     Hampton Inn - San Diego               1531 Pacific Highway                           San Diego             CA       92101
   15     Plaza Vista Mall                      629 Highway 90                                 Sierra Vista          AZ       85635
   16     137 East 25th Street                  137 East 25th Street                           New York              NY       10010
   17     Woodland Meadows                      25335 Budde Road                               Spring                TX       77380
   18     9350 Financial Center                 9350 South Dixie Highway                       Miami                 FL       33156
   19     Portsmouth Station                    10294-10404 Portsmouth Road                    Manassas              VA       20109
   20     Vista del Rey Apartments              5622 Evers Road                                Leon Valley           TX       78238
   21     Hillsboro Executive Center North      350-600 Fairway Drive                          Deerfield Beach       FL       33441
   22     Warm Springs                          375 E. Warm Springs Road                       Las Vegas             NV       89119
   23     Meadow Ridge Apartments and Villages  2401 Westridge Street and 2400 South Loop West Houston               TX       77054
             of Westridge
   24     274 Riverside                         274 Riverside Avenue                           Westport              CT       06880
   25     Shortridge Village MHC                7441 Chinook Circle                            Indianapolis          IN       46219
   26     Sunray Apartments                     7600 Blanco Road                               San Antonio           TX       78216
   27     The Atrium Office Building            85 Northeast Loop 410                          San Antonio           TX       78216
   28     The Terraces Office Building          12711 Ventura Boulevard                        Studio City           CA       91604
   29     Eckerd Portfolio                      Various                                        Various             Various   Various
   30     Oviatt Building                       617 South Olive Street                         Los Angeles           CA       90014
   31     Brookdale Village Apartments          6113 Gulf Freeway                              Houston               TX       77023
   32     Chartley Park Shopping Center         525 Main Street                                Reisterstown          MD       21136
   33     The Shoppes at Tiverton Crossing      130 W. Tiverton Way                            Lexington             KY       40503
   34     West Colonial Village Apartments      3724 South 154th Street                        Tukwila               WA       98188
   35     Arbor Town Square                     Southeast corner of Ann Arbor Trail and North  Westland              MI       48185
                                                   Middlebelt Road
   36     Arroyo Parkway Retail Center          855-875 South Arroyo Parkway                   Pasadena              CA       91105
   37     Palms Retail Center                   5810-5850 North Sepulveda Boulevard            Van Nuys              CA       91411
   38     Bermuda Run Apartments                2609 Mangowood Road                            Colonial Heights      VA       23834
   39     Sunset Terrace Apartments             9180 Forest Lane                               Dallas                TX       75243
   40     Colton Industrial Park                330 West Citrus Street                         Colton                CA       92324
   41     Shops at Cumberland Place             2997-2999 Cumberland Circle, SE                Smyrna                GA       30339
   42     Santa Clarita Plaza                   26111 Bouquet Canyon Road                      Santa Clarita         CA       91350

Mortgage
  Loan
 Number               Property Name                                Address                            City          State   Zip Code
--------  ------------------------------------  ---------------------------------------------  ------------------  -------  --------
   43     Fort Self Storage                     1651 South Central Avenue                      Los Angeles           CA       90021
   44     Brittany Square                       6666 West Peoria Avenue                        Glendale              AZ       85304
   45     Walgreens - Cheyenne Avenue           6001 West Cheyenne Avenue                      Las Vegas             NV       89108
   46     Walgreens - Eastern Avenue            9305 South Eastern Avenue                      Las Vegas             NV       89123
   47     Fairview Apartments                   741 Southwest 9th Street                       Pompano Beach         FL       33060
   48     Lakeside Office Complex               1800-1830 Water Place SE                       Atlanta               GA       30339
   49     Windsor Village                       6411 Sepulveda Boulevard                       Van Nuys              CA       91411
   50     Cedar Hill Town Center                140 FM Road 1382                               Cedar Hill            TX       75104
   51     Walgreens - Weatherford               1019 East Main Street                          Weatherford           OK       73096
   52     Walgreens - Pasadena                  4615 Fairmont Parkway                          Pasadena              TX       77504
   53     Walgreens at Fort Myers               6790 Daniels Parkway                           Fort Myers            FL       33912
   54     South Oaks                            1528 Ohio Avenue South                         Live Oak              FL       32064
   55     Creighton Commons                     2620 Creighton Road                            Pensacola             FL       32504
   56     Festival Center                       4825 West Flamingo Road and 4130 South         Las Vegas             NV       89103
                                                   Decatur
   57     McKinney Shopping Center              1970 North Central Expressway                  McKinney              TX       75070
   58     Falcon Town Center                    7635 & 7675 McLaughlin Road                    Falcon                CO       80831
   59     Martin Way Station                    4210 & 4250 Martin Way East                    Olympia               WA       98516
   60     Smoky Hill Self Storage               20210 East Smoky Hill Road                     Centennial            CO       80015
   61     Windsor Center                        19000-19030 Ventura Boulevard                  Tarzana               CA       91356
   62     Yalesville Square                     230 Main Street                                Wallingford           CT       06492
   63     French Place Apartments               109 West French Place                          San Antonio           TX       78212
   64     Good Life and Windsor Heights MHP     Various                                        Various               NY      Various
   65     River Run Plaza                       6023, 6077 & 6085 Coffee Road & Olive Drive    Bakersfield           CA       93308
   66     Greenspoint Self Storage              11911 North Freeway                            Houston               TX       77060
   67     5539 Peach Street                     5539 Peach Street                              Millcreek Township    PA       16509
   68     Fairways on the Green Apartments      2101 Lowson Boulevard                          Delray Beach          FL       33445
   69     Acorn Self Storage                    201 Larrabee Road                              Westbrook             ME       04092
   70     Storage Inn and Summitt Self Storage  Various                                        Martinsville          VA       24112
   71     Green Mill Run Apartments             609 E. 11th Street                             Greenville            NC       27858
   72     Kimberly Plaza Shopping Center        Kimberly Drive at US 322                       Cranberry             PA       16319
   73     Manchester Multifamily Portfolio      Various                                        Manchester            NH      Various
   74     West Street Multifamily               72-76 West Street and 48-52 William Street     Worcester             MA       01609
   75     Eckerd - Lancaster                    201 North Main Street                          Lancaster             SC       29720
   76     Iliff Village Shopping Center         2295 South Chambers Road                       Aurora                CO       80014
   77     Westwood Court Apartments             601 Tatum Street                               West Deptford         NJ       08096
   78     Pendleton Retail Center               118 SW 20th Street                             Pendleton             OR       97801
   79     Plumtree Retail                       2302-2308 North University Parkway             Provo                 UT       84604
   80     Zuni Medical Plaza                    9295 East Thunderbird Road                     Scottsdale            AZ       85260
   81     East Browning Apartments              327 East Browning Road                         Bellmawr              NJ       08031
   82     1540 Dale Mabry                       1540 S. Dale Mabry Hwy                         Tampa                 FL       33629
   83     High Street Apartments                411 High Street                                Burlington            NJ       08016

Mortgage
  Loan      Cut-off Date    Monthly P&I                   Remaining term to
 Number        Balance        Payment     Mortgage Rate        Maturity
--------   --------------   -----------   -------------   -----------------
    1      187,500,000.00    718,039.28      4.53250              58
    2      150,000,000.00    810,199.09      5.24679             118
    3      125,500,000.00    512,047.26      4.82900             119
    4       77,200,000.00    431,095.37      5.35000             120
    5       54,000,000.00    211,585.94      4.63750              59
    6       47,853,248.92    276,618.20      5.63500             117
    7       45,000,000.00    244,742.33      5.11500             120
    8       44,905,671.54    262,321.99      5.74000             118
    9       36,000,000.00    212,608.60      5.86000             116
   10       31,000,000.00    183,872.32      5.90000              84
   11       24,336,579.73    152,623.44      6.40000             177
   12       20,500,000.00     82,272.86      4.75000              60
   13       18,000,000.00    106,189.37      5.85000              60
   14       17,000,000.00    117,347.63      6.74000             120
   15       15,000,000.00     93,011.06      5.60000             120
   16       14,982,951.97     91,481.36      6.16000             119
   17       14,800,000.00     85,430.90      5.65000             119
   18       12,969,334.52     70,663.37      5.11000              58
   19       12,966,503.36     81,656.55      6.44000             177
   20       12,240,000.00     77,447.04      5.81000             117
   21       11,976,105.51     72,023.23      6.01000             118
   22       11,250,000.00     65,580.50      5.74000             120
   23       10,940,354.85     61,151.84      5.31000             115
   24       10,500,000.00     63,522.54      5.78000              82
   25       10,250,000.00     55,337.86      5.05000              84
   26       10,060,000.00     63,653.37      5.81000             117
   27        8,231,528.22     46,274.81      5.39000              58
   28        7,680,000.00     44,720.87      5.73000             120
   29        7,530,000.00     34,073.25      5.43000             120
   30        6,885,915.73     40,838.16      5.88000             118
   31        6,735,027.65     38,072.04      5.44000              58
   32        6,232,144.81     40,575.03      6.08000             118
   33        5,981,599.01     34,520.45      5.62000              81
   34        5,886,414.71     32,543.48      5.24000              82
   35        5,788,539.01     34,960.60      6.05000             118
   36        5,700,000.00     32,830.41      5.63000             120
   37        5,393,517.92     31,581.58      5.77000             119
   38        5,234,604.87     33,537.58      5.91000             118
   39        5,193,495.30     29,459.81      5.48000             119
   40        5,129,032.97     33,687.03      6.16000             117
   41        5,107,289.83     32,733.16      6.61000             177
   42        4,985,718.79     29,849.06      5.96000             117
   43        4,790,659.36     29,180.83      6.13000             142
   44        4,330,530.57     24,374.13      5.37000              55
   45        4,286,537.53     24,468.91      5.52000              57
   46        4,194,776.13     23,899.87      5.52000              59
   47        4,104,571.01     25,033.55      6.12500              56
   48        3,991,694.35     23,444.66      5.79000             118

Mortgage
  Loan                     Remaining Amortization
 Number    Maturity Date            Term            Interest Accrual Basis
--------   -------------   ----------------------   ----------------------
    1         1/11/2009                0                   Act/360
    2          1/8/2014              360                   Act/360
    3         2/11/2014                0                   Act/360
    4         3/11/2034              360                   Act/360
    5         2/11/2009                0                   Act/360
    6        12/10/2013              357                   Act/360
    7         3/11/2014              360                   Act/360
    8         1/11/2034              358                   Act/360
    9        11/11/2013              360                   Act/360
   10         3/11/2011              360                   Act/360
   11        12/11/2033              357                   Act/360
   12         3/11/2009                0                   Act/360
   13         3/11/2009              360                   Act/360
   14         3/11/2014              300                   Act/360
   15         3/11/2014              300                   Act/360
   16         2/11/2014              359                   Act/360
   17          2/1/2014              360                   Act/360
   18         1/11/2009              358                   Act/360
   19        12/11/2033              357                   Act/360
   20        12/11/2013              300                   Act/360
   21         1/11/2014              358                   Act/360
   22         3/11/2014              360                   Act/360
   23        10/11/2013              355                   Act/360
   24         1/11/2011              331                   Act/360
   25         3/11/2011              360                   Act/360
   26        12/11/2013              300                   Act/360
   27         1/11/2009              358                   Act/360
   28         3/11/2014              360                   Act/360
   29         3/11/2014                0                    30/360
   30         1/11/2014              358                   Act/360
   31         1/11/2009              358                   Act/360
   32         1/11/2014              298                   Act/360
   33        12/11/2010              357                   Act/360
   34         1/11/2011              358                   Act/360
   35         1/11/2014              358                   Act/360
   36         3/11/2014              360                   Act/360
   37         2/11/2014              359                   Act/360
   38         1/11/2014              298                   Act/360
   39          2/1/2014              359                   Act/360
   40        12/11/2013              297                   Act/360
   41        12/11/2018              357                   Act/360
   42        12/11/2013              357                   Act/360
   43         1/11/2016              358                   Act/360
   44        10/11/2008              355                   Act/360
   45        12/11/2008              357                   Act/360
   46         2/11/2009              359                   Act/360
   47        11/11/2008              356                   Act/360
   48         1/11/2014              358                   Act/360

Mortgage
  Loan    Cut-off Date  Monthly P&I                 Remaining term to                 Remaining Amortization
 Number     Balance       Payment    Mortgage Rate       Maturity      Maturity Date            Term          Interest Accrual Basis
--------  ------------  -----------  -------------  -----------------  -------------  ----------------------  ----------------------
   49     3,945,412.63   23,694.95      6.00500            119            2/11/2014             359                   Act/360
   50     3,779,129.00   22,576.97      5.94000            117           12/11/2013             357                   Act/360
   51     3,681,631.21   21,768.76      5.86000            119            2/11/2014             359                   Act/360
   52     3,595,709.02   21,168.98      5.82000            119            2/11/2034             359                   Act/360
   53     3,589,409.99   21,168.98      5.82000            117           12/11/2013             357                   Act/360
   54     3,580,271.22   21,075.56      5.76000            113            8/11/2013             353                   Act/360
   55     3,467,987.46   20,700.52      5.94000            118            1/11/2014             358                   Act/360
   56     3,392,805.20   19,712.07      5.69000             82            1/11/2011             358                   Act/360
   57     3,290,889.37   20,040.49      6.12000            117           12/11/2013             357                   Act/360
   58     3,240,717.21   19,401.89      5.96000            117           12/11/2013             357                   Act/360
   59     3,155,775.66   19,100.33      6.07000            118            1/11/2014             358                   Act/360
   60     2,991,376.79   17,851.73      5.93000            117           12/11/2013             357                   Act/360
   61     2,696,864.33   16,196.55      6.00500            119            2/11/2014             359                   Act/360
   62     2,600,000.00   15,172.89      5.75000            120            3/11/2014             360                   Act/360
   63     2,550,000.00   16,134.80      5.81000            117           12/11/2013             300                   Act/360
   64     2,545,956.69   16,625.08      6.12500            119            2/11/2014             299                   Act/360
   65     2,444,970.45   14,453.55      5.85000            118            1/11/2014             358                   Act/360
   66     2,444,305.92   13,438.09      5.19000             58            1/11/2009             358                   Act/360
   67     2,400,000.00   17,056.18      5.90000            120            3/11/2014             240                   Act/360
   68     2,396,187.66   15,625.01      6.11000            119            2/11/2014             299                   Act/360
   69     2,250,000.00   14,141.30      5.74000            120            3/11/2014             300                   Act/360
   70     2,100,000.00   14,442.91      6.70000            120            3/11/2014             300                   Act/360
   71     2,045,678.34   11,911.20      5.71000            118            1/11/2014             358                   Act/360
   72     1,996,009.97   11,991.01      6.00000            118            1/11/2014             358                   Act/360
   73     1,725,000.00   10,044.73      5.73000            120            3/11/2014             360                   Act/360
   74     1,700,000.00   11,361.95      6.39000            120            3/11/2014             300                   Act/360
   75     1,527,495.16    9,727.29      5.86000            119            2/11/2014             299                   Act/360
   76     1,420,981.24    8,561.93      6.02000            117           12/11/2013             357                   Act/360
   77     1,388,863.42    9,296.75      6.39000            119            2/11/2014             299                   Act/360
   78     1,348,420.04    8,050.59      5.95000            119            2/11/2014             359                   Act/360
   79     1,294,203.96    8,068.76      5.61000            117           12/11/2013             297                   Act/360
   80     1,197,619.67    7,217.77      6.03000            118            1/11/2014             358                   Act/360
   81     1,149,232.06    7,692.71      6.39000            119            2/11/2014             299                   Act/360
   82       799,063.72    4,770.72      5.95000            119            2/11/2014             359                   Act/360
   83       756,835.72    5,066.09      6.39000            119            2/11/2014             299                   Act/360

Mortgage
  Loan    Administrative     Primary                   Mortgage Loan                                          Anticipated
 Number      Cost Rate    Servicing Fee  Ground Lease      Seller         Defeasance     ARD Mortgage Loan  Repayment Date
--------  --------------  -------------  ------------  -------------  -----------------  -----------------  --------------
    1         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
    2         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
    3         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
    4         0.0319          0.0300     Leasehold          UBS       Defeasance                Yes            3/11/2014
    5         0.0319          0.0300     Fee Simple/         LB       Defeasance                 No               N/A
                                         Leasehold
    6         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
    7         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
    8         0.0319          0.0300     Fee Simple          LB       Defeasance                Yes            1/11/2014
    9         0.0869          0.0850     Leasehold           LB       Defeasance                 No               N/A
   10         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   11         0.0319          0.0300     Fee Simple          LB       Defeasance                Yes           12/11/2018
   12         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   13         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   14         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   15         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   16         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   17         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   18         0.1169          0.1150     Fee Simple/         LB       Defeasance                 No               N/A
                                         Leasehold
   19         0.0319          0.0300     Fee Simple          LB       Defeasance                Yes           12/11/2018
   20         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   21         0.1169          0.1150     Fee Simple          LB       Defeasance                 No               N/A
   22         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   23         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   24         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   25         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   26         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   27         0.1169          0.1150     Fee Simple          LB       Defeasance                 No               N/A
   28         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   29         0.0319          0.0300     Fee Simple         UBS       Yield Maintenance          No               N/A
   30         0.1169          0.1150     Fee Simple          LB       Defeasance                 No               N/A
   31         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   32         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   33         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   34         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   35         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   36         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No               N/A
   37         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   38         0.1169          0.1150     Fee Simple          LB       Defeasance                 No               N/A
   39         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   40         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   41         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   42         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   43         0.0319          0.0300     Leasehold           LB       Defeasance                 No               N/A
   44         0.1169          0.1150     Fee Simple          LB       Defeasance                 No               N/A
   45         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A
   46         0.0319          0.0300     Fee Simple          LB       Defeasance                 No               N/A

Mortgage
  Loan    Administrative     Primary                   Mortgage Loan                                          Anticipated
 Number      Cost Rate    Servicing Fee  Ground Lease      Seller         Defeasance     ARD Mortgage Loan  Repayment Date
--------  --------------  -------------  ------------  -------------  -----------------  -----------------  --------------
   47         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   48         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   49         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   50         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   51         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   52         0.0319          0.0300     Fee Simple          LB       Defeasance                Yes            2/11/2014
   53         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   54         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   55         0.0969          0.0950     Fee Simple          LB       Defeasance                 No              N/A
   56         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   57         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   58         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   59         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   60         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   61         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   62         0.0319          0.0300     Fee Simple/        UBS       Defeasance                 No              N/A
                                         Leasehold
   63         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   64         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   65         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   66         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   67         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   68         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   69         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   70         0.0319          0.0300     Fee Simple         UBS       Yield Maintenance          No              N/A
   71         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   72         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   73         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   74         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   75         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   76         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   77         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   78         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   79         0.0319          0.0300     Fee Simple          LB       Defeasance                 No              N/A
   80         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   81         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A
   82         0.1169          0.1150     Fee Simple          LB       Defeasance                 No              N/A
   83         0.0319          0.0300     Fee Simple         UBS       Defeasance                 No              N/A

Mortgage                                                      Credit Lease Loan
  Loan                                                   (Tenant, Guarantor or Rated                           Mortgage Loan
 Number                    ARD Spread                               party)             Cross Collateralized   Seller Loan ID
--------   -------------------------------------------   ---------------------------   --------------------   --------------
    1                          N/A                                    No                        No                 LG055
    2                          N/A                                    No                        No                 LG050
    3                          N/A                                    No                        No                 LG054
    4      2% + Greater of (Contract Rate or Treasury)                No                        No                 10137
    5                          N/A                                    No                        No               040108003
    6                          N/A                                    No                        No               030613003
    7                          N/A                                    No                        No                 10040
    8      5% + Greater of (Initial Rate or Treasury)                 No                        No                 LG053
    9                          N/A                                    No                        No               030210011
   10                          N/A                                    No                        No                 10136
   11      2% + Greater of (Initial Rate or Treasury)                 No                        No               030319001
   12                          N/A                                    No                        No               031110006
   13                          N/A                                    No                        No                 10120
   14                          N/A                                    No                        No               031118007
   15                          N/A                                    No                        No                 10199
   16                          N/A                                    No                        No                  9987
   17                          N/A                                    No                        No               031210001
   18                          N/A                                    No                        No               031007001
   19      2% + Greater of (Initial Rate or Treasury)                 No                        No               030411009
   20                          N/A                                    No                    Yes (LB-A)           031202001
   21                          N/A                                    No                        No               030924007
   22                          N/A                                    No                        No               031107001
   23                          N/A                                    No                        No               030411008
   24                          N/A                                    No                        No                 10050
   25                          N/A                                    No                        No                 10128
   26                          N/A                                    No                    Yes (LB-A)           031202002
   27                          N/A                                    No                        No               031105008
   28                          N/A                                    No                        No               031022002
   29                          N/A                                    No                        No                 10054
   30                          N/A                                    No                        No               031110008
   31                          N/A                                    No                        No                 10048
   32                          N/A                                    No                        No               030411001
   33                          N/A                                    No                        No               030731001
   34                          N/A                                    No                        No               031016009
   35                          N/A                                    No                        No               030210002
   36                          N/A                                    No                        No                  9823
   37                          N/A                                    No                        No               031022003
   38                          N/A                                    No                        No               030122001
   39                          N/A                                    No                        No               031204004
   40                          N/A                                    No                        No               030624002
   41                          N/A                                    No                        No               030723003
   42                          N/A                                    No                        No               030528003
   43                          N/A                                    No                        No               031015001
   44                          N/A                                    No                        No               030724005
   45                          N/A                                    No                        No               030728005
   46                          N/A                                    No                        No               030728007
   47                          N/A                                    No                        No                  9749
   48                          N/A                                    No                        No               030811008

Mortgage                                                      Credit Lease Loan
  Loan                                                   (Tenant, Guarantor or Rated                           Mortgage Loan
 Number                    ARD Spread                               party)             Cross Collateralized   Seller Loan ID
--------   -------------------------------------------   ---------------------------   --------------------   --------------
   49                          N/A                                    No                        No                 10027
   50                          N/A                                    No                        No               030718003
   51                          N/A                                    No                        No                 10088
   52      2% + Greater of (Initial Rate or Treasury)                 No                        No               030415009
   53                          N/A                                    No                        No               030916006
   54                          N/A                                    No                        No               030625006
   55                          N/A                                    No                        No               031105002
   56                          N/A                                    No                        No               021022003
   57                          N/A                                    No                        No               030918015
   58                          N/A                                    No                        No               030930002
   59                          N/A                                    No                        No               030827001
   60                          N/A                                    No                        No               030812002
   61                          N/A                                    No                        No                 10028
   62                          N/A                                    No                        No                 10138
   63                          N/A                                    No                        No               030612004
   64                          N/A                                    No                        No                  9825
   65                          N/A                                    No                        No               030715004
   66                          N/A                                    No                        No               031028003
   67                          N/A                                    No                        No               031119003
   68                          N/A                                    No                        No               030805001
   69                          N/A                                    No                        No                 10118
   70                          N/A                                    No                        No                 10108
   71                          N/A                                    No                        No               030923001
   72                          N/A                                    No                        No               030715005
   73                          N/A                                    No                        No                 10012
   74                          N/A                                    No                        No                 10042
   75                          N/A                                    No                        No                 10111
   76                          N/A                                    No                        No               030821005
   77                          N/A                                    No                    Yes (UBS-E)            10114a
   78                          N/A                                    No                    Yes (LB-B)           031030005
   79                          N/A                                    No                        No               030605005
   80                          N/A                                    No                        No               031110007
   81                          N/A                                    No                    Yes (UBS-E)            10114b
   82                          N/A                                    No                    Yes (LB-B)           031030004
   83                          N/A                                    No                    Yes (UBS-E)            10114c

                                   SCHEDULE II

          EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

The following are the exceptions for the Lehman loans to the Representations and Warranties for the above-referenced transaction:

--------------------------------------------------------------------------------

REPRESENTATION FROM SECTION 2.04    PROPERTY AND EXCEPTION

--------------------------------------------------------------------------------

(v) Loan Document Status            280 Metro Center; GIC Office Portfolio;
                                    Inland Center; Portsmouth Station; Shops at
                                    Cumberland Place; South Oaks; Voice Road
                                    Shopping Center. An entity rather than
                                    individual is carveout guarantor.

                                    666 Fifth Avenue; Chartley Park Shopping
                                    Center; Ruppert Yorkville Towers; The
                                    Somerset Collection. There is no carveout guarantor for these loans.

                                    GIC Office Portfolio. Recourse carveout for breach on environmental covenants is qualified by "materiality".

                                    Oviatt Building. The following are not
                                    recourse carveouts for the guarantor (A) breach of the environmental covenants, (B) misapplication or misappropriation of rents, insurance proceeds or condemnation awards and (C) the filing of a voluntary bankruptcy or insolvency proceeding.

                                    Inland Center. Breach of the environmental covenants is not a recourse carveout for the guarantor.

                                    South Oaks. Guarantor's liability is limited to $3,200,000, the amount of the loan.

                                    280 Metro Center; 666 Fifth Avenue; Chartley
                                    Park Shopping Center; GIC Office Portfolio;
                                    Inland Center; Oviatt Building; Portsmouth
                                    Station; Ruppert Yorkville Towers; Shops at
                                    Cumberland Place; The Somerset Collection;
                                    South Oaks; Voice Road Shopping Center. With respect to environmental carveouts and environmental indemnitors see also the entries with respect to these loans on
                                    Schedule II (xix) "Environmental
                                    Conditions".

--------------------------------------------------------------------------------

(viii) First Lien                   The Somerset Collection. The related
                                    mortgage also secures The Somerset
                                    Collection Non-Trust Mortgage Loans.

                                         The construction of the parking
                                    structure servicing The Somerset Collection
                                    North was financed through a bond financing with the local development authority; the bonds are to be repaid from the tax increment increase attributable to increased property values in the vicinity and thus a portion of each tax assessment against the Somerset Collection North is applied to the payment of the bonds. The development authority which currently owns the parking structure and ground leases the underlying land from the related borrower's partner has the further right to impose additional assessments on the Somerset Collection North in the event the ground lessor defaults in its obligation to pay taxes, levied on the ground leased premises or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    for utilities serving the ground leased
                                    premises or fails to maintain or insure the parking structure. The ground lease obligates the ground lessor to purchase the parking structure for a price which is based in part on the then outstanding balance of the bonds at the later of 25 years following the commencement of the ground lease and the date on which the bonds are no longer outstanding, or sooner upon the occurrence of certain events. In the event the ground lessor fails to purchase the structure as required, the development authority may further assess The Somerset Collection North in the amount of the purchase price owed and add same to the real property tax bill next due. All such assessments would be payable in the same manner as, and would have the same priority as, real property taxes. It should be noted that the related borrower is required to perform all of the obligations of the ground lessor to maintain, repair and operate pursuant to the terms of a separate agreement between the related borrower and the ground lessor. This separate agreement was collaterally assigned to mortgagee in connection with the loan closing

                                    666 Fifth Avenue. The related mortgage also secures the 666 Fifth Avenue Non-Trust Mortgage Loan.

                                    GIC Office Portfolio. The related mortgage also secures the GIC Office Portfolio Non-Trust Mortgage Loans.

--------------------------------------------------------------------------------

(x) No Material Damage              Inland Center. The California Department of
                                    Transportation has proposed designs for the widening of Interstate 215, which is a freeway located adjacent to the Inland
                                    Center mortgaged real property. The proposed engineering designs for such expansion indicate that the existing on-ramp/off-ramp to Interstate 215 at Inland Center Drive may be replaced by a new off-ramp and related improvements which may encroach on the Inland Center mall, thereby reducing the number of available parking spaces. It is possible that, pursuant to an existing development agreement with the City of San
                                    Bernardino, a reciprocal easement agreement with respect to the Inland Center mortgaged real property and/or the terms of certain anchor tenant leases at the Inland Center mortgaged real property, the related borrower may become obligated to replace some or all of the eliminated parking spaces. Sufficient information is not currently available to confirm the nature or extent of such potential obligation.
                                    Further, there is no assurance that, in the event such replacement parking is required, the Inland Center borrower would find acceptable parking facilities at an alternative site or that any alternative parking would satisfy the terms of the foregoing development agreement, reciprocal easement agreement or applicable anchor tenant leases. It is uncertain at this time as to whether or when the California
                                    Department of Transportation will commence a condemnation action or otherwise take steps to acquire the aforementioned portion of the Inland Center mortgaged real property to facilitate the proposed road widening designs

                                    Vista Del Rey. A unit of the related
                                    property sustained fire damage. 125% of the costs of renovations were held back at funding of the loan.

                                    West Colonial Village Apartments. The
                                    related property sustained fire damage to approximately eight units. The fire damaged units have not been repaired.

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(xi) Title Insurance                The Somerset Collection; 666 Fifth Avenue.
                                    See Schedule 2.04(b)(viii) regarding the lien of Non-Trust Mortgage Loans.

                                    GIC Office Portfolio. The amounts of the title insurance policies for all the related mortgaged properties exceed the total amount secured by the related mortgages ($825,000,000). The GIC Office Portfolio Mortgage Loan represents a portion of such indebtedness in the principal amount of $150,000,000.

                                    The Somerset Collection. In addition to the right of the development authority to further assess the related property (see
                                    Schedule 2.04(b)(viii)), pursuant to the ground lease and a subordination, non-disturbance and attornment agreement between mortgagee and the development authority, in the event the authority is prevented from receiving the purchase price due to bankruptcy or insolvency of the borrower or the ground lessor, the mortgagee will be obligated to pay all delinquent real property taxes assessed upon the Somerset Collection North and thereafter maintain such taxes current; provided, mortgagee's total obligation for such taxes shall not exceed $2,000,000. Per the ground lease and the subordination, non-disturbance and attornment agreement, such obligation to pay taxes would constitute a personal obligation of the mortgagee.

                                    666 Fifth Avenue. Pursuant to an air, light and view easement agreement the original owner and developer of the related property was able to use certain development rights appurtenant to the New York Public Library which abuts the subject property and increase the floor area of each floor of the building located on the related mortgaged property located above 162 feet, 6 inches over the level of the curb at 53rd Street by 4,375 square feet over the maximum area which would otherwise be permitted by law. Such easement is granted for so long as the building erected on the 666 Fifth Avenue Mortgaged Property shall continue to stand. In the event of a casualty that results in the total destruction or demolition of the building at 666 Fifth Avenue, any structure erected in replacement thereof would have to either (1) contain less square footage on any floors located above 162 feet, 6 inches above the curb level of 53rd Street in order to comply with applicable law or (2) have the benefit of a new air rights easement granted by the then owner of the Library property, conferring the right to use the development rights appurtenant to the Library. The easement agreement currently requires a quarterly payment of $35,000 from the land owner and any successor owner of subject property is, by the terms of the easement agreement, automatically upon acquisition of such ownership personally liable for such quarterly payments.

                                         The New York City Transit Authority
                                    holds a permanent and perpetual right-of-way and easement in, through and upon the 666 Fifth Avenue Mortgaged Property including any building or buildings erected thereon for and as a means of ingress and egress by passengers of the New York City subways through a designated entrance area at the 666 Fifth Avenue Mortgaged Property. Pursuant to the easement, the borrower is required to maintain and keep open the subway entrance at borrower's cost and expense and in the event that the subway entrance area is damaged or destroyed, without substantial damage to the 666 Fifth Avenue Mortgaged Property, is obligated to repair such entrance area at owner's expense. If the 666 Fifth

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                                    Avenue Mortgaged Property is substantially
                                    or wholly demolished or destroyed during the term of the easement agreement and is not replaced or rebuilt, then the obligations under such agreement shall terminate; provided, however, that landowner shall grant additional easements and/or cooperate with the transit authority in replacing such access way. The agreement further requires the landowner to make an annual payment of $2500 to the transit authority in exchange for the benefit of having access to the subway from the related property.

                                    The related property is also subject to a Distinctive Sidewalk Improvement Maintenance Agreement relating to the maintenance of a non-conforming distinctive curb and sidewalk which fronts the 666 Fifth Avenue Mortgaged Property. Such agreement obligates the landowner, at landowner's cost, to, among other things, properly and lawfully maintain, repair and replace the curb and sidewalk. In the event of the borrower's failure to perform in a satisfactory manner, the City of New York may perform the necessary maintenance work at the borrower's cost, which costs if not reimbursed may become a lien upon the related property superior to any encumbrances recorded against the property.

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(xii) Property Insurance            666 Fifth Avenue. The related loan agreement
                                    requires the Mortgagor to maintain business interruption insurance in a coverage amount equal to the greater of (a) the estimated gross income from operations of the property, for losses actually sustained or
                                    (b) projected operating expenses (including debt service) for the maintenance and operation of the property, for losses actually sustained. The related loan documents require business interruption or loss of rents insurance for a period continuing until the restoration of the applicable mortgaged property is completed with an extended period of indemnity which provides that after the physical loss to the applicable mortgaged property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 365 days from the date that the applicable mortgaged property is repaired, whichever first occurs.

                                         The related loan agreement provides
                                    that: if 4 or fewer insurers have issued the required policies, at least 75% must have a financial strength of claims paying ability rating of at least "AA-" and no such insurer providing, in the aggregate, coverage in an amount up to and including the greater of
                                    (a) the outstanding principal amount of the related loan and (b) the full replacement cost of the related property may have a rating of less than investment grade. If five or more insurers have issued the required policies, at least 60% of the insurers must have a rating of at least "AA-" and no insurer providing, in the aggregate, coverage in an amount up to and including the greater of (a) the outstanding principal amount of the related loan and (b) the full replacement cost of the related property may have a rating of less than investment grade.

                                         Insurer agrees to endeavor to provide
                                    30 days prior notice of cancellation, but disclaims any liability or responsibility as a result of any failure to provide such notice.

                                    GIC Office Portfolio. The related loan
                                    documents require property damage insurance on all improvements and personalty based on the combined "full

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                                    replacement cost" (as defined in the related
                                    loan documents) of the two largest
                                    properties in the GIC Office Portfolio.

                                         The related loan documents require
                                    business interruption or loss of rents
                                    insurance for a period continuing until the restoration of the applicable mortgaged property is completed with an extended period of indemnity which provides that after the physical loss to the applicable mortgaged property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 180 days from the date that the applicable mortgaged property is repaired, whichever first occurs.

                                         The related loan documents require
                                    earthquake insurance in an amount equal to 1.5x the probable maximum loss for the applicable mortgaged property, but only to the extent such insurance is available at commercially reasonable rates.

                                         The related loan documents require that
                                    (A) for so long as six or more insurance carriers are providing the blanket insurance polices required by the loan documents, at least 60% of coverage shall be written with insurance companies with a claims paying ability/financial strength rating of "A-" (or its equivalent) or better by S&P with the remaining 40% of coverage being written with insurance companies with a claims paying ability/financial strength rating of "BBB-" or better by S & P; provided, however, with respect to the first $200,000,000 of coverage under such blanket policies, not more than 20% of such coverage shall be written with insurance companies with a claims paying ability/financial strength rating of "A-" or lower (but in no event lower than BBB-) and (B) in the event that five or fewer insurance carriers are providing the blanket policies, each insurance company providing such coverage shall have with a claims paying ability/financial strength rating of "A-" (or its equivalent) or better by S&P. The terrorism and earthquake insurance carriers must have a claims paying ability/financial strength rating of "BBB-" (or its equivalent) or better by S&P.

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(xvi) Subordinate Debt              666 Fifth Avenue. Borrower's equity holder
                                    has obtained a mezzanine loan in the amount of $45,000,000 secured by a pledge of 100% of the direct or indirect equity interests in the borrower. In connection with the mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the lender.

                                         The related Mortgage also secures the
                                    666 Fifth Avenue Non-Trust Loan.

                                    1540 Dale Mabry; Pendleton Retail Center;
                                    South Oaks. The related borrower's equity holders have the right to obtain mezzanine financing secured by a pledge of equity interests in the borrower, subject to certain criteria including, among others:
                                    (A) execution of a subordination and
                                    intercreditor agreement, (B) lender's review and approval of the terms of the mezzanine loan and the subordination and intercreditor agreement, (C) the loan is made by a "Qualified Mezzanine Lender" (as defined in the loan documents); and (D) and satisfaction of certain debt service coverage ratio and combined loan

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                                    to value ratio requirements.

                                    GIC Office Portfolio. Borrower's equity
                                    holders have obtained a mezzanine loan in the amount of $75,000,000 secured by a pledge of 100% of the equity interests in the borrower. In connection with the mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the lender.

                                         The related Mortgages also secures the
                                    GIC Office Portfolio Non-Trust Loans.

                                    Kimberly Place Apartments.

                                         (A) The related mortgage secures a
                                    "Promissory Note A" in the amount of
                                    $20,500,000 (included in the pool) and a "Promissory Note B" in the amount of $2,500,000 (not included in the pool). Both notes are secured by the mortgage and the Note B was transferred at closing to GDW Capital Partners, LLC, and Lehman and GDW entered into an intercreditor and servicing agreement with respect to both notes. The notes are cross defaulted and it is condition to defeasance of the A Note that the B Note be simultaneously defeased.

                                         (B) An affiliate of the four mortgage
                                    borrower limited liability companies has loaned $3,000,000 to the single member of two of the four borrowing entities, secured by a pledge of all of such member's interests in the two borrower entities. The affiliate lender has entered into an intercreditor agreement with Lehman.

                                    Shops at Cumberland Place. The related
                                    mortgage is collateral for both a
                                    "Promissory Note A" in the amount of
                                    $5,120,000 included in the pool and a
                                    non-pool "Promissory Note B" in the amount of $195,000. The notes are cross defaulted.

                                    The Somerset Collection. The related
                                    Mortgage also secures The Somerset
                                    Collection Non-Trust Loans.

                                    The Shops at Tiverton Crossing. The equity holders of the first time transferee of the borrower will have the right to obtain mezzanine financing secured by a pledge of equity interests in the borrower, subject to certain criteria including, among others:
                                    (A) execution of a subordination and
                                    intercreditor agreement, (B) lender's review and approval of the terms, (C) the loan is made by a "Qualified Mezzanine Lender" (as defined in the loan documents) or the related borrower; (D) and satisfaction of certain debt service coverage ratio and combined loan to value ratio requirement's.

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(xix) Environmental Conditions      280 Metro Center; Chartley Park Shopping
                                    Center; GIC Office Portfolio; Inland Center;
                                    Portsmouth Station; Ruppert Yorkville
                                    Towers; Shops at Cumberland Place; South
                                    Oaks; Voice Road Shopping Center. An entity rather than an individual is the environmental indemnitor.

                                    666 Fifth Avenue; Oviatt Building; Ruppert
                                    Yorkville Towers; The Somerset Collection.
                                    The related borrower is the only
                                    environmental indemnitor.

                                    Arbor Town Square. The Phase I environmental assessment was completed on

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                                    March 18, 2003.

                                    GIC Office Portfolio. The related loan
                                    documents require the related borrower to use commercially reasonable efforts to cause all uses and operations on related properties by parties other than the related borrower or its affiliates to comply in all material respects with all environmental laws. The related loan documents require the borrower to comply with environmental laws in all material respects.

                                         The related loan documents require the
                                    implementation of the Phase I consultant's recommendations within 12 months from closing subject to excusable delays.

                                         The related loan documents require the
                                    implementation of the Phase I consultant's recommendations within 24 months from closing subject to excusable delays.

                                    Inland Center. Levitz Furniture has been identified as the responsible party for a petroleum release at an adjacent property which may have impacted the related mortgaged property. The Phase I environmental consultant reported that it is not known whether the related mortgaged property has been impacted by the petroleum release.

                                    The Somerset Collection. Indemnified losses exclude diminution in value of the related mortgaged property.

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(xxiv) Whole Loan                   French Place Apartments; Ruppert Yorkville
                                    Towers; Sunray Apartments; Vista Del Ray
                                    Apartments. One or more of loan seller
                                    and/or loan seller's affiliates hold direct or indirect equity ownership interest in the related borrowers of this loans.

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(xxv) Due-on-Encumbrance            666 Fifth Avenue; 1540 Dale Mabry; GIC
                                    Office Portfolio; Kimberly Place Apartments;
                                    Pendleton Retail Center; South Oaks; The
                                    Shops at Tiverton Crossing; The Somerset
                                    Collection. With respect to subordinate debt see also the entry with respect to these loans on Schedule II (xvi) "Subordinate Debt".

                                    666 Fifth Avenue. The related loan agreement further permits the pledge of not more than 49% of the limited partner interest in the related borrower ("666 Fifth Avenue Limited Partner"), provided, that among other conditions, (A) one or more Tishman Speyer Control Persons (as defined in the related loan agreement) shall retain and maintain day to day control over the management of the property, borrower and the 666 Fifth Avenue Limited Partner's and (B) prior to any assignment of such interest upon enforcement of the pledge, borrower shall deliver a substantive non-consolidation opinion reasonably satisfactory to the mortgage or, if occurring after securitization, to the Rating Agency.

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(xxvi) Due-on-Sale                  280 Metro Center. A sale or transfer (but
                                    not a pledge, hypothecation, creation of a security interest in or other encumbrance) of any direct or indirect interests in the borrower are permitted subject to the satisfaction of certain conditions including, but not limited to, the following: (A) such transfer is to a "Permitted Owner" or is a "Approved Affiliate Transfer" (both as defined in the related

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                                    loan agreement), (B) prior to any such
                                    transfer as a result of which more than 49% of the direct or indirect interests in borrower will be transferred to a person or entity that did not own at least 49% of such interests as of the closing, borrower shall deliver to lender and the applicable rating agencies a non-consolidation opinion with respect to the proposed transfer, (C) there shall be no event of default continuing under the related mortgage loan, and (D) except in the case of an Approved Affiliate Transfer, receipt of rating agency approval with respect to any such transfer.

                                    666 Fifth Avenue. The related loan documents permit:

                                         (A) the sale of all or any portion of
                                    TST 666 Fifth Avenue, L.L.C.'s limited
                                    partnership interest in the 666 Fifth Avenue
                                    Limited Partner, provided, among other
                                    conditions, that (a) one or more Tishman
                                    Speyer Control Persons retains and maintains control over day to day management and operation of the related property, the borrower and the 666 Fifth Avenue Limited Partner, (b) one or more Tishman Speyer Control Persons or a fund or entity directly or indirectly controlled by such persons, holds collectively or individually, not less than 5% of the direct or indirect equity interests in the related borrower and the 666 Fifth Avenue Limited Partner, (c) each transferee of such interest is either an Institutional Investor (as defined in the related loan agreement), a Tishman Speyer Control Person, or a fund or entity directly or indirectly controlled by one or more such persons, or an affiliate of or entity controlled by or under common control with one or more of the entities which as of the closing date were limited partners of the 666 Fifth Avenue Limited Partner; and (d) borrower delivers a substantive non-consolidation opinion satisfactory to all of the Rating Agencies rating certificates issued in respect of any portion of the 666 Fifth Avenue Loan Pair.

                                         (B) the sale of any direct or indirect
                                    interest in any limited or general partner of the 666 Fifth Avenue Limited Partner and/or any direct or indirect interest in the affiliated Property Manager; provided that, among other conditions, that (a) one or more Tishman Speyer Control Persons retains and maintains control over day to day management and operation of the related property and borrower and (b) one or more Tishman Speyer Control Persons or a fund or entity directly or indirectly controlled by such persons, holds collectively or individually, not less than 5 % of the direct or indirect equity interests in borrower and the 666 Fifth Avenue Limited Partner;

                                         (C) the sale of all or any portion of
                                    non Tishman Speyer affiliated limited
                                    partnership interests and/or non-managing general partner interests in the 666 Fifth Avenue Limited Partner; provided, among other conditions, (a) one or more Tishman Speyer Control Persons or a successor thereto approved by the mortgagee retains and maintains control over day to day management and operation of the related property and borrower, (b) (x) one or more Tishman Speyer Control Persons or a fund or entity directly or indirectly controlled by such persons, holds collectively or individually, not less than 5% of the direct or indirect equity interests in borrower and the 666 Fifth Avenue Limited Partner or (y) such other direct or indirect equity holder in the 666 Fifth Avenue Limited Partner approved by the mortgagee in accordance with the related mortgage shall hold a minimum percentage as required by the mortgagee direct or indirect in each of the related borrower and the 666 Fifth

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                                    Avenue Limited Partner; (d) each transferee
                                    of such interest is either an Institutional
                                    Investor, a Tishman Speyer Control Person or a fund or entity directly or indirectly controlled by one or more such persons or an affiliate of or entity controlled by or under common control with one or more of the entities which as of the closing date were limited or general partners of the 666 Fifth Avenue Limited Partner; and (e) borrower delivers a substantive non-consolidation opinion satisfactory to all Rating Agencies rating certificates issued in respect of any portion of the 666 Fifth Avenue Loan Pair;

                                         (D) the transfer of interests between
                                    the two general partners of the 666 Fifth
                                    Avenue Limited Partner and/or their
                                    affiliates who are 666 Fifth Avenue Limited
                                    Partner limited partners, provided, among other conditions, that (a) such sale is made in accordance with the requirements of the 666 Fifth Avenue Limited Partner's limited partnership Agreement, (b) neither the borrower nor its general partner's status as a bankruptcy remote entity shall be affected; (c) the property manager as of the closing date shall continue to manage the property unless replaced by a "Qualified Manager" (as defined in the related loan agreement); (d) the mortgagee receives confirmation from the applicable rating agency rating any of the certificates issued in respect of any portion of the 666 Fifth Avenue Loan Pair that such sale will not result in a downgrade, qualification or withdrawal of the ratings then assigned to such certificates and (e) borrower or the 666 Fifth Avenue Limited Partner delivers a substantive non-consolidation opinion satisfactory to each Rating Agencies rating any of the certificates issued in respect of any portion of the 666 Fifth Avenue Loan Pair;

                                         (E) a one time transfer of the property
                                    to a transferee satisfying the
                                    single-purpose and bankruptcy remote
                                    criteria established in the related loan agreement and who is wholly owned or controlled by or is an Institutional Investor, provided, among other conditions, that (a) such transferee assume all of the borrower's obligations under the related loan documents, (b) the property is managed by a Qualified Manager, (c) the Rating Agencies rating any of the certificates issued in respect of any portion of the 666 Fifth Avenue Loan Pair confirms in writing that such transfer and assumption will not result in a downgrade, qualification or withdrawal of the ratings then assigned to such certificates, and (d) the 666 Fifth Avenue Mezzanine Lender has either consented to such transfer or the 666 Fifth Avenue Mezzanine Loan has been repaid in full; and

                                         (F) any sale of the equity interests in
                                    the related borrower in connection with the enforcement of the 666 Fifth Avenue Mezzanine Loan; provided at the time of such sale, the related borrower or the 666 Fifth Avenue Mezzanine Lender delivers a nonconsolidation opinion satisfactory to mortgagee or, if after a securitization has occurred, to the each Rating Agencies rating any of the certificates issued in respect of any portion of the 666 Fifth Avenue Loan Pair.

                                    9350 Financial Center. The following
                                    transfers are permitted under the related mortgage loan documents: transfers (excluding collateral pledges) of direct or indirect ownership interests in borrower by and among Thomas W. Brown, Richard Frary, Thomas N. Trkla and Joel Mael so long as Thomas W. Brown and Thomas N. Trkla shall continue to control borrower following any such

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                                    transfer.

                                    Chartley Park Shopping Center. John A.
                                    Luetkemeyer or J. Mark Schapiro may transfer their individual interests in the related borrower provided that, among others, such transfer is to an entity owned and controlled by such person.

                                    Creighton Commons. related borrower
                                    permitted to transfer or sell more than 49% of the membership interest in related borrower to ICI - SB Creighton Brandon, LP so long as (A) Land Capital Holdings, LP and Scott Davison, (B) International Capital, Inc., either directly or through an entity controlled by it, or (C) ICI-SB Corporation, as general partner of ICI-SB Creighton Brandon, L.P. continues to control related borrower following transfer.

                                    French Place Apartments; Sunray Apartments;
                                    Vista Del Rey Apartments. The sale or pledge of any direct or indirect ownership interest VR SVF Holding Limited Partnership among VR SVF Limited Partnership and LB SVF LLC or their Permitted Transferees (as defined in the related loan documents), provided that, among others, after transfer the ownership and management of the related borrower remains under the control of either John Foresi and Andrew Stewart or Lehman Brothers Holdings Inc.

                                    GIC Office Portfolio. The related loan
                                    documents permit the sale of the related properties subject to certain conditions, including among others: (A) transferee is a special purpose entity and a Qualified Equityholder, (B) lender's receipt of a nonconsolidation opinion; (C) transferee's assumption of the obligations of the related borrower; and (D) the related property continues to be managed by a Qualifying Manager (as defined in the related loan documents).

                                         The related loan documents provide that
                                    lender consent is not required for the
                                    transfer of indirect interests in the
                                    borrower provided that at all times during the term of the loan, Qualified Equityholders (as defined in the related loan documents) must, among other criteria:
                                    (A) continue to control the borrower and own, directly or indirectly, at least a fifty-one percent (51%) interest in the borrower and (B) continue to be the beneficiaries of at least fifty-one percent (51%) of the distributions from the mortgaged properties.

                                         The related loan documents provide that
                                    lender consent is not required for
                                    immaterial transfers of portions of the
                                    related property at the periphery or
                                    perimeter of such property to governmental authorities for dedication or public use in lieu of a contemplated or threatened condemnation.

                                         With respect to transfer of property
                                    see also the entry with respect to this loan on Schedule II (xxx) "Property Release".

                                    Inland Center. The following are permitted transfers: (i) assignments of all or part of the interests in Walton Street Managers IV, L.P. ("Managers IV"); (ii) transfers of not more than 49% of the direct or indirect equity interests in the borrowing entities, provided that after any such transfer Walton Street Real Estate Fund IV, L.P. ("Fund IV"), Walton Street Real Estate Fund IV (Private Investors), L.P. ("Fund IV Private Investors") or Walton Real Estate Investors IV, LP shall remain in control of the borrowing entities; (iii) transfers of direct

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

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                                    or indirect interests in the borrowing
                                    entities among each of the foregoing
                                    entities, so long as, in each instance,
                                    borrowers, each of the foregoing entities and Managers IV are controlled directly or indirectly by at least 3 of the "Existing Shareholders" (as defined in the related deed of trust); (iv) transfers of not more than 10% of the direct or indirect equity interests in the borrowing entities to First Plaza Group Trust, a NY trust; (v) transfers of all or a portion of the interests in the borrowing entities between Macerich and Fund IV or entities controlled by Macerich or Fund IV (and of which Macerich or Fund IV own directly or indirectly at least 51% of the equity interests); and (vi) a transfer of any direct or indirect interest in the borrowing entities owned by Macerich to an entity that Macerich controls and in which it owns directly or indirectly at least 51% of the equity interests; provided, however, in the event that any transfer results in any party (that did not own at least 49% of such interest prior to such transfer) owning in excess of 49% of the ownership interest in the borrowing entities, any guarantor, any indemnitor or any general or limited partner, member or non-member manager of any borrowing entity, guarantor, indemnitor or "SPE Member" (as defined in the related deed of trust), the borrowing entities shall, prior to such transfer deliver to lender and the applicable rating agencies a non-consolidation opinion in form and substance satisfactory to the same.

                                    Kimberly Place Apartments. Each of Wolff
                                    Kimberly Place, LLC, Wolff Kimberly Place
                                    II, LLC, and Lyon Kimberly Place, LLC
                                    (collectively, the "Co-Borrowers"),
                                    individually has the right to convey its tenancy-in-common interest in the Property to Kimberly Place 212, LLC in fee simple (the "Roll Up") at any time without cost, fee or other restriction of any kind (other than compliance with all applicable law) in exchange for a reasonably equivalent equity interest in Kimberly Place 212, LLC.

                                    Martin Way Station. A transfer or sale of more than 49% of the membership interest in the related borrower permitted provided that, among others, Azam A. Qayum continues to manage and control the related borrower following such transfer.

                                    Ruppert Yorkville Towers. Transfers between the partners of Yorkville Tower Associates Limited Partnership shall be permitted provided that at all times, either Frederick DeMatteis Family Limited Partnership, Leon
                                    D. DeMatteis Associates LLC, Alphonse
                                    DeMatteis Family Limited Partnership or Ruyo
                                    Associates controls borrower and owns,
                                    directly or indirectly, at least a 15%
                                    beneficial interest in borrower.

                                    South Oaks. The sale or transfer (including the pledge or collateral assignment thereof, except as specified below) of equity interests in a Restricted Party (as defined in the related loan documents) do not require lender's consent so long as the following conditions are satisfied, among others: (A) at all times following such transfer, (1) a Qualified Equity Owner (as defined in the related loan documents) shall be the direct or indirect owner of at least 25% of the equity interests in the related borrower and (2) either or both of Jeffery Edison and Michael Phillips shall control the related borrower; (B) if such transfer shall result in any person or entity initially acquiring more than a forty-nine percent (49%) direct or indirect equity interest in the related borrower, the related borrower shall provide a non-consolidation opinion reasonably

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

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                                    acceptable to lender with respect to such
                                    person; and (3) provided that in no event shall any such sale or transfer result in a breach of the last two paragraphs of the non-recourse carveout guaranty pertaining to Phillips Edison Ltd. The permitted sale or transfer of equity interests in a Restricted Party does not include the collateral assignment or grant of a security interest in the related borrower, Phillips Edison & Company Shopping Center Opportunity Fund LLC, Phillips Edison & Company Shopping Center Opportunity Fund Managing Member LLC or of any direct or indirect majority or controlling interest in the related borrower.

                                    The Somerset Collection. The related loan agreement permits transfer of the related property without consent of mortgagee or Rating Agencies provided, among other conditions, that (A) transferee is a Sponsor, Sponsor Affiliate or Permitted Owner (as such terms are defined in the related loan agreement) or an entity owned and controlled (at least 50% direct or indirect) by a Sponsor, Sponsor Affiliate or Permitted Owner, (B) transferee is a single purpose entity, (C) transferee assumes all of related borrower's obligations under the related loan documents; (D) the property continues to be managed by a Qualified Manager; and (E) the borrower delivers a new enforceability, corporate and insolvency opinions.

                                         The related loan agreement permits the
                                    sale or transfer (but not the pledge or
                                    hypothecation) of any direct or indirect interest in borrower provided, among other conditions, that (A) borrower shall be controlled and at least 50% owned (directly or indirectly) by either a Sponsor, Sponsor Affiliate or Permitted Owner, (B) in the event of a transfer of more than 49% of the direct or indirect interests in borrower to a party not owning at least 49%, direct or indirect, of the interests in borrower as of the closing date, a new substantive nonconsolidation opinion shall be delivered,
                                    (C) the property shall continue to be owned by a special purpose entity and (D) the property shall continue to be managed by a Qualified Manager.

                                         The related loan agreement does not
                                    prohibit sales, conveyances, transfers,
                                    pledges or grants of security interests
                                    (other than pledges or grants of security interests of direct interests in the borrower) of direct or indirect interests in Sponsor, certain types of Permitted Owners (i.e. those, other than Sponsor and Sponsor Affiliates) or other persons owning directly or indirectly interests in Borrower so long as following the transfer of such other person's interest, at least 50% of the direct and/or indirect ownership interests in borrower are owned by Sponsor, a Sponsor Affiliate or a Permitted Owner and provided that prior to any transfer described herein which results in a transfer of more than 49% of the direct or indirect ownership interest in borrower being transferred to a person not owning such interest as of closing, borrower shall deliver an additional substantive non-consolidation opinion.

                                    Voice Road Shopping Center The related
                                    borrower is involved in a "reverse 1031
                                    exchange" (the "Exchange"). Pursuant to the related loan documents, the related borrower has represented and warranted that , among other matters, (i) its sole member is Building Exchange Company, a wholly owned subsidiary of LandAmerica Financial Group, Inc., that owns no other assets other than its membership interest in the related borrower (the "Exchange Entity"), (ii) within six (6) months of the date hereof, related borrower shall transfer the

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

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                                    entire related mortgaged property in a
                                    single transfer to one or more (but not more than ten (10)) Glazer Entities (as defined in the loan documents), as tenants in common (if more than one Glazer Entity), (iii) simultaneously with such transfer, each Glazer Entity acquiring an interest in the related mortgaged property shall execute and deliver to Lender an assumption and modification agreement (the "Assumption Agreement") (except that, if only one Glazer Entity shall acquire an interest in the Property, the provisions of Sections 5.1 through and including 5.10 of the Assumption Agreement shall not apply), (iv) if more than one Glazer Entity acquires an interest in the related mortgaged property, Lender shall have approved the tenancy in common agreement of the Glazer Entities, which approval shall not be unreasonably withheld,
                                    (v) related borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the related Mortgage, as modified, naming the applicable Glazer Entity or Entities as owners of the related mortgaged property and insuring the absence of any exceptions to title or liens other than those contained in the title policy issued at the closing of the related mortgage loan, (vi) the Lender shall have received an updated insolvency opinion from Woods Oviatt Gilman LLP acceptable in all respects to Lender, (vii) simultaneously with such transfer, each Glazer Entity shall execute, deliver and/or caused to be filed such UCC Financing Statements as Lender may require, and (viii) simultaneously with such transfer, related borrower shall indefeasibly pay in full the unsecured loan made by Malcolm Glazer.

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(xxvii) Mortgagor Concentration     666 Fifth Avenue. Original aggregate
                                    principal balance of $187,500,000,
                                    representing 15.2% of the Initial Pool
                                    Balance.

                                    GIC Office Portfolio. Original aggregate principal balance of $150,000,000, representing 12.1% of the Initial Pool Balance.

                                    The Somerset Collection. Original aggregate principal balance of $125,500,000, representing 10.2% of the Initial Pool Balance.

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(xxiii) Waivers; Modifications      666 Fifth Avenue. The related loan has been
                                    modified pursuant to a Modification of Loan
                                    Agreement dated as of _______ pursuant to which the related promissory note has been split into two notes. The related borrower has executed two replacement notes.

                                    GIC Office Portfolio. Pursuant to Second
                                    Amendment to Loan Agreement and Ratification of Guaranty of Recourse Obligations of Borrower and Environmental Indemnity Agreement dated as of ___________, provisions relating to substitution of properties modified to permit the earlier substitution of two of the related properties. See "Property Release" -
                                    Schedule 2.04(b)(xxx).

                                    Voice Road. Pursuant to letter agreement dated as of March 25, 2004, the related mortgagee has approved a form of tenant-in-common agreement and has agreed enter into an assumption agreement in connection with the transfer of the related property in connection with the Exchange. See "Due on Sale"--Schedule 2.04(b)(xxvi).

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

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(xxx) Property Release              GIC Office Portfolio. In the event that the
                                    lender does not make any insurance proceeds available for restoration, the borrower may obtain a release of a mortgaged property at any time during the term of the loan upon satisfaction of specified conditions including, but not limited to, satisfaction of certain debt service coverage ratio requirements and the prepayment of 125% of the allocated loan amount for such mortgaged property.

                                         Commencing on December 10, 2005 (or
                                    with respect to 40 Broad Street and Plaza
                                    East, December 10, 2004), the related
                                    borrowers have the right to obtain the
                                    release of one or more of the mortgaged
                                    properties by substituting one or more other office buildings of like kind and quality upon satisfaction of certain conditions contained in the loan documents, including, without limitation, (i) the value of the substitute property is equal to or greater than the property being released, (ii) the debt service coverage ratio of all the mortgaged properties after the substitution is equal to or greater than the debt service coverage ratio for the mortgaged properties as of the closing of the loan and the debt service coverage ratio of the mortgaged properties prior to the substitution, (iii) the loan must at all times be secured by eight or more mortgaged properties, (iv) the combined allocated loan amounts of all substituted mortgaged properties shall not be more than thirty percent (30%) of the original principal balance of GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Non-Trust Loans, (v) neither the USG Building (as defined in the related loan documents) nor the AT&T Corporate Center (as defined in the related loan documents) shall be subject to a substitution, and (vi) certain other geographical concentration requirements.

                                    Inland Center. The related borrower has the right to obtain a release from the lien of the related deed of trust of those portions of the property described on Exhibit C thereto (the "Release Parcels") in connection with the transfer of such parcels to a bona fide third party in an arm's length transaction, and subject to the satisfaction of certain conditions including, but not limited to, the following: (i) no event of default shall exist at the time of or be caused by such release; (ii) borrower shall have delivered to lender such title endorsements as lender shall reasonably determine are necessary to confirm that its existing coverage will remain effective for the remaining property following the release; (iii) borrower shall cause to be created and insured under lender's title policy such reciprocal easement agreements for ingress, egress, parking and utilities over the Release Parcels as lender may reasonably require;
                                    (iv) the release shall not constitute a
                                    prohibited transaction for or contribution after the start up date to a "REMIC Trust";
                                    (v) at the time of any such release the
                                    remaining property shall constitute one or more lawfully subdivided parcels, consisting of separate tax lots and in compliance in all material respects with applicable zoning laws; and (vi) borrower shall prepay the principal amount of the note in an amount equal to 100% of the net sales proceeds received by borrower and all accrued and unpaid interest on the amount prepaid.

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(xxxi) Qualifications; Licensing;   666 Fifth Avenue. Pursuant to a recorded
Zoning air, light and view easement agreement the original owner and developer of 666 Fifth Avenue was able to use certain development rights appurtenant to the New York Public Library which abuts the subject property and increase the floor are of each floor of the building located on the related mortgaged property located above 162 feet, 6

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

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                                    inches over the level of the curb at 53rd
                                    Street by 4,375 square feet over the maximum area which would otherwise be permitted by law. Such easement confers no right upon the Owner of the related mortgaged property to build within the air space above the public library and is granted for so long as the building erected on the 666 Fifth Avenue Mortgaged Property shall continue to stand. In the event of a casualty that results in the total destruction or demolition of the building at 666 Fifth Avenue, any structure erected in replacement thereof would have to either (1) contain less square footage on any floors located above 162 feet, 6 inches above the curb level of 53rd Street in order to comply with applicable law or (2) have the benefit of a new air rights easement granted by the then owner of the Library property, conferring the right to use the development rights appurtenant to the Library.

                                    280 Metro; Kimberly Place Apartments; Oviatt
                                    Building. The related mortgage property
                                    constitutes a legal nonconforming use.

--------------------------------------------------------------------------------

(xxxii) Property Financial          666 Fifth Avenue. The related loan agreement
Statements                          requires borrower to deliver, quarterly,
                                    certified rent rolls and unaudited balance sheets and operating statements and, annually, audited financial statements together with a balance sheet.

                                    The Somerset Collection. The related loan agreement requires borrower to provide, quarterly, rent roll, unaudited operating statements and calculation reflecting debt service coverage ratio as of the last day of the applicable quarter and, annually, an audited financial statement.

                                    Walgreens - Cheyenne Avenue; Walgreens -
                                    Eastern Avenue. Operating Statements to be delivered annually for the first year, then bi-annually for the balance of the term of the related loan.

                                    Walgreens at Fort Myers. Operating
                                    Statements to be delivered annually.

--------------------------------------------------------------------------------

(xxxv) Legal Proceedings            666 Fifth Avenue. The party from whom
                                    borrower acquired title to the related
                                    property is the named defendant in one or more lawsuits initiated by tenants of the 666 Fifth Avenue Mortgaged Property,
                                    Citibank, N.A. and DCA Advertising, Inc., in which such tenants claim that the landlord under their leases failed to perform its obligations thereunder to timely provide tax statements and to adjust the rent in accordance with such leases. In connection with the borrower's acquisition of the related property from such named defendant and pursuant to the purchase agreement ("666
                                    Fifth Avenue Purchase Agreement") between such parties, the borrower obtained an indemnity from the seller against any claims, costs, losses, expenses or damages incurred by borrower in connection with the claims of such tenant that their rent should be reduced by an amount equal to such tenants' pro rata share of the decrease in the real estate tax from the base taxes set forth in their respective leases. Pursuant to the 666 Fifth Avenue Purchase Agreement, the seller thereunder to secure its faithful performance under the indemnity, delivered to the 666 Fifth Avenue borrower an irrevocable letter of credit in the amount of $3,000,000. Said letter of credit is transferable pursuant to its terms to any successor to the related borrower's interest in the 666 Fifth Avenue property. The 666
                                    Fifth Avenue loan documents provide that upon the occurrence of an event of default under the 666 Fifth Avenue loan, the lender

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

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                                    may request that such letter of credit be
                                    delivered to lender.

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(xxxviii) Cross-Collateralization   666 Fifth Avenue. The related mortgage also
                                    secures the 666 Fifth Avenue Non-Trust Loan.

                                    GIC Office Portfolio. The related mortgage also secures the GIC Office Portfolio Non-Trust Loans.

                                    Kimberly Place Apartments. The related
                                    mortgage is collateral for both a
                                    "Promissory Note A" in the amount of
                                    $20,500,000 included in the pool and a
                                    non-pool "Promissory Note B" in the amount of $2,500,000. The notes are cross defaulted and the Note B was transferred at closing to GDW Capital Partners, LLC. Lehman and GDW entered into an intercreditor and servicing agreement with respect to both notes.

                                    Shops at Cumberland Place. The related
                                    mortgage is collateral for both a
                                    "Promissory Note A" in the amount of
                                    $5,120,000 included in the pool and a
                                    non-pool "Promissory Note B" in the amount of $195,000. The notes are cross defaulted.

                                    The Somerset Collection. The related
                                    mortgage also secures The Somerset
                                    Collection Non-Trust Loans.

--------------------------------------------------------------------------------

(xl) Engineering Assessments        Arbor Town Square. The property condition
                                    assessment was completed on March 18, 2003.

--------------------------------------------------------------------------------

(xliv) Fee Simple                   GIC Office Portfolio. The related mortgages
                                    encumbering properties in Pennsylvania and
                                    Wisconsin encumber both leasehold and fee interests.

                                    Inland Center. The related mortgage loan is secured by the one of the two co-borrower's ground leasehold interest in a portion of the related mortgaged property and its fee interest in another portion of the related mortgaged property. See also the entry on
                                    Schedule II (xlv)

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(xlv) Leasehold Interest Only       Inland Center. One of the two related
                                    co-borrowers, WM Inland (May) IV, LLC, holds its interest in a portion of the related mortgaged property (consisting of approximately 14.4 acres improved with the Gottschalk's Department Store, a parking parcel containing approximately 1684 stalls and one or more outparcel buildings) pursuant to a triple-net ground sublease. The related borrower sub-ground leases the parcel (as "Sublessee", a successor-in-interest to the previous owner of the related mortgaged property) pursuant to a sublease agreement with The May Department Stores Company (the "Sublease"). The May Department Stores Company (the "Sub Landlord") leases the property pursuant to a primary ground lease (the "Primary Lease") from May Centers, Inc. (the "Prime Landlord"). Memorandums of both the Primary Lease and the Sublease have been recorded and both leases are on the same terms. The Primary Lease and the Sublease expire in September of 2017 and include fourteen (14) separate five (5) year extension options. The rent under the leases is fixed until the beginning of the fifth (5th) renewal term at $374,886 per year, payable quarterly. Pursuant to a separately recorded Non-Disturbance and Attornment Agreement the Prime Landlord has agreed, so long as the sublessee is not then in default, to recognize and not disturb the

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

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                                    rights of a sublessee under the Sublease in
                                    the event that the Primary Lease terminates for any reason. Additionally, pursuant to their express terms the Primary Lease and the Sublease are freely assignable, upon thirty (30) days notice and without the Prime Landlord's or Sub Landlord's consent; provided, however, that any such assignment without the consent of the respective landlords shall not release the assigning tenant from any of its obligations under such lease. In the event of a default under the related mortgage loan the related lender, foreclosing its lien on the related mortgage property, could under the terms of the Prime Lease and Sub Lease, take an assignment of the related borrower's interest as Sublessee under the Sublease. However, neither the Prime Lease or the Sublease contains any provisions relating to a mortgage of the lessee's interest therein and neither the Prime Landlord nor the Sub Landlord has expressly consented to the related mortgage loan transaction or granted the related lender any rights with respect to the Primary Lease or the Sublease. Therefore, in the event of a default by the related borrower as Sublessee under the Sublease, the related lender has no right to notice or an opportunity to cure any such default and in the event that the Sublease is terminated the related lender has no right to enter into a new lease, on the same terms with the Sub Landlord. The Sublease therefore does comply with the representations set forth in sections
                                    (xlv)(A), (C), (F), (H), (I), (J) and (L).

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(li) Due Date                       GIC Office Portfolio. Payments are due on
                                    the 8th of the month.

                                    Sunset Terrace; Woodland Meadows. Payments are due on the 1st of the month.

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(liv) No Ownership Interest in      French Place Apartments; Sunray Apartments;
Mortgagor                           Ruppert Yorkville Towers; Vista Del Ray
                                    Apartments. One or more of loan seller
                                    and/or loan seller's affiliates hold a
                                    direct or indirect equity ownership interest in the related borrowers of these loans.

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(lv) Common Ownership               French Place Apartments, Vista Del Rey
                                    Apartments and Sunray Apartments. Each
                                    borrowing entity is directly or indirectly under common ownership.

                                    GIC Office Portfolio. Each borrowing entity is directly or indirectly under common ownership. Some borrowing entities own more than one of the properties in the portfolio.

                                    Hampton Inn - San Diego and Fairways on the
                                    Green Apartments. Each borrowing entity is directly or indirectly under common ownership.

                                    Pendleton Retail Center and 1540 Dale Mabry.
                                    Each borrowing entity is directly or
                                    indirectly under common ownership.

                                    Portsmouth Station, Shops at Cumberland
                                    Place and Voice Road Shopping Center. Each borrowing entity is directly or indirectly under common ownership.

                                    The Terraces Office Building and Palms
                                    Retail Center. Each borrowing entity is
                                    directly or indirectly under common
                                    ownership.

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

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                                    Walgreens - Eastern Avenue and Walgreens -
                                    Cheyenne Avenue. Each borrowing entity is directly or indirectly under common ownership.

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

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS
                                      NONE

                                   SCHEDULE IV

                             REFERENCE RATE SCHEDULE

Interest Accrual Periods by     Interest Accrual
       Numerical Order        Period Beginning in:   Reference Rate
---------------------------   --------------------   --------------
               1                   March 2004           5.40340%
               2                   April 2004           5.22648%
               3                    May 2004            5.40300%
               4                    June 2004           5.22610%
               5                    July 2004           5.40260%
               6                   August 2004          5.40242%
               7                 September 2004         5.22553%
               8                  October 2004          5.40201%
               9                  November 2004         5.22513%
              10                  December 2004         5.22581%
              11                  January 2005          5.22562%
              12                  February 2005         5.22298%
              13                   March 2005           5.40086%
              14                   April 2005           5.22401%
              15                    May 2005            5.40041%
              16                    June 2005           5.22356%
              17                    July 2005           5.39994%
              18                   August 2005          5.39973%
              19                 September 2005         5.22290%
              20                  October 2005          5.39926%
              21                  November 2005         5.22244%
              22                  December 2005         5.22309%
              23                  January 2006          5.22287%
              24                  February 2006         5.22026%
              25                   March 2006           5.39799%
              26                   April 2006           5.22121%
              27                    May 2006            5.39748%
              28                    June 2006           5.22072%
              29                    July 2006           5.39697%
              30                   August 2006          5.39673%
              31                 September 2006         5.21999%
              32                  October 2006          5.39621%
              33                  November 2006         5.21948%
              34                  December 2006         5.22009%
              35                  January 2007          5.21985%
              36                  February 2007         5.21730%
              37                   March 2007           5.39482%
              38                   April 2007           5.21813%
              39                    May 2007            5.39427%
              40                    June 2007           5.21760%
              41                    July 2007           5.39372%
              42                   August 2007          5.39345%
              43                 September 2007         5.21681%
              44                  October 2007          5.39289%
              45                  November 2007         5.21626%
              46                  December 2007         5.39232%
              47                  January 2008          5.21658%
              48                  February 2008         5.21468%
              49                   March 2008           5.39142%

Interest Accrual Periods by     Interest Accrual
       Numerical Order        Period Beginning in:   Reference Rate
---------------------------   --------------------   --------------
              50                   April 2008           5.21484%
              51                    May 2008            5.39083%
              52                    June 2008           5.21426%
              53                    July 2008           5.39023%
              54                   August 2008          5.38995%
              55                 September 2008         5.21340%
              56                  October 2008          5.38943%
              57                  November 2008         5.21027%
              58                  December 2008         5.21013%
              59                  January 2009          5.36457%
              60                  February 2009         5.42578%
              61                   March 2009           5.60653%
              62                   April 2009           5.42353%
              63                    May 2009            5.60616%
              64                    June 2009           5.42318%
              65                    July 2009           5.60579%
              66                   August 2009          5.60561%
              67                 September 2009         5.42264%
              68                  October 2009          5.60523%
              69                  November 2009         5.42228%
              70                  December 2009         5.42328%
              71                  January 2010          5.42310%
              72                  February 2010         5.41997%
              73                   March 2010           5.60422%
              74                   April 2010           5.42130%
              75                    May 2010            5.60382%
              76                    June 2010           5.42091%
              77                    July 2010           5.60341%
              78                   August 2010          5.60321%
              79                 September 2010         5.42032%
              80                  October 2010          5.59907%
              81                  November 2010         5.41992%
              82                  December 2010         5.41049%
              83                  January 2011          5.41028%
              84                  February 2011         5.40689%

                                   EXHIBIT A-1

               FORM OF CLASS [A-1] [A-2] [A-3] [A-4] CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C2
         CLASS [A-1] [A-2] [A-3] [A-4] COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate: [___% per annum]              Initial Certificate Principal Balance of this Certificate
                                                 as of the Closing Date:
                                                 $________________

Date of Pooling and Servicing Agreement:         Class Principal Balance of all the Class [A-1] [A-2] [A-3]
March 11, 2004                                   [A-4] Certificates as of the Closing Date:
                                                 $________________

Cut-off Date: March 11, 2004                     Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: April 7, 2004                      due on or before such date (the "Initial Pool Balance"):
                                                 $1,234,613,151
First Distribution Date: April 16, 2004

Master Servicer: Midland Loan Services, Inc.     Trustee: Wells Fargo Bank, N.A.

Special Servicer: Midland Loan Services, Inc.

Certificate No. [A-1] [A-2] [A-3] [A-4]-___      CUSIP No.: _____________



                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling


                                      A-1-2
and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                      A-1-3

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all


                                      A-1-4
purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-1-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-4] Certificates referred to in the within-mentioned Agreement.

Dated:
       --------------

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                      A-1-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of Assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________ for the account of ___________________________________________________

          Distributions made by check (such check to be made payable to_________ ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.


                                      A-1-7

                                   EXHIBIT A-2

                     FORM OF CLASS [X-CL] [X-CP] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C2
        CLASS [X-CL] [X-CP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  Variable                     Initial Certificate Notional Amount of this
                                                 Certificate as of the Closing Date:
                                                 $____________

Date of Pooling and Servicing Agreement:         Class Notional Amount of all the Class [X-CL]
March 11, 2004                                   [X-CP] Certificates as of the Closing Date:
                                                 $____________

Cut-off Date:  March 11, 2004                    Aggregate unpaid principal balance of the
                                                 Mortgage Pool as of the Cut-off Date, after
Closing Date:  April 7, 2004                     deducting payments of principal due on or before
                                                 such date (the "Initial Pool Balance"):
First Distribution Date: April 16, 2004          $1,234,613,151

Master Servicer:  Midland Loan Services, Inc.    Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Midland Loan Services, Inc.

Certificate No.  [X-CL] [X-CP]-___               CUSIP No.: ____________


                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE


                                     A-2-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable


                                     A-2-3

Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to


                                      A-2-4
effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the


                                      A-2-5

Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and
(y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.


                                      A-2-6

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)((B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the


                                      A-2-7
case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement


                                      A-2-8
of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-2-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                 WELLS FARGO BANK, N.A.,
                                                 as Trustee


                                                 By:
                                                     ---------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [X-CL] [X-CP] Certificates referred to in the within-mentioned Agreement.

Dated:
       -----------

                                                 WELLS FARGO BANK, N.A.,
                                                 as Certificate Registrar


                                                 By:
                                                     ---------------------------
                                                     Authorized Officer


                                     A-2-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________ ________________________________ for the account of __________________
          ______________________________________.

          Distributions made by check (such check to be made payable to_________ ________________________)and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.


                                     A-2-11

                                   EXHIBIT A-3

                 FORM OF CLASS [B] [C] [D] [E] [F] CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C2
     CLASS [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  [___% per annum] [Variable]   Initial Certificate Principal Balance of this
                                                  Certificate as of the Closing Date:
                                                  $_______________

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class [B] [C]
March 11, 2004                                    [D] [E] [F] Certificates as of the Closing Date:
                                                  $_______________

Cut-off Date:  March 11, 2004                     Aggregate unpaid principal balance of the
                                                  Mortgage Pool as of the Cut-off Date, after
Closing Date:  April 7, 2004                      deducting payments of principal due on or before
                                                  such date (the "Initial Pool Balance"):
First Distribution Date:  April 16, 2004          $1,234,613,151

Master Servicer:  Midland Loan Services, Inc.     Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Midland Loan Services, Inc.

Certificate No. [B] [C] [D] [E] [F]-___           CUSIP No.:_______________


                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its


                                      A-3-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                      A-3-3

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.


                                      A-3-4

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any


                                      A-3-5
conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         WELLS FARGO BANK, N.A.,
                                         as Trustee


                                         By:
                                             -----------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [B] [C] [D] [E] [F] Certificates referred to in the within-mentioned Agreement.

Dated:
       -----------------

                                         WELLS FARGO BANK, N.A.,
                                         as Certificate Registrar


                                         By:
                                             -----------------------------------
                                             Authorized Officer


                                      A-3-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:____________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of Assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________ __________________________________ for the account of ________________
          _____________________________________________________________________.

          Distributions made by check (such check to be made payable to ________ ______________________________________) and all applicable statements and notices should be mailed to ______________________________________
          _____________________________________________________________________.

          This information is provided by _________________________________, the assignee named above, or _______________________________________, as its agent.


                                      A-3-8

                                   EXHIBIT A-4

     FORM OF CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C2
      CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  [Variable]                   Initial Certificate Principal Balance of this
                                                 Certificate as of the Closing Date:
                                                 $_______________

Date of Pooling and Servicing Agreement:         Class Principal Balance of all the Class [G] [H]
March 11, 2004                                   [J] [K] [L] [M] [N] [P] [Q] [S] [T] Certificates as
                                                 of the Closing Date:
                                                 $_______________

Cut-off Date: March 11, 2004                     Aggregate unpaid principal balance of the
                                                 Mortgage Pool as of the Cut-off Date, after
Closing Date: April 7, 2004                      deducting payments of principal due on or before
                                                 such date (the "Initial Pool Balance"):
First Distribution Date: April 16, 2004          $1,234,613,151

Master Servicer:  Midland Loan Services, Inc.    Trustee: Wells Fargo Bank, N.A.

Special Servicer:  Midland Loan Services, Inc.

Certificate No. [G] [H] [J] [K] [L] [M] [N]
[P] [Q] [S] [T]-___                              CUSIP No.:____________________


                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A


                                      A-4-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that


                                      A-4-3
the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                      A-4-4

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

          [FOR CLASS T CERTIFICATES ONLY: If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act, any Certificate Owner desiring to effect a transfer of this Certificate or any interest


                                      A-4-5
herein may not sell or otherwise transfer this Certificate or any interest herein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate (executed by the proposed transferee) or Opinion of Counsel referred to in the preceding paragraph); such notice to be delivered to Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS Commercial Mortgage Trust 2004-C2, facsimile number: (646) 758-4203.]

          Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be


                                      A-4-6
required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and
(y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to


                                      A-4-7
register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and
(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide


                                      A-4-8
any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.


                                      A-4-9

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-4-10

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         WELLS FARGO BANK, N.A.,
                                         as Trustee


                                         By:
                                             -----------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] Certificates referred to in the within-mentioned Agreement.

Dated:
       -----------------

                                         WELLS FARGO BANK, N.A.,
                                         as Certificate Registrar


                                         By:
                                             -----------------------------------
                                             Authorized Officer


                                     A-4-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:____________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of Assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          ______________________________________________________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to _________________________________________________________________)
          and all applicable statements and notices should be mailed to ________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.


                                     A-4-12

                                   EXHIBIT A-5

                 FORM OF CLASS [R-I] [R-II] [R-III] CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C2
    CLASS [R-I] [R-II] [R-III] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:         Percentage Interest evidenced by this Certificate in the
March 11, 2004                                   related Class: ___%

Cut-off Date: March 11, 2004                     Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date: April 7, 2004                      due on or before such date (the "Initial Pool Balance"):
                                                 $1,234,613,151
First Distribution Date: April 16, 2004

Master Servicer: Midland Loan Services, Inc.     Trustee: Wells Fargo Bank, N.A.

Special Servicer: Midland Loan Services, Inc.

Certificate No. [R-I] [R-II] [R-III]-___


                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership


                                      A-5-2
interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in


                                      A-5-3
authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.


                                      A-5-4

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the


                                      A-5-5

Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax Persons.

          Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause any REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person..

          A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.


                                      A-5-6

          A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

          A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

          A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.


                                      A-5-7

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any


                                      A-5-8
conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-5-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                              WELLS FARGO BANK, N.A.,
                                              as Trustee


                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.

Dated:
       -----------

                                              WELLS FARGO BANK, N.A.,
                                              as Certificate Registrar


                                              By:
                                                  ------------------------------
                                                  Authorized Officer


                                     A-5-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of Assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________ __________________________________ for the account of ________________
          _____________________________________________________________________.

          Distributions made by check (such check to be made payable to ________ ______________________________________) and all applicable statements and notices should be mailed to ______________________________________
          _____________________________________________________________________.

          This information is provided by _________________________________, the assignee named above, or _______________________________________, as its agent.


                                     A-5-11

                                   EXHIBIT A-6

                          FORM OF CLASS V CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C2
              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:         Percentage Interest evidenced by this Certificate in
March 11, 2004                                   Class V: ___%

Cut-off Date: March 11, 2004                     Aggregate unpaid principal balance of the
                                                 Mortgage Pool as of the Cut-off Date, after
Closing Date: April 7, 2004                      deducting payments of principal due on or before
                                                 such date (the "Initial Pool Balance"):
First Distribution Date: April 16, 2004          $1,234,613,151

Master Servicer: Midland Loan Services, Inc.     Trustee: Wells Fargo Bank, N.A.

Special Servicer: Midland Loan Services, Inc.

Certificate No. V-___


                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION II, MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class V Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.


                                      A-6-2

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.


                                      A-6-3

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section


                                      A-6-4

406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the aggregate Certificate Principal


                                      A-6-5

Balance of all the Principal Balance Certificates as of the Closing Date. In addition, following the date on which the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F and G Certificates is reduced to zero, any single Holder or group of Holders of all of the remaining Certificates may, with the consent of the Master Servicer and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-6-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                              WELLS FARGO BANK, N.A.,
                                              as Trustee


                                              By:
                                                  ------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:
       ------------

                                              WELLS FARGO BANK, N.A.,
                                              as Certificate Registrar


                                              By:
                                                  ------------------------------
                                                  Authorized Officer


                                      A-6-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of Assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________ __________________________________ for the account of ________________
          _____________________________________________________________________.

          Distributions made by check (such check to be made payable to ________ ______________________________________) and all applicable statements and notices should be mailed to ______________________________________
          _____________________________________________________________________.

          This information is provided by _________________________________, the assignee named above, or _______________________________________, as its agent.


                                      A-6-8

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                     [See Annex D to Prospectus Supplement]

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2
               Commercial Mortgage Pass Through Certificates, Series 2004-C2 (the "Certificates")

Ladies and Gentlemen:

          Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of March 11, 2004, relating to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A., in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (a)(i) through (a)(v),
(a)(vii), (a)(viii) and (a)(ix) of the definition of "Mortgage File" (without regard to the second parenthetical in such clause (a)(viii)) or, in the case of the GIC Office Trust Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

          Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                        Respectfully,

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   Schedule A

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attn: LB-UBS Commercial Mortgage Trust 2004-C2

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C2

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C2

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C2

LUBS Inc.
745 Seventh Avenue
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C2

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C2

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
New York, New York 10019
Attn: LB-UBS Commercial Mortgage Trust 2004-C2

Each of the Serviced Non-Trust Mortgage Loan Noteholders

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A., as Trustee
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

[For Lehman Trust Mortgage Loans, with a copy to:

LaSalle Bank National Association, as Custodian
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial
           Mortgage Trust 2004-C2]

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), by and between Structured Asset Securities Corporation II, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: ________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

Reason for requesting file (or portion thereof):

     _____     1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                    Loan that are required to be credited to the Custodial
                    Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.


                                      D-1-1

     _____     2.   Other. (Describe) __________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        MIDLAND LOAN SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                   ----------

Wells Fargo Bank, N.A., as Trustee
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

[For Lehman Trust Mortgage Loans, with a copy to:

LaSalle Bank National Association, as Custodian
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial
           Mortgage Trust 2004-C2]

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

     In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), by and between Structured Asset Securities Corporation II, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer") and as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: ________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

Reason for requesting file (or portion thereof):

     _____     1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                    Loan that are required


                                      D-2-1
                    to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     _____     2.   Other. (Describe) __________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        MIDLAND LOAN SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      D-2-2

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           as of _____________________

-------------------------------------------------------------------------------
    S4           S55           S61      S58        P7       P8         P10
-------------------------------------------------------------------------------
                                               Scheduled
              Short Name                        Mortgage   Paid
Prospectus       (When      Property              Loan     Thru      Current
    ID       Appropriate)     Type     State    Balance    Date   Interest Rate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Scheduled Payments
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Unscheduled Payment
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total:                                         $
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
    S4          P11         P93          P97           Servicer Estimated Information
----------------------------------------------------------------------------------------
                        Preceding
                        Fiscal Yr.                               Expected     Expected
Prospectus   Maturity     DSCR       Most Recent      Yield       Payment   Distribution
    ID         Date        NCR         DSCR NCF    Maintenance     Date         Date
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Scheduled Payments
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Unscheduled Payment
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Total:
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

The Borrower has only requested the information to pay-off. This does not indicate a definite payment.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

     Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 7, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, between Structured Asset Securities Corporation II, as Depositor, Midland Loan Services, Inc., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred


                                      F-1-1

     Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferor)


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                      F-1-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 7, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to _____________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, between Structured Asset Securities Corporation II, as Depositor, Midland Loan Services, Inc., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Trust Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.


                                     F-2A-1

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferee)


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgement

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                        ----------------------------------------
                                        (Nominee)


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) the Transferee satisfies the criteria in the category marked below.

     _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2A-3
               or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____     Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1)________________________________________
               _________________________________________________________________
               ________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining


                                     F-2A-4
     such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          Print Name of Transferee


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Date:


                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,


                                     F-2A-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                     F-2A-7

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          Print Name of Transferee or Adviser


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Date:


                                          IF AN ADVISER:


                                          --------------------------------------
                                          Print Name of Transferee

                                          Date:
                                                --------------------------------


                                     F-2A-8

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class _____,[having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 7, 2004 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, between Structured Asset Securities Corporation II, as Depositor, Midland Loan Services, Inc., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit


                                     F-2B-1

     F-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred


                                     F-2B-2

     Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                     F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                          Very truly yours,


                                          --------------------------------------
                                          (Transferee)


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                             Nominee Acknowledgement

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                          --------------------------------------
                                          (Nominee)


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                     F-2B-4

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage
              Pass-Through Certificates, Series 2004-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 7, 2004 (the "Closing Date") of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, between Structured Asset Securities Corporation II, as Depositor, Midland Loan Services, Inc., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to


                                     F-2C-1
     the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     F-2C-2

          4. The Transferee understands that, if the Transferred Certificate is a Class T Certificate, it may not sell or otherwise transfer such Transferred Certificate or any interest therein unless it has provided prior written notice of such transfer (together with a copy of the Transferee Certificate in the form hereof executed by the proposed transferee of such Transferred Certificate) to Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019, Attention:
     Scott Lechner--LB-UBS Commercial Mortgage Trust 2004-C2, facsimile number:
     (646) 758-4203.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                          Very truly yours,


                                          --------------------------------------
                                          (Transferee)


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees other than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2C-4
               association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____     Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial


                                     F-2C-5
     statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ___   ___   Will the Transferee be acquiring interests in the
          Yes   No    Transferred Certificates only for the Transferee's own
                      account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          (Transferee)


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Date:


                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees that are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least [$100,000,000] in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          _____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2C-7

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          ___   ___   Will the Transferee be acquiring interests in the
          Yes   No    Transferred Certificates only for the Transferee's own
                      account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.


                                     F-2C-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          (Transferee or Adviser)


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Date:


                                          IF AN ADVISER:

                                          Print Name of Transferee


                                          --------------------------------------

                                          Date:


                                     F-2C-9

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 7, 2004 (the "Closing Date") of $__________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, between Structured Asset Securities Corporation II, as Depositor, Midland Loan Services, Inc., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the


                                     F-2D-1

United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:           ,
       ----------  -----


                                   By:
                                       -----------------------------------------
                                       As, or agent for, the beneficial owner(s)
                                       of the Certificates to which this
                                       certificate relates.


                                     F-2D-2

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
      IN CONNECTION WITH ERISA (DEFINITIVE PRIVATELY OFFERED CERTIFICATES)

                               _____________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 7, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the subject Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, between Structured Asset Securities Corporation II, as depositor, Midland Loan Services, Inc., as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     _____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf


                                      G-1-1
               of a Plan in reliance on Prohibited Transaction Exemption 91-14; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the GIC Office Trust Mortgage Loan or any GIC Office REO Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
               (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
               (Y).

                                           Very truly yours,


                                           ------------------------------------
                                           (Transferee)


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      G-1-2

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                   (BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class ___ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 7, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation II, as depositor, Midland Loan Services, Inc., as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

     _____ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     _____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is


                                      G-2-1
               being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-14 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the GIC Office Trust Mortgage Loan or any GIC Office REO Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                           Very truly yours,


                                           ------------------------------------
                                           (Transferee)


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) and 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 11, 2004, between Structured Asset Securities Corporation II, as Depositor, Midland Loan Services, Inc., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee

STATE OF  )
          ) ss.: ____________________
COUNTY OF )

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
[Class R-I] [Class R-II] [Class R-III] Certificates representing ________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"] ["REMIC III"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] [Class R-III] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.


                                      H-1-1

          3. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          4. The Purchaser will not cause the income from the [Class R-I] [Class R-II] [Class R-III] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          5. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] [Class R-III] Certificates to a Disqualified Organization.

          6. No purpose of the acquisition of the [Class R-I] [Class R-II] [Class R-III] Certificates is to impede the assessment or collection of tax

          7. [Check the statement that applies]

     o    If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

          a) In accordance with Treasury regulations section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury regulations, as to which the income of [Class R-I] [Class R-II] [Class R-III] Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury regulations section 1.860E-1; [_]

          or

          b) The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the [Class R-I] [Class R-II] [Class R-III] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by
     Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter [_]


                                      H-1-2

     o If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply:

          a) The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons); [_]

          or

          b) The Purchaser is not a United States person. However, the
     Purchaser:

               (a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

               (b) understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II] [Class R-III] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] [Class R-III] Certificate;

               (c) intends to pay the taxes associated with holding a [Class R-I] [Class R-II] [Class R-III] Certificate;

               (d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

               (e) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations [_]

               8. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] [Class R-III] Certificates as they become due.

               9. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] [Class R-III] Certificates in excess of any cash flows generated by such Certificates.

               10. The Purchaser will not transfer the [Class R-I] [Class R-II] [Class R-III] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2, 3, 4, 6 or 8 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of


                                      H-1-3
     the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the
     Code).

               11. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] [Class R-III] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 6 and 8.

               12. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] [REMIC III] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
_______________.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

          Personally appeared before me ___________________________ and ___________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be a _______________________ and _______________________ of the Purchaser, and acknowledged to me that he/she each executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                           Subscribed and sworn before me this
                                           ____ day of _______________.


                                           -------------------------------------
                                           Notary Public


                                      H-1-4

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor, Midland Loan Services, Inc., as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States


                                      H-2-1
     income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                           Very truly yours,


                                           ------------------------------------
                                           (Transferor)


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      H-2-2

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT

                                     [Date]

Standard & Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, New York 10041
Attention: Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of March 11, 2004 and relating to LB-UBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

          The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.


                                      I-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                           Very truly yours,

                                           WELLS FARGO BANK, N.A.,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:
    ---------------------------------------
    Name:
    Title:
    Date:


MOODY'S INVESTORS SERVICE, INC.


By:
    ---------------------------------------
    Name:
    Title:
    Date:


                                      I-1-2

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]

          Re: LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

          Pursuant to [Section 6.09 of the Pooling and Servicing Agreement], dated as of March 11, 2004, relating to LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
_______________.

                                           [NAME OF PROPOSED SPECIAL SERVICER]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                                                      SCHEDULE 1

          This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation II, as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank, N.A., as trustee for the holders of the LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between the Debtor, as depositor, the Secured Party, as trustee (the "Trustee"), Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), relating to the issuance of the LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Series 2004-C2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

          The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

          (1) the mortgage loans listed on the Trust Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

          (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage") and each other legal, credit and servicing document related to such Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

          (3) (a) the Custodial Accounts and the Defeasance Deposit Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Custodial Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (4) all REO Property acquired in respect of defaulted Mortgage Loans;

          (5) (a) the REO Accounts required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (6) (a) the Servicing Accounts and the Reserve Accounts required to be maintained by the Master Servicer and/or the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (7) (a) the Interest Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (8) (a) the Collection Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          (9) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement;

          (10) any and all general intangibles (as defined in the Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

          (11) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE SERIES 2004-C2 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE

CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                             EXHIBIT A TO SCHEDULE 1

                 (See Schedule I- Trust Mortgage Loan Schedule)

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE

L.J. Melody & Company of Texas, LP

Johnson Capital Group

Bonneville Mortgage Company

Laureate Capital, LLC

GMAC Commercial Mortgage Corporation

Churchill Mortgage Corporation

NorthMarq Capital, Inc.

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

[Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210]
Attention: LB-UBS Commercial Mortgage Trust 2004-C2]

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

          In accordance with the provisions of the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.


                                      L-1-1

          3. In connection with accessing the website of the [Master Servicer] [Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [BENEFICIAL OWNER OF A CERTIFICATE]
                                        [REGISTERED HOLDER OF A CERTIFICATE]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

[Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: LB-UBS Commercial Mortgage Trust 2004-C2]

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

          In accordance with the provisions of the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer, Midland Loan Services, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee") with respect to LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class _____ Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.

          3. In connection with accessing the website of the [Master Servicer] [Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from


                                      L-2-1
such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER OF A CERTIFICATE
                                        OR INTEREST THEREIN]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      L-2-2

                                    EXHIBIT M

                        FORM OF DEFEASANCE CERTIFICATION

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

  For Mortgage Loans: (a) having an unpaid balance of $20,000,000 or less, (b) that constitute less than 5%of the aggregate unpaid principal balance of the
   Mortgage Pool, or (c) that are not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool

To:  Standard & Poor's Ratings Services,
     a division of The McGraw-Hill Companies, Inc.
     55 Water Street
     New York, New York 10041
     Attn: Commercial Mortgage Surveillance

From: _____________________________________, in its capacity as master servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as Depositor, the Master Servicer, Midland Loan Services, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee").

Date:          , 20
      ---------    --

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

          Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Trust Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Trust Mortgage Loan Schedule by the following name[s]: ___________________________________________________
          ______________________________________________________________________

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

          _____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

          _____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

          2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

               a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b. The defeasance was consummated on __________, 20__.

               c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated 'AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

          CUSIP         RATE           MAT         PAY DATES         ISSUED
          -----         ----           ---         ---------         ------

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

          _____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

          _____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

          _____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

               f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

               g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

               h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

               i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

               j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

               k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has an unpaid balance of $20,000,000 or less, (b) constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, or (b) is not one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

          3. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

          4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

          5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

          6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

          7. Agree to provide copies of all items listed in Exhibit B to you upon request.

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                        [MASTER SERVICER]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT N

                      FORM OF SELLER/DEPOSITOR NOTIFICATION

                                     [Date]

[Structured Asset Securities Corporation II   [Midland Loan Services, Inc.
745 Seventh Avenue                            10851 Mastin
New York, New York 10019                      Overland Park, Kansas 66210
Attention: David Nass]                        Attention: LB-UBS Commercial
                                              Mortgage Trust 2004-C2

[UBS Securities LLC                           Wells Fargo Bank, N.A.
1285 Avenue of the Americas                   9062 Old Annapolis Road
New York, New York 10019                      Columbia, Maryland  21045
Attention: Ahmed Alali                        Attention: Corporate Trust
           Robert Pettinato]                  Services - LB-UBS Commercial
                                              Mortgage Trust 2004-C2

[Controlling Class Representative (if known)]

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 2.03 of the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Agreement"), relating to the captioned commercial mortgage pass-through certificates (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

          This notice is being delivered with respect to the Mortgage Loan identified on the Trust Mortgage Loan Schedule as Mortgage Loan number [__], and secured by the Mortgaged Property identified on the Trust Mortgage Loan Schedule as _________________ (the "Subject Trust Mortgage Loan").

          Check which of the following applies:

          _____ We hereby advise you that a Material Document Defect or Material Breach exists with respect to the Subject Trust Mortgage Loan due to the occurrence set forth on Schedule 1 attached hereto.

          _____ We hereby request that you cure the Material Document Defect or Material Breach with respect to the Subject Trust Mortgage Loan within the time period and subject to the conditions provided for in [Section 2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement].

          _____ We hereby advise you that a Servicing Transfer Event has occurred with respect to the Subject Trust Mortgage Loan due to the occurrence set forth on Schedule 1 attached hereto (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor Notification).

          _____ We hereby advise you that an assumption is proposed or has occurred with respect to the Subject Trust Mortgage Loan, as further described on Schedule 1 attached hereto (and a Material Document Defect has occurred as set forth above or on a previous Seller/Depositor Notification).

          _____ Under the circumstances contemplated by the last paragraph of [Section 2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement], we hereby advise you that both (A) the applicable Resolution Extension Period has expired and (B) a [Servicing Transfer Event] [proposed or actual assumption] has occurred with respect to the Subject Trust Mortgage Loan; therefore, we hereby direct you to cure the subject Material Document Defect within 15 days of receipt of this Seller/Depositor Notification.

          _____ We hereby advise you that the 15-day period set forth in the preceding paragraph has expired and we hereby notify you that the [Master Servicer] [Special Servicer] has elected to perform your cure obligations with respect to the subject Material Document Defect and the Subject Trust Mortgage Loan.

          _____ We hereby request that you repurchase the Subject Trust Mortgage Loan or any related REO Property to the extent required by [Section 2.03(a) of the Agreement] [Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement].

                                        Very truly yours,

                                        [WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:]


                                        [MIDLAND LOAN SERVICES, INC.,
                                        as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:]


                                        [MIDLAND LOAN SERVICES, INC.,
                                        as Special Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:]

          In the event this notice constitutes a request to repurchase the Subject Trust Mortgage Loan, a copy of this Seller/Depositor Notification has been delivered to each of:

          (i)  Counsel to the Seller:

               Cadwalader, Wickersham & Taft LLP
               100 Maiden Lane
               New York, New York  10038
               Attention: Anna Glick;

          and

          (ii) Internal Counsel to the Depositor/Lehman Mortgage Loan Seller:

               Lehman Brothers Holdings Inc.
               745 Seventh Avenue
               New York, New York 10019
               Attention: Scott Lechner

Schedule 1

     Mortgage Loan Number: ________________

     Name of Mortgaged Property: _______________________________________________

     Material Breach:  Explain the nature of the Material Breach: ______________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Material Document Defect: List the affected documents and describe nature of the Material Document Defect: _______________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Servicing Transfer Event/Assumption: Explain the nature of the Servicing Transfer Event/Assumption: _____________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Other: Set forth any necessary additional information: ____________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                    EXHIBIT O

       FORM OF CONTROLLING CLASS REPRESENTATIVE CONFIDENTIALITY
                                    AGREEMENT

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - LB-UBS Commercial Mortgage Trust 2004-C2

[Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: LB-UBS Commercial Mortgage Trust 2004-C2]

          Re:  LB-UBS Commercial Mortgage Trust 2004-C2,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

          In accordance with the provisions of the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to LB-UBS Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is the Controlling Class Representative.

          2. The undersigned will keep the information (the "Information") obtained from time to time pursuant to the Pooling and Servicing Agreement confidential (except for Information with respect to tax treatment or tax structure), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class); provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

          To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                        [CONTROLLING CLASS REPRESENTATIVE]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT P

                      FORM OF TRUSTEE BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re: LB-UBS Commercial Mortgage Trust 2004-C2 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II as depositor (the "Depositor"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), Midland Loan Services, Inc. as master servicer (the "Master Servicer") and Midland Loan Services, Inc. as special servicer (the "Special Servicer"), relating to the Certificates, the undersigned, a ____________________ of the Trustee and on behalf of the Trustee, hereby certifies to ___________________ (the "Certifying Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed the annual report on Form 10-K for the fiscal year _______, and all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust;

               2. To the best of my knowledge, and assuming the accuracy of the statements required to be made in the Master Servicer Backup Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this Trustee Backup Certification), that the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on Form 10-K;

               3. To the best of my knowledge, the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Certificate Notional Amounts and Pass-Through Rates) of the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject Annual Report on Form 10-K; and

               4. To the best of my knowledge, such information includes all Servicer Reports and Additional Designated Servicing Information provided to the Trustee by the Master Servicer and/or the Special Servicer hereunder.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF TRUSTEE]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT Q

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re: LB-UBS Commercial Mortgage Trust 2004-C2 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of March 11, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II as depositor (the "Depositor"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), Midland Loan Services, Inc. as master servicer (the "Master Servicer") and Midland Loan Services, Inc. as special servicer (the "Special Servicer"), relating to the Certificates, the undersigned, a ____________________ of the Master Servicer and on behalf of the Master Servicer (in such capacity), hereby certifies to ___________________ (the "Certifying Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed all the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for the fiscal year __________;

               2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Certification), the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

               3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the Special Servicer Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Certification), the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage Loans and REO Properties, includes all information of such type required to be provided by the Master Servicer to the Trustee under the Pooling and Servicing Agreement for such year;

               4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and, based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Master Servicer for such year, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

               5. I have disclosed to the accountants that are to deliver the Annual Accountants' Report in respect of the Master Servicer with respect to such year all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

          The foregoing certifications under clauses 2. and 3. above assume that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool" and Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to the Prospectus Supplement. "Mortgage Loan Seller Matters" as used in the preceding sentence shall mean the description of the Mortgage Loans, the Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the Master Servicer does not make any certification under such clauses 2. and 3. above with respect to the information in the Servicer Reports and Additional Designated Servicing Information delivered by the Master Servicer to the Trustee referred to in such clauses 2. and 3. above that is in turn dependent upon information provided by (a) the Special Servicer under the Pooling and Servicing Agreement, beyond the corresponding certification actually provided by the Special Servicer, and/or (b) a GIC Office Servicer pursuant to the GIC Office Servicing Agreement, beyond the corresponding certification actually provided by such GIC Office Servicer, in each case if and as applicable. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1. through 5. that is in turn dependent upon information required to be provided by any Sub-Servicer identified on Exhibit K to the Pooling and Servicing Agreement, acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF MASTER SERVICER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT R

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

          Re: LB-UBS Commercial Mortgage Trust 2004-C2 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates")

          Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of March 11, 2004(the "Pooling and Servicing Agreement"), between Structured Asset Securities Corporation II as depositor (the "Depositor"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), Midland Loan Services, Inc. as master servicer (the "Master Servicer") and Midland Loan Services, Inc. as special servicer (the "Special Servicer"), relating to the Certificates, the undersigned, a ____________________ of the Special Servicer and on behalf of the Special Servicer, hereby certifies to ___________________ (the "Certifying Party") and to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

          1. I have reviewed all the Servicer Reports and Additional Designated Servicing Information delivered by the Special Servicer delivered to the Master Servicer and/or the Trustee for the fiscal year ______________ as to the special servicing by the Special Servicer of specially serviced mortgage loans (the "Specially Serviced Mortgage Loans") or real properties owned by the Trust that were acquired through foreclosure of loans as to which the Special Servicer has servicing responsibilities ("REO Properties");

          2. To the best of my knowledge, the information in the Servicer Reports and Additional Designated Servicing Information delivered to the Master Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

          3. To the best of my knowledge, the information in the Servicer Reports and Additional Designated Servicing Information delivered to the Master Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties, in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially Serviced Mortgage Loans and the REO Properties, includes all information of such type required to be provided by the Special Servicer to the Trustee and the Master Servicer under the Pooling and Servicing Agreement;

          4. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement, and based upon the review required by the Pooling and

Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Special Servicer for such year, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

          5. I have disclosed to the certified public accountants that are to deliver the Annual Accountants Report in respect of the Special Servicer required by the Pooling and Servicing Agreement with respect to such year all significant deficiencies (of which I have knowledge after due inquiry) relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

          The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the Pooling and Servicing Agreement. This Certification does not relate to information in the Servicer Reports and Additional Designated Servicing Information relating to any other person or any other topic.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                        [NAME OF SPECIAL SERVICER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       R-2